    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 14, 2003


                                                     REGISTRATION NO. 333-100525
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                         PRE-EFFECTIVE AMENDMENT NO. 3


                                       TO

                                   FORM S-11
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS GOVERNING INSTRUMENT)

                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
   (ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANTS PRINCIPAL EXECUTIVE OFFICES)
                             ---------------------

                                 WM. POLK CAREY
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                              50 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10020
                                 (212) 492-1100
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                    COPY TO:

                          MICHAEL B. POLLACK, ESQUIRE
                                 REED SMITH LLP
                   2500 ONE LIBERTY PLACE, 1650 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                             ---------------------
    Approximate date of commencement of proposed sale to the public: As soon as possible after effectiveness of the Registration Statement.

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------.

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

    Pursuant to Rule 429 under the Securities Act the prospectus relates to registration statement No. 333-58854.

    WE HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL WE SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), DETERMINES.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[CPA LOGO]                                                        [WPCAREY LOGO]

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                      69,000,000 Shares, $10.00 per Share
      Minimum Investment: 250 Shares, 200 Shares for IRAs and Keogh Plans
              (Minimum Investment may be higher in certain states)


    Corporate Property Associates 15 Incorporated was formed as a Maryland corporation in February 2001 for the purpose of primarily engaging in the business of investing in and owning net leased industrial and commercial real property. Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey & Co. LLC, manages our business. As of the date of this prospectus, we have already purchased 62 properties using the proceeds from our initial offering of common stock. We expect to qualify as a real estate investment trust under federal tax law. We are not currently qualified as a REIT for federal tax purposes, although we intend to make an election to be taxed as a REIT for the 2002 tax year. Both Carey Asset Management and W. P. Carey & Co. LLC will be referred to herein as W. P. Carey & Co. unless otherwise specifically stated.


    SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD WITH THIS PROSPECTUS.

    In particular, you should consider the following risks:

     -- The value of the properties we have purchased and will purchase may go down. We have not yet identified any properties we will acquire with the proceeds of this offering.

     --  The amount of any distributions we may make is uncertain.

     -- There is no public market for our shares. If you have to sell your shares soon after you buy them, you will most likely have to sell them for less than $10 per share.

     -- Our use of up to 75% leverage to acquire properties could adversely affect our cash flow.

     -- W. P. Carey & Co. may be subject to conflicts of interest because, for example, we pay substantial fees to W. P. Carey & Co. and its affiliates based on factors other than the quality of services provided, which fees may affect its investment decisions. This incentive fee structure may encourage our advisor to make investments with increased leverage. Also, CPA(R):15, our advisor and Carey Financial Corporation are affiliates with common management, and agreements between us and our affiliates may not be arms-length agreements.

     -- The sales agent, Carey Financial Corporation, is an affiliate and will receive selling commissions of up to six and one half percent on the sale of shares.

     -- The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT status.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. PROJECTIONS AND FORECASTS CANNOT BE USED IN THIS OFFERING. NO ONE IS PERMITTED TO MAKE ANY WRITTEN OR ORAL PREDICTIONS ABOUT HOW MUCH CASH YOU WILL RECEIVE FROM YOUR INVESTMENT OR THE TAX BENEFITS THAT YOU MAY RECEIVE.

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                   MAXIMUM AGGREGATE                           PER SHARE
----------------------------------------------------------------------------------------------------------------------
Offering Size                                        $690,000,000                               $10.00
----------------------------------------------------------------------------------------------------------------------
Selling Commission                                    $44,850,000                                $0.65
----------------------------------------------------------------------------------------------------------------------
Marketing Fees                                        $3,450,000                                 $0.05
----------------------------------------------------------------------------------------------------------------------
Wholesaling Fees                                      $3,450,000                                 $0.05
----------------------------------------------------------------------------------------------------------------------
Selected Dealer Fees                                  $6,900,000                                 $0.10
----------------------------------------------------------------------------------------------------------------------
Proceeds to CPA(R):15(1)                             $631,350,000                                $9.15
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) The proceeds are calculated before deducting certain organization and offering expenses payable by us. The total of the above fees, plus other organizational and offering expenses are estimated to be approximately $69,000,000 if 69,000,000 shares are sold. To the extent that all organization and offering expenses (excluding selling commissions and fees paid or expenses reimbursed to the selected dealers) exceed four percent of the gross offering proceeds, the excess expenses will be paid by W. P. Carey & Co. See "The Offering."

    The sales agent is conducting this offering on a "best efforts" basis. The money accepted by the sales agent and selected dealers from the sale of shares will be promptly deposited into an escrow account at The Bank of New York. Those of you who have purchased shares will become shareholders when your funds are transferred from the escrow account to our account. Transfers from the escrow account occur periodically to provide for an orderly flow of funds into the company. We may sell our shares until the date that is two years after the effective date of this registration statement, or until they have all been sold, unless we decide to stop selling them sooner. See "The Offering."
                          CAREY FINANCIAL CORPORATION

                   This prospectus is dated January 14, 2003

                             SUITABILITY STANDARDS

     The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

     In consideration of these factors, we have established suitability standards for initial shareholders and subsequent transferees. These suitability standards require that a purchaser of shares have either

      --  a net worth of at least $150,000; or

      -- a gross annual income of at least $45,000 and a net worth (excluding the value of a purchaser's home, furnishings and automobiles) of at least $45,000.

     Arizona, Iowa, Maine, Michigan, Missouri, New Hampshire, North Carolina, Ohio, Pennsylvania and Tennessee have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the suitability standards set forth below:

     ARIZONA AND NORTH CAROLINA -- Investors must have either: (i) a minimum net worth of at least $225,000, or (ii) gross income of $60,000 and a net worth of at least $60,000.

     IOWA -- Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000. Tax exempt investors must make a minimum investment of 250 shares or $2,500.

     MAINE -- Investors must have either: (i) a net worth of at least $200,000, or (ii) gross annual income of $50,000 and a net worth of at least $75,000.

     MICHIGAN AND OHIO -- In addition to our suitability requirements, investors must have a net worth of at least ten times their investment in CPA(R):15.

     MISSOURI -- Investors must have either: (i) a net worth of at least $225,000, or (ii) gross annual income of $60,000 and a net worth of at least $60,000.

     NEW HAMPSHIRE -- Investors must have either: (i) a net worth of $250,000, or (ii) a net worth exclusive of home, home furnishings, and automobiles of $125,000, and taxable income of $50,000.

     PENNSYLVANIA -- Investors must have a net worth of at least ten times their investment in CPA(R):15.

     TENNESSEE -- Investors must have either: (i) a minimum net worth of at least $225,000 (excluding the value of the investors' home, home furnishings and automobile), or (ii) gross income of $60,000 and a net worth of $60,000 (excluding the value of the investors' home, home furnishings and automobile).

     In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account. These suitability standards are intended to help ensure that, given the long-term nature of an investment in CPA(R):15, our investment objectives and the relative illiquidity of the shares, a purchase of shares is an appropriate investment. Each selected dealer must make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each shareholder based on information provided by the shareholder. Each selected dealer is required to maintain records for six years of the information used to determine that an investment in the shares is suitable and appropriate for a shareholder.

     Additionally, investors should consult their financial advisors as to their suitability, as the minimum suitability standards may vary from state to state, and broker-dealer to broker-dealer.

                          QUESTIONS AND ANSWERS ABOUT
                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED
                            AND THIS PUBLIC OFFERING

Q:  WHAT IS CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED?

A. CPA(R):15 was formed to acquire commercial and industrial properties and lease them on a long-term, triple-net basis. CPA(R):15 is a company that expects to qualify as a real estate investment trust, or a "REIT," and will elect to be taxed as a REIT for the 2002 tax year.

Q:  WHAT IS A REIT?

A:  In general, a REIT is a company that:

      -- combines the capital of many investors to acquire or provide financing for real estate;

      -- offers benefits of a diversified real estate portfolio under professional management;

      -- must pay distributions to investors of at least 90% of its taxable income; and

      -- typically is not subject to federal corporate income taxes on its net income that it distributes, provided certain tax requirements are satisfied.

Q:  WHAT ARE THE RISKS INVOLVED IN AN INVESTMENT IN THE SHARE?

A: There are many risks associated with investment in the shares. You should read the detailed list of risks in the "Risk Factors" section of this prospectus. In particular, you should consider the following risks:

      --  The value of the properties we purchase may go down.

      --  The amount of any distributions we may make is uncertain.

      -- If you have to sell your shares soon after you buy them, you will most likely have to sell them for less than $10 per share.

      --  W. P. Carey & Co. may be subject to some conflicts of interest.

      -- The sales agent, Carey Financial Corporation, is an affiliate and will receive selling commissions of up to six and one half percent on the sale of shares all of which will be passed on to the selected dealers.

Q:  IS THERE ANY MINIMUM INVESTMENT REQUIRED?

A: Yes. Generally, individuals must purchase at least 250 shares and IRA, Keogh or other qualified plans must purchase at least 200 shares. Investors who already own shares can make additional purchases for less than the minimum investment. THESE MINIMUM INVESTMENT LEVELS MAY VARY FROM STATE TO STATE, SO YOU SHOULD CAREFULLY READ THE MORE DETAILED DESCRIPTION OF THE MINIMUM INVESTMENT REQUIREMENTS APPEARING LATER IN THE "SUITABILITY STANDARDS" SECTION OF THIS PROSPECTUS. The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. Initially, there is not expected to be any public market for the shares, which means that it may be difficult to sell them. You should not buy these shares if you need to sell them immediately or will need to sell them quickly in the future.

Q:  AFTER I ORDER THE SHARES, CAN I CHANGE MY MIND AND WITHDRAW MY MONEY?

A: We may not complete a sale to you until at least five business days have passed since you received this prospectus. Once you have ordered the shares and your money has been deposited with The Bank of New York, your order may not be withdrawn, unless we permit you to revoke your order in our sole discretion.

Q:  IF I BUY SHARES IN THE OFFERING, HOW CAN I SELL THEM?

A: At the time you purchase them, the shares will not be listed for trading on any national securities exchange or over-the-counter market. In fact, we expect that there will not be any public market for the shares when you purchase them, and we cannot be sure if one will ever develop. As a result, you may find that it is difficult to sell your shares unless you sell them at a substantial discount.

    It is our goal to provide liquidity for CPA(R):15 shares. This may be achieved through listing the shares on a national securities exchange or over-the-counter market or by providing some other form of liquidity, including liquidity through the redemption plan. If we do not provide liquidity generally within eight to 11 years after the proceeds from this offering are fully invested, we may sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the board of directors, market conditions permitting. We will return the proceeds from asset sales done in anticipation of liquidation to our shareholders through distributions.

    Beginning one year after you become a shareholder, you may request that we redeem your shares in accordance with our redemption plan. The redemption procedures are described in the "Description of Shares -- Redemption of Shares" section of this prospectus. The redemption will be subject to a surrender charge and other conditions.

Q:  WHAT WILL YOU DO WITH THE PROCEEDS FROM THIS OFFERING?

A: We plan to use approximately 87% of the proceeds from this offering to purchase properties, approximately 10% for payment of fees and approximately 3% to pay acquisition-related expenses, such as real estate brokerage commissions. We intend to invest or commit to investment substantially all of the money raised in this offering within two years of the close of the offering, subject to market conditions.

Q:  WHAT ARE THE TERMS OF YOUR LEASES?


A: Generally, we expect to enter into leases that are long-term (meaning 10 to 20 years, plus renewal options for an additional 10 to 20 years), "triple-net" leases. "Triple-net" means that the tenant, not CPA(R):15, is responsible for repairs, maintenance, property taxes, utilities and insurance. Under our typical lease, a tenant is expected to pay us minimum base rent on a regular basis. In addition, our leases will usually require the tenant to pay rent increases that are either fixed, based on an index like the Consumer Price Index or tied to a percentage of sales at the property over an agreed-upon base. We may enter into leases where we have responsibility for replacement of specific parts of a property like a roof or parking lot. We do not expect that these leases will make up a significant portion of the portfolio.


Q:  WHAT IS THE EXPERIENCE OF CPA(R):15'S OFFICERS AND DIRECTORS?

A: Our management team has extensive previous experience investing in real estate and triple-net leases. Our directors and investment committee members are listed below.

    Directors

     -- Wm. Polk Carey -- founded W. P. Carey & Co. in 1973, and has been involved in net leasing since 1959.

     -- George E. Stoddard -- formerly responsible for direct corporate investment at The Equitable Life Assurance Society.

     -- Ralph F. Verni -- former Chief Investment Officer for New England Mutual, and Chief Executive Officer for State Street Research, a private investor who serves on several Boards of Directors.

     -- Warren G. Wintrub -- former Senior U. S. tax partner at Coopers & Lybrand LLP, now PricewaterhouseCoopers LLP.

     -- Francis X. Diebold -- William Polk Carey Professor of Economics, Finance and Statistics at the University of Pennsylvania.

     --  Elizabeth P. Munson -- President of The Rockefeller Trust Company (New
         York) and The Rockefeller Trust Company (Delaware); Managing Director of Rockefeller & Co.

    Investment Committee

    In addition to Mr. Stoddard, who serves as Chairman, the following individuals serve on the investment committee of W. P. Carey & Co.

     -- Frank J. Hoenemeyer -- formerly Vice Chairman, Director and Chief Investment Officer of Prudential Insurance Company of America.

     -- Nathaniel S. Coolidge -- formerly Senior Vice President -- Head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company.


     -- Dr. Lawrence R. Klein -- Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School. Won Nobel Prize in Economics in 1980.


Q:  HOW WILL YOU CHOOSE WHICH INVESTMENTS TO MAKE?

A: W. P. Carey & Co. is our advisor and generally has the authority to make all of our investment decisions. W. P. Carey & Co.'s investment committee must approve all acquisitions. Members of the investment committee have over 170 years of combined experience in evaluating credit, an important element in a long-term net lease transaction.

Q:  IS W. P. CAREY & CO. INDEPENDENT OF CPA(R):15?

A: No. Some of our officers and directors are officers and directors of W. P. Carey & Co. The conflicts of interest CPA(R):15 and W. P. Carey & Co. face are discussed under the heading "Conflicts of Interest" later in this prospectus.

Q:  IF I BUY SHARES, WILL I RECEIVE DISTRIBUTIONS AND HOW OFTEN?

A: We intend to make quarterly distributions to our shareholders. The amount of each distribution is determined by our board of directors and typically depends on the amount of distributable funds, current and projected cash requirements, tax considerations and other factors. However, in order to become qualified as a REIT and to remain qualified, we must make distributions of at least 90% of our REIT taxable income each year.

Q: DO YOU HAVE A REINVESTMENT PLAN WHERE I CAN REINVEST MY DISTRIBUTIONS IN ADDITIONAL SHARES?

A: Yes. We have adopted a reinvestment plan in which investors can reinvest their distributions in additional shares. For information on how to participate in our reinvestment plan, see the section of the prospectus entitled "Summary of Dividend Reinvestment Plan." Please consult your financial advisor regarding the dividend reinvestment plan, as it may not be available through your broker-dealer.

Q:  ARE DISTRIBUTIONS I RECEIVE TAXABLE?

A: For taxable investors, yes. Generally, distributions that you receive will be considered ordinary income to the extent they are from current and accumulated earnings and profits. Because depreciation expense reduces taxable income but does not reduce cash available for distribution, we expect a portion of your distributions will be considered a return of capital for tax purposes. These amounts will not be subject to tax immediately but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until your investment is sold or CPA(R):15 is liquidated, at which time you will be taxed at the applicable capital gains rate. However, because each investor's tax considerations are different, we suggest you consult with your tax advisor. You should also review the section of the prospectus entitled "United States Federal Income Tax Considerations."

Q:  WILL I BE NOTIFIED ABOUT HOW MY INVESTMENT IS DOING?

A: You will receive periodic updates on the performance of your investment in CPA(R):15, including:

     --  Four quarterly dividend reports;

     --  An annual report; and

     --  A Form 1099 report.

    Information will also be available on our website at www.cpa15.com.

Q:  WHEN WILL I GET MY TAX INFORMATION?

A:  Your 1099 tax information will be mailed by January 31 of each year.

Q:  WHAT KIND OF OFFERING IS THIS?

A: We are offering up to 69,000,000 shares of common stock on a "best efforts" basis.

Q:  HOW DOES A "BEST EFFORTS" OFFERING WORK?

A: When shares are offered to the public on a "best efforts" basis, we are not guaranteeing that any minimum number of shares will be sold. If you choose to purchase stock in this offering, you will fill out an order form, like the one attached to this prospectus as Appendix B, for a specific number of shares and pay for the shares at the time you order. The purchase price will be placed into escrow with The Bank of New York, along with those of other investors, in an interest-bearing account until the time you are admitted by us as a shareholder. We will admit shareholders generally no later than the last day of the month following acceptance of your order. You will be paid interest on those funds if they are held in the escrow account for more than 20 days.

Q:  HOW LONG WILL THE OFFERING LAST?


A:  The offering will not last beyond [January   , 2005].


Q:  WHO CAN BUY SHARES?

A: Generally, anyone who receives this prospectus can buy shares provided that they have a net worth of at least $45,000 and an annual gross income of at least $45,000; or, a net worth of at least $150,000. For this purpose, net worth does not include your home, your home furnishings or personal automobiles. The purchaser of shares given as a gift must satisfy the suitability requirements but the gift recipient is not required to satisfy the suitability standards. THESE MINIMUM LEVELS MAY VARY FROM STATE TO STATE AND BY BROKER-DEALER TO BROKER-DEALER, SO YOU SHOULD CAREFULLY READ THE MORE DETAILED DESCRIPTION IN THE "SUITABILITY STANDARDS" SECTION OF THIS PROSPECTUS. The shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There is not expected to be any public market for the shares, which means that it may be difficult to sell them.

Q:  WHO IS THE TRANSFER AGENT FOR CPA(R):15?

A:  Phoenix American Financial Services, Inc.
    2401 Kerner Boulevard
    San Rafael, CA 94901-5509
    1-888-241-3737

    To ensure that any account changes are made promptly and accurately, all changes including shareholder address, ownership type and distribution mailing address should be directed to the transfer agent.

                      Who Can Help Answer Your Questions?
                If you have more questions about the offering or
            if you would like additional copies of this prospectus,
             you should contact your registered representative or:

                                   CPA(R):15
                             W. P. Carey & Co. LLC
                              50 Rockefeller Plaza
                               New York, NY 10020
                                 1-800-WP CAREY
                               cpa15@wpcarey.com

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Suitability Standards.......................................    1
Prospectus Summary..........................................    8
Risk Factors................................................   17
     We are subject to the risks of real estate ownership
      which could reduce the value of our properties........   17
     We may have difficulty selling or re-leasing our
      properties............................................   17
     The inability of a tenant in a single tenant property
      to pay rent will reduce our revenues..................   17
     If our tenants are highly leveraged, they may have a
      higher possibility of filing for bankruptcy...........   17
     The bankruptcy of tenants may cause a reduction in
      revenue...............................................   18
     Our tenants generally do not have a recognized credit
      rating, which may create a higher risk of lease
      defaults and therefore lower revenues than if our
      tenants had a recognized credit rating................   18
     There is not, and may never be a public market for our
      shares, so it will be difficult for shareholders to
      sell shares quickly...................................   18
     Liability for uninsured losses could adversely affect
      our financial condition...............................   18
     Potential liability for environmental matters could
      adversely affect our financial condition..............   19
     Our use of debt to finance acquisitions could adversely
      affect our cash flow..................................   19
     The IRS may treat sale-leaseback transactions as loans,
      which could jeopardize our REIT status................   19
     Balloon payment obligations may adversely affect our
      financial condition...................................   19
     Failure to qualify as a REIT could adversely affect our
      operations and ability to make distributions..........   20
     The limit on the number of shares of CPA(R):15 a person
      may own may discourage a takeover.....................   20
     We were incorporated in February 2001 and have a
      limited operating history.............................   20
     Our success will be dependent on the performance of W.
      P. Carey & Co. .......................................   20
     We can not guarantee that W. P. Carey & Co. will
      successfully manage CPA(R):15.........................   20
     W. P. Carey & Co. may be subject to conflicts of
      interest..............................................   20
     Maryland law could restrict change in control..........   21
     Our participation in joint ventures creates additional
      risk..................................................   21
     A delay in investing funds may cause a delay in our
      ability to deliver expected returns to investors......   22
     There are special considerations for pension or
      profit-sharing trusts, Keoghs or IRAs.................   22
     International investments involve additional risks.....   22
     We may incur costs to finish build-to-suit
      properties............................................   23
     We may face competition for acquisition of
      properties............................................   23
     The loss or default of certain major tenants could
      adversely affect our revenues and distributions to
      shareholders..........................................   23
     Existing shareholders' equity will be diluted by this
      offering..............................................   23
Estimated Use of Proceeds...................................   24
Management Compensation.....................................   25
Conflicts of Interest.......................................   36
Prior Offerings by Affiliates...............................   40
Management..................................................   46
     Directors and Executive Officers of CPA(R):15..........   48
     Additional Management..................................   51
     Carey Asset Management.................................   53
     Shareholdings..........................................   55
     Management Decisions...................................   55
     Limited Liability and Indemnification of Directors,
      Officers, Employees and Other Agents..................   55
     Advisory Agreement.....................................   57
Investment Objectives, Procedures and Policies..............   59
     Investment Procedures..................................   59
     Types of Investments...................................   62

                                                              PAGE
                                                              ----
     Use of Borrowing -- Non-Recourse Financing.............   65
     Other Investment Policies..............................   66
     Investment Limitations.................................   68
     Change In Investment Objectives And Limitations........   69
     Quantitative and Qualitative Disclosures about Market
      Risk..................................................   69
Holders of Shares of the Company............................   69
Selected Financial Data.....................................   70
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   72
Description of the Properties...............................   76
United States Federal Income Tax Considerations.............   96
     Opinion Of Counsel.....................................   96
     Requirements For Qualification.........................   98
     Election To Retain Our Long-Term Capital Gains.........  101
     Deficiency Distributions...............................  102
     Failure To Qualify As A REIT...........................  102
     Sale-Leaseback Transactions............................  103
     Taxation Of Domestic Shareholders......................  103
     Treatment of Tax-Exempt Shareholders...................  105
     Special Tax Considerations For Foreign Shareholders....  105
     Information Reporting Requirements And Backup
      Withholding Tax For Domestic Shareholders.............  107
     Backup Withholding Tax for Foreign Shareholders........  107
     Statement of Stock Ownership...........................  107
     State and Local Tax....................................  108
ERISA Considerations........................................  108
     Plan Assets............................................  109
     Other Prohibited Transactions..........................  110
     Investment In Escrow Account...........................  110
     Annual Valuation.......................................  110
Description of Shares.......................................  111
     General Description of Shares..........................  111
     Meetings and Special Voting Requirements...............  112
     Restriction on Ownership of Shares.....................  113
     Distributions..........................................  114
     Repurchase of Excess Shares............................  114
     Summary of Dividend Reinvestment and Share Purchase
      Plan..................................................  114
     Redemption of Shares...................................  117
     Restrictions On Roll-Up Transactions...................  118
     Transfer Agent.........................................  119
     Promoter...............................................  119
The Offering................................................  119
     Order Procedures.......................................  122
     Escrow Arrangements....................................  124
Reports to Shareholders.....................................  125
Legal Opinions..............................................  125
Experts.....................................................  125
Sales Literature............................................  125
Further Information.........................................  126
Financial Statements........................................  F-1
Prior Performance Tables....................................  A-1
Order Form..................................................  B-1

                               PROSPECTUS SUMMARY

     This summary highlights some information from this prospectus. It may not include all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED


     CPA(R):15 was formed primarily for the purpose of engaging in the business of investing in and owning net leased industrial and commercial real property. We refer to Corporate Property Associates 15 Incorporated as "CPA(R):15" in this prospectus. CPA(R):15: expects to qualify as a real estate investment trust, or a "REIT" for the 2002 tax year. As of the date hereof we own interests in 62 properties in 22 states and France leased to 20 tenants. Our typical lease is a "triple-net" lease, which means that the tenant is responsible for repairs, maintenance, property taxes, utilities and insurance. See "Description of Properties." Our office is at 50 Rockefeller Plaza, New York, New York. Our phone number is 1-800-WP CAREY, and our web address is www.cpa15.com.


INVESTMENT PROCEDURES


     We will seek tenants we believe will have stable or improving credit profiles. We believe that there is currently a shortage of capital available for companies with this type of credit. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. These leases will be full-recourse obligations of our tenants or their affiliates. W. P. Carey & Co. seeks to include a clause in each lease that provides for increases in rent over the term of the lease. W. P. Carey & Co. will attempt to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, W. P. Carey & Co. reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region. Financial statements of the lessee, if available, are examined to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant is creditworthy will be determined by W. P. Carey & Co. or the investment committee. Most of the properties we have purchased to date have been acquired from companies that simultaneously lease the properties back from us, and we expect that most of our future acquisitions will be through sale-leaseback transactions as well.


THE ADVISOR

     Carey Asset Management Corp. is our advisor. It is responsible for managing CPA(R):15 on a day-to-day basis and for identifying and making acquisitions on our behalf. Carey Asset Management Corp. is a wholly-owned subsidiary of W. P. Carey & Co. LLC. Carey Asset Management Corp. and W. P. Carey & Co. LLC are collectively referred to as "W. P. Carey & Co." in this prospectus unless otherwise specifically stated, and share the same address and telephone number.

     The board of directors oversees the management of CPA(R):15. The board consists of six directors. Four of the directors are independent of W. P. Carey & Co. and have responsibility for reviewing its performance. The directors are elected annually by the shareholders.

     All investment decisions made by W. P. Carey & Co. must be approved by the investment committee. The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice-Chairman, Director and Chief Investment Officer of the Prudential Insurance Company of America and had responsibility for Prudential's investment portfolio.

      -- Nathaniel S. Coolidge was Senior Vice President -- head of Bond and Corporate Finance Department of the John Hancock Mutual Life Insurance Company where his responsibilities included overseeing its portfolio of fixed income investments.

      -- Dr. Lawrence R. Klein won the Nobel Prize in Economics in 1980 and is Benjamin Franklin Professor Emeritus at the University of Pennsylvania.

     Many of the officers and directors of W. P. Carey & Co. are also officers or directors of CPA(R):15. W. P. Carey & Co. has responsibility for all aspects of the operations of CPA(R):15 including:

      -- selecting the properties that we will acquire, formulating and evaluating the terms of each proposed acquisition, and arranging for the acquisition of the property by CPA(R):15, subject to the approval of the investment committee;

      -- negotiating the terms of any borrowing by CPA(R):15, including lines of credit and any long-term financing;

      -- managing the day-to-day operations of CPA(R):15 including accounting, property management and investor relations; and

      --  arranging for and negotiating the sale of assets.

     See the "Management" section of this prospectus for a description of the business background of the individuals who are responsible for the management of CPA(R):15 and W. P. Carey & Co., as well as for a description of the services W.
P. Carey & Co. provides. In payment for these services, the advisor and its affiliates receive substantial fees in connection with this offering.

OUR REIT STATUS

     CPA(R):15 expects to qualify as a REIT and intends to make an election to be taxed as a REIT for our 2002 tax year. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our shareholders. Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements, including a requirement that they distribute at least 90% of their taxable income, as calculated on an annual basis. If we fail to qualify for taxation as a REIT initially or in any year, our income will be taxed at regular corporate rates, and we may not be able to qualify for treatment as a REIT for that year and the next four years. Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal, state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

RISK FACTORS

     AN INVESTMENT IN CPA(R):15 HAS RISKS. THE "RISK FACTORS" SECTION OF THIS PROSPECTUS CONTAINS A DETAILED DISCUSSION OF THE MOST IMPORTANT RISKS. PLEASE REFER TO THE "RISK FACTORS" SECTION FOR A MORE DETAILED DISCUSSION OF THE RISKS SUMMARIZED BELOW:

      -- There is currently no public trading market for the shares, and we cannot assure that one will develop.

      -- You will not have the opportunity to evaluate all of the properties that will be added to our portfolio.

      --  We rely on W. P. Carey & Co. with respect to all investment decisions.

      -- W. P. Carey & Co. and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that W. P. Carey & Co. and affiliates provide to us.

      -- Market and economic conditions that we cannot control will affect the value of our investments.

      --  We may make investments that will not appreciate in value over time.

      -- If our tenants default on their obligations, we will have less income with which to make distributions.

      -- In connection with any borrowing, we will likely mortgage or pledge a specific asset, which would put us at risk of losing that asset if we are unable to pay that debt.

      -- In order to maintain our status as a REIT (once obtained), we may incur debt to make distributions to shareholders.

      -- The vote of shareholders owning at least a majority but less than all of the shares of common stock voting on any issue will bind all of the shareholders as to matters like the election of directors and amendment of CPA(R):15's governing documents.

      -- Restrictions on ownership of more than 9.8% of the shares of common stock by any single shareholder or some related shareholders may have the effect of inhibiting a change in control of CPA(R):15, even if a change in control is in the interest of a majority of the shareholders.

      -- We may not qualify as a REIT for federal income tax purposes, which would subject us to federal income tax on our taxable income at regular corporate rates, thereby reducing the amount of funds available for paying distributions to shareholders.

      -- Our inability to find suitable investments may impact our ability to achieve our investment objectives and may effect the amount of distributions to shareholders.

INVESTMENT OBJECTIVES

      --  TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE.

      --  TO PROVIDE INFLATION-PROTECTED INCOME.

      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE THAT WILL INCREASE IN VALUE.

      -- TO INCREASE THE VALUE OF THE SHARES BY INCREASING EQUITY IN OUR REAL ESTATE THROUGH REGULAR MORTGAGE PRINCIPAL PAYMENTS.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property. See "Prior Offerings By Affiliates" for a description of the experience of the CPA(R) funds in making investments similar to our investment objectives. See "Risk Factors" for a description of risks associated with our investments.

     If we have not provided some form of liquidity or if our shares are not liquidated, generally within eight to 11 years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the Board of Directors, market conditions permitting, unless the directors (including a majority of the independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings.

     We may borrow money to leverage the purchase of properties. While there is no limit on the amount of leverage that may be used with respect to individual properties, we typically leverage no more than 65% for individual properties. Also, the amount of leverage that we may incur on our property portfolio as a whole may not exceed 75% without the approval of our board of directors.

CONFLICTS OF INTEREST

     Some of our officers and directors, who are also officers or directors of
W. P. Carey & Co. may experience conflicts of interest in their management of CPA(R):15. These arise principally from their involvement in other activities that may conflict with our business and interests, including matters related to:

      -- allocation of new investments and management time and services between us and various other clients;

      --  the timing and terms of the investment in or sale of an asset;

      --  investments with affiliates of W. P. Carey & Co.;

      --  compensation to W. P. Carey & Co.;

      -- our relationship with the sales agent, Carey Financial Corporation, which is an affiliate of CPA(R):15 and W. P. Carey & Co.; and

      -- the fact that our securities and tax counsel also serves as securities and tax counsel for some of our affiliates, which means neither CPA(R):15 nor its shareholders will have separate counsel.

     The "Conflicts of Interest" section discusses in more detail the more significant of these potential conflicts of interest, as well as the procedures that have been established to resolve a number of these potential conflicts.

OUR AFFILIATES

     The "Prior Offerings by Affiliates" section of this prospectus contains a narrative discussion of the public and private real estate programs sponsored by our affiliates and affiliates of W. P. Carey & Co. in the past, including nine public limited partnerships and four unlisted public REITs. As of December 31, 2001, these entities, which invest in industrial and commercial properties that are leased on a "triple-net" basis had purchased 550 properties. Statistical data relating to the public limited partnerships and the unlisted REITs are contained in Appendix A -- Prior Performance Tables.

THE OFFERING

Offering Size..................$690,000,000

Minimum Investment.............Individuals -- 250 shares.
                               IRA, Keogh and other Qualified Plans -- 200 shares.

Suitability Standards..........Net worth of at least $45,000 and annual gross income of at least $45,000;
                               OR
                               Net worth of at least $150,000 (For this purpose, net worth excludes home, furnishings and personal automobiles)

                               Suitability standards may vary from state to state and by broker-dealer to broker-dealer. Please see the "Suitability Standards" on the inside front cover.

Distribution Policy............Consistent with our objective of qualifying as a
                               REIT, we expect to pay quarterly distributions and distribute at least 90% of our REIT taxable income.

Our Advisor....................W. P. Carey & Co. manages our day-to-day operations and selects our real estate
                               investments.

Estimated Use of Proceeds......87% -- to acquire properties
                               13% -- to pay fees and expenses

MANAGEMENT COMPENSATION

     CPA(R):15 pays W. P. Carey & Co. and its affiliated companies fees for its services and will reimburse W. P. Carey & Co. for some expenses. Outlined below are the most significant items of compensation.

      -- For identifying, structuring and arranging the financing for real estate acquisitions, W. P. Carey & Co. will be paid acquisition fees not to exceed two and one half percent of the total purchase price of all properties purchased by us. W. P. Carey & Co. will also be paid a subordinated acquisition fee which, when aggregated with all other subordinated acquisition fees, will not exceed two percent of the total purchase price of all properties purchased by us. This subordinated acquisition fee will accrue but will be withheld for any quarter through which the cumulative annual distribution paid to shareholders is less than six percent. Any such withheld subordinated acquisition fee shall be payable at the end of any year through which we pay dividends at a cumulative annual non-compounded return of at least six percent. This subordinated acquisition fee will be paid out over four years.

      -- W. P. Carey & Co. will be paid a monthly asset management fee at the annual rate of one half percent of the average invested assets of CPA(R):15 per annum. The asset management fee is payable in cash or restricted stock at the option of W. P. Carey & Co. W. P. Carey & Co. will also be paid a performance fee on a quarterly basis at the annual rate of one half percent of the average invested assets of CPA(R):15 per annum. This fee will accrue but will not be paid in any quarter in which we have not paid dividends at a cumulative annual non-compounded return of at least six percent per year through such quarter. Any such withheld performance fee shall be payable at the end of the quarter through which we pay dividends at a cumulative annual non-compounded return of at least six percent. W. P. Carey & Co. has the option to be paid this performance fee in cash or restricted stock of CPA(R):15.

      -- W. P. Carey & Co. will be paid a subordinated incentive fee of 15% of any appreciation in the value of the real estate when we sell a property. This fee will be paid only after we have provided a cumulative annual non-compounded return of six percent per year and either returned 100% of the money invested by shareholders or provided liquidity through listing the shares on a national securities exchange or over-the-counter market or some other form of liquidity, including through the redemption plan, that results in a market value of the company equal to or greater than 100% of the money invested by shareholders.

      -- W. P. Carey & Co. will be paid a subordinated disposition fee in an amount equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) three percent of the contract sales price of a property if W. P. Carey & Co. provides a substantial amount of services in the sale of a property. The subordinated disposition fee shall be deferred until shareholders have received a return of 100% of their initial investment (through liquidity or distributions) plus a six percent cumulative annual return, commencing with the initial closing date. To the extent that we do not pay the subordinated disposition fee because of the foregoing limitation, the unpaid commissions will be accrued and paid at the time the limitation has been satisfied. The total real estate commissions we pay shall not exceed an amount equal to the lesser of: (i) six percent of the contract sales price of a property or (ii) the commission paid in a competitive market for the purchase or sale of a property that is reasonable and competitive in light of the size, type and location of the property. In the event the subordinated incentive fee is paid to
          W. P. Carey as a result of the listing of our shares, no termination fee will be paid if the advisory agreement is terminated after the listing.

     There are many additional conditions and restrictions on the payment of fees to W. P. Carey & Co. There are also a number of other smaller items of compensation and expense reimbursement that W. P. Carey & Co. and its affiliates may receive during the life of CPA(R):15. The table set forth below briefly outlines certain additional fees payable in connection with this offering, but should not be relied on as a complete description of all the terms of all of such fees. For a more complete explanation of the fees and expenses and an estimate of the dollar amount of these payments, as well as commission and other fees that are reallowed to selected dealers, please see the "Management Compensation" section of this prospectus.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      Reimbursement for organization and    Estimated at $20,700,000 if
                       offering expenses, up to four         69,000,000 shares are sold.
                       percent of the gross offering
                       proceeds. Any excess over four
                       percent will be borne by W. P. Carey
                       & Co.
Carey Financial        Selling commissions equal to $0.65    The estimated amount payable to
                       per share sold. Carey Financial       Carey Financial is $44,850,000 if
                       will, in turn, reallow up to $0.65    69,000,000 shares are sold in this
                       per share of the commissions to       offering, all of which will be
                       selected dealers.                     reallowed to the selected dealers.
Carey Financial        A marketing fee of one half percent   The estimated amount payable to
                       will be paid to Carey Financial.      Carey Financial is $3,450,000 if
                       Carey Financial may in its sole       69,000,000 shares are sold in the
                       discretion reallow up to the full     offering.
                       amount to selected dealers based on
                       such factors as volume of shares
                       sold by the selected dealers,
                       marketing support and bona fide
                       conference fees incurred.
Carey Financial        A wholesaling fee of one half         Estimated at $3,450,000 if
                       percent (included in "Other           69,000,000 shares are sold in this
                       Organization and Offering Expenses")  offering.
                       for Wholesaling services.
Carey Financial        A selected dealer fee of one percent  The estimated amount payable to the
                       (included in "Other Organization and  selected dealers is $6,900,000 if
                       Offering Expenses") of the price of   69,000,000 shares are sold in this
                       each share will be paid to Carey      offering.
                       Financial and will be reallowed the
                       selected dealers for shares sold by
                       the selected dealers.
W. P. Carey & Co.      Interest on loans made to CPA(R):15.  The actual amount of loans and
                       On short-term loans, the interest     interest thereon is not determinable
                       rate will be the lesser of: (i) one   at this time.
                       percent above the prime rate of
                       interest published in The Wall
                       Street Journal, and (ii) the rate
                       that we would generally be charged
                       by unrelated lending institutions on
                       comparable loans for the same
                       purpose in the locality of the
                       property.
W. P. Carey & Co.      Reimbursement of expenses. Our        Not determinable at this time.
                       operating expenses may not exceed
                       the greater of two percent of the
                       total amount invested by us in real
                       estate or 25% of our net income in
                       any 12-month period.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      A loan refinancing fees payable by    Not determinable at this time.
                       either the tenant of a property or
                       CPA(R):15 may not exceed one percent
                       of the principal amount of any
                       refinancing obtained by CPA(R):15
                       for which W. P. Carey & Co. renders
                       substantial services. The loan
                       refinancing fee will be payable only
                       if certain conditions are met.
Carey Financial        The annual monitoring fee of 0.15%    The estimated amount payable to
                       of capital raised will be paid to     Carey Financial annually is
                       compensate Carey Financial for        $1,035,000 if 69,000,000 shares are
                       expenses incurred in maintaining and  sold in this offering.
                       providing information about us to
                       their representatives and clients,
                       and for the cost incurred in
                       maintaining CPA(R):15 investor
                       accounts.
Independent Directors  We pay to each independent director   The estimated aggregate compensation
                       a quarterly fee of $3,250 and a       payable to the independent directors
                       meeting fee of $1,250 per meeting.    as a group for a full fiscal year is
                                                             approximately $72,000.

W. P. Carey & Co.      Subordinated disposition fee shall    Not determinable at this time.
                       be payable in an amount equal to the
                       lesser of: (i) 50% of the
                       competitive real estate commission
                       and (ii) three percent of the
                       contract sales price of a property
                       (if W. P. Carey & Co. provides a
                       substantial amount of services in
                       the sale of a property). The
                       subordinated disposition fee shall
                       be deferred until shareholders have
                       received a return of 100% of their
                       initial investment (through
                       liquidity or distributions) plus a
                       six percent cumulative annual
                       return, commencing with the initial
                       closing date.

  ENTITY RECEIVING               FORM AND METHOD
    COMPENSATION                 OF COMPENSATION                       ESTIMATED AMOUNT
  ----------------               ---------------                       ----------------
W. P. Carey & Co.      Termination Fee shall be payable in   Not determinable at this time.
                       an amount equal to 15% of the
                       amount, if any, by which (i) the
                       appraised value of the properties on
                       the date of termination of the
                       advisory agreement less amounts of
                       all indebtedness secured by the
                       properties, exceeds (ii) investors'
                       initial capital plus a six percent
                       cumulative annual return less all
                       distributions we pay through the
                       date of termination. In the event
                       the subordinated incentive fee is
                       paid to W. P. Carey as a result of
                       the listing of the shares, no
                       termination fee will be paid to W.
                       P. Carey.

DESCRIPTION OF PROPERTIES

     Please refer to the "Description of Properties" section of this prospectus for a description of the properties purchased as of the date of this prospectus.
W. P. Carey & Co. is actively seeking and evaluating potential additional property acquisitions. When it appears likely that we will purchase one or more additional properties, a description of those properties will be made available to all potential investors in a document called a supplement. You should not assume that transactions described in a supplement will necessarily be completed. It is possible that after the supplement is distributed, we or the seller will decide not to complete the sale. As of the date of this prospectus, we have not identified any properties to be purchased with the proceeds of this offering.

ERISA CONSIDERATIONS

     The section of this prospectus entitled "ERISA Considerations" describes the effect the purchase of shares will have on retirement plans and individual retirement accounts, referred to as IRAs, subject to the Employee Retirement Income Security Act of 1974, as amended, referred to as ERISA, and/or the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or IRA should read this section very carefully.

DESCRIPTION OF SHARES

 General

     We will not issue stock certificates. A shareholder's investment will be recorded on our books as held by our transfer agent. If you wish to sell your shares, you will be required to comply with the transfer restrictions and send an executed transfer form to Phoenix American.

 Distributions


     We have paid distributions as follows:



        DATE           ANNUALIZED RATE
        ----           ---------------
   April 15, 2002           6.00%
    July 15, 2002           6.05%
  October 15, 2002          6.10%
  January 15, 2003          6.15%



     The board of CPA(R):15 will determine the amount of distributions we will pay in the future. Because we pay distributions quarterly, an investor should not expect to wait more than three months, plus the time between the record date and payment date, to receive a distribution after the closing of a purchase of our shares.


 Shareholder Voting Rights and Limitations

     Shareholders will meet each year for the election of directors. Other business matters may be presented at the annual meeting or at special shareholder meetings. You are entitled to one vote for each share you own, including the election of directors. All shareholders are bound by the decision of the majority of shareholders who vote on each question voted upon.

 Limitation on Share Ownership

     The articles of incorporation of CPA(R):15 restrict ownership by one person and their affiliates of more than 9.8% of the outstanding shares. See "Description Of Shares -- Restriction on Ownership of Shares." These restrictions are designed to enable us to comply with restrictions imposed on REITs by the Internal Revenue Code.

     For a more complete description of the shares, including limitations on the ownership of shares, please refer to the "Description of Shares" section of this prospectus.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                  RISK FACTORS

     BEFORE YOU INVEST IN OUR SECURITIES, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE OUR SECURITIES.

WE ARE SUBJECT TO THE RISKS OF REAL ESTATE OWNERSHIP WHICH COULD REDUCE THE VALUE OF OUR PROPERTIES.

     Our properties include net leased industrial and commercial property. The performance of CPA(R):15 is subject to risks incident to the ownership and operation of these types of properties, including:

      --  changes in the general economic climate;

      -- changes in local conditions such as an oversupply of space or reduction in demand for real estate;

      --  changes in interest rates and the availability of financing;

      --  competition from other available space; and

      -- changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

WE MAY HAVE DIFFICULTY SELLING OR RE-LEASING OUR PROPERTIES.

     Real estate investments are relatively illiquid compared to most financial assets and this illiquidity will limit our ability to quickly change our portfolio in response to changes in economic or other conditions. The net leases we may enter into or acquire may be for properties that are specially suited to the particular needs of our tenant. With these properties, if the current lease is terminated or not renewed, we may be required to renovate the property or to make rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed. These and other limitations may affect our ability to sell properties without adversely affecting returns to our shareholders.

THE INABILITY OF A TENANT IN A SINGLE TENANT PROPERTY TO PAY RENT WILL REDUCE OUR REVENUES.

     We expect that most of our properties will each be occupied by a single tenant and, therefore, the success of our investments is materially dependent on the financial stability of such tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to shareholders. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property and cause us to have to find an alternative source of revenue to meet any mortgage payment and prevent a foreclosure if the property is subject to a mortgage. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and reletting our property. If a lease is terminated, there is no assurance that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

IF OUR TENANTS ARE HIGHLY LEVERAGED, THEY MAY HAVE A HIGHER POSSIBILITY OF FILING FOR BANKRUPTCY.

     Of tenants that experience downturns in their operating results due to adverse changes to their business or economic conditions, those that are highly leveraged may have a higher possibility of filing for bankruptcy. In bankruptcy, a tenant has the option of vacating a property instead of paying rent. Until such a property is released from bankruptcy, our revenues would be reduced and could cause us to reduce dividends to shareholders. We have highly leveraged tenants at this time, and we may have additional highly leveraged tenants in the future.

THE BANKRUPTCY OF TENANTS MAY CAUSE A REDUCTION IN REVENUE.

     Bankruptcy of a tenant could cause:

      --  the loss of lease payments;

      --  an increase in the costs incurred to carry the property;

      --  a reduction in the value of shares; and

      --  a decrease in distributions to shareholders.

     Under bankruptcy law, a tenant who is the subject of bankruptcy proceedings has the option of continuing or terminating any unexpired lease. If the tenant terminates the lease, any claim we have for breach of the lease (excluding collateral securing the claim) will be treated as a general unsecured claim. The maximum claim will be capped at the amount owed for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but no more than three years' lease payments). In addition, due to the long-term nature of our leases and terms providing for the repurchase of a property by the tenant, a bankruptcy court could recharacterize a net-lease transaction as a secured lending transaction. If that were to occur, we would not be treated as the owner of the property, but might have additional rights as a secured creditor.

     The programs managed by W. P. Carey & Co. or its affiliates have had tenants file for bankruptcy protection and are involved in litigation. Four of the prior thirteen CPA(R) funds reduced the rate of distributions to their investors as a result of adverse developments involving tenants. See "Prior Offerings by Affiliates."

OUR TENANTS GENERALLY DO NOT HAVE A RECOGNIZED CREDIT RATING, WHICH MAY CREATE A HIGHER RISK OF LEASE DEFAULTS AND THEREFORE LOWER REVENUES THAN IF OUR TENANTS HAD A RECOGNIZED CREDIT RATING.

     Generally, no credit rating agencies evaluate or rank the debt or the credit risk of our tenants, as we seek tenants that we believe will have improving credit profiles. Our long-term leases with certain of these tenants may therefore pose a higher risk of default than would long term leases with tenants whose credit potential has already been recognized by the market.

THERE IS NOT, AND MAY NEVER BE A PUBLIC MARKET FOR OUR SHARES, SO IT WILL BE DIFFICULT FOR SHAREHOLDERS TO SELL SHARES QUICKLY.

     There is no current public market for the shares and, therefore, it will be difficult for shareholders to sell their shares promptly. In addition, the price received for any shares sold prior to a liquidity event is likely to be less than the proportionate value of the real estate we own. The shares should be purchased as a long-term investment only. See "Description of Shares -- Redemption of Shares" for a description of our share redemption program.

LIABILITY FOR UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Losses from disaster-type occurrences (such as wars or earthquakes) may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment and/or anticipated profits and cash flow from one or more properties.

POTENTIAL LIABILITY FOR ENVIRONMENTAL MATTERS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We own industrial and commercial properties and are subject to the risk of liabilities under federal, state and local environmental laws. Some of these laws could impose the following on CPA(R):15:

      -- Responsibility and liability for the cost of removal or remediation of hazardous substances released on our property, generally without regard to our knowledge or responsibility of the presence of the contaminants.

      -- Liability for the costs of removal or remediation of hazardous substances at disposal facilities for persons who arrange for the disposal or treatment of these substances.

      -- Potential liability for common law claims by third parties based on damages and costs of environmental contaminants.

     Our costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or lease the property or to borrow using the property as collateral.

OUR USE OF DEBT TO FINANCE ACQUISITIONS COULD ADVERSELY AFFECT OUR CASH FLOW.

     Most of our property acquisitions will be made by borrowing a portion of the purchase price of our properties and securing the loan with a mortgage on the property. If we are unable to make our debt payments as required, a lender could foreclose on the property or properties securing its debt. This could cause us to lose part or all of our investment which in turn could cause the value of the shares and distributions to shareholders to be reduced. We generally borrow on a non-recourse basis to limit our exposure on any property to the amount of equity invested in the property. We expect to borrow between 55% and 65% of the purchase price of our properties. There is no limitation on the amount borrowed on a single property and the aggregate borrowings may not exceed 75% of the value of all properties. Any borrowings in excess of 75% of the value of all properties must be approved by a majority of the independent directors and disclosed to shareholders. As of September 30, 2002, we had limited recourse mortgage notes payable outstanding of $96,326,077.

THE IRS MAY TREAT SALE-LEASEBACK TRANSACTIONS AS LOANS, WHICH COULD JEOPARDIZE OUR REIT STATUS.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail the Distribution Test. See "United States Federal Income Tax Considerations -- Sale-Leaseback Transactions."

BALLOON PAYMENT OBLIGATIONS MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     Some of our financing may require us to make a lump-sum or "balloon" payment at maturity. Our ability to make any balloon payment is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. A refinancing or sale could affect the rate of return to shareholders and the projected time of disposition of our assets. Currently, there are no balloon payment obligations due prior to 2012.

FAILURE TO QUALIFY AS A REIT WOULD ADVERSELY AFFECT OUR OPERATIONS AND ABILITY TO MAKE DISTRIBUTIONS.

     If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year we lost our REIT status. Failing to obtain, or losing our REIT status would reduce our net earnings available for investment or distribution to shareholders because of the additional tax liability, and we would no longer be required to make distributions. We might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

     Qualification as a REIT is subject to the satisfaction of tax requirements and various factual matters and circumstances which are not entirely within our control. New legislation, regulations, administrative interpretations or court decisions could change the tax laws with respect to qualification as a REIT or the federal income tax consequences of being a REIT.

THE LIMIT ON THE NUMBER OF SHARES OF CPA(R):15 A PERSON MAY OWN MAY DISCOURAGE A TAKEOVER.

     Our articles of incorporation restrict ownership of more than 9.8% of the outstanding shares by one person in order to meet REIT qualification rules. These restrictions may discourage a change of control of CPA(R):15 and may deter individuals or entities from making tender offers for shares, which offers might be financially attractive to shareholders or which may cause a change in the management of CPA(R):15. See "Description of Shares -- Restriction on Ownership of Shares."

WE WERE INCORPORATED IN FEBRUARY 2001 AND HAVE A LIMITED OPERATING HISTORY.

     We did not commence property acquisitions until the beginning of 2002. We can not guaranty that we will continue to find suitable property investments, or that all of our tenants will fulfill all of their lease obligations. Our failure to timely invest the proceeds of this offering, or to invest in quality properties could diminish returns to investors.

OUR SUCCESS WILL BE DEPENDENT ON THE PERFORMANCE OF W. P. CAREY & CO.

     Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of W. P. Carey & Co. in the acquisition of investments, the selection of tenants, the determination of any financing arrangements, and upon the management of the assets. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in this prospectus. You must rely entirely on the management ability of W. P. Carey & Co. and the oversight of the board of directors. Further, the proceeds of this offering have not been committed to the purchase of specific properties, which may cause a delay in the time it takes for your investment to realize its full potential return.

WE CAN NOT GUARANTEE THAT W. P. CAREY & CO. WILL SUCCESSFULLY MANAGE CPA(R):15.

     The past performance of W. P. Carey & Co. managed partnerships and REITs may not be indicative of the performance of W. P. Carey & Co. with respect to our company. We can not guarantee that W. P. Carey will be able to successfully manage and achieve liquidity for CPA(R):15 to the extent it has done so for prior programs.

W. P. CAREY & CO. MAY BE SUBJECT TO CONFLICTS OF INTEREST.

     W. P. Carey & Co. manages our business and selects our real estate investments. W. P. Carey & Co. has some conflicts of interest in its management of CPA(R):15, which arise primarily from the involvement of W. P. Carey & Co. and its affiliates in other activities that may conflict with CPA(R):15 and the payment of fees by us to W. P. Carey & Co. and its affiliates. The activities in which a conflict could arise between CPA(R):15 and W. P. Carey & Co. are:

      -- the receipt of commissions, fees and other compensation by W. P. Carey & Co. and its affiliates for property purchases, leases, sales and financing for CPA(R):15, which may cause W. P. Carey & Co. and its affiliates to engage in transactions that generate higher fees, rather than transactions that are more appropriate or beneficial for our business;

      -- agreements between CPA(R):15 and W. P. Carey & Co. or any of its affiliates, including agreements regarding compensation of W. P. Carey & Co. and its affiliates, will not be negotiated on an arm's length basis as would occur if the agreements were with unaffiliated third parties;

      -- purchases and loans from affiliates, subject to CPA(R):15's investment procedures, objectives and policies, which will increase fees and interest payable to affiliates, thereby decreasing our net income and possibly causing us to incur higher leverage levels;

      -- competition with certain affiliates for property acquisitions, which may cause W. P. Carey and its affiliates to direct properties suitable for us to other related entities;

      -- disposition, incentive and termination fees, which are based on the sale price of properties, may cause a conflict between the advisor's desire to sell a property and our plans to hold or sell the property.

Inherent in these transactions is the conflict of interest that arises due to the potential impact of the transaction on the amount of fees received by W. P. Carey & Co. and/or its affiliates and the distributions to shareholders.

MARYLAND LAW COULD RESTRICT CHANGE IN CONTROL.

     Provisions of Maryland law applicable to us prohibit business combinations with:

      -- any person who beneficially owns 10% or more of the voting power of outstanding shares;

      -- an affiliate who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our outstanding shares, referred to as an interested shareholder; or

      --  an affiliate of an interested shareholder.

     These prohibitions last for five years after the most recent date on which the interested shareholder became an interested shareholder. Thereafter, any business combination must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding shares and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested shareholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in shareholders' interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested shareholder.

OUR PARTICIPATION IN JOINT VENTURES CREATES ADDITIONAL RISK.

     We participate in joint ventures and purchase properties jointly with other entities, some of which may be unaffiliated with us. There are additional risks involved in these types of transactions. These risks include the potential of our joint venture partner becoming bankrupt and the possibility of diverging or inconsistent economic or business interests of us and our partner. These diverging interests could result in, among other things, exposing us to liabilities of the joint venture in excess of our proportionate share of these liabilities. The partition rights of each owner in a jointly owned property could reduce the value of each portion of the divided property. In addition, the fiduciary obligation that W. P. Carey & Co. or our board may owe to our partner in an affiliated transaction may make it more difficult for us to enforce our rights.

A DELAY IN INVESTING FUNDS MAY CAUSE A DELAY IN OUR ABILITY TO DELIVER EXPECTED RETURNS TO INVESTORS.

     We have not yet identified the properties to be purchased with the proceeds of this offering. Therefore, there could be a substantial delay between the time you invest in shares and the time all offering proceeds are invested by us. This could cause a substantial delay in the time it takes for your investment to realize its full potential return.

THERE ARE SPECIAL CONSIDERATIONS FOR PENSION OR PROFIT-SHARING TRUSTS, KEOGHS OR IRAS.

     If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, IRA or benefit plan in CPA(R):15, you should consider:

      -- whether your investment is consistent with the applicable provisions of ERISA or the Internal Revenue Code,

      -- whether your investment will produce unrelated business taxable income, referred to as UBTI, to the benefit plan, and

      --  your need to value the assets of the benefit plan annually.

     We have obtained an opinion of Reed Smith LLP that, under current ERISA law and regulations, our assets should not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Internal Revenue Code which purchases shares. However, the opinion of Reed Smith is based on the facts and assumptions described in this prospectus, on our articles of incorporation and on our representations to them, and is not binding on the Internal Revenue Service or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Internal Revenue Code, and some of the transactions we have entered into with W. P. Carey & Co. and its affiliates could be considered "prohibited transactions" which could cause us, W. P. Carey & Co. and its affiliates to be subject to liabilities and excise taxes. In addition, W. P. Carey & Co. could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we, Carey Financial, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, shares should not be purchased.

INTERNATIONAL INVESTMENTS INVOLVE ADDITIONAL RISKS

     We may purchase property located outside the United States. These investments may be affected by factors peculiar to the laws of the jurisdiction in which the property is located. These laws may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following risks:

      --  changing governmental rules and policies;

      -- enactment of laws relating to the foreign ownership of property and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin;

      --  variations in the currency exchange rates;

      -- adverse market conditions caused by changes in national or local economic conditions;

      --  changes in relative interest rates;

      -- change in the availability, cost and terms of mortgage funds resulting from varying national economic policies;

      -- changes in real estate and other tax rates and other operating expenses in particular countries;

      --  changes in land use and zoning laws; and

      --  more stringent environmental laws or changes in such laws.

  WE MAY INCUR COSTS TO FINISH BUILD-TO-SUIT PROPERTIES.

     We may sometimes acquire undeveloped or partially developed land parcels for the purpose of owning to-be-built facilities for a prospective tenant. Oftentimes, completion risk, cost overruns and on-time delivery are the obligations of the prospective tenant. To the extent that the tenant or the third-party developer experiences financial difficulty or other complications during the construction process we may be required to incur project costs to complete all or part of the project within a specified time frame. The incurrence of these costs or the non-occupancy by the tenant may reduce the project's and our portfolio returns.

  WE MAY FACE COMPETITION FOR ACQUISITION OF PROPERTIES.

     We face competition for the acquisition of office and industrial properties in general, and such properties not leased to major corporations in particular, from insurance companies, credit companies, pension funds, private individuals, investment companies and other REITs. We also face competition from institutions that provide or arrange for other types of commercial financing through private or public offerings of equity or debt or traditional bank financings.

  THE LOSS OR DEFAULT OF CERTAIN MAJOR TENANTS COULD ADVERSELY AFFECT OUR REVENUES AND DISTRIBUTIONS TO SHAREHOLDERS.

     As of September 30, 2002, the value of the Fleming and Foster Wheeler properties (see the Description of Properties beginning on page 75) each exceeded 10% of our gross assets. Also, we expect the Tower Automotive properties to generate in excess of 10% of our gross revenues for 2002. Our performance could be adversely affected in the event of bankruptcy or insolvency of any of these companies, a downturn in their businesses or their failure to renew their leases upon expiration.

  EXISTING SHAREHOLDERS' EQUITY INTEREST WILL BE DILUTED BY THIS OFFERING.

     When additional shares of our stock are sold in this offering, the equity interest of our existing shareholders will be diluted. Further, because investors will pay the same price per share during this offering, the value of shares previously acquired by shareholders or during the early part of this offering will be diluted upon the purchase of shares by shareholders purchasing subsequently if investments previously acquired have appreciated in value. Conversely, if investments previously acquired by us have depreciated in value, the value of the shares purchased later in this offering will be diluted immediately upon the purchase of the shares.

                           ESTIMATED USE OF PROCEEDS

     The following table presents information about how the money raised in this offering will be used. Information is provided assuming the maximum number of shares, 50% of the shares and 10% of the shares are sold. Many of the numbers in the table are estimates because all expenses cannot be determined precisely at this time. The actual use of the capital we raise is likely to be different than the figures presented in the table, because we may not raise the entire offering amount of $690 million. Raising less than the full $690 million will alter the amounts of commissions, fees and expenses set forth below. We expect that approximately 87% of the money invested by shareholders will be used to buy real estate, while the remaining 13% will be used to pay expenses and fees, including the payment of fees to W. P. Carey & Co. and its affiliates. We have not yet identified any properties to be purchased with the proceeds of this offering.

                                                MAXIMUM OFFERING
                                               SALE OF 69,000,000          SALE OF 34,500,000           SALE OF 6,900,000
                                                     SHARES                      SHARES                      SHARES
                                            -------------------------   -------------------------   -------------------------
                                                           PERCENT OF                  PERCENT OF                  PERCENT OF
                                                             PUBLIC                      PUBLIC                      PUBLIC
                                                            OFFERING                    OFFERING                    OFFERING
                                               AMOUNT       PROCEEDS       AMOUNT       PROCEEDS       AMOUNT       PROCEEDS
                                            ------------   ----------   ------------   ----------   ------------   ----------
Public Offering Proceeds..................  $690,000,000     100.00%    $345,000,000     100.00%    $ 69,000,000     100.00%
                                            ------------    -------     ------------    -------     ------------    -------
Less Offering Expenses
  Selling Commissions(1)..................    44,850,000       6.50%      22,425,000       6.50%       4,485,000       6.50%
  Marketing Support.......................     3,450,000       0.50%       1,725,000       0.50%         345,000       0.50%
  Other Organization and Offering
    Expenses(2)...........................    20,700,000       3.00%      12,075,000       3.50%       2,587,500       3.75%
                                            ------------    -------     ------------    -------     ------------    -------
        Total Offering Expenses...........    69,000,000      10.00%      36,225,000      10.50%       7,417,500      10.75%
                                            ------------    -------     ------------    -------     ------------    -------
Amount of Public Offering Proceeds
  Available for Investment................   621,000,000      90.00%     308,775,000      89.50%      61,582,500      89.25%
                                            ------------    -------     ------------    -------     ------------    -------
Acquisition Fees(3).......................    15,438,750       2.24%       7,675,250       2.23%       1,530,938       2.22%
Acquisition Expenses(4)...................     3,450,000       0.50%       1,725,000       0.50%         345,000       0.50%
Working Capital Reserve(5)................             0          0                0          0                0
                                            ------------    -------     ------------    -------     ------------    -------
Total Proceeds to be Invested in Real
  Estate..................................  $602,111,250      87.26%    $299,374,750      86.77%    $ 59,706,562      86.53%
                                            ============    =======     ============    =======     ============    =======

---------------
Other terms of the subordinated acquisition fees are described in the "Management Compensation" section of this prospectus.

(1) We will generally pay a selling commission of $0.65 per share sold. See "The Offering" for a description of volume discounts.

(2) "Other Organization and Offering Expenses" represent all expenses incurred in connection with our formation, qualification and registration of our shares and in marketing and distributing the shares, and any other expenses actually incurred and directly related to the offering and sale of the shares, except selling commissions. The total underwriting compensation to be paid to Carey Financial and the selected dealers in connection with this offering, including selling commissions, the selected dealer fee wholesaling compensation (including expense reimbursements, salaries, wholesaling fees, and wholesaling commissions), marketing fees, monitoring fees and expense reimbursements (including expense reimbursements for sales seminars, bonus and sales incentives, and due diligence), cannot exceed 10% of the gross amount raised in the offering. However, an additional one half percent of gross proceeds from sales made by Carey Financial and each selected dealer may be paid for bona fide due diligence expenses. To the extent all organization and offering expenses and the wholesaling fee (excluding selling commissions and any fees paid and expenses reimbursed to the selected dealers or paid on behalf of the selected dealers) exceed four percent of the amount raised in this offering, the excess will be paid by W.
    P. Carey & Co. with no recourse to CPA(R):15. See "Management Compensation." See "The Offering" for a complete description of the fees and expense reimbursements payable to Carey Financial and the selected dealers.

(3) Acquisition fees include all fees and commissions (including interest thereon) paid by us to any party in connection with the making or investing in mortgage loans or the purchase, development or construction of properties. However, acquisition fees exclude any development fee or construction fee paid to a person who is not our affiliate in connection with the actual development and construction of a project after our acquisition of the property. For purposes of the table only, subordinated acquisition fees have not been included as part of "Acquisition Fees" because these fees will be paid from operating funds generated by us and not from the proceeds of the offering. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties. If we raise the full $690 million and all of our properties use 60% leverage, the total acquisition fees payable will be $38,596,875. However, acquisition fees payable with respect to the portion of properties paid for with debt will be paid with those borrowed funds, and not with proceeds of this offering. Although it is assumed that all the foregoing fees will be paid by the sellers of property, sellers generally fix the selling price at a level sufficient to cover the cost of any acquisition fee so that, in effect, we as purchaser, will bear such fees as part of the purchase price. We will not purchase any property that has a total property cost (generally, the sum of the costs of purchasing, developing, constructing and improving the property plus the acquisition fees paid in connection with the purchase) in excess of the property's appraised value. See "Management Compensation" for a complete description of the terms, conditions and limitations of the payment of fees to W. P. Carey & Co. and its affiliates. Assuming we do not borrow money to purchase properties, the subordinated acquisition fees are not expected to exceed $12,351,000 (1.79% of the offering proceeds) in the event the maximum offering of $690,000,000 is achieved. If we use 60% leverage on all properties, the maximum subordinated acquisition fee payable would be $30,877,500. These fees with respect to any property are payable in equal amounts over a four year period following the acquisition of a property, assuming a cumulative annual return of six percent has been paid to shareholders.

(4) "Acquisition Expenses" represent an estimate of all expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These expenses include but are not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses. "Acquisition Expenses" do not include acquisition fees.

(5) Because leases generally will be on a "triple-net" basis, we have not established a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, W. P. Carey & Co. may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

                            MANAGEMENT COMPENSATION

     The following table sets forth the type and, to the extent possible, estimates of the amounts of all fees, compensation, income, distributions and other payments that W. P. Carey & Co. and its affiliates will or may receive in connection with this offering and our operation. These payments initially will result from non-arm's-length bargaining. See "Conflicts of Interest." References to W. P. Carey & Co. also include affiliates of W. P. Carey & Co.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                           ORGANIZATION AND OFFERING STAGE

W. P. Carey & Co.                   Reimbursement for organization and          The actual amounts to be paid will
                                    offering expenses, including                depend upon the actual amount of
                                    identified wholesaling expenses             organization and offering expenses
                                    incurred on our behalf; provided,           incurred by W. P. Carey & Co. and its
                                    however, that if the aggregate of all       affiliates in connection with this
                                    organization and offering                   offering which is not

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                    expenses, the wholesaling fee, and          determinable at this time. These
                                    selected dealer fee referred to below       expenses are estimated to be
                                    (excluding selling commissions and          $2,587,500 if 6,900,000 shares are
                                    any fees paid or expenses reimbursed        sold, $12,075,000 if 34,500,000
                                    to the selected dealers) that are           shares are sold and $20,700,000 if
                                    paid on behalf of the selected              69,000,000 shares are sold.
                                    dealers exceeds four percent of the
                                    gross offering proceeds, W. P. Carey
                                    & Co. will be responsible for the
                                    excess.

Carey Financial                     Selling commissions equal to $0.65          The estimated amount payable to Carey
                                    per share sold. Carey Financial will,       Financial is $4,485,000 if 6,900,000
                                    in turn, reallow up to $0.65 per            shares are sold, $22,425,000 if
                                    share of the commissions to selected        34,500,000 shares are sold and
                                    dealers.                                    $44,850,000 if 69,000,000 shares are
                                                                                sold in this offering, all of which
                                                                                will be reallowed to the selected
                                                                                dealers.

Carey Financial                     A marketing fee of one half percent         The estimated amount payable to Carey
                                    will be paid to Carey Financial.            Financial is $345,000 if 6,900,000
                                    Carey Financial may in its sole             shares are sold, $1,725,000 if
                                    discretion reallow up to the full           34,500,000 shares are sold and
                                    amount to selected dealers based on         $3,450,000 if 69,000,000 shares are
                                    such factors as volume of shares sold       sold in the offering.
                                    by the selected dealers, marketing
                                    support and bona fide conference fees
                                    incurred.

Carey Financial                     A wholesaling fee of one half percent       The estimated amount payable to Carey
                                    (included in "Other Organization and        Financial is $345,000 if 6,900,000
                                    Offering Expenses") will be paid to         shares are sold, $1,725,000 if
                                    Carey Financial for Wholesaling             34,500,000 shares are sold and
                                    services.                                   $3,450,000 if 69,000,000 shares are
                                                                                sold in this offering.

Carey Financial                     A selected dealer fee of one percent        The estimated amount payable to the
                                    (included in "Other Organization and        selected dealers is $690,000 if
                                    Offering Expenses") of the price of         6,900,000 shares are sold, $3,450,000
                                    each share will be paid to Carey            if 34,500,000 shares are sold,
                                    Financial and will be reallowed the         $6,900,000 if 69,000,000 shares are
                                    selected dealers for shares sold by         sold in this offering.
                                    the selected dealers.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  ACQUISITION STAGE

W. P. Carey & Co.                   Interest on loans made to CPA(R):15.        The actual amount of loans made to us
                                    On short-term loans, the interest           by W. P. Carey & Co. or its
                                    rate will be the lesser of: (i) one         affiliates is not determinable at
                                    percent above the prime rate of             this time. Accordingly, the actual
                                    interest published in The Wall Street       amount of interest payable to W. P.
                                    Journal, and (ii) the rate that we          Carey & Co., if any, is not
                                    would generally be charged by               determinable at this time. While the
                                    unrelated lending institutions on           dollar amount of such loans is not
                                    comparable loans for the same purpose       limited, certain conditions will
                                    in the locality of the property. See        apply, as described under "Conflicts
                                    "Conflicts of Interest" and                 of Interest -- We may make purchases
                                    "Investment Objectives, Procedures          or take loans from affiliates."
                                    and Policies." and Policies."

W. P. Carey & Co.                   Total acquisition fees (which include       The actual amount to be paid to W. P.
                                    real estate brokerage fees, mortgage        Carey & Co. will depend upon the
                                    placement fees, lease-up fees and           aggregate total property cost of the
                                    transaction structuring fees payable        properties, which in turn is
                                    by us), other than subordinated             dependent upon the gross offering
                                    acquisition fees, payable by either         proceeds and the amount of mortgage
                                    sellers of property or us to W. P.          financing we use in acquiring the
                                    Carey & Co. may not exceed two and          properties, and accordingly is not
                                    one half percent of the aggregate           determinable at this time. If the
                                    purchase price of the                       properties acquired from the proceeds
                                    properties.(1)(2)                           of this offering are 60% leveraged,
                                                                                the acquisition fees payable to W. P.
                                                                                Carey & Co. are estimated to be
                                                                                approximately $3,827,344 if 6,900,000
                                                                                shares are sold, $19,190,625 if
                                                                                34,500,000 shares are sold and
                                                                                $38,596,875 if 69,000,000 shares are
                                                                                sold. See "Conflicts of Interest."

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   Total subordinated acquisition fee is       The actual amount to be paid to W. P.
                                    two percent of the aggregate purchase       Carey & Co. will depend upon the
                                    price of the properties. This fee is        aggregate cost of the properties
                                    payable in equal annual installments        acquired with the proceeds of this
                                    on January 1 of each of the four            offering, which in turn is dependent
                                    calendar years commencing with              upon the gross offering proceeds of
                                    January 1 following the first               this offering and the amount of
                                    anniversary of the date a property          mortgage financing we used in
                                    was purchased. The unpaid portion of        acquiring the properties, and
                                    the subordinated acquisition fee with       accordingly is not determinable at
                                    respect to any property will bear           this time. If the properties acquired
                                    interest at the rate of six percent         with the proceeds of this offering
                                    per annum from the date of                  are 60% leveraged, subordinated
                                    acquisition of the property until the       acquisition fees payable to W. P.
                                    portion of the fee is paid. The             Carey & Co. are estimated to be
                                    accrued interest is payable on the          approximately $3,061,875 if 6,900,000
                                    date of each annual installment of          shares are sold, $15,352,500 if
                                    the fees. Our portion of the                34,500,000 shares are sold and
                                    subordinated acquisition fee payable        $30,877,500 if 69,000,000 shares are
                                    in any year, and accrued interest           sold (excluding interest). See
                                    thereon, will be subordinated to a          "Conflicts of Interest."
                                    cumulative annual return to
                                    shareholders of six percent based on
                                    dividends paid. All subordinated
                                    acquisition fees, and accrued
                                    interest thereon, shall become due
                                    and payable at the time the shares
                                    become listed for trading on a
                                    national securities exchange or
                                    included for quotation on
                                    Nasdaq.(1)(2)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  OPERATIONAL STAGE

W. P. Carey & Co.                   The amounts of any reimbursement of         Not determinable at this time.
                                    expenses will not exceed amounts
                                    which would be paid to non-affiliated
                                    third parties in the same locality
                                    for similar products. Our operating
                                    expenses may not exceed the greater
                                    of two percent of the total amount
                                    invested by us in real estate or 25%
                                    of our net income in any 12-month
                                    period. To the extent that we incur
                                    operating expenses in excess of this
                                    amount and the independent directors
                                    find that the excess expenses were
                                    the result of unusual and
                                    nonrecurring factors, W. P. Carey &
                                    Co. may be reimbursed in future years
                                    for the full amount of these excess
                                    expenses, or any portion thereof, but
                                    only to the extent the reimbursement
                                    would not cause our operating
                                    expenses to exceed the limitation in
                                    the year they are paid.

W. P. Carey & Co.                   Asset management fee, payable in cash       If the maximum number of shares is
                                    or restricted stock at the option of        sold and CPA(R):15 borrows 60% of
                                    W. P. Carey & Co. and is calculated         invested assets, average invested
                                    monthly in an amount equal to one-          assets as a result of this offering
                                    twelfth of one half percent of the          would be approximately
                                    total amount invested by us in real         $1,543,875,000. The annual asset
                                    estate. Payment of the asset                management fee on these assets would
                                    management fee will be deferred if          be approximately $7,719,375. The
                                    our operating expenses, including the       annual asset management fee would be
                                    asset management fee, exceeds the           approximately $3,838,125 if
                                    greater of two percent of the total         34,500,000 shares are sold and
                                    amount invested by us in real estate        approximately $765,469 if 6,900,000
                                    or 25% of our net                           shares are sold.
                                    income.(2)(3)(4)(5)(6)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   A performance fee, payable in cash or       If the maximum number of shares is
                                    restricted stock at the option of W.        sold and our borrowing estimates of
                                    P. Carey & Co. calculated monthly on        60% are correct, average invested
                                    the basis of one-twelfth of one half        assets as a result of this offering
                                    percent of the average invested             would be approximately $1,543,875,000
                                    assets for the preceding month,             and the annual performance fee on
                                    payable quarterly. Payment of this          these assets would be approximately
                                    fee for any quarter will be                 $7,719,375. The annual performance
                                    subordinated to the preferred return        fee would be approximately $3,838,125
                                    of six percent. The preferred return        if 34,500,000 shares are sold, and
                                    is the cumulative return computed           approximately $765,469 if 6,900,000
                                    from the initial closing date through       shares are sold.
                                    the date on which this amount is
                                    being calculated.(2)(3)(4)(5)(6)(8)

W. P. Carey & Co.                   A loan refinancing fee payable by           The actual amount to be paid to W. P.
                                    either the tenant of a property or          Carey & Co. is not limited, but will
                                    CPA(R):15 may not exceed one percent        depend upon the aggregate amount of
                                    of the principal amount of any              the refinancing we obtain.
                                    refinancing obtained by CPA(R):15 for
                                    which W. P. Carey & Co. renders
                                    substantial services. The loan
                                    refinancing fee will be payable only
                                    if: (i) the new loan is approved by a
                                    majority of the independent directors
                                    and found to be in the best interests
                                    of CPA(R):15, and (ii) the terms of
                                    the new loan represent an improvement
                                    over the terms of the refinanced
                                    loan, the new loan materially
                                    increases the total debt secured by a
                                    particular property, or the maturity
                                    date of the refinanced loan (which
                                    must have had an initial term of five
                                    years or more) is less than one year
                                    from the date of the refinancing. See
                                    "Conflicts of Interest."(8)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
Carey Financial                     The annual monitoring fee will be           The estimated amount payable to Carey
                                    paid to compensate Carey Financial          Financial annually is $103,500 if
                                    for expenses incurred in maintaining        6,900,000 shares are sold, $517,500
                                    and providing information about us to       if 34,500,000 shares are sold and
                                    their representatives and clients,          $1,035,000 if 69,000,000 shares are
                                    and for the cost incurred in                sold in this offering.
                                    maintaining CPA(R):15 investor
                                    accounts. Commencing on December 31
                                    of the year following the year in
                                    which this offering terminates, and
                                    every December 31 thereafter, we will
                                    pay to Carey Financial the monitoring
                                    fee of 0.15% of capital raised, which
                                    in its sole discretion may reallow
                                    all or a portion of the 0.15% to the
                                    selected dealers who sold shares
                                    pursuant to this offering and whose
                                    clients who purchased shares in this
                                    offering hold shares on December 31
                                    of that year. No portion of the
                                    annual monitoring fee for any year
                                    shall accrue in or be payable for
                                    such years in which we are liquidated
                                    or in which the shares become
                                    publicly traded. Notwithstanding the
                                    foregoing, we will not pay the
                                    portion of the annual monitoring fee
                                    for any year which if paid would
                                    cause the total underwriting
                                    compensation paid to W. P. Carey &
                                    Co. and Carey Financial in connection
                                    with this offering, including selling
                                    commissions, expense reimbursements
                                    and the annual monitoring fee, to be
                                    equal to or greater than 10% of the
                                    gross offering proceeds.

Independent Directors               We pay to each independent director a       The estimated aggregate compensation
                                    quarterly fee of $3,250 and a meeting       payable to the independent directors
                                    fee of $1,250 per meeting.                  as a group for a full fiscal year is
                                                                                approximately $72,000.

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
                                                  LIQUIDATION STAGE

W. P. Carey & Co.                   Subordinated disposition fee shall be       Not determinable at this time.
                                    payable in an amount equal to the
                                    lesser of: (i) 50% of the competitive
                                    real estate commission and (ii) three
                                    percent of the contract sales price
                                    of a property (if W. P. Carey & Co.
                                    provides a substantial amount of
                                    services in the sale of a property).
                                    The subordinated disposition fee
                                    shall be deferred until shareholders
                                    have received a return of 100% of
                                    their initial investment (through
                                    liquidity or distributions) plus a
                                    six percent cumulative annual return,
                                    commencing with the initial closing
                                    date. To the extent that we do not
                                    pay the subordinated disposition fee
                                    because of the foregoing limitation,
                                    the unpaid commissions will be
                                    accrued and paid at the time the
                                    limitation has been satisfied. The
                                    total real estate commissions we pay
                                    shall not exceed an amount equal to
                                    the lesser of: (i) six percent of the
                                    contract sales price of a property or
                                    (ii) the commission paid in a
                                    competitive market for the purchase
                                    or sale of a property that is
                                    reasonable and competitive in light
                                    of the size, type and location of the
                                    property.(8)

W. P. Carey & Co.                   Subordinated incentive fee shall be         The actual amount to be received will
                                    payable in an amount equal to 15% of        depend upon the results of our
                                    the balance from cash we receive from       operations and the amounts received
                                    the sale and refinancing of                 upon the sale or other disposition of
                                    properties remaining after the              the properties and are not
                                    shareholders have received a return         determinable at this time.
                                    of 100% of their initial investment
                                    (through liquidity or distributions)
                                    plus a six percent cumulative annual
                                    return.(7)(8)

        Entity Receiving                       Form and Method
          Compensation                         of Compensation                            Estimated Amount
---------------------------------------------------------------------------------------------------------------------
W. P. Carey & Co.                   Termination Fee, while not limited to       Not determinable at this time.
                                    a specific dollar amount, shall be
                                    payable in an amount equal to 15% of
                                    the amount, if any, by which (i) the
                                    appraised value of the properties on
                                    the date of termination of the
                                    advisory agreement less amounts of
                                    all indebtedness secured by the
                                    properties, exceeds (ii) investors'
                                    initial capital plus a six percent
                                    cumulative annual return less all
                                    distributions we pay through the date
                                    of termination.(5)(8)

---------------
(1) The total acquisition fees (not including subordinated acquisition fees and any interest thereon) payable to W. P. Carey & Co. may not exceed two and one half percent of the aggregate property cost of all properties we purchase with the proceeds of this offering. The total of all acquisition fees (including subordinated acquisition fees and any interest thereon) and acquisition expenses we pay must be reasonable and may not exceed six percent of the aggregate contract purchase price of all properties we purchase with the proceeds of this offering. A majority of the directors (including a majority of the independent directors) not otherwise interested in any transaction may approve fees in excess of these limits if they find the excess commercially competitive, fair and reasonable to us.

(2) We expect to borrow between approximately 55% and 65% of the purchase price of all properties. The CPA(R) REITs have had similar leverage expectations and have experienced leverage of approximately 60%. The actual leverage percentage we experience will impact the amount of acquisition fees earned by W. P. Carey & Co. because these fees are based primarily on the total dollars invested in properties and the amount available for investment will be affected by the amount we borrow (i.e., the more that is borrowed, the more funds available for investment in properties). If the maximum offering of 69,000,000 shares are sold and the properties are 75% leveraged (the maximum allowable), acquisition fees (not including subordinated acquisition fees) payable to W. P. Carey & Co. as a result of this offering (assuming an aggregate total property cost of all properties of approximately $2,470,200,000 are estimated to be approximately $61,755,000 and subordinated acquisition fees are estimated to be approximately $49,404,000. We do not expect our properties to be 75% leveraged. The advisory agreement between us and W. P. Carey & Co. provides that W. P. Carey & Co. will not earn acquisition fees or subordinated acquisition fees on the reinvestment of proceeds from the sale or refinancing of properties if CPA(R):15 is expected to be liquidated at the time the proceeds are reinvested.

(3) There are currently no specific arrangements for the provision of property management services to us by W. P. Carey & Co. These services will be provided only if a property becomes vacant or requires more active management than contemplated at the time the property is acquired. However, if W. P. Carey & Co. deems these services to be necessary in order to preserve the value of the property, W. P. Carey & Co., with the approval of the board (including a majority of the independent directors), may provide these services. The maximum property management fee which may be paid to W.
    P. Carey & Co. is six percent of gross revenues from commercial properties (plus reimbursed expenses), where W. P. Carey & Co. performs property management and leasing, re-leasing or leasing related services, or three percent of gross revenues, where the entity provides only property management services. In the case of industrial and commercial properties which are leased for ten or more years on a triple net lease basis, the maximum property management fee is one percent of our gross revenues over the term of each lease plus a one-time leasing fee of three percent of the total base rents payable for the first five years of the lease term, payable in five equal annual installments. The property management fees paid to W. P. Carey & Co. is payable in cash or restricted stock at the option of W. P. Carey & Co. and may not exceed the usual and customary amounts charged for similar services in the same geographic region.

(4) If at any time the shares become listed on a national securities exchange or are included for quotation on Nasdaq, we will negotiate in good faith with
    W. P. Carey & Co. a fee structure appropriate for an entity with a perpetual life. A majority of the independent directors must approve the new fee structure negotiated with W. P. Carey & Co. In negotiating a new fee structure, the independent directors shall consider all of the factors they deem relevant, including but not limited to:

           -- the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

           -- the success of W. P. Carey & Co. in generating opportunities that meet our investment objectives;

           -- the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

           -- additional revenues realized by W. P. Carey & Co. through their relationship with us;

           -- the quality and extent of service and advice furnished by W. P. Carey & Co.;

           -- the performance of our investment portfolio, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

           -- the quality of our portfolio in relationship to the investments generated by W. P. Carey & Co. for the account of other clients.

     The board, including a majority of the independent directors, may not approve a new fee structure that is, in its judgment, more favorable to W.
     P. Carey & Co. than the current fee structure.

(5) If we terminate the advisory agreement, W. P. Carey & Co. will be entitled to receive payment of any earned but unpaid compensation and expense reimbursements accrued as of the date of termination if the advisory agreement is terminated as follows:

           --  in connection with our change of control,

           -- by us for any reason other than "cause" as defined in the advisory agreement, or

           -- by W. P. Carey & Co. for "good reason" as defined in the advisory agreement,

      W. P. Carey & Co. shall also be entitled to the payment of the termination fee and the payment of any subordinated acquisition fees accrued for which payment has been deferred. W. P. Carey & Co. shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the effective date of the termination. All other amounts payable to W. P. Carey & Co. in the event of a termination shall be evidenced by a promissory note. The termination fee shall be paid in 12 equal quarterly installments with interest on the unpaid balance. Notwithstanding the preceding sentence, any amounts which may be deemed payable at the date the obligation to pay the termination fee is incurred which relate to the appreciation of the properties;

           -- shall be an amount which provides compensation to the terminated advisor only for that portion of the holding period for the respective properties during which the terminated advisor provided services to us,

           -- shall not be due and payable until the property to which the fees relate is sold or refinanced, and

           -- shall not bear interest until the property to which the fees relate is sold or refinanced.

     W. P. Carey & Co. shall not be entitled to payment of the termination fee in the event the advisory agreement is terminated because of the failure of us and W. P. Carey & Co. to establish a fee structure appropriate for a perpetual-life entity in the event the shares are listed on a national securities exchange or are included for quotation on Nasdaq. The termination fee is an amount equal to 15% of the amount, if any, by which
     (i) the appraised value of the properties on the date of termination of the advisory agreement, less the amount of all indebtedness secured by the properties, exceeds (ii) the total of the total capital invested in CPA(R):15 plus an amount equal to a cumulative annual return of six percent through the termination date reduced by the total distributions paid by us from our inception through the termination date.

(6) W. P. Carey & Co. may choose to take the performance fee, the property management fee and asset management fee in cash or restricted shares. For purposes of calculating the value per share of restricted stock given for payment of the performance fee, the price per share shall be: (i) the net asset value per share as determined by the most recent appraisal performed by an independent third party or, if an appraisal has not yet been performed, (ii) $10 per share.

(7) Once shareholders have been provided with liquidity and the subordination provisions have been satisfied, W. P. Carey & Co. will be paid any subordinated incentive fee and any subordinated disposition fee it has earned. For these purposes, shareholders will be deemed to have been provided with liquidity if the shares are listed on a national security exchange, included for quotation on Nasdaq, if shares can be redeemed through the CPA(R):15 redemption plan on a quarterly basis without delay, or some other liquidity device has been provided which enables shareholders to receive cash or marketable securities for their shares no less frequently than quarterly. The return requirement will be deemed satisfied if the total distributions paid by CPA(R):15 satisfy the six percent cumulative return requirement and the market value of CPA(R):15 equals or exceeds 100% of the capital raised by CPA(R):15 (less any amounts distributed from the sale or refinancing of any property). The market value will be calculated on the basis of the average market value of the shares over the 30 trading days beginning 180 days after the shares are first listed on a stock exchange if the shares are listed or included for quotation. If liquidity is provided through the redemption plan, the value of CPA(R):15 will be the redemption price, net of any surrender fee, multiplied by the total number of outstanding shares of CPA(R):15. A similar measurement will be used for other forms of liquidity.

    W. P. Carey & Co. has the option to receive the subordinated incentive fee in the form of stock, cash, a promissory note or any combination thereof. In the event the subordinated incentive fee is paid to W. P. Carey & Co. as a result of the listing of the shares, no termination fee will be paid to W.
    P. Carey & Co. if the advisory agreement is terminated after the listing.

(8) Cumulative return is calculated as follows: for the period for which the calculation is being made, the percentage resulting from dividing: (i) the total dividends paid on each dividend payment date during the designated period, by (ii) the product of (a) the average adjusted investor capital for such period (calculated on a daily basis), and (b) the number of years (including the fractions thereof) elapsed during the specified period.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                             CONFLICTS OF INTEREST

     There will be various conflicts of interest in the operation of our business. The independent directors will have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the shareholders. Possible conflicts of interest include the following:

     W. P. CAREY & CO. MAY IMMEDIATELY REALIZE SUBSTANTIAL COMMISSIONS, FEES, AND OTHER COMPENSATION. A transaction involving the purchase, financing, lease and sale of any property by CPA(R):15 may result in the immediate realization by
W. P. Carey & Co. and its affiliates of substantial commissions, fees, compensation and other income. In most cases, W. P. Carey & Co. has discretion with respect to all decisions relating to any such transaction. For example, acquisition fees, subordinated acquisition fees, asset management fees and performance fees are based upon the value of properties acquired, rather than the quality or suitability of the properties. While this may create an incentive for the advisor to use more leverage to acquire more properties, the total overall leverage the advisor may incur is 75%, and W. P. Carey's prior CPA(R) programs have averaged 55% to 65% leverage. Notwithstanding the leverage cap, a conflict still exists in that fees increase as leverage increases and more properties are purchased using leverage. The advisor may also make interest-bearing loans to us, which could be used to fund acquisitions, leading to additional fees, plus interest income to the advisor and would increase the risks attendant to a higher level of leverage. The advisor also has an incentive to purchase undervalued properties, which can be sold at a profit, thereby increasing incentive, disposition and termination fees payable to the advisor. Subordinated disposition fees, subordinated incentive fees and termination fees are dependent upon the sale price of properties and may create a conflict between the advisor and us regarding the timing and terms of the sale of properties. Potential conflicts may also arise in connection with a decision by
W. P. Carey & Co. (on our behalf) of whether to hold or sell a property. This decision could impact the timing and amount of fees payable to W. P. Carey & Co., causing W. P. Carey & Co. to sell properties to generate fees, rather that because such sale is in our best interest. Although these conflicts may encourage the advisor to purchase more leveraged properties, these conflicts are mitigated in part by the subordination of many of such fees to certain levels of investor return. Interest accrues on these unpaid subordinated fees during the time that the required return is not met. Also, CPA(R):15, and not the advisor, would receive any penalties provided for in the leases for non-payment or delinquent payment of rent.

     During our current fiscal year through September 30, 2002, we have paid the following fees and expenses to W. P. Carey & Co. affiliates, which include amounts paid in connection with our prior offering of shares, as well as this offering:

          TYPE OF FEE PAID                AMOUNT              AFFILIATED RECIPIENT
          ----------------              ----------    -------------------------------------
Personnel expense reimbursement.....    $  119,294        Carey Asset Management Corp.
Asset Management Fee................    $  317,489        Carey Asset Management Corp.
Performance Fee.....................    $  317,489        Carey Asset Management Corp.
Acquisition Fee.....................    $6,407,607        Carey Asset Management Corp.

     AGREEMENTS BETWEEN US AND W. P. CAREY & CO. ARE NOT ARM'S-LENGTH AGREEMENTS. Except as otherwise provided below, all agreements and arrangements, including those relating to compensation, between us and W. P. Carey & Co. or any of its affiliates will not be the result of arm's-length negotiations. Certain provisions of our bylaws require that compensation to W.
P. Carey & Co. and its affiliates be approved by a majority of the independent directors and that terms of future transactions with affiliates be no less favorable to us than terms which could be obtained from unaffiliated entities providing similar services as an ongoing activity in the same geographical location. The initial independent directors were selected by the advisor and were subsequently re-elected by the shareholders.

     CERTAIN BUSINESS RELATIONSHIPS OF OUR AFFILIATES CREATE A GENERAL CONFLICT OF INTEREST. Wm. Polk Carey, Chairman and Chief Executive Officer is a member of our Board of Directors. Mr. Carey is also Chairman of the Board and Co-CEO of our advisor, which earns an asset management fee and a performance fee, each equal to a percentage of our average invested assets for the preceding month, payable monthly, for the services provided to us. The payment of the performance fee, however, is subordinated to specified returns to shareholders. Mr. Carey is also a director of Carey Financial Corporation, which is receiving selling commissions, marketing, wholesaling, selected dealer and monitoring fees in connection with this offering.

     WE MAY MAKE PURCHASES OR TAKE LOANS FROM AFFILIATES. We may purchase properties from affiliates of W. P. Carey & Co. if the purchase is consistent with the investment procedures, our objectives and policies and if other conditions are met. See "Investment Objectives, Procedures and Policies." We also may borrow funds from W. P. Carey & Co. or its affiliates:

      -- if, at any time when proceeds of this offering are being held by the escrow agent, we do not have sufficient funds to provide the equity portion of a particular investment, or

      -- to provide the debt portion of a particular investment if we are unable to obtain a permanent loan at that time or, in the judgment of the board, it is not in our best interest to obtain a permanent loan at the interest rates then prevailing and the board has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term provided by W. P. Carey & Co. or the affiliate.

     See "Investment Objectives, Procedures and Policies." We may borrow funds on a short-term basis from W. P. Carey & Co. or its affiliates at any time.

     We may not invest in other REITs advised or managed, directly or through affiliates, by the advisor and with respect to which the advisor, its subsidiaries or Wm. Polk Carey receive separate fees.

     Every transaction entered into between us and W. P. Carey & Co. or its affiliates is subject to an inherent conflict of interest. The board may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliates. Each transaction between us and W. P. Carey & Co. or any of its affiliates must be approved by a majority of the independent directors who are otherwise disinterested in the transaction as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

     COMPETITION WITH CPA(R):15 FROM AFFILIATES OF W. P. CAREY & CO. IN THE PURCHASE, SALE, LEASE AND OPERATION OF PROPERTIES. W. P. Carey & Co. LLC specializes in providing lease financing services to major corporations and, therefore, may be in competition with us with respect to properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. W. P. Carey & Co. LLC and its subsidiaries currently manage or advise private real estate investment partnerships, REITs and limited liability companies whose investment and rate of return objectives are substantially similar to ours. In addition, they expect to manage or advise, directly or through affiliates, additional REITs, public and private investment partnerships and other investment entities.

     The CPA(R) REITs have investment policies similar to ours and, therefore, may be in competition with us for properties, potential purchasers, sellers and lessees of properties, and mortgage financing for properties. Affiliates of W.
P. Carey & Co. intend to offer interests in other REITs, partnerships or public or private investment entities, some of which may have similar investment objectives as ours and may be in a position to acquire properties at the same time as us. Affiliates of W. P. Carey & Co. may have an ownership interest in the other REIT.

     W. P. Carey & Co. will use its best efforts to present suitable investments to us consistent with our investment procedures, objectives and policies. If W.
P. Carey & Co. or any of its affiliates is presented with a potential investment in a property which might be made by more than one investment entity which it advises or manages, the decision as to the suitability of the property for investment by a particular entity will be based upon a review of the investment portfolio of each entity and upon factors such as:

      --  cash flow from the property;

      -- the effect of the acquisition of the property on the diversification of each entity's portfolio;

      --  rental payments during any renewal period;

      --  the amount of equity required to make the investment;

      --  the policies of each entity relating to leverage;

      --  the funds of each entity available for investment; and

      -- the length of time the funds have been available for investment and the manner in which the potential investment can be structured by each entity.

     Consideration will be given to joint ownership (e.g., tenancy-in-common or joint venture arrangement) of a particular property determined to be suitable for more than one investment entity in order to achieve diversification of each entity's portfolio and efficient completion of an entity's portfolio. In joint ownership, the investment of each entity will be on substantially similar terms and conditions, compensation to the organizer of each investment entity will be similar and each investment entity will have a right of first refusal to purchase the interest of the other if a sale of that interest is contemplated. See "Risk Factors -- Our participation in joint ventures creates additional risk." To the extent that a particular property might be determined to be suitable for more than one investment entity, priority generally will be given to the investment entity having uninvested funds for the longest period of time. It is the responsibility of the directors (including the independent directors) to insure that the method used to allocate transactions is applied fairly to us. See "Description of Properties" regarding properties jointly owned by us and other CPA(R) REITs.

     IT IS POSSIBLE THAT W. P. CAREY & CO. OR ITS AFFILIATES COULD ACQUIRE ADJACENT PROPERTIES TO PROPERTIES PURCHASED BY US. Although it is not expected to occur, if W. P. Carey & Co. or any of its affiliates acquires properties that are adjacent to one of our properties, the value of such properties may be enhanced by our interests. It also is possible that these properties could be in competition with our properties for prospective tenants.

     THERE MAY BE COMPETITION FROM AFFILIATES OF W. P. CAREY & CO. FOR THE TIME AND SERVICES OF OFFICERS AND DIRECTORS. We depend on the board and W. P. Carey & Co. for our operations and for the acquisition, operation and disposition of our investments. W. P. Carey & Co. has entered into the advisory agreement with us pursuant to which it will perform certain functions relating to the investment of our funds and our day-to-day management. See
"Management -- Advisory Agreement." W. P. Carey & Co. will be performing similar services for the CPA(R) REITs and may perform these services for REITs, partnerships or other investment entities offered or managed in the future by affiliates of W. P. Carey & Co. W. P. Carey & Co. and their affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and the shareholders. See "Management." Neither Carey Financial, W. P. Carey & Co. nor any of their affiliates are restricted from acting as general partner, advisor, underwriter, selling agent or broker-dealer in public or private offerings of securities in REITs, real estate partnerships or other entities which may have objectives similar to ours and which are sponsored by affiliated or non-affiliated persons.

     THE SALES AGENT IS AFFILIATED WITH W. P. CAREY & CO. Carey Financial, a subsidiary of W. P. Carey & Co. will receive a selling commission for each share sold by it (except for sales made to W. P. Carey & Co., its employees or its affiliates), annual monitoring fees with respect to shares held by its clients, a marketing fee, and reimbursement for specified expenses. See "The Offering." As sales agent, Carey Financial has certain obligations to undertake a due diligence investigation with respect to the parties involved in the offering, including W. P. Carey & Co. This need to investigate its parent may cause a conflict of interest for Carey Financial in carrying out its due diligence obligations.

     WE SHARE COMMON COUNSEL WITH W. P. CAREY & CO. AND ITS AFFILIATES. Reed Smith LLP, our counsel in connection with this offering, is also counsel to W.
P. Carey & Co., Carey Financial and various affiliates, including the CPA(R) REITs. In the event any legal controversy arises in which our interests appear to be in conflict with those of W. P. Carey & Co., Carey Financial or their affiliates, other counsel will be retained for one or more parties.

     The following chart shows the relationship among W. P. Carey & Co., its parent, its affiliates and CPA(R):15. See "Management."

     Organizational (chart showing W.P. Carey & Co. LLC (the "Sponsor") owning 100% of each of Carey Financial Corporation (the "Sales Agent") and Carey Asset Management Corp. (the "Advisor"). Further, the Advisor is shown to own 51,749 shares of CPA(R):15.

                         PRIOR OFFERINGS BY AFFILIATES

     THE INFORMATION IN THIS SECTION AND THE TABLES REFERENCED HEREIN SHOULD NOT BE CONSIDERED AS INDICATIVE OF HOW WE WILL PERFORM. THIS DISCUSSION REFERS TO THE PERFORMANCE OF PRIOR PROGRAMS OVER THE LIFETIME OF THE PROGRAMS. IN ADDITION, THE TABLES INCLUDED WITH THIS PROSPECTUS (WHICH REFLECT RESULTS OVER THE PERIODS SPECIFIED IN EACH TABLE) DO NOT MEAN THAT WE WILL MAKE INVESTMENTS COMPARABLE TO THOSE REFLECTED IN SUCH TABLES. IF YOU PURCHASE SHARES IN CPA(R):15, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OF THE REAL ESTATE PROGRAMS DESCRIBED IN THE TABLES (UNLESS YOU ARE ALSO AN INVESTOR IN THOSE REAL ESTATE PROGRAMS).

     Affiliates of W. P. Carey & Co. organized the limited partnerships listed below:

      --  Corporate Property Associates

      --  Corporate Property Associates 2

      --  Corporate Property Associates 3

      --  Corporate Property Associates 4, a California limited partnership

      --  Corporate Property Associates 5

      --  Corporate Property Associates 6 -- a California limited partnership

      --  Corporate Property Associates 7 -- a California limited partnership

      --  Corporate Property Associates 8, L. P., a Delaware limited partnership

      --  Corporate Property Associates 9, L. P.

On January 1, 1998, these nine partnerships were combined to form Carey Diversified LLC, a New York Stock Exchange listed limited liability company. The partnerships no longer operate as independent entities. Carey Diversified subsequently merged with W. P. Carey & Co. Inc. and is now known as W. P. Carey & Co. LLC.


     Affiliates of W. P. Carey & Co. have also organized the REITs listed below, referred to as the CPA(R) REITs (in addition to CPA(R):15):



      --  Corporate Property Associates 10 Incorporated (CPA(R):10)



      --  Carey Institutional Properties, Incorporated (CIP(R))



      --  Corporate Property Associates 12 Incorporated (CPA(R):12)



      --  Corporate Property Associates 14 Incorporated (CPA(R):14)



     On April 30, 2002, CPA(R):10 and CIP merged, with CIP being the surviving company. These CPA(R) REITs and the CPA(R) limited partnerships (see description above) are referred to as the "CPA(R) funds." The primary investment objectives of the CPA(R) funds are similar to ours.



     The following is information relating to the CPA(R) funds as of December 31, 2001:



Total equity raised:                                       $1,648,234,000
Total investors:                                                   74,000
Number of Properties Purchased:                                       550
Aggregate Purchase Price of Properties:                     3,058,645,983
Total Initial Equity Investment in Properties:              1,495,465,062
Total Initial Mortgage Financing:                           1,563,180,921

                       CASH DISTRIBUTIONS FROM OPERATIONS


                            CPA(R):1   CPA(R):2   CPA(R):3   CPA(R):4
                            --------   --------   --------   --------
Total Cash Distributions
  Plus Any Listed Share
  Value Per $10,000
  Investment(1)(2)          $23,670    $36,865    $40,809    $31,014
Value Received in
  Conversion to Cash or
  Listed Shares per
  $10,000 Investment(3)     $11,320    $12,030    $16,320    $14,190
Total Cash Distributions
  per $10,000               $12,356    $24,835    $24,489    $16,824
  Average Annual Return        7.32%     15.32%     19.40%     14.28%
                      2002
                      2001
                      2000
                      1999
                      1998
                     1997*     7.05%     18.92%     19.86%     11.44%
                      1996     7.02%     18.72%     19.72%     11.38%
                      1995     6.50%     17.90%     18.95%     11.24%
  Annualized          1994     6.29%     17.50%     18.69%     11.17%
  Yields Based On     1993     6.23%     17.33%     18.49%     11.11%
  Calendar            1992     6.15%     17.11%     17.95%     11.03%
  Year                1991     6.07%     16.83%     16.44%     10.83%
  Distributions       1990     5.75%     16.57%     15.80%     10.60%
                      1989     5.41%     16.00%     14.60%     10.45%
                      1988     5.32%     15.40%     13.54%     10.35%
                      1987     5.27%     15.08%     13.00%     10.26%
                      1986     5.22%     13.29%     12.25%     10.19%
                      1985     7.45%      9.57%     11.55%     10.11%
                      1984     7.45%      9.17%     11.15%     10.03%
                      1983     7.45%      9.09%     10.06%      8.92%
                      1982     7.45%      8.79%      9.76%
                      1981     7.43%      8.03%
                      1980     7.33%      8.00%
                      1979     7.18%

                            CPA(R):5   CPA(R):6   CPA(R):7   CPA(R):8   CPA(R):9   CPA(R):10
                            --------   --------   --------   --------   --------   ---------
Total Cash Distributions
  Plus Any Listed Share
  Value Per $10,000
  Investment(1)(2)          $21,031    $26,393    $21,500    $22,861    $18,401     $20,833
Value Received in
  Conversion to Cash or
  Listed Shares per
  $10,000 Investment(3)     $ 7,910    $14,860    $11,920    $14,970    $11,330     $11,230
Total Cash Distributions
  per $10,000               $13,121    $11,533    $ 9,580    $ 7,891    $ 7,071     $ 9,603
  Average Annual Return        7.86%     12.72%     10.77%     13.78%     10.38%       8.99%
                      2002                                                             4.00%
                      2001                                                             7.17%
                      2000                                                             7.14%
                      1999                                                             7.11%
                      1998                                                             7.08%
                     1997*     7.08%      9.71%      8.62%      8.81%      8.50%       7.04%
                      1996     7.71%      9.61%      8.52%      8.72%      8.48%       8.30%
                      1995     9.78%      9.29%      8.37%      8.53%      8.44%       8.30%
  Annualized          1994     9.74%      9.23%      6.74%      8.46%      8.40%       8.27%
  Yields Based On     1993     9.68%      9.16%      6.12%      8.43%      8.38%       8.23%
  Calendar            1992     9.60%      9.08%      6.62%      8.35%      8.30%       8.17%
  Year                1991     9.52%      8.67%      8.32%      8.27%      8.22%       8.09%
  Distributions       1990     9.44%      8.46%      8.29%      8.19%      8.14%       8.01%
                      1989     9.36%      8.33%      8.18%      8.08%      8.09%
                      1988     9.28%      8.23%      8.10%      8.03%
                      1987     9.19%      8.14%      8.03%
                      1986     9.10%      8.06%
                      1985     8.84%      8.01%
                      1984     8.48%
                      1983
                      1982
                      1981
                      1980
                      1979


---------------


  * Excludes special dividend paid by CPA(R):1-9 in December 1997 prior to the merger into Carey Diversified LLC.



(1) Total cash distributions include those received from operations and from property sales through September 2000 exclusive of equity build-up from paydown of mortgage balances and increases or decreases in property value.



(2) Cash return percentages are quoted on an annualized basis and calculated by dividing the cash distributed (excluding distributions of cash from property sales) by the total original investment in the program. Return of capital distributions are deducted from the original investment in calculating subsequent cash return percentages.

(3) CPA(R):1-9 were structured as limited partnerships and were merged into Carey Diversified LLC (CDC) and listed on the NYSE in January 1998. This value assumes the shares in CDC were worth $21.52, the average share price for the 30 trading days after the listing. These programs are now complete. (On June 28, 2000, CDC merged with W. P. Carey & Co., Inc. to form W. P. Carey & Co. LLC.) In June 2002, shareholders of CPA:10 approved an offer to exchange their shares for either shares of CIP or 4% Promissory Notes. Those who elected promissory notes received $11.23 per share at the end of 2002, as illustrated here. CIP continues to operate.



                       CASH DISTRIBUTIONS FROM OPERATIONS



                                                  CIP(R)               CPA(R):12   CPA(R):14   CPA(R):15
                                      ------------------------------   ---------   ---------   ---------
                                          FORMER          ORIGINAL
                                         CPA(R):10         CIP(R)
                                      SHAREHOLDERS(3)   SHAREHOLDERS
                                      ---------------   ------------
Total Cash Distributions Per
  $10,000 Investment (Based
  on $10 per share(1)                     $9,837           $8,914       $ 6,960     $ 3,271      $ 608
  Through Q4                   2002(2)       7.21%           8.53%         8.25%       7.53%      6.15%
                               2001         7.17%            8.50%         8.22%       7.45%
                               2000         7.14%            8.34%         8.19%       6.85%
                               1999         7.11%            8.30%         8.16%       6.52%
  Annualized Yields Based On   1998         7.08%            8.27%         8.12%       6.44%
  4th Quarter Distribution     1997         7.04%            8.24%         8.09%
  Payments                     1996         8.30%            8.21%         8.06%
                               1995         8.30%            8.14%         8.02%
                               1994         8.27%            8.06%         7.25%
                               1993         8.23%            8.00%
                               1992         8.17%            7.14%
                               1991         8.09%
                               1990         8.01%


---------------


Cash distribution rates do not include equity build-up from paydown of mortgage balances, proceeds from sales and refinancings, increases or decreases in property values.



(1) Total cash distributions include cash received from operations and from property sales through 2002 exclusive of equity build-up from paydown of mortgage balances and increases or decreases in property values.



(2) Cash return percentages are quoted on an annualized basis and calculated by dividing the cash distributed (excluding distributions from the sale of property) by the total original investment in the program assuming investment in first closing. Return of distributions from the sale of property are deducted from the original investment in calculating subsequent cash return percentages. The percentages reflected above will represent a return of the money originally invested in a program and not a return on such money to the extent aggregate proceeds from the sale of such program's properties are less than the gross investment in such program.



(3) On April 30, 2002 CPA(R):10 merged into CIP(R) and shareholders of CPA(R):10 had the option of electing 4% Prommisory Notes with a principal amount of $11.23 per share or CIP(R) shares. Those who elected CIP(R) shares in the merger received .8445 CIP(R) shares for each share of CPA(R):10.

The charts display, in summary form, the performance histories of the prior CPA(R) portfolios (see Table III in the prospectus from which this information is derived) and may not be indicative of the future operations of CPA(R):15. The inclusion of this chart does not necessarily imply in any manner that CPA(R):15 will necessarily make investments comparable to those reflected in the chart with respect to cash flow, taxable income or other factors; nor does it imply or indicate that purchaser of CPA(R):15 will experience returns comparable to those experienced by investors in the real estate portfolios other than CPA(R):15. Moreover, the size of cash distributions is only one criterion on which a decision to invest in CPA(R):15 should be based. Investors who purchase shares of CPA(R):15 will not have ownership interest in any of the other real estate portfolios depicted above (unless they are also investors in those real estate portfolios). An investment in the portfolios listed above is subject to risks similar to those of an investment in CPA(R):15. These risks include; tentant bankruptcy/vacancy; potential conflicts of interest; possibility of no or decreased distribution; and share value may decrease.

     The CPA(R) funds own properties leased to tenants in the following industries (as of December 31, 2001):

    PORTFOLIO DIVERSIFICATION BY TENANT INDUSTRY (BASED ON ANNUAL REVENUES) [PROPERTY TYPE DIVERSIFICATION PIE CHART PERCENTS]

                                                                                         CONSUMER
ADVERTISING/COMMUNICATIONS  AIRLINES/AIRFREIGHT   AUTOMOTIVE   BANKING    CONSTRUCTION   PRODUCTS   EDUCATION
--------------------------  -------------------   ----------   -------    ------------   --------   ---------
2.1                                3.60              5.60        0.10         0.70         4.80       1.00


ADVERTISING/COMMUNICATIONS  ELECTRONICS/TECH/TELE   FOOD/BEVERAGE    HOTEL     MACHINERY/EQUIPMENT   MANUFACTURING
--------------------------  ---------------------   -------------    -----     -------------------   -------------
2.1                                 23.80               4.40          4.10            5.00               8.30

                                                                                     RETAIL     RETAIL
                                                                                       -           -       SPECIALTY
ADVERTISING/COMMUNICATIONS  MEDICAL/PHARMA/HEALTHCARE   PAPER/PRINTING    RETAIL    DISCOUNT   SPECIALTY   SERVICES
--------------------------  -------------------------   --------------    ------    --------   ---------   ---------
2.1                                   6.70                   2.80          2.90       1.40       9.20        6.80


ADVERTISING/COMMUNICATIONS  THEATER/ENTERTAINMENT   TRUCKING/WAREHOUSING
--------------------------  ---------------------   --------------------
2.1                                 1.50                    5.20

     The CPA(R) funds have invested in the following types of properties (as of December 31, 2001):

     PORTFOLIO DIVERSIFICATION BY PROPERTY TYPE (BASED ON ANNUAL REVENUES) [PROPERTY TYPE DIVERSIFICATION PIE CHART PERCENTS]

                                                                                                                      RETAIL-
DISTRIBUTION/WAREHOUSE              HOTEL         MANUFACTURING    MANUFACTURING/DISTRIBUTION       OFFICE           SERVICES
----------------------              -----         -------------    --------------------------       ------           --------
11                                    4                29                      10                     30                15


DISTRIBUTION/WAREHOUSE             THEATER
----------------------             -------
11                                    1

     The properties owned by the CPA(R) funds as of December 31, 2001 are located throughout the United States, England, Finland, France and the Netherlands as shown on the chart below:

         PORTFOLIO DIVERSIFICATION BY REGION (BASED ON ANNUAL REVENUES) [PIE CHART INDICATING REGIONAL DIVERSIFICATION PERCENTS]

EAST NORTH CENTRAL        EUROPE        MIDEAST      MOUNTAIN      NORTHEAST      PACIFIC      SOUTHEAST     SOUTHWEST
------------------        ------        -------      --------      ---------      -------      ---------     ---------
18                           2            10            10            11            20            11            13

                           WEST
                           NORTH
EAST NORTH CENTRAL        CENTRAL
------------------        -------
18                           5

     When acquired by the CPA(R) funds, approximately 22% of the properties had newly constructed buildings or buildings being constructed, and approximately 78% had previously constructed buildings (based on the purchase price). When purchased by the CPA(R) funds, all of the properties were single-tenant commercial, industrial and governmental real property (or interests therein). The CPA(R) funds have made no loans or participating loans and have entered into 33 joint ventures with affiliated programs (23% of all transactions entered into by the CPA(R) funds). More detailed information with respect to investments by the CPA(R) funds is separately presented in tabular form for the CPA(R) funds in Table VI, found in Part II of the registration statement. Table VI shows information regarding property acquisitions in the past three years. Upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):15 will provide, at no fee, copies of Exhibit 99.

     The leveraged percentage achieved by the active CPA(R) funds are as follows:

CIP(R):....................................................  54%
CPA(R):12:*................................................  45%
CPA(R):14:*................................................  47%

---------------
     * financing of properties not yet completed


     No CPA(R) fund has missed a quarterly dividend payment. Two-thirds of CPA(R) funds have gone full cycle to liquidity, providing investors with an average annual return of 12%. No full-term investor has lost money in any CPA(R) fund. CIP(R), CPA(R):12 and CPA(R):14 are currently appraised at premiums to their original issue price and, as of January 15, 2003, have an average dividend yield of 7.88%. CPA(R):1-9 provided investors with 12.4% average annual returns (without reinvestment) over the period 1978-1997. Occupancy rates for CPA(R) funds have averaged in excess of 98% every year. CPA(R) funds have paid 646 quarterly dividends over 24 years, with 14 initial payments, 8 payments going down, 50 payments staying the same and 574 payments increasing over the prior quarter.


     The CPA(R) funds have sold all or a portion of 101 properties as of December 31, 2001.


Total Properties sold:.....................................           101
Original Purchase Price of Properties sold:................  $311,019,554
Equity Investment in Properties sold:......................  $143,582,932
Amount received from sale of properties:...................  $327,149,682
Net proceeds from sales (after expenses and payment of
  mortgage debt):..........................................  $198,428,264

     More detailed information with respect to the properties sold by the CPA(R) funds between January 1, 1999, and December 31, 2001 is presented in tabular form in Table III (Sales or Dispositions of Properties) in Exhibit A to this prospectus.


     Some CPA(R) funds have experienced adverse business developments which have included the filing by some tenants for protection from creditors under the bankruptcy code, the vacating of facilities by a tenant at the end of an initial lease term, and litigation with tenants involving lease defaults and sales of properties. These developments have caused a reduction in cash flow and/or an increase in administrative expenses of the affected CPA(R) funds for certain periods of time, but, with four exceptions described below, have not caused the affected CPA(R) funds to reduce their rate of distributions to partners. See Table V (Operating Results of Prior funds) in Exhibit A to this prospectus for overall results of operations of the affected CPA(R) funds.

     The management of the affected CPA(R) funds has undertaken a number of measures to mitigate the adverse effects of some adverse business developments, such as re-leasing properties vacated by initial tenants; refinancing mortgage loans and restructuring terms of existing mortgage loans; restructuring lease terms; selling properties; and, in the case of litigation, vigorously defending the interests of affected CPA(R) funds and, where appropriate, settling litigation. Of the more than 250 tenants with which the CPA(R) funds have entered into leases, 32 have subsequently sought protection from creditors in bankruptcy. Properties formerly leased to 18 of these tenants have been re-leased or sold. Four other tenants have affirmed their leases and the leases of the remaining 10 tenants are currently the subject of negotiations.

     Most CPA(R) funds in which adverse developments have occurred have been able to meet their obligations and maintain distributions to their investors, primarily as a result of the efforts of management and the existence of a working capital reserve established at the inception of each CPA(R) funds. Although several CPA(R) funds have experienced the types of adverse business developments described above, only four CPA(R) funds, CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 have had to reduce the rate of distributions to their partners or shareholders as a result of adverse developments. The adverse developments which were primarily responsible for causing these reductions in the rate of distributions are, in the case of CPA(R):1, the bankruptcy filing by Storage Technology, in the case of CPA(R):5, the sale of two properties, in the case of CPA(R):7, the bankruptcy filings of Yellow Front Stores, Inc. and NV Ryan L. P., and in the case of CPA(R):10, the expiration of one lease and the bankruptcy of Harvest Foods. The reductions in distribution rates in each of CPA(R):1, CPA(R):5, CPA(R):7 and CPA(R):10 were followed by increases in the distribution rates. The distribution rate of CPA(R):7 exceeded the rate in effect before the reductions when it was merged with Carey Diversified while the distribution rate of CPA(R):1 and CPA(R):5 had not reached the rate in effect before the reduction at the time of the merger. CPA(R):10 had not reached the rate in effect before the reduction at the time of its merger with CIP(R).

     Additional information concerning the CPA(R) funds is set forth in tabular form in Exhibit A to this prospectus. See "Experience in Raising and Investing Funds" in Table I; "Compensation to W. P. Carey & Co. LLC" in Table II; "Operating Results of Prior Programs" in Table III; "Results of Completed Programs" in Table IV; and "Sales or Dispositions of Properties" in Table V. In addition, upon written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, New York 10020, 1-800-WP CAREY, CPA(R):15 will provide, at no fee, the most recent annual report (on Form 10-K) filed by any of the CPA(R) REITs and, at a reasonable fee, the exhibits to the annual report. These annual reports and exhibits are also available at the Securities Exchange Commission's Web site at www.sec.gov.

                                   MANAGEMENT

     We operate under the direction of the board, the members of which are accountable to us and our shareholders as fiduciaries. A majority of the independent directors and a majority of the directors have reviewed and ratified the articles of incorporation and have adopted the bylaws. The board is responsible for the management and control of our affairs. The board has retained W. P. Carey & Co. to manage our day-to-day affairs and the acquisition and disposition of investments, subject to the board's supervision. We currently have six directors. We must have at least three and may have no more than nine directors.

     A majority of the board must be comprised of independent directors, except for a period of 90 days after the death, removal or resignation of an independent director. An independent director may not, directly or indirectly (including through a member of his or her immediate family), own any interest in, be employed by, have any material business or professional relationship with, or serve as an officer or director of any affiliates, except that an independent director may serve as a director, officer or trustee for not more than two other REITs organized or advised by W. P. Carey & Co. An independent director may not perform material services for CPA(R):15, except to carry out the responsibilities of director. Two of the directors are affiliates of W. P. Carey & Co. and four are independent directors. An independent director is a director who is not and has not for the last two years been associated with W.
P. Carey & Co. LLC, Carey Asset Management or any of its affiliates other than up to two other public REITs sponsored by W. P. Carey & Co. LLC.

     Each director will hold office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director.

     Any director may resign at any time and may be removed with or without cause by the shareholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

     Unless filled by a vote of the shareholders as permitted by Maryland law, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors and,

      -- in the case of a director who is not an independent director (an "affiliated director"), by a vote of a majority of the remaining affiliated directors, or

      -- in the case of an independent director, by a vote of a majority of the remaining independent directors unless there are no remaining affiliated directors or independent directors, as the case may be, to so fill a vacancy, in which case a majority vote of the remaining directors shall be sufficient.

     The directors are not required to devote all of their time to us and are only required to devote the time to our affairs as their duties require. The directors will generally meet quarterly or more frequently if necessary. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will be relying heavily on W. P. Carey & Co. The board is empowered to fix the compensation of all officers that it selects and may pay remuneration to directors for services rendered to us in any other capacity. We pay to each independent director a quarterly fee of $2,750 and a meeting fee of $1,000 per meeting. It is estimated that the aggregate compensation payable to the independent directors as a group for a full fiscal year will be approximately $60,000. We will not pay any compensation to our officers or directors who also serve as officers or directors of W. P. Carey & Co. However, we reimburse W.P. Carey for the actual cost of personnel allocable to their time devoted to providing administrative services to us. See "Advisory Agreement" for a more complete discussion of these reimbursements. The board may change the compensation of directors.

     Our general investment and borrowing policies are set forth in this prospectus. The directors may establish further written policies on investments and borrowings and shall monitor the administrative procedures, investment operations and performance of us and W. P. Carey & Co. to assure that the policies are in the best interest of the shareholders and are fulfilled. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by the directors.

     The board is also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interests of the shareholders. In addition, a majority of the independent directors and a majority of directors not otherwise interested in the transaction must approve all transactions with W. P. Carey & Co. or its affiliates (other than other publicly-registered entities, in which case only the allocation of interests in the transaction must be approved by the independent directors). The independent directors also will be responsible for reviewing the performance of W. P. Carey & Co. and determining that the compensation to be paid to W. P. Carey & Co. is reasonable in relation to the nature and quality of services to be performed and that the provisions of the advisory agreement are being carried out. Specifically, the independent directors will consider factors such as

      -- the amount of the fee paid to W. P. Carey & Co. in relation to the size, composition and performance of CPA(R):15's investments;

      -- the success of W. P. Carey & Co. in generating appropriate investment opportunities;

      -- rates charged to other investment entities by advisors performing similar services;

      -- additional revenues realized by W. P. Carey & Co. and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

      -- the quality and extent of service and advice furnished by W. P. Carey & Co., the performance of our investment portfolio; and

      --  the quality of our portfolio relative to the investments generated by
          W. P. Carey & Co. for its other clients.

     Neither the directors nor their affiliates will vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the shareholders regarding either: (i) the removal of W. P. Carey & Co., any director or any affiliate; or (ii) any transaction between us and W. P. Carey & Co., any director or any affiliate.

DIRECTORS AND EXECUTIVE OFFICERS OF CPA(R):15

     Our directors and executive officers are as follows:

                   NAME                                        OFFICE
                   ----                                        ------
Wm. Polk Carey.............................  Chairman and Director
Gordon F. DuGan............................  Vice Chairman
George E. Stoddard.........................  Director
Francis X. Diebold.........................  Independent Director
Elizabeth P. Munson........................  Independent Director
Ralph F. Verni.............................  Independent Director
Warren G. Wintrub..........................  Independent Director
Anne R. Coolidge...........................  President
Claude Fernandez...........................  Managing Director and Chief Accounting
                                             Officer
John J. Park...............................  Managing Director and Chief Financial
                                             Officer

     The following is a biographical summary of the experience of our directors and executive officers:

     Wm. Polk Carey, age 72, is Chairman of the Board of Directors. Mr. Carey has served as a director of CPA(R):15 since 2001, of CPA(R):14 since 1997, of CPA(R):12 since 1993, of CIP(R) since 1993, and of W. P. Carey & Co. LLC since 1997. Mr. Carey was also elected Chairman of W. P. Carey & Co. in June 1997, has been active in lease financing since 1959, and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co. in 1973, he served as Chairman of the

Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers) and Vice Chairman and Director of Corporate Finance of duPont Glore Forgan Inc. Mr. Carey was educated at Princeton University and is a graduate of the University of Pennsylvania's Wharton School. Mr. Carey served as a Governor of the National Association of Real Estate Investment Trusts ("NAREIT") and served as the Executive in Residence at Harvard Business School. He currently serves on the boards of The Johns Hopkins University and its School of Advanced International Studies and as Chairman of the Boards of Trustees of the St. Elmo Foundation and the W. P. Carey Foundation. The W. P. Carey Foundation was formed to foster educational organizations and improve the quality of education. He founded the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence Klein the Economics Research Institute at that university. With Sir John Templeton, he helped to establish the program in management education at Oxford University. Mr. Carey also serves as Chairman of the Board and Chief Executive Officer of CIP(R), CPA(R):12, W. P. Carey & Co. LLC, and CPA(R):14, and was also Chairman of the Board and Chief Executive Officer of CPA(R):10 prior to its merger with CIP(R). Mr. Carey is the brother of Francis J. Carey.

     Gordon F. DuGan, age 36. Mr. DuGan joined W. P. Carey & Co. as Assistant to the Chairman in 1988, and in 1995 was elevated to Senior Vice President in the Acquisitions Department. From October 1995 until February 1997 he was Chief Financial Officer of a Colorado-based wireless communications equipment manufacturer. In 1997 Mr. DuGan rejoined W. P. Carey & Co. as Deputy Head of Acquisitions, was elected to Executive Vice President and Managing Director, and was elevated to President in 1999. Mr. DuGan has served as a Trustee of the W.
P. Carey Foundation since 1999. He also serves on the Board of the New York Pops and is a member of the Young Presidents Organization. Mr. DuGan received his BS degree in Economics from the Wharton School of the University of Pennsylvania.


     George E. Stoddard, age 86, has served as a director of CPA(R):15 since 2001. Mr. Stoddard, has been with W. P. & Co. since 1979. Mr. Stoddard has served as a director of CPA(R):14 since 1997, of CPA(R):12 since 1997, of CIP(R) since 1997, and of W. P. Carey & Co. LLC since 2000. Prior to joining W. P. Carey & Co. Mr. Stoddard was Officer-in-Charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States ("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an AB degree from Brigham Young University, an MBA from Harvard Business School and an LLB from Fordham University Law School. Mr. Stoddard serves as Chairman of the Investment Committee of W. P. Carey & Co. and has been a Trustee of the W. P. Carey Foundation since December 1990. Mr. Stoddard is a director of CIP(R), CPA(R):12 and CPA(R):14, and was also a director of CPA(R):10 prior to its merger with CIP(R).


     Francis X. Diebold, age 42, has served as an independent director of CPA(R):15 since 2002. Mr. Diebold has also served as a director of CPA(R):12 and of CIP(R) since 2002. Mr. Diebold is a William Polk Carey Professor of Economics, Finance and Statistics at the University of Pennsylvania, where he has been a member of the faculty since 1989. He has also served as a Research Associate at the National Bureau of Economic Research since 1999, and was Director of the Institute for Economic Research from 1999 to 2000. From 1986 to 1989, he served as an economist under Paul Volker and Alan Greenspan at the Board of Governors of the Federal Reserve System in Washington, DC. Mr. Diebold has published extensively and has served on the editorial boards of numerous journals, including Econometrica and Review of Economics and Statistics. He is a Fellow of the Econometric Society and the recipient of several prizes for outstanding teaching. Diebold has held visiting appointments at several institutions, including Princeton University, the Graduate School of Business at the University of Chicago, and the Stern School of Business at New York University. Diebold received his B.S. from the Wharton School at the University of Pennsylvania in 1981 and his Ph.D. in 1986, also from the University of Pennsylvania. He also serves as a director of CIP(R) and CPA(R):12.

     Elizabeth P. Munson, age 46, has served as an independent director of CPA(R):15 since 2002. Ms. Munson is the President of The Rockefeller Trust Company (New York) and The Rockefeller

Trust Company (Delaware), joining those companies in June 2001. Ms. Munson is also a Managing Director of Rockefeller & Co., a position she has held since December 2001. Prior to joining Rockefeller, she was a partner in the Private Clients Group of White & Case LLP from January 1993 to June 2001 and an associate there from February 1985. Ms. Munson serves on the Executive Committee of the Board of Trustees of St. Paul's School, Concord, New Hampshire, a member of Board of Advisors of the Wildlife Conservation Society, Bronx, New York, a member of the Board of Managers and Vice President of Episcopal Social Services, New York, New York and a member of the Board of Directors and President of United Neighbors of East Midtown, New York, New York. Ms. Munson has also served as an independent director of CPA(R):12 since 2002 and CPA(R):14 since 2002.

     Ralph F. Verni, age 59, has served as an independent director of CPA(R):15 since 2001. Mr. Verni has also served as a director of CPA(R):12 and of CIP(R) since 2001. Mr Verni is currently serving on several Boards of Directors, including Commonwealth Capital, a venture capital firm and The MacGregor Group, the leading provider of order management systems and FIX network services to institutional investors. He also serves on the Advisory Boards of several start up companies, including Broad Reach Communications and Execs Only. Starting in 2000, he served as President, CEO and Director of Redwood Investment Systems, Inc. Redwood, a start-up software firm, developed web-based and wireless solutions to help investment professionals tame information overload. In 2001, Redwood merged into Verilytics, Inc. Prior to Redwood, Mr. Verni was President and CEO of State Street Research & Management, MetLife's investment management subsidiary located in Boston. Mr. Verni joined State Street Research in 1992 after serving 10 years as Executive Vice President, Board Member and Chief Investment Officer of The New England Mutual Life Insurance Company. While at The New England, he founded and served as President and Chief Executive Officer of New England Investment Companies, a holding company of over ten money management firms. Prior to joining The New England, he spent sixteen years in a variety of investment management positions at The Equitable. Mr. Verni received a BA from Colgate University and an MBA from Columbia University and is a Chartered Financial Analyst. Mr. Verni also serves on the Advisory Committee of the MIT Center For Real Estate, the Board of Trustees of Colgate University, where he also is the Vice-Chairperson of the Endowment Committee, the Boston Economic Club, and the Commercial Club of Boston. Mr. Verni is a director of CIP(R) and CPA(R):12.

     Warren G. Wintrub, age 68, is has served as an independent director of CPA(R):15 since 2001. Mr. Wintrub also has served as a director of CPA(R):14 since 1997 and of CIP(R) since 2001. He retired in 1992 from Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, after 35 years. Mr. Wintrub was elected a Senior U. S. Tax partner in PricewaterhouseCoopers LLP in 1963, and specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988, and as a chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LLB from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Petroleum Co. Mr. Wintrub is a director of CPA(R):14.

     Anne R. Coolidge, age 33, President, joined W. P. Carey & Co., in 1993, as Assistant to the Chairman and was elected to Executive Director in March 2000. Ms. Coolidge founded the London office which she headed from April 1999 to February 2001. She received an AB from Harvard College and an MBA from Columbia University's Graduate School of Business. She is also on the board of Jetora, Inc., management company to LivingNexus, LLC, a provider of property management software to the real estate industry. Ms. Coolidge was also President of CPA(R):10 prior to its merger with CIP(R).

     Claude Fernandez, age 50, elected Executive Vice President and Chief Administrative Officer in June 1997, joined W. P. Carey & Co., as Assistant Controller in March 1983, was elected Controller in July 1983, Vice President in April 1986, and is now a Managing Director, Executive Vice President and Chief Administrative Officer. Prior to joining W. P. Carey & Co., Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received his BS degree in accounting from New York University in 1975, and his MBA in Finance from Columbia University Graduate School of Business in 1981.

     John J. Park, age 38, joined W. P. Carey & Co. as an investment analyst in 1987 and rose to Managing Director and Chief Financial Officer in 1999. Mr. Park received a BS from the Massachusetts Institute of Technology in 1986, and an MBA from the Stern School of Business at New York University in 1991.

     Some of our directors and officers act as directors or officers of the general partners of other CPA(R) funds and may own interests in those CPA(R) funds.

ADDITIONAL MANAGEMENT

                   NAME                                        OFFICE
                   ----                                        ------
Stephen H. Hamrick.........................  Managing Director
Edward V. LaPuma...........................  Managing Director
W. Sean Sovak..............................  Managing Director and Chief Acquisitions
                                               Officer
Thomas E. Zacharias........................  Managing Director
Susan C. Hyde..............................  Executive Director and Secretary
Michael D. Roberts.........................  Executive Director and Controller
Gordon J. Whiting..........................  Executive Director
Debra E. Bigler............................  Senior Vice President
Ted G. Lagreid.............................  Senior Vice President
David W. Marvin............................  Senior Vice President
Anthony S. Mohl............................  Senior Vice President -- France
Donna M. Neiley............................  Senior Vice President

     Stephen H. Hamrick, age 50. Mr. Hamrick has been with W. P. Carey & Co. since 2001. After years of service as Chairman of the Board of Carey Financial, Mr. Hamrick was appointed National Marketing Director and Managing Director of
W. P. Carey & Co. in 2001. Prior to joining W. P. Carey & Co., he served as CEO of a bank-based investment brokerage business at Wall Street Investor Services. From 1988 until 1994, Mr. Hamrick headed Private Investments for PaineWebber Incorporated, where he was a Senior Vice President and a member of the firm's Management Council. Mr. Hamrick has served as Chairman of the Securities Industry Association's Direct Investment Committee and as Chairman of the Investment Program Association. He is currently a voting member of both the American Stock Exchange's Committee on Securities, which approves companies to be listed or de-listed on the exchange, as well as the comparable panel at NASDAQ. A Certified Financial Planner, Mr. Hamrick received degrees in English and Economics from Duke University.

     Edward V. LaPuma, age 30, became a Managing Director of W. P. Carey & Co. in March 2002. Mr. LaPuma joined W. P. Carey & Co. as an Assistant to the Chairman in 1994. Mr. LaPuma established W. P. Carey & Co.'s Institutional Department, which he heads as President of CIP(R). Prior to joining W. P. Carey & Co., Mr. LaPuma was a consultant with Sol C. Snider Enterpreneurial Center where he advised small business owners on ways to make their companies more profitable through the implementation of appropriate financial and management strategies. A magna cum laude graduate of the University of Pennsylvania, Mr. LaPuma received a BA in Global Economic Strategies from The College of Arts and Sciences and a BS in Economics with a concentration in Finance from the Wharton School. He is a member of the board of directors of W. P. Carey International LLC. He is also a trustee for the Rensselaerville Institute.

     W. Sean Sovak, age 30, has served as Chief Acquisitions Officer and Managing Director of W. P. Carey & Co. since 2002. Mr. Sovak joined W. P. Carey & Co. as Assistant to the Chairman in 1994. He was most recently appointed Executive Director in W. P. Carey & Co. Acquisitions Department. Mr. Sovak graduated summa cum laude from the University of Pennsylvania's Wharton School, where he concentrated in Finance. Mr. Sovak is also Director of the Wharton Club of New York. Mr. Sovak has served as President of CPA(R):12 since 2000.

     Thomas E. Zacharias, age 48, Managing Director, Asset Management and Development, joined W. P. Carey & Co. in April 2002. Mr. Zacharias was most recently a Senior Vice President of MetroNexus North America. MetroNexus is a Morgan Stanley Real Estate Funds Enterprise capitalized for the acquisition, development, leasing and management of telecom facilities and internet data centers. He has over 22 years experience in acquisitions, financing, development leasing and asset management in real estate. Prior to joining MetroNexus in 2000, Mr. Zacharias was a Principal at Lend Lease Development U.S., a subsidiary of Lend Lease Corporation. Lend Lease is a global real estate investment management, property development and construction management company. Between 1981 and 1998, Mr. Zacharias was a senior officer at Corporate Property Investors (CPI) which at the time of its merger into Simon Property Group in 1998, was the largest private equity REIT. Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976, and a Masters in Business Administration from Yale School of Management in 1979. He is a member of the Urban Land Institute, International Council of Shopping Centers and NAREIT. Mr. Zacharias previously served as an independent director of CIP(R) from 1997 to 2001, CPA(R):12 from 1997 to 2000, CPA(R):14 from 1997 to 2001 and
CPA(R):15 in 2001.

     Susan C. Hyde, age 34, is an Executive Director and Deputy Director of Marketing and Investor Relations of W. P. Carey & Co. Ms. Hyde joined W. P. Carey & Co., in 1990, became Second Vice President in April 1995, and Vice President in April 1997. Ms. Hyde graduated from Villanova University in 1990, where she received a BS degree in Business Administration with a concentration in marketing and a BA degree in English.

     Michael D. Roberts, age 50, Executive Director, joined W. P. Carey & Co. in April 1989, as Second Vice President and Assistant Controller and was named Vice President and Controller in October 1989, First Vice President in July 1990 and was elected Senior Vice President in 1997. From August 1980, to February 1983, and from September 1983, to April 1989, he was employed by Coopers & Lybrand L.L.P., now PricewaterhouseCoopers LLP, and held the position of Audit Manager at the time of his departure. A Certified Public Accountant, Mr. Roberts received his undergraduate degree from Brandeis University and his MBA from Northeastern University.

     Gordon J. Whiting, age 37, Executive Director, joined W. P. Carey & Co. in May 1993, as an Acquisitions Associate. After receiving an MBA from the Columbia University Graduate School of Business, where he concentrated in finance. Mr. Whiting rejoined the firm as an Acquisitions Officer in June 1994. He was elected Executive Vice President and Portfolio Manager of CPA(R):14 in October 1998 and President in 2000. Mr. Whiting founded an import/export company based in Hong Kong after receiving a BS in Business Management and Marketing from Cornell University.


     Debra E. Bigler, age 50, is Regional Marketing Director for the south and central United States for W. P. Carey & Co. Ms. Bigler joined W. P. Carey & Co. in March 1989 as an Assistant Marketing Director and was Vice President in May 1993.


     Ted G. Lagreid, age 50, elected Senior Vice President in June 1997, joined
W. P. Carey & Co. in 1994, and became a Senior Vice President in April 1998. Mr. Lagreid is Regional Marketing Director responsible for the western United States. Prior to joining the firm, he was employed by the Shurgard Capital Group then by SunAmerica where he was an executive in its mutual funds group. He earned an BA from the University of Washington and an MPA from the University of Puget Sound. He spent eight years in the City of Seattle's Department of Community Development. Mr. Lagreid was a commissioner of the City of Oakland, California, having served on its Community and Economic Development Advisory Commission.

     David W. Marvin, age 50, Senior Vice President of W. P. Carey & Co., joined
W. P. Carey & Co., in 1995, as Regional Marketing Director for the northeastern United States. Previously he spent 15 years at Prudential-Bache and Kidder-Peabody, as well as was a National Director of sales with Cigna Corporation. He is a registered principal with the National Association of Securities Dealers, Inc. Mr. Marvin received his BA from the University of Massachusetts at Amherst.

     Anthony S. Mohl, age 40, became Senior Vice President in June 1997 and is director for the Paris office. Mr. Mohl joined W. P. Carey & Co. as Assistant to the President in September 1987, after receiving an MBA from the Columbia University Graduate School of Business and became a Second Vice President in January 1990, and a Vice President in April 1992. Mr. Mohl was employed as an analyst in the strategic planning group of Kurt Salmon Associates after receiving an undergraduate degree from Wesleyan University.

     Donna M. Neiley, age 40, Senior Vice President, joined W. P. Carey & Co. in July 1999 as a First Vice President in the asset management department. Prior to joining the company, Ms. Neiley was a Senior Vice President with Morgan Stanley Dean Witter where she worked in the real estate group from 1987 to 1999. Ms. Neiley was previously with PricewaterhouseCoopers LLP. Ms. Neiley is a Certified Public Accountant. Ms. Neiley received a B.A. in Economics from Lafayette College and an M.B.A. in Finance from Columbia University Graduate School of Business.

CAREY ASSET MANAGEMENT

     Carey Asset Management manages CPA(R):15. Carey Asset Management specializes in arranging private financing for major corporations, principally net lease financings of real property. W. P. Carey & Co. is the parent company of Carey Asset Management, therefore, many of our directors and executive officers hold similar positions for W. P. Carey & Co.

     The following are Carey Asset Management's officers and directors:

Wm. Polk Carey.............................  Chairman and Co-CEO
Gordon F. DuGan............................  Director and Co-CEO
Francis J. Carey...........................  Director and Vice Chairman
George E. Stoddard.........................  Director and Chairman of the Investment
                                               Committee
Frank J. Hoenemeyer........................  Director and Vice Chairman of the
                                             Investment Committee
Lawrence R. Klein..........................  Director and Chair of the Economic Policy
                                               Committee
Nathaniel S. Coolidge......................  Director and Investment Committee Member
Claude Fernandez...........................  Managing Director and Chief Accounting
                                               Officer
John J. Park...............................  Managing Director and Chief Financial
                                             Officer
W. Sean Sovak..............................  Managing Director and Chief Acquisitions
                                               Officer
Stephen H. Hamrick.........................  Managing Director
Edward V. LaPuma...........................  Managing Director
Thomas E. Zacharias........................  Managing Director
Anne R. Coolidge...........................  Executive Director
Susan C. Hyde..............................  Executive Director and Secretary
Michael D. Roberts.........................  Executive Director and Controller
Gordon J. Whiting..........................  Executive Director
Debra E. Bigler............................  Senior Vice President and Regional
                                             Marketing Director
Ted G. Lagreid.............................  Senior Vice President and Regional
                                             Marketing Director

David W. Marvin............................  Senior Vice President and Regional
                                             Marketing Director
Anthony S. Mohl............................  Senior Vice President -- France
Donna M. Neiley............................  Senior Vice President

     The following is a biographical summary of the experience of the directors and executive officers of W. P. Carey & Co.:

     Information regarding Messrs. Wm. Polk Carey, DuGan, Stoddard, Fernandez, Park, Sovak, Hamrick, LaPuma, Zacharias, Roberts, Whiting, Lagreid, Marvin, Mohl, and Memss. Coolidge, Hyde and Bigler is set forth under "Management -- Directors and Executive Officers of CPA(R):15" and
"Management -- Additional Management."

     Francis J. Carey, age 76. Prior to the merger of W. P. Carey & Co., Inc. and Carey Diversified LLC in 2000, Mr. Carey served as Chairman and Chief Executive Officer of Carey Diversified. Mr. Carey also served as a Director of
W. P. Carey & Co., Inc. from its inception in 1973 through 1997 and later as its President from 1987 through 1997. Prior to 1987, he was a senior partner in the Philadelphia office of Reed Smith LLP. He was head of the Real Estate Department nationally and a member of the executive committee of the law firm of Reed Smith LLP, counsel for W. P. Carey & Co. He served as a member of the Executive Committee and Board of Managers of the Western Savings Bank of Philadelphia from 1972 until its takeover by another bank in 1982 and is a former chairman of the Real Property, Probate and Trust Section of the Pennsylvania Bar Association. Mr. Carey served as a member of the Board of Overseers of the School of Arts and Sciences of the University of Pennsylvania from 1983 through 1990 and served as a member of the Board of Trustees of the Investment Program Association from 1990 through 2000 and on the Business Advisory Council of the Business Council for the United Nations since 1994. He holds A. B. and J. D. degrees from the University of Pennsylvania and completed executive programs in corporate finance and accounting at Stanford University Graduate School of Business and the Wharton School of the University of Pennsylvania. Mr. Carey is the brother of Wm. Polk Carey. Mr. Carey is on the board of directors of W. P. Carey & Co.

     Frank J. Hoenemeyer, age 82, elected Vice Chairman of the Investment Committee and Director in May 1992, was Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America until his retirement in November 1984. As Chief Investment Officer he was responsible for all of Prudential's investments in stocks, bonds, private placements, leveraged buyouts, venture capital, real estate ownership and mortgages. Mr. Hoenemeyer graduated with a BS in Economics from Xavier University, Cincinnati, Ohio and an MBA from the Wharton School of the University of Pennsylvania, and joined Prudential in 1947. Under his direction as Chief Investment Officer, Prudential built the world's largest real estate and securities investment portfolio and became a leader in investments including the purchase and development of real estate, leveraged buyouts and venture capital. Mr. Hoenemeyer serves on the Boards of American International Group and Mitsui Trust Bank (U.S.A.) and is formerly a director of Corporate Property Investors, a private real estate investment trust. He has also been active in community affairs and at present is Chairman of the Turrell Fund and a Trustee and Chairman of the Finance Committee of the Robert Wood Johnson Foundation.

     Dr. Lawrence R. Klein, age 81, is the Benjamin Franklin Professor Emeritus of Economics and Finance at the University of Pennsylvania and its Wharton School, having joined the faculty of the University in 1958. He is a holder of earned degrees from the University of California at Berkeley, the Massachusetts Institute of Technology and Oxford and has been awarded the Alfred Nobel Memorial Prize in Economic Sciences as well as a number of honorary degrees. Founder of Wharton Econometric Forecasting Associates, Inc. Dr. Klein has been counselor to various corporations, governments and government agencies, including the Federal Reserve Board and the President's Council of Economic Advisers. Dr. Klein joined W. P. Carey & Co. in 1984, as Chairman of the Economic Policy Committee and as a director.

     Nathaniel S. Coolidge, age 63, former Senior Vice President of John Hancock Mutual Life Insurance retired in 1995 after 20 years of service. From 1986 to 1995, Mr. Coolidge headed the Bond and Corporate Finance Department, which was responsible for managing its entire fixed income investments portfolio. Prior to 1986, Mr. Coolidge served as Second Vice President and Senior Investment Officer. Mr. Coolidge is a graduate of Harvard University and served as a U. S. naval officer.

SHAREHOLDINGS

     W. P. Carey & Co. currently owns 51,749 shares, which constitutes less than 1% of the outstanding shares of CPA(R):15. W. P. Carey & Co. may not sell any of these shares during the period it serves as our advisor. Wm. Polk Carey owns 35.41% of the outstanding shares of W. P. Carey & Co. Furthermore, any resale of the shares that W. P. Carey & Co. currently owns and the resale of any shares which may be acquired by our affiliates are subject to the provisions of Rule 144, promulgated under the Securities Act of 1933, which rule limits the number of shares that may be sold at any one time and the manner of such resale. Although W. P. Carey & Co. is not prohibited from acquiring additional shares,
W. P. Carey & Co. has no options or warrants to acquire any additional shares. It may acquire additional shares by electing to take certain fees in the form of shares. There is no limitation on the ability of W. P. Carey & Co. or its affiliates to resell any shares they may acquire in the future, other than restrictions included as part of any fee arrangement or restriction imposed by securities laws. W. P. Carey & Co. has agreed to abstain from voting any shares it now owns or hereafter acquires in any vote for the election of directors or any vote regarding the approval or termination of any contract with W. P. Carey & Co. or any of its affiliates.

COMPENSATION

     Although we have no employees to whom we pay salaries, we reimburse W. P. Carey & Co. for the services of its personnel, including those who serve as officers of CPA(R):15. Wm. Polk Carey and Gordon F. DuGan serve as co-Chief Executive Officers of CPA(R):15. We reimburse W. P. Carey & Co. for 5% of their total cash compensation and benefits received from W. P. Carey & Co. This percentage may be adjusted from year to year. We began making such reimbursements on April 1, 2002. From that date through December 31, 2002, we will have reimbursed W. P. Carey & Co. $20,333 for Wm. Polk Carey's services, and $34,074 for Gordon F. DuGan's services.

MANAGEMENT DECISIONS

     Each potential investment will be submitted for review to the investment committee of W. P. Carey & Co. The board of directors of W. P. Carey & Co. has empowered the investment committee to authorize and approve our investments. However, the board of W. P. Carey & Co. retains ultimate authority to authorize and approve our investments and may make these investments on our behalf without the approval of, and irrespective of any adverse recommendation by, the investment committee or any other person, except our board.

LIMITED LIABILITY AND INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors (excluding independent directors), W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors, W. P. Carey & Co. or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless W. P. Carey & Co. and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

     The general effect to investors of any arrangement under which any controlling person, director or officer of CPA(R):15 is insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance. In addition, indemnification could reduce the legal remedies available to CPA(R):15 and the shareholders against the officers and directors.

     The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Indemnification of the directors, officers, W. P. Carey & Co. or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws. Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either

      -- approves the settlement and finds that indemnification of the settlement and related costs should be made; or

      -- there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.

ADVISORY AGREEMENT

     Many of the services performed by W. P. Carey & Co. and its affiliates in managing our day-to-day activities are summarized below. This summary is provided to illustrate the material functions which W. P. Carey & Co. and its affiliates perform for us and it is not intended to include all of the services which may be provided to us by third parties.

     Under the terms of the advisory agreement, W. P. Carey & Co. undertakes to use its best efforts to present to us investment opportunities consistent with our investment policies and objectives as adopted by the board. In its performance of this undertaking, W. P. Carey & Co., either directly or indirectly by engaging an affiliate, shall (subject to the authority of the board):

      -- find, present and recommend to us a continuing series of real estate investment opportunities consistent with our investment policies and objectives;

      -- provide advice to us, and act on our behalf with respect to the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments;

      -- make investments on our behalf in compliance with our investment procedures, objectives and policies;

      -- take the action and obtain the services necessary to effectuate the acquisition, financing, refinancing, holding, leasing and disposition of real estate investments; and

      -- provide day-to-day management of our business activities and the other administrative services for us requested by the board.

     The board has authorized W. P. Carey & Co. to make investments in any property on our behalf without the approval of the board if the following conditions are satisfied:

      -- W. P. Carey & Co. must obtain an appraisal for the property indicating that the total property cost of the property does not exceed the appraised value of the property; and

      -- W. P. Carey & Co. must provide us with a representation that the property, in conjunction with our other investments and proposed investments, is reasonably expected to fulfill our investment objectives and policies as established by the board and then in effect.

     The term of the advisory agreement with respect to our initial offering of shares ends on December 31, 2002, and thereafter will be automatically renewed for successive one-year periods, unless either party shall give the other party notice of non-renewal not less than 60 days before the end of any one-year period. The advisory agreement with respect to this offering, is identical in all material respects to the prior agreement. During our last fiscal year, the advisor received no compensation, as we had not yet begun our operations. Additionally, the advisory agreement may be terminated:

      -- immediately by us for "cause" or upon the bankruptcy of W. P. Carey & Co., or a material breach of the advisory agreement by W. P. Carey & Co.;

      -- without cause by a majority of the independent directors or shareholders upon 60 days' notice; or

      --  immediately with good reason by W. P. Carey & Co.

"Good reason" is defined in the advisory agreement to mean either:

      -- any failure to obtain a satisfactory agreement from any successor to us to assume and agree to perform our obligations under the advisory agreement, or

      -- any material breach of the advisory agreement of any nature whatsoever by us.

"Cause" is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by W. P. Carey & Co. or a breach of the advisory agreement by W. P. Carey & Co.

     W. P. Carey & Co. and its affiliates engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, W. P. Carey & Co. must devote sufficient resources to the administration of CPA(R):15 to discharge its obligations. The advisory agreement is not assignable or transferable by either party without the consent of the other party, except that W. P. Carey & Co. may assign the advisory agreement to an affiliate that has a net worth of $5,000,000 or more, or for whom W. P. Carey & Co. agrees to guarantee its obligations to us. Either we or W. P. Carey & Co. may assign or transfer the advisory agreement to a successor entity.

     W. P. Carey & Co. may not make any loans on our behalf without the prior approval of a majority of the independent directors. The actual terms and conditions of transactions involving investments in properties shall be determined in the sole discretion of W. P. Carey & Co., subject at all times to compliance with the foregoing requirements.

     Some types of transactions require the prior approval of the board, including a majority of the independent directors, including the following:

      -- investments in properties in respect of which the requirements specified above have not been satisfied;

      --  investments made through joint venture arrangements with affiliates of
          W. P. Carey & Co.;

      -- investments which are not contemplated by the terms of this prospectus;

      -- transactions that present issues which involve conflicts of interest for W. P. Carey & Co. (other than conflicts involving the payment of fees or the reimbursement of expenses);

      -- investments in equity securities (other than warrants acquired in connection with net lease transactions or temporary investments); and

      -- the lease of assets to W. P. Carey & Co., any director, or its affiliates.

     We will reimburse W. P. Carey & Co. for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

      -- organization and offering expenses, which include expenses attributable to preparation, printing, filing and delivery of the registration statement and the prospectus (including any amendments thereof or supplements thereto), formation and organization of CPA(R):15, qualification of the shares for sale in the states, escrow arrangements, filing fees and expenses attributable to selling the shares, including, but not limited to, selling commissions, advertising expenses, expense reimbursement, counsel and accounting fees;

      -- the annual cost of goods and materials used by us and obtained from entities not affiliated with W. P. Carey & Co., including brokerage fees paid in connection with the purchase and sale of securities;

      -- administrative services, including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that personnel are used in transactions for which W. P. Carey & Co. receives a separate fee;

      -- rent, leasehold improvement costs, utilities or other administrative items generally constituting W. P. Carey & Co.'s overhead; and

      -- acquisition expenses, which are defined to include expenses related to the selection and acquisition of properties.

     W. P. Carey & Co. must reimburse us at least annually for the amount by which our operating expenses exceed the greater of two percent of the total amount invested by us in real estate or 25% of our net income. To the extent that operating expenses payable or reimbursable by us exceed this limit and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, W. P. Carey & Co. may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation, there shall be sent to the shareholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified. This information shall also be reflected in the minutes of the meeting of the directors.


     W. P. Carey & Co. or its affiliates will be paid fees in connection with services provided to us. See "Management Compensation." As of September 30, 2002, the cumulative fees paid to our advisor for services relating to the identification, evaluation, negotiation and purchase of properties were $6,407,607. In the event the advisory agreement is not renewed by us or is terminated by us without cause or with good reason by W. P. Carey & Co., it be paid all accrued and unpaid fees and expense reimbursements, any unaccrued subordinated acquisition fees, and in some circumstances, will also be paid a termination fee. As of September 30, 2002, cumulative subordinated acquisition fees, which accrue interest at 6%, were $5,627,111. See "Management Compensation." We will not reimburse W. P. Carey & Co. or its affiliates for services for which W. P. Carey & Co. or its affiliates are entitled to compensation in the form of a separate fee.


                 INVESTMENT OBJECTIVES, PROCEDURES AND POLICIES

     We invest in commercial real estate properties which are under development or construction, are newly constructed or have been constructed and have operating histories. Our investment objectives are:

      --  TO PAY QUARTERLY DISTRIBUTIONS AT AN INCREASING RATE.

      --  TO PROVIDE INFLATION PROTECTED INCOME.

      -- TO OWN A DIVERSIFIED PORTFOLIO OF NET-LEASED REAL ESTATE THAT WILL INCREASE IN VALUE.

      -- TO INCREASE THE VALUE OF THE SHARES BY INCREASING THE EQUITY IN OUR REAL ESTATE THROUGH REGULAR MORTGAGE PRINCIPAL PAYMENTS.

     There can be no assurance that all or any of these objectives will be achieved or that all of these objectives will be achieved with respect to each property.

INVESTMENT PROCEDURES

     We invest primarily in single-tenant commercial, real property, either existing or under construction. Generally, the properties are net leased to tenants that the investment committee deems creditworthy based on leases which will be full recourse obligations of our tenants or their affiliates. In most cases, leases will require the initial tenant to pay all the costs of maintenance, insurance and real estate taxes.

     In analyzing potential acquisitions, W. P. Carey & Co. will review all aspects of a transaction, including tenant and real estate fundamentals to determine whether a potential acquisition and lease can be structured to satisfy our acquisition criteria. W. P. Carey & Co. may consider the following aspects of each transaction:

     Tenant Evaluation. W. P. Carey & Co. will evaluate each potential tenant for its creditworthiness, typically considering factors such as: management experience; industry position and fundamentals; operating history; and capital structure. W. P. Carey & Co. will seek tenants it believes will have stable or improving credit profiles. We believe that there is currently a shortage of capital available for companies with this type of credit. By leasing properties to these tenants, we can generally charge rent that is higher than the rent charged to tenants with recognized credit and thereby enhance current return from these properties as compared with properties leased to companies whose credit potential has already been recognized by the market. Furthermore, if a tenant's credit does improve, the value of our lease or investment will likely increase (if all other factors affecting value remain unchanged).

     Leases with Increasing Rent. W. P. Carey & Co. seeks to include a clause in each lease that provides for increases in rent over the term of the lease. These increases are fixed or tied generally to increases in indices such as the consumer price index. In the case of retail stores, the lease may provide for participation in gross sales above a stated level. Alternatively, a lease may provide for mandated rental increases on specific dates or other methods that may not have been in existence or contemplated by us as of the date of this prospectus. W. P. Carey & Co. will seek to avoid entering into leases that provide for contractual reductions in rents attributable to our equity investment in the property during their primary term.

     Diversification. W. P. Carey & Co. will attempt to diversify our portfolio to avoid dependence on any one particular tenant, facility type, geographic location or tenant industry. By diversifying our portfolio, W. P. Carey & Co. reduces the adverse effect of a single under-performing investment or a downturn in any particular industry or geographic region.

     Property Valuation. The prospects for the seller/lessee's enterprise and the financial strength of the seller/lessee will be important aspects of the sale and leaseback of a property, particularly a property specifically suited to the needs of the lessee. Financial statements of the lessee, if available, are examined to evaluate the financial capability of the lessee and its ability to perform the terms of the purchase and leaseback agreement and, where appropriate, will examine the available operating results of properties to determine whether or not projected rental levels are likely to be met. Whether a prospective tenant is creditworthy will be determined by W. P. Carey & Co. or the investment committee. Creditworthy does not necessarily mean "investment grade."

     Properties Important to Tenant Operations. W. P. Carey & Co. will generally seek to acquire properties that it believes are essential or important to the ongoing operations of the tenant. W. P. Carey & Co. believes that these properties provide better protection in the event a tenant files for bankruptcy, since leases on properties essential or important to the operations of a bankrupt tenant are less likely to be terminated by a bankrupt tenant.

     Lease Provisions that Enhance and Protect Value. When appropriate, W. P. Carey & Co. will attempt to include provisions in its leases that require its consent to specified tenant activity or require the tenant to satisfy specific operating tests. These provisions include, for example, operational or financial covenants of the tenant, and indemnification from the tenant against environmental and other contingent liabilities. These provisions protect our investment from changes in the operating and financial characteristics of a tenant that may impact its ability to satisfy its obligations to us or could reduce the value of our properties.

     Letter of Credit or Guaranty. W. P. Carey & Co. may also seek to enhance the likelihood of a tenant's lease obligations being satisfied through a letter of credit or a guaranty of lease obligations from the tenant's corporate parent. This credit enhancement provides us with additional financial security. In evaluating a possible investment, the creditworthiness of a tenant generally will be a more significant factor than the value of the property absent the lease with such tenant. While W.
     P. Carey & Co. will select tenants it believes are creditworthy, tenants will not be required to meet any minimum rating established by an independent credit rating agency. W. P. Carey & Co. and the investment committee's standards for determining whether a particular tenant is creditworthy will vary in accordance with a variety of factors relating to specific prospective tenants. The creditworthiness of a tenant will be determined on a tenant by tenant, case by case basis. Therefore, general standards for credit worthiness cannot be applied.

     W. P. Carey & Co. uses a variety of other strategies in connection with its acquisitions. These strategies include attempting to obtain equity enhancements in connection with transactions. These equity enhancements may involve warrants to purchase stock of the tenant to which the property is leased or the stock of the parent of the tenant. If the value of the stock exceeds the exercise price of the

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

warrant, equity enhancements helps us to achieve our goal of increasing funds available for the payment of distributions.

     As a transaction is structured, it is evaluated by the chairman of W. P. Carey & Co.'s investment committee. Before a property is acquired, the transaction is reviewed by the investment committee to ensure that it satisfies our investment criteria. The investment committee is not directly involved in originating or negotiating potential acquisitions, but instead functions as a separate and final step in the acquisition process. W. P. Carey & Co. places special emphasis on having experienced individuals serve on its investment committee and does not invest in a transaction unless it is approved by the members of the investment committee.

     We believe that the investment committee review process gives us a unique competitive advantage over other net lease companies because of the substantial experience and perspective that the investment committee has in evaluating the blend of corporate credit, real estate and lease terms that combine to make an acceptable risk.

     The following people serve on the investment committee:

      -- George E. Stoddard, Chairman, was formerly responsible for the direct corporate investments of The Equitable Life Assurance Society of the United States and has been involved with the CPA(R) funds for over 19 years.

      -- Frank J. Hoenemeyer, Vice Chairman, was formerly Vice Chairman, Director and Chief Investment Officer of The Prudential Insurance Company of America. As Chief Investment Officer, Mr. Hoenemeyer was responsible for all of Prudential's investments, including stocks, bonds, private placements, real estate and mortgages.

      --  Nathaniel S. Coolidge previously served as Senior Vice
          President -- Head of Bond & Corporate Finance Department of the John Hancock Mutual Life Insurance Company. His responsibility included overseeing fixed income investments for Hancock, its affiliates and outside clients.

      -- Lawrence R. Klein is the Benjamin Franklin Professor of Economics Emeritus at the University of Pennsylvania and its Wharton School. Dr. Klein has been awarded the Alfred Nobel Memorial Prize in Economic Sciences and currently advises various governments and government agencies.

     Each property purchased by us will be appraised by an independent appraiser. The advisor selects an appraiser that is independent from the advisor, and our Board of Directors must approve of the selection. We will not purchase any property that has a total property cost (the purchase price of the property plus all acquisition fees) which is in excess of its appraised value. These appraisals may take into consideration, among other things, the terms and conditions of the particular lease transaction, the quality of the lessee's credit and the conditions of the credit markets at the time the lease transaction is negotiated. The appraised value may be greater than the construction cost or the replacement cost of a property, and the actual sale price of a property if sold by us may be greater or less than the appraised value.

     W. P. Carey & Co.'s practices include performing evaluations of the physical condition of properties and performing environmental surveys in an attempt to determine potential environmental liabilities associated with a property prior to its acquisition. We intend to exercise due diligence to discover potential environmental liabilities prior to the acquisition of any property, although there can be no assurance that hazardous substances or wastes (as defined by present or future federal or state laws or regulations) will not be discovered on the property. See "Risk Factors -- Potential liability for environmental matters could adversely affect our financial condition." We will also consider factors peculiar to the laws of foreign countries, in addition to the risk normally associated with real property investments, when considering an investment located outside the United States.

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

TYPES OF INVESTMENTS

     Substantially all of our investments will be income-producing property which is, upon acquisition, improved or being developed or which will be developed within a reasonable period after its acquisition. Investments will not be restricted as to geographical areas, but it is expected that most of the investments will be made within the United States. See "Risk
Factors -- International investments involve additional risks." Prospective investors will not be able to evaluate the merits of our investments or the terms of any dispositions. See "Risk Factors -- Our success will be dependent on the performance of W. P. Carey & Co."

     Most of the properties we have purchased to date have been acquired from companies that simultaneously lease the properties back from us, and we expect that most of our future acquisitions will be through sale-leaseback transactions as well. Most of our properties are also subject to long-term leases. These sale-leaseback transactions provide the lessee company with a source of capital that is an alternative to other financing sources such as corporate borrowing, mortgaging real property, or selling shares of common stock.

     We anticipate that some of our sale-leasebacks will be in conjunction with acquisitions, recapitalizations or other corporate transactions. We may act as one of several sources of financing for these transactions by purchasing real property from the seller and net leasing it to the company or its successor in interest (the lessee). See "Risk Factors -- Highly leverage tenants may be unable to pay rent."

     In some circumstances, we grant tenants a right to purchase the property leased by the tenant. The option purchase price is generally the greater of the contract purchase price and the fair market value of the property at the time the option is exercised.

  Investments in Loans

     While we have never made loans, an investment may be structured as a loan in situations in which a standard net lease transaction would have an adverse impact on the seller of a property or otherwise would be inappropriate for us.
W. P. Carey & Co. will attempt to structure any such loan in a manner that will provide us with an economic return similar to that which we could expect to receive had the investment been structured as a net lease transaction. Any transaction structured as a loan must otherwise meet our investment criteria.

     Some of the loans made, purchased or otherwise acquired by us, in addition to providing for base interest at a fixed or variable rate, may allow us to participate in the economic benefits of any increase in the value of the property securing repayment of the loan as though we were an equity owner of a portion of the property. In addition, it is possible that the participations may take other forms where available or deemed appropriate. See "United States Federal Income Tax Aspects -- Requirements for Qualification." The forms and extent of the participations we receive will vary with each transaction depending on factors such as the equity investment, if any, of the borrower, credit support provided by the borrower, the interest rate on our loans and the anticipated and actual cash flow from the underlying real property. Our loans may include first mortgage loans, leasehold mortgage loans and conventional mortgage loans without equity enhancements. Loans are not expected to comprise a significant portion of our portfolio. We will not make or invest in loans that are subordinate to any mortgage held by W. P. Carey & Co., the directors or their affiliates.

     Any loans will be secured by various types of real property as well as personal or mixed property connected with the real property. The loans generally will be secured by property with a demonstrable income-producing potential. In determining whether to make loans, W. P. Carey & Co. will analyze relevant property and financial factors which may include the condition and use of the subject property, its income-producing capacity and the quality, experience and creditworthiness of the borrower.

     We will generally require that a mortgagee's title insurance policy or commitment as to the lien priority of a mortgage or the condition of title be obtained. We shall obtain independent appraisals for underlying real property, which we will maintain in our records for at least five years and make available for inspection and duplication by any shareholder at our offices. However, W. P. Carey & Co. generally will rely on its own independent analysis and not exclusively on appraisals in determining whether to make a particular loan. It should be noted that appraisals are estimates of value and may differ from true worth or realizable value. We will not make a loan when the amount we advance plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the underlying real property. In making loans that exceed 85% of the appraised value of any underlying real property, W. P. Carey & Co. will consider additional underwriting criteria such as the net worth of the borrower, the borrower's credit rating, if any, the anticipated cash flow of the borrower, any additional collateral provided by the borrower and other factors W. P. Carey & Co. deems appropriate.

  Joint Ventures and Wholly-Owned Subsidiaries

     We may enter into joint ventures or general partnerships and other participations with real estate developers, owners and others for the purpose of obtaining equity interests in a property or properties in accordance with our investment policies. These investments permit us to own interests in large properties without unduly restricting the diversity of our portfolio. We will not enter into a joint venture to make an investment that we would not be permitted to make on our own. In connection with such a joint investment, both we and our affiliates would be required to approve any material decisions concerning the investment, including refinancing and capital improvements. See "Risk Factors -- Our participation in joint ventures creates additional risk."

     We may participate jointly with publicly registered investment programs or other entities sponsored or managed by W. P. Carey & Co. in investments as tenants-in-common or in some other joint venture arrangement. Joint ventures with affiliated programs will be permitted only if:

      -- a majority of the directors (including a majority of the independent directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the affiliated program or entity makes its investment on substantially the same terms and conditions as us; and

      -- we and the affiliated program or entity each have a right of first refusal to purchase the investment if the other program wishes to sell the investment.

It is not likely that we will have money available to exercise this right of first refusal and we have made no determination as to whether we would borrow funds or liquidate assets in order to exercise any option. We will not otherwise participate in joint investments with W. P. Carey & Co. or its affiliates. The cost of structuring joint investments will be shared ratably by us and participating investors.

     We generally form wholly-owned subsidiary corporations to purchase properties. These subsidiary corporations are usually formed for the sole purpose of acquiring a specific property or properties located in one or more states and would have organizational documents:

      -- that are substantially similar in all relevant ways to our organizational documents;

      -- that comply with all applicable state securities laws and regulations; and

      -- that comply with the applicable terms and conditions set forth in this prospectus.

     We may make loans to our wholly-owned subsidiaries and we may guaranty the obligations of these subsidiaries.

  Other Investments

     We may invest up to 10% of our net equity in unimproved or non-income-producing real property and in "equity interests." Investment in equity interests in the aggregate will not exceed five percent of our net equity. Such "equity interests" are defined generally to mean stock, warrants or other rights to purchase the stock of, or other interests in, a tenant of a property, an entity to which we lend money or a parent or controlling person of a borrower or tenant. We may invest in unimproved or non-income-producing property, which W. P. Carey & Co. believes will appreciate in value, or which will increase the value of an adjoining or neighboring properties we own. There can be no assurance that these expectations will be realized. We anticipate that most equity interests will be "restricted securities" as defined in Rule 144, promulgated under the Securities Act of 1933. Under this rule, we may be prohibited from reselling the equity securities without limitation until we have fully paid for and held the securities for one year. The issuer of equity interests in which we invest may never register the interests under the Securities Act of 1933. Whether an issuer registers its securities under the Securities Act of 1933 may depend on the success of its operations.

     We will exercise warrants or other rights to purchase stock only if the value of the stock at the time the rights are exercised exceeds the exercise price. Payment of the exercise price shall not be deemed an investment subject to the above described limitations. We may borrow funds to pay the exercise price on warrants or other rights or may pay the exercise price from funds held for working capital and then repay the loan or replenish the working capital upon the sale of the securities or interests purchased. We will not consider paying distributions out of the proceeds of the sale of these interests until any funds borrowed to purchase the interest have been fully repaid. We will invest in equity interests which W. P. Carey & Co. believes will appreciate in value. There can be no assurance, however, that this expectation will be realized.

     We will not invest in real estate contracts of sale unless the contracts of sale are in recordable form and are appropriately recorded in the applicable chain of title.

     There can be no assurance as to when our capital may be fully invested in properties. See "United States Federal Income Tax Aspects -- Requirements for Qualification." Pending investment, the balance of the proceeds of this offering will be invested in permitted temporary investments, which include short-term U.S. Government securities, bank certificates of deposit and other short-term liquid investments. To maintain our REIT status, we also may invest in securities that qualify as "real estate assets" and produce qualifying income under the REIT provisions of the Internal Revenue Code. Any investments in other REITs in which W. P. Carey & Co., or any director is an affiliate must be approved as being fair and reasonable by a majority of the directors (including a majority of the independent directors) who are not otherwise interested in the transaction. If all the proceeds derived from this offering are not invested or committed to be invested by us prior to the expiration of the later of twenty-four months after the date of this prospectus or one year after the termination of this offering, then the proceeds not so invested or committed will, promptly after the expiration of such period, be distributed pro rata to the shareholders as a return of capital, without any deductions for organizational and offering expenses or acquisition expenses. For the purpose of this provision, funds will be deemed to have been committed to investment as required and will not be returned to shareholders if written agreements in principle have been executed at any time prior to the expiration of the period, regardless of whether the investments have been made, and also to the extent any funds have been reserved to make contingent payments in connection with any property, regardless of whether the payments have been made.

     If at any time the character of our investments would cause us to be deemed an "investment company" for purposes of the Investment Company Act of 1940, we will take the necessary action to ensure that we are not deemed to be an "investment company." W. P. Carey & Co. will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act of 1940. Among other things, they will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an investment company under the act. We have been advised by counsel that if we operate in accordance with the description of our proposed business in this prospectus, we will not be deemed an "investment company" for purposes of the Investment Company Act of 1940.

     Our reserves if any will be invested in permitted temporary investments. W.
P. Carey & Co. will evaluate the relative risks and rate of return, our cash needs and other appropriate considerations when making short-term investments on our behalf. The rate of return of permitted temporary investments may be less than or greater than would be obtainable from real estate investments.

     We may purchase property from W. P. Carey & Co., its directors or affiliates only if:

      -- a majority of the independent directors and a majority of the directors who otherwise are not interested in the transaction approve the transaction as being fair and reasonable to us;

      -- the property was acquired by W. P. Carey & Co., its director or affiliate for the purpose of facilitating its purchase by us, facilitating the borrowing of money or the obtaining of financing for us or any other purpose related to our business;

      -- the property is purchased by us for a price no greater than the cost to the affiliate (provided, however, that the price may be greater than the cost to the affiliate, but in no event more than the appraised value, if the affiliate has taken significant action or has made an additional investment with regard to the property after its purchase which action or investment has increased the value of the property); and

      -- there is no adverse difference in the interest rates of the loans secured by the property at the time acquired by W. P. Carey & Co., its director or affiliate and at the time purchased by us nor any other detriment to us arising out of the transaction.

We will receive all profits or losses from any property held on an interim basis by W. P. Carey & Co., directors or affiliates thereof other than an affiliate that is a public program or entity.

     We will not sell properties to W. P. Carey & Co., a director or any affiliate except pursuant to the exercise of a right of first refusal by an affiliated joint venture partner, or upon a determination by a majority of the board of directors not otherwise interested in the transaction (including a majority of the independent directors) that the transaction is fair and reasonable and in the best interests of CPA(R):15. See "Description of Properties" regarding properties jointly owned by us and other CPA(R) REITs.

USE OF BORROWING -- NON-RECOURSE FINANCING

     Our strategy is to borrow, generally on a non-recourse basis, in amounts that we believe will maximize the return to our shareholders. The use of non-recourse financing allows us to limit our exposure on any property to the amount of equity invested in the property. Non-recourse financing generally restricts the lender's claim on the assets of the borrower. The lender generally may only take back the property securing the debt. This protects our other assets. We expect to borrow between 55% and 65% of the purchase price of our properties, however, there is no limitation on the amount we may borrow against any single improved property. Aggregate borrowings as of the time that the net proceeds of the offering have been fully invested and at the time of each subsequent borrowing may not exceed 75% of the value of all properties, unless the excess is approved by a majority of the independent directors and disclosed to shareholders in our next quarterly report, along with the reason for the excess. For purposes of determining the maximum allowable amounts of indebtedness, "value" means the lesser of

      -- the total appraised value of the properties as reflected in the most recently obtained appraisal for each property, or

      -- the total value of our assets as reflected in the most recently completed valuation.

     It is expected that, by operating on a leveraged basis, we will have more funds available and, therefore, will make more investments than would otherwise be possible. This is expected to result in a more diversified portfolio. W. P. Carey & Co. will use its best efforts to obtain financing on the most favorable terms available to us. Lenders may have recourse to our other assets in limited circumstances not related to the repayment of the indebtedness.

     Lenders may also seek to include in the terms of mortgage loans provisions making the termination or replacement of W. P. Carey & Co. an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. We will not agree to the inclusion of these provisions and will attempt to negotiate loan terms allowing us to replace or terminate W. P. Carey & Co. if the action is ordered by the board. The replacement or termination may, however, require the prior consent of the mortgage lenders.

     W. P. Carey & Co. may refinance properties during the term of a loan when a decline in interest rates makes it profitable to prepay an existing mortgage, when an existing mortgage matures or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include an increased cash flow resulting from reduced debt service requirements, an increase in distributions from proceeds of the refinancing, if any, and/or an increase in property ownership if some refinancing proceeds are reinvested in real estate.

OTHER INVESTMENT POLICIES

  General

     If at any time we do not have sufficient funds to provide that portion of the total property cost of any property normally paid with our equity but would have sufficient funds if we could use the offering proceeds being held in escrow, funds may be borrowed from affiliates of W. P. Carey & Co. or from third parties on a short-term basis. Any financing obtained from W. P. Carey & Co. or its affiliates may not have terms less advantageous to us than those available from independent third parties and may not require a prepayment charge or penalty. The interest rate charged on any financing obtained from W. P. Carey & Co. or its affiliates will be equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose. See "Conflicts Of Interest -- We may make purchase or take loans from affiliates." We may assign, as security for borrowings made from third parties, our right to receive up to 85% of the offering proceeds being held in escrow (excluding interest and amounts held on behalf of qualified plans and IRAs). See "The Offering -- Escrow Arrangements."

     At any time, we may borrow funds from affiliates of either W. P. Carey & Co. or third parties on a short-term basis sufficient to provide the portion of the purchase price of any property not paid with net offering proceeds (i.e., the debt portion) providing that the transaction is approved by a majority of the independent directors and a majority of the directors who are not interested in such transaction, that the transaction is fair, competitive, and commercially reasonable and other financing charges or fees received by W. P. Carey & Co. or its affiliates do not exceed the amount which would be charged by non-affiliate lending institutions and the terms are no less favorable to us than loans between unaffiliated parties under the same circumstances if:

      -- we are unable to obtain a permanent loan or, in our judgment or in the judgment of W. P. Carey & Co., it is not in our best interests to obtain a permanent loan at the interest rates then prevailing, and

      -- W. P. Carey & Co. has reason to believe that we will be able to obtain a permanent loan on or prior to the end of the loan term.

     These short-term loans may be fully or partially amortized, may provide for the payment of interest only during the term of the loan or may provide for the payment of principal and interest only upon maturity. In addition, these loans may be secured by a first or junior mortgage on the property to be acquired or by a pledge of or security interest in the offering proceeds that are being held in escrow which are to be received from the sale of our shares. Any short-term loan from affiliates of W. P. Carey & Co. will bear interest at a rate equal to the lesser of one percent above the prime rate of interest published in the Wall Street Journal or the rate that would be charged to us by unrelated lending institutions on comparable loans for the same purpose in the locality of the property. See "Conflicts of Interest -- We may make purchases or take loans from affiliates."

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

     Because leases generally will be on a "triple-net" basis, it is not anticipated that we will establish a permanent reserve for maintenance and repairs. However, to the extent that we have insufficient funds for such purposes, W. P. Carey & Co. may, but is not required to, establish reserves from offering proceeds, operating funds or the available proceeds of any sales of our assets of up to one percent of the net offering proceeds.

  Holding Period for Investments and Application of Proceeds of Sales or Refinancings

     We intend to hold each property we acquire for an extended period. However, circumstances might arise which could result in the early sale of some properties. A property may be sold before the end of the expected holding period if in our judgment or in the judgment of W. P. Carey & Co., the sale of the property is in the best interest of our shareholders.

     The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing economic conditions, with a view to achieving maximum capital appreciation. No assurance can be given that the foregoing objective will be realized. The selling price of a property which is net leased will be determined in large part by the amount of rent payable under the lease. If a tenant has a repurchase option at a formula price, we may be limited in realizing any appreciation. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received in the sale. See "United States Federal Income Tax Aspects -- Requirements for Qualification -- Annual Distribution Requirements."

     The terms of payment will be affected by custom in the area in which the property being sold is located and the then prevailing economic conditions. To the extent that we receive purchase money mortgages rather than cash in connection with sales of properties, there may be a delay in making distributions to shareholders. A decision to provide financing to such purchasers would be made after an investigation into and consideration of the same factors regarding the purchaser, such as creditworthiness and likelihood of future financial stability, as are undertaken when we consider a net lease transaction. See "United States Federal Income Tax Aspects."

     If we have not facilitated liquidity in our shares either through listing them for trading on a national securities exchange, including them for quotation on Nasdaq, providing liquidity through our redemption plan or by some other means generally within eight to 11 years after the net proceeds of this offering are fully invested, we will start selling our properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the Board of Directors, market conditions permitting. In making the decision to apply for listing of the shares or providing other forms of liquidity, the board will try to determine whether listing the shares or liquidating will result in greater value for the shareholders. It cannot be determined at this time the circumstances, if any, under which the directors will agree to list the shares. CIP(R), CPA(R):12, and CPA(R):14 have listing provisions similar to provisions for the listing of the shares and as of the date of the prospectus, none of them have listed their shares. Interests in nine of the previous 13 CPA(R) funds have been listed through a consolidation into what ultimately became W. P. Carey & Co. Even if liquidity has not been facilitated, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue in existence until all properties are sold and our other assets are liquidated.

     We may continually reinvest the proceeds of property sales in investments that we or W. P. Carey & Co. believes will satisfy our investment policies. If we have not provided some form of liquidity or if our shares are not liquidated, generally within eight to 11 years after the proceeds from the offering are fully invested, we will cease reinvesting our capital and sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by the Board of Directors, market conditions permitting, unless the directors (including a majority of the

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

independent directors) determine that, in light of our expected life at any given time, it is deemed to be in the best interest of the shareholders to reinvest proceeds from property sales or refinancings. See "United States Federal Income Tax Aspects."

INVESTMENT LIMITATIONS

     Numerous limitations are placed on the manner in which we may invest our funds. These limitations cannot be changed unless the bylaws are amended, which requires the approval of the shareholders. Unless the bylaws are amended, we will not:

      -- invest in commodities or commodity futures contracts, with this limitation not being applicable to futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

      -- invest in contracts for the sale of real estate unless the contract is in recordable form and is appropriately recorded in the chain of title;

      -- engage in any short sale or borrow on an unsecured basis, if the borrowing will result in asset coverage of less than 300%. "Asset coverage," for the purpose of this clause means the ratio which the value of our total assets, less all liabilities and indebtedness for unsecured borrowings, bears to the aggregate amount of all of our unsecured borrowings;

      -- make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets. "Unimproved real property" means property which has the following three characteristics:

        - an equity interest in property which was not acquired for the purpose of producing rental or other operating income;

        - no development or construction is in process on the property; and

        - no development or construction on the property is planned in good faith to commence on the property within one year of acquisition;

      -- issue equity securities on a deferred payment basis or other similar arrangement;

      -- issue debt securities in the absence of adequate cash flow to cover debt service;

      --  issue equity securities which are non-voting or assessable;

      -- issue "redeemable securities" as defined in Section 2(a)(32) of the Investment Company Act of 1940;

      -- grant warrants and/or options to purchase shares to W. P. Carey & Co., directors or affiliates thereof except on the same terms as the options or warrants are sold to the general public and the amount of the options or warrants does not exceed an amount equal to 10% of the outstanding shares on the date of grant of the warrants and options;

      -- engage in trading, as compared with investment activities, or engage in the business of underwriting or the agency distribution of securities issued by other persons;

      -- invest more than 5% of the value of our assets in the securities of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- invest in securities representing more than 10% of the outstanding voting securities or value of any one issuer if the investment would cause us to fail to qualify as a REIT;

      -- acquire securities in any company holding investments or engaging in activities prohibited in the foregoing clauses;

      -- make or invest in mortgage loans that are subordinate to any mortgage or equity interest of W. P. Carey & Co. directors, W. P. Carey & Co., or our affiliates; or
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

      -- make loans where the amount advanced by us plus the amount of any existing loans that are equal or senior to our loan exceeds 100% of the appraised value of the property.

CHANGE IN INVESTMENT OBJECTIVES AND LIMITATIONS

     The bylaws require that the independent directors review our investment policies at least annually to determine that the policies we are following are in the best interest of the shareholders. Each determination and the basis therefor shall be set forth in our minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment procedures, objectives and policies, except as otherwise provided in the bylaws or articles of incorporation, may be altered by a majority of the directors (including a majority of the independent directors) without the approval of the shareholders.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk is the exposure to loss resulting from changes in interest rates and equity prices. In pursuing our business plan, the primary market risk to which we are is exposed is interest rate risk.

     The value of our real estate is subject to fluctuations based on changes in interest rates, local and regional economic conditions and changes in the creditworthiness of lessees, and which may affect our ability to refinance our debt when balloon payments are scheduled.

     All of our long-term debt of $96,326,000 bears interest at fixed rates, and the fair value of these instruments is affected by changes in market interest rates. The following table presents principal cash flows based upon expected maturity dates of the debt obligations and the related weighted-average interest rates by expected maturity dates for the fixed rate debt. The interest rate on the fixed rate debt as of September 30, 2002 ranged from 6.66% to 7.98%

                              2002    2003     2004     2005     2006    THEREAFTER    TOTAL    FAIR VALUE
                              ----   ------   ------   ------   ------   ----------   -------   ----------
                                                             (IN THOUSANDS)
Fixed rate debt.............  $255   $1,059   $1,126   $1,222   $1,314    $91,350     $96,326    $96,326
Average interest rate.......  7.17%    7.17%    7.17%    7.17%    7.18%      7.16%

                        HOLDERS OF SHARES OF THE COMPANY

     As of October 31, 2002, we had issued 37,916,308 shares to 13,164 shareholders, none of whom own more than five percent of the outstanding shares.

                      DIRECTOR AND OFFICER STOCK OWNERSHIP
                             SHARES OF COMMON STOCK

                                                              BENEFICIALLY
                            NAME                                 OWNED
                            ----                              ------------
Wm. Polk Carey..............................................     51,749(1)
George E. Stoddard..........................................      1,000
Warren G. Wintrub...........................................         --
Ralph F. Verni..............................................      1,200
Francis X. Diebold..........................................         --
Elizabeth P. Munson.........................................         --
Anne R. Coolidge............................................      2,151
Gordon F. DuGan.............................................         --
Directors & Executive Officers as a Group (10 persons)......     56,100

---------------

(1) These shares are owned by Carey Asset Management Corp.

                            SELECTED FINANCIAL DATA


     We are providing this information to aid you in your analysis of the financial aspects of the offering. We derived this information from the audited consolidated financial statements of CPA(R):15 as of December 31, 2001 and from the period of inception (February 26, 2001) to December 31, 2001 and the unaudited condensed consolidated financial statements for CPA(R):15 as of and for the nine months ended September 30, 2002. This information is only a summary and should be read in conjunction with the discussion in "Management's Discussion and Analysis of Financial Condition and Results of Operations," our financial statements and related notes to those consolidated financial statements included elsewhere in this prospectus and the unaudited pro forma financial statements included elsewhere herein. The following table sets forth selected operating and balance sheet information on a consolidated pro forma and historical basis for CPA(R):15. The historical operating and balance sheet information for CPA(R):15 as of December 31, 2001, have been derived from the audited consolidated financial statements included elsewhere in this prospectus and in our Annual Reports on Form 10-K filed with the Securities and Exchange Commission. See "Further Information." The historical operating and balance sheet data as of and for the nine months ended September 30, 2002, have been derived from the unaudited condensed consolidated financial statements of CPA(R):15 for that period and were prepared in accordance with generally accepted accounting principles applied to interim financial information. In the opinion of our management, all adjustments necessary for a fair presentation of results of operations for such interim periods have been included. These adjustments consist only of normal recurring accruals. The financial results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for any other interim period or for a full year.

     The pro forma consolidated financial statements, which are unaudited, have been prepared based on our historical financial statements. Our pro forma consolidated balance sheet at September 30, 2002 has been prepared as if the purchase of a property and of land for a build-to-suit property and obtaining two mortgage loans had occurred as of September 30, 2002. The pro forma statements of income for the period from inception (February 26, 2001) to December 31, 2001 and for the nine-month period ended September 30, 2002 have been prepared as if the acquisition of properties and the related mortgage financing occurred on February 26, 2001.

     The unaudited pro forma balance sheet and statements of income are not necessarily indicative of the financial condition or results of operations had the acquisitions occurred on February 26, 2001 (the date of inception), nor are they necessarily indicative of the financial position or results of operations of future periods.

                            SELECTED FINANCIAL DATA
                                  (UNAUDITED)
               (IN THOUSANDS EXCEPT PER SHARE AND SHARE AMOUNTS)


                         AS OF DECEMBER 31,
                          2001 AND FOR THE
                        PERIOD FROM INCEPTION   AS OF AND FOR THE              AS OF AND FOR THE THREE MONTHS ENDED
                         (FEBRUARY 26, 2001)    NINE MONTHS ENDED   ----------------------------------------------------------
                        THROUGH DECEMBER 31,      SEPTEMBER 30,      MARCH 31,      JUNE 30,     SEPTEMBER 30,   SEPTEMBER 30,
                                2001                  2002             2002           2002           2002            2001
                        ---------------------   -----------------   -----------   ------------   -------------   -------------
Historical:
OPERATING DATA:
    Revenues..........       $     2,304          $  6,112,596      $   116,637   $  1,182,772   $  4,813,187      $  1,118
    Net income
    (loss)............           (68,479)            2,870,725          108,808        739,230      2,022,688         1,118
    Basic and diluted
    earnings (loss)
    per share.........             (3.42)                  .21             0.03           0.06           0.08          0.06
    Dividends declared
    per share.........                                     .45             0.15           0.15           0.15            --
    Weighted average
    shares
    outstanding--basic
    and diluted.......            20,000            13,680,360        3,208,701     12,593,382     25,016,087        20,000
BALANCE SHEET DATA:
    Total assets......       $ 2,205,750          $405,151,597      $73,096,637   $204,840,063   $405,151,597      $201,118
    Long-term
    obligations(2)....               N/A           101,698,188          501,024     44,657,783    101,698,188            --
Proforma(1):
OPERATING DATA:
    Revenues..........       $52,736,685          $ 47,131,550
    Net income........        20,869,389            18,016,104
    Basic and diluted
    earnings per
    share.............               .52                   .45
    Weighted average
    shares
    outstanding--basic
    and diluted.......        40,000,000            40,000,000
BALANCE SHEET DATA:
    Total assets......                            $827,551,274
    Long-term
    obligations(2)....                             420,083,112


---------------

Note: CPA(R): 15 had no operations for the period from inception (February 26, 2001) to September 30, 2001.

(1) See pro forma condensed consolidated financial statements included herein.

(2) Consists of mortgage notes payable due after one year and deferred fees payable to affiliates.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion and analysis of financial condition and results of our operations should be read in conjunction with the financial statements and notes thereto as of September 30, 2002 included in our quarterly report on Form 10-Q and our Annual Report on Form 10-K for the period ended December 31, 2001. The following discussion includes forward-looking statements. Forward-looking statements, which are based on certain assumptions, describe future plans, strategies and expectations of CPA(R):15. Such statements included known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements. Accordingly, such information should not be regarded as representations by us that the results or conditions described in such statements or objectives and plans will be achieved. A description of our objectives, acquisition and financing strategies and factors that may affect our future operating results is detailed in Item 1 of the Annual Report on Form 10-K.

     CPA(R):15 was formed in 2001 and is currently using the proceeds from its $400,000,000 "best efforts" public offering along with limited recourse mortgage financing to purchase properties and enter into long-term net leases with corporate lessees. The offering is a "blind pool", that is, investments have not been selected prior to the raising of offering proceeds. As of September 30, 2002, we had raised gross proceeds of $313,460,540. Our affiliate, Carey Financial Corporation earns a wholesaling fee of 1/2 of 1% of gross proceeds raised ($1,567,303 as of September 30, 2002) and such fee is directly charged to shareholders' equity. We structure the net leases to place certain economic burdens of ownership on these corporate lessees by requiring them to pay the costs of maintenance and repair, insurance and real estate taxes. We negotiate leases that may provide for periodic rent increases that are stated or based on increases in the Consumer Price Index ("CPI") or, for retail properties, provide for additional rents based on sales in excess of a specified base amount. We may also acquire interests in real estate through joint ventures with affiliates who have similar investment objectives to ours. These joint ventures, which may be in the form of general partnerships, limited partnerships or limited liability companies, generally enter into net leases with single corporate tenants. As of September 30, 2002, we hold interests in the three limited partnerships with Corporate Property Associates 14 Incorporated ("CPA(R):14"), which are accounted for under the equity method of accounting.

     Our objectives are to pay quarterly dividends at an increasing rate, provide inflation-protected income through CPI-based rent increases, own a diversified portfolio of net leased properties and increase the equity in our real estate portfolio by obtaining mortgage debt that provides for scheduled principal payment installments.

     As we use our offering proceeds to purchase investments in real estate, we are adopting certain critical accounting policies that will be crucial to understanding of our financial condition and results of operations. Such policies include, but are not limited to the following:

     The preparation of financial statements requires that our management make estimates and assumptions that affect the reported amount of assets, liabilities, revenues and expenses. For instance, we will be required to assess our ability to collect rent and other tenant-based receivables and determine an appropriate charge for uncollected amounts. Because our real estate operations will have a limited number of lessees, our management believes that it will be necessary to evaluate specific situations rather than solely use statistical methods.

     We will also use estimates and judgments when evaluating whether long-lived assets are impaired. When events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, our management will perform projections of undiscounted cash flows, and if such cash flows are insufficient, the assets will be adjusted (i.e., written down) to their estimated fair value. An analysis of whether a real estate asset has been impaired requires management to make its best estimate of market rents, residual values and holding periods. As our investment objectives are to hold properties on a long-term basis, holding period assumptions will likely range from five to ten years. In our evaluations, we will generally obtain market information from outside sources; however, such information requires our management to determine whether the information received is appropriate to the circumstances. Depending on the assumptions made and estimates used, the estimated future cash flow projected in our evaluation of long-lived assets can vary within a range of outcomes. We will consider the likelihood of possible outcomes in determining the best estimate of future cash flows. Because our properties are leased to single tenants, we may be more likely to incur significant writedowns when circumstances deteriorate because of the possibility that a property will be vacated in its entirety. This makes the risks we face different from the risks faced by companies that own multi-tenant properties. Events or changes in circumstances can result in further writedowns and impact the gain or loss ultimately realized upon sale of the asset. For our direct financing leases, we will be required to perform a review of residual values at least annually.

     We will recognize rental income from sales overrides when reported by lessees, that is, after the level of sales requiring a rental payment to us is reached.

     We and certain of our affiliates are investors in certain real estate ventures. We currently own limited partnership interests in three limited partnerships with the remaining ownership interests owned by Corporate Property Associates 14 Incorporated ("CPA(R):14") as general partner. The partnerships are described below. We anticipate that additional properties will be purchased through real estate ventures. These investments may be held through incorporated or unincorporated jointly-held entities. Substantially all of these investments will represent jointly purchased properties which are net leased to a single tenant and will be structured to provide diversification and reduce concentration of a risk from a single lessee for us and our affiliate. The placement of an investment in a jointly-held entity requires the approval of our Independent Directors. All of the jointly held investments will be structured so that we and the affiliate contribute equity, receive distributions and are allocated profit or loss in amounts that are proportional to our ownership interests. The presentation of these jointly held investments and their related results in the accompanying condensed consolidated financial statements is determined based on factors such as controlling interest, significant influence and whether each party has the ability to make independent decisions. Such factors will determine whether such investments are consolidated in our accounts or accounted for under the equity method. All of the jointly-held investments are subject to contractual agreements.

     We classify our directly-owned leased assets for financial reporting purposes as either real estate leased under the operating method or net investment in direct financing leases based on several criteria, including, but not limited to, estimates of the remaining economic life of the leased assets and the calculation of the present value of future minimum rents. In determining the classification of a lease, we use estimates of remaining economic life provided by independent appraisals of the leased assets. Our calculation of the present value of future minimum rents includes determining a lease's implicit interest rate which requires an estimate of the residual value of leased assets as of the end of the noncancellable lease term. Different estimates of residual value result in different implicit interest rates and could possibly affect the financial reporting classification of leased assets.

RESULTS OF OPERATIONS

     We did not have any significant operating activity for the periods ended September 30, 2001 and did not commence any substantial acquisition activity until February 2002. During the nine months ended September 30, 2002, we entered into ten net lease transactions and purchased additional equity interests in three limited partnerships owned with CPA(R):14 and which net lease properties to two lessees. The significant terms of the direct acquisitions and the limited partnership interests are provided in "Description of Properties" beginning on page 73. Annual cash flow (rents less mortgage debt service) from these ten acquisitions, after completion of certain improvements, will be approximately $18,000,000. In addition annual distributions from the three equity interests will approximate $1,000,000. Since September 30, 2002, we have entered into two transactions, including the purchase of land and a build-to-suit commitment with Rave Reviews Cinemas L.L.C. and the purchase of properties net leased to Overland Storage, Inc. Upon completion of construction which is expected to be completed in 2003, the lease with Rave Reviews will contribute annual cash flow of $1,286,000. Net of debt service, the lease with Overland Storage will provide annual cash flow of $1,154,000. For the three-month and nine-month periods ended September 30, 2002, we had net income of $2,023,000 and $2,871,000, respectively. The results of operations for the periods ended September 30, 2002 are not expected to be representative of future results. We expect that our asset base will continue to increase substantially over the next several years. As our asset base increases, general and administrative, property and depreciation expenses will increase and interest expense will increase as mortgage loans are placed on newly-acquired and existing properties. Expenses incurred to our Advisor in connection with performing management services pursuant to the Advisory Agreement and related to our day-to-day operations are expensed and were $544,000 and $754,000 for the three-month and nine-month periods, respectively. Interest income from uninvested cash currently represents a substantial portion of our revenues. As the proceeds of the offering are fully invested in real estate, interest income will decrease and is expected to be a minor component of overall revenues. After we are fully invested, we will maintain cash balances which our management believes to be sufficient for meeting our working capital needs.

FINANCIAL CONDITION

     A major objective of ours is to fully invest our funds in real estate in order to generate sufficient cash flow from operations and our equity investments to support our operating requirements, fund dividends to shareholders at an increasing rate and pay scheduled mortgage debt service. Cash flow from operations and equity investments of $7,446,000 were sufficient to pay dividends of $2,345,000. When evaluating cash generated from operations, our management includes cash provided from equity investments. Under accounting principles generally accepted in the United States of America, distributions from equity investments in excess of income from equity investments are a return of capital and presented as an investing cash flow. The ability of the equity investees to distribute cash to us in excess of their income is primarily due to noncash charges for depreciation. We evaluate our ability to pay dividends to shareholders by using our projections of cash flow (lease revenues, net of property-level debt service) from both our directly-owned real estate and our equity investments.

     We used $235,113,000 to acquire properties net leased to ten lessees on a single-tenant basis as described in Note 8 to the unaudited condensed consolidated financial statements and $10,962,000 increase its limited partnership interests in limited partnerships that net lease properties on a single-tenant basis to Petsmart, Inc. and Builders Firstsource, Inc. We currently own a 30% interest in the Petsmart limited partnerships, which are called Goldfish (DE) LP and Labrador (AZ) LP, and a 40% interest in the Builders Firstsource limited partnership, which is called BFS (DE) LP, with CPA(R):14 owning the remaining interests as general partner. Copies of the limited partnership agreements for these three limited partnerships were filed as exhibits to the registration statement of which this prospectus is a part. Before these additional purchases, we owned a 0.001% interest in the Petsmart limited partnerships and a 1% interest in the Builders Firstsource limited partnership. The ownership interests and the allocation of income or loss and distributions to CPA(R):14 and CPA(R):15 in the three limited partnerships are proportionate to the capital contributed by each partner. The partnerships will have a duration of no more than 50 years and each partner has a right of first refusal in the event that any partner seeks to sell its interest. The partnership agreements do not provide for payments of fees to the general partner or any affiliate. Fees paid to our advisor, Carey Asset Management Corp., a wholly-owned subsidiary of W. P. Carey & Co. LLC, pursuant to the Advisory Agreement, for services provided to us relating to the identification, evaluation, negotiation and purchase of properties are capitalized to the cost of real estate investments and were $6,407,607 as of September 30, 2002. Since September 30, 2002, we have used an additional $33,796,000 to acquire the Rave Reviews and Overland Storage properties, as described in Note 10 to the unaudited condensed consolidated financial statements. We expect to use substantially all of the net proceeds of our offering along with limited recourse mortgage debt to purchase ownership interests in real estate either directly or with affiliates. To the extent that the entire offering is subscribed, acquisition activity can be expected to continue for several years with total real estate assets exceeding $1,500,000,000. Management believes that a fully invested, diversified portfolio of real estate investments will mitigate the risk of nonpayment of rent from any single lessee. As of November 8, 2002, we had approximately $165,000,000 available for investment and completion of build-to-suit commitments.

     During the nine months ended September 30, 2002, we raised $282,847,000, net of costs, in connection with our initial "best efforts" public offering. Since September 30, 2002, we issued an additional 6,584,572 shares ($65,845,722). As of September 30, 2002, we had cash balances of $125,122,000.
We intend to hold cash balances sufficient to maintain our operations. We are actively evaluating potential net lease investments and using our available cash along with limited recourse mortgage financing to purchase properties. In connection with purchasing properties, we obtained $96,418,000 of limited recourse mortgage debt. A lender on limited recourse mortgage debt has recourse only to the property collateralizing such debt and not to any of our other assets, while unsecured financing would give a lender recourse to all of our assets. The use of limited recourse debt, therefore, will allow us to limit our exposure of all of our assets to any one debt obligation. Management believes that the strategy of combining equity and limited recourse mortgage debt will allow CPA(R):15 to meet our short-term and long-term liquidity needs and will help to diversify our portfolio and, therefore, reduce concentration of risk in any particular lessee. Therefore, after we complete our public offering and fully invest in real estate, we will evaluate on an ongoing basis whether to obtain additional sources of funds such as lines of credit; however, no consideration is being given to such additional sources at this time.

     We expect to fully subscribe our offering.

     A summary of our contractual obligations and commitments as of September 30, 2002 is as follows:

                                   TOTAL     2002    2003      2004     2005     2006    THEREAFTER
(IN THOUSANDS)                    --------   ----   -------   ------   ------   ------   ----------
Obligations:
  Limited recourse mortgage
    notes payable(1)............  $ 96,326   $255   $ 1,059   $1,126   $1,222   $1,314    $91,350
  Deferred acquisition fees.....     5,627                     1,407    1,407    1,407      1,406
Commitment:
  Build-to-suit obligations.....    14,585     --    14,585       --       --       --         --
                                  --------   ----   -------   ------   ------   ------    -------
                                  $116,538   $255   $15,644   $2,533   $2,629   $2,721    $92,756
                                  ========   ====   =======   ======   ======   ======    =======

---------------

(1) The limited recourse mortgage notes payable were obtained in connection with the acquisition of properties in the ordinary course of business (see Note 8 to the unaudited condensed consolidated financial statements for a summary description of mortgage terms).

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangibles," which establish accounting and reporting standards for business combinations and certain assets and liabilities acquired in business combinations.

     SFAS No. 141 requires that all business combinations and asset acquisitions be accounted for under the purchase method, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. Use of the pooling-of-interests method for business combinations is no longer permitted. The adoption of SFAS No. 141 did not have a material effect on our financial statements.

     SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and indefinite-lived intangible assets are no longer amortized but are tested for impairment at least annually. Intangible assets acquired and liabilities assumed in business combinations are only amortized if such assets and liabilities are capable of being separated or divided and sold, transferred, licensed, rented or exchanged or arise from contractual or legal rights (including leases), and will be amortized over their useful lives. The adoption of SFAS No. 142 on January 1, 2002 did not have a material effect on our financial statements.

     In August 2001, FASB issued SFAS No. 144 "Accounting for the Impairment of Long-Lived Assets" which addresses the accounting and reporting for the impairment and disposal of long-lived assets and supercedes SFAS No. 121 while retaining SFAS No. 121's fundamental provisions for the recognition and measurement of impairments. SFAS No. 144 removes goodwill from its scope, provides for a probability-weighted cash flow estimation approach for analyzing situations in which alternative courses of action to recover the carrying amount of long-lived assets are under consideration and broadens that presentation of discontinued operations to include a component of an entity. The adoption of SFAS No. 144 on January 1, 2002 did not have a material effect on our financial statements; however, the revenues and expenses relating to an asset held for sale or sold will be presented as a discontinued operation for all periods presented. The provisions of SFAS No. 144 are effective for disposal activities initiated by the company's commitment to a plan of disposition after the date of adoption (January 1, 2002).

     In May 2002, FASB issued SFAS No. 145 "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections" which eliminates the requirement that gains and losses from the extinguishment of debt be classified as extraordinary items unless it can be considered unusual in nature and infrequent in occurrence. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002. Early adoption is permitted. Upon adoption, we will no longer classify gains and losses for the extinguishment of debt as extraordinary items and will adjust comparative periods presented. We have not elected early adoption.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. We do not expect SFAS No. 146 to have a material effect on our financial statements.

     In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions" which amends SFAS No. 72, SFAS No. 144 and FASB Interpretation No. 9. SFAS No. 147 provides guidance on the accounting for the acquisitions of certain financial institutions and includes long-term customer relationships as intangible assets within the scope of SFAS No. 144. We do not expect SFAS No. 147 to have a material effect on our financial statements.

                         DESCRIPTION OF THE PROPERTIES

     W. P. Carey & Co. is actively seeking and evaluating various potential property acquisitions and is engaging in discussions with sellers regarding the purchase of properties for us. During the continuation of this offering, and at such time during the negotiations of a potential property acquisition when W. P. Carey & Co. believes a reasonable probability exists that such property will be acquired by us, this prospectus will be supplemented to disclose such potential property acquisition. Based on W. P. Carey & Co.'s experience and acquisition methods, this generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a property and the obtaining of a commitment for financing and approval by the investment committee, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during this offering also by means of a supplement to this prospectus. See "Reports to Shareholders" for a description of other reports to shareholders which will describe property acquisitions.

     As all of our leases are net leases, our tenants are required to maintain insurance on the leased properties. While we believe each of our properties is adequately insured, we maintain a contingent, blanket building, business personal property and business income policy covering all of our properties, as well as a comprehensive commercial general liability policy covering our properties.


                                                                                               AMOUNT      PRIMARY    APPROXIMATE
                                                                  DATE OF       PURCHASE         OF        PROPERTY     SQUARE
LESEE                                     PROPERTY LOCATION     ACQUISITION      PRICE        FINANCING      TYPE       FOOTAGE
-----                                    --------------------   -----------   ------------   -----------   --------   -----------
Builders First Source, Inc.(1).........  Cincinnati, OH          12/20/01     $  5,189,792   $ 3,040,000      2         165,680
                                         Norcross, GA                                                         2          63,700
                                         Culpeper, VA                                                         2         159,881
PETsMART, Inc.(2)......................  Westlake Village, CA    11/28/01       21,591,300    12,937,500      4          30,000
                                         Phoenix, AZ                                                          4         620,000
                                         Evanston, IL                                                         4           6,416
                                         Lake Mary, FL                                                        4           6,096
                                         Boca Raton, FL                                                       4           6,045
                                         Tallahassee, FL                                                      4           6,040
                                         Sawgrass, FL                                                         4           6,040
                                         Oxon Hill, MD                                                        4           6,956
                                         Braintree, MA                                                        4           5,587
                                         Flint, MI                                                            4           6,151
                                         Fridley, MN                                                          4           6,060
                                         Southlake, TX                                                        4           2,247
                                         Dallas, TX                                                           4           6,370
Tower Automotive Products Company,
 Inc...................................  Auburn, IN               4/10/02       20,995,621    12,022,870      1         162,796
                                         Bluffton, OH                                                         1         150,000
                                         Milan, TN                                                            1         531,370
Racal Instruments, Inc.................  Irvine, CA               5/21/02       13,455,497     9,500,000      3          98,631
IntegraColor, LTD......................  Mesquite, TX             6/14/02       12,356,020     7,080,000      1          88,805
                                         Mesquite, TX                                                         1
                                         Mesquite, TX                                                         1         179,500
Fleming Companies, Inc.(14)............  Tulsa, OK                6/28/02       53,870,063    30,000,000      2         757,784
Advantis Technologies, Inc.............  Alpharetta, GA           6/27/02       13,089,005     8,500,000      3         191,975
Trends Clothing Corp...................  Miami, FL                7/22/02       14,869,110     8,630,041      2         247,264
Foster Wheeler Realty Services, Inc....  Clinton, NJ              8/16/02       47,015,707    29,185,000      3         292,000
Hologic, Inc.(10)......................  Bedford, MA               9/3/02       21,612,566            --      1         207,000
                                         Danbury, CT                                                                     68,000
BE Aerospace Ince......................  Miami-Dade, FL           9/12/02       15,470,072    10,500,000      2         209,000
Danka Business Systems PLC.............  St. Petersburg, FL       9/27/02       31,510,133(5)  12,800,000     3         157,000(3)
                                         St. Petersburg, FL                                                   2          49,000(3)
                                         St. Petersburg, FL                                                   2         131,000
Rave Reviews Cinemas, L.L.C............  Baton Rouge, LA          10/9/02       11,555,239(5)          --     5          73,000(3)
Overland Storage, Inc.(14).............  Kearney Mesoe, CA       10/15/02       30,096,836    20,000,000      3         135,500
Medica-France..........................  Chatou; Poissy;          12/4/02       40,327,842    34,011,560      5         336,766
                                         Rosny-sous-Bois;
                                         Rueil Malmaison;
                                         Sarcelles and Paris,
                                         France
SFX Entertainment(11)..................  New York, NY            12/12/02       91,225,130    51,000,000      4         227,685
SSG Optronics, Inc.....................  Richmond, CA            11/20/02        4,967,653            --      1          37,952

                                                                                                                   MORTGAGE
                                                                                                                   BALANCES
                                           INITIAL       RENT       ANNUAL      ANNUAL                               AS OF
                                           ANNUAL      INCREASE    INTEREST      DEBT        LEASE      MAXIMUM   DECEMBER 1,
LESEE                                       RENT        FACTOR       RATE      SERVICE     EXPIRATION    TERM        2002
-----                                    -----------   ---------   --------   ----------   ----------   -------   -----------
Builders First Source, Inc.(1).........  $   553,750      CPI         7.57%   $  271,247      1/17        1/37    $ 3,006,661

PETsMART, Inc.(2)......................    2,178,825      (6)         7.70%    1,106,870     11/21       11/41     12,837,058

Tower Automotive Products Company,
 Inc...................................    2,355,875      CPI         7.98%    1,056,624      4/20        4/40     11,975,923

Racal Instruments, Inc.................    1,301,929      (7)         6.66%      732,600      5/22        5/52      9,476,653
IntegraColor, LTD......................    1,256,700      CPI         6.97%      563,530      6/22        6/42      7,059,216

Fleming Companies, Inc.(14)............    5,508,000      CPI         7.46%    2,507,376      6/17        6/37     29,886,355
Advantis Technologies, Inc.............    1,275,000      CPI         5.98%      610,231      6/17        6/37      8,491,506
Trends Clothing Corp...................    1,420,000      CPI         7.40%      850,620      6/17        6/37      8,558,718
Foster Wheeler Realty Services, Inc....    5,230,850      CPI         6.67%    2,252,928      9/22        9/42     29,113,434
Hologic, Inc.(10)......................    2,019,802      CPI                                 8/22        8/42             --

BE Aerospace Ince......................    1,462,618      (8)         6.11%      764,364      9/22        9/42     10,489,765
Danka Business Systems PLC.............    3,060,000(4)    CPI        6.63%      984,024      9/17        9/27             --

Rave Reviews Cinemas, L.L.C............    1,285,607(4)    CPI                                8/23        8/43             --
Overland Storage, Inc.(14).............    2,621,285      (9)         6.18%    1,466,812      2/14        2/19     19,980,766
Medica-France..........................    3,857,928     INSEE        (13)     2,559,100      6/10        5/89     34,011,560

SFX Entertainment(11)..................    6,548,587     (12)       5.5175%    3,481,591      9/20        9/40     51,000,000
SSG Optronics, Inc.....................      509,976      CPI           --            --     11/22       11/36


                                                                                               AMOUNT      PRIMARY    APPROXIMATE
                                                                  DATE OF       PURCHASE         OF        PROPERTY     SQUARE
LESEE                                     PROPERTY LOCATION     ACQUISITION      PRICE        FINANCING      TYPE       FOOTAGE
-----                                    --------------------   -----------   ------------   -----------   --------   -----------
TruServ Corporation(15)................  Corsicana, TX;          12/31/02       65,839,200    38,327,411      2       2,637,973
                                         Fogelsville, PA;
                                         Jonesboro, GA;
                                         Kansas City, MO;
                                         Kingman, AZ;
                                         Springfield, OR;
                                         Woodland, CA
Meadowbrook Meat Company, Inc. ........  Orlando, FL;            12/31/02       30,009,415    18,000,000      2         575,858
                                         Macon, GA;
                                         Rocky Mount, NC;
                                         Lewisville, TX
Carrefour France SAS...................  Cholet;                 12/27/02      106,966,403    85,802,514      4       2,550,885
                                         Pleufragen;
                                         Nimes; Colomiers;
                                         Crepy en Vallois;
                                         Lens and Thuit-
                                         Hebert,
                                         France

                                                                                                                   MORTGAGE
                                                                                                                   BALANCES
                                           INITIAL       RENT       ANNUAL      ANNUAL                               AS OF
                                           ANNUAL      INCREASE    INTEREST      DEBT        LEASE      MAXIMUM   DECEMBER 1,
LESEE                                       RENT        FACTOR       RATE      SERVICE     EXPIRATION    TERM        2002
-----                                    -----------   ---------   --------   ----------   ----------   -------   -----------
TruServ Corporation(15)................    6,003,576      2%          5.83%    2,706,804     12/22       12/42             --
Meadowbrook Meat Company, Inc. ........    2,660,000     (16)         6.08%    1,306,164     12/17       12/37             --
Carrefour France SAS...................   10,567,207     INSEE        (17)     6,200,000     12/11       12/11             --


---------------

Property types are coded as follows: 1 -- Industrial/Manufacturing;
2 -- Distribution/Warehouse; 3 -- Office/Research; 4 -- Retail; 5 -- Other


 (1) Values reflect CPA(R):15's 40% limited partnership interest in this property, and the remaining interest is held by Corporate Property Associates 14 Incorporated (an affiliate). The total purchase price was $12,974,479.



 (2) Values reflect CPA(R):15's 30% limited partnership interest in this property through two limited partnerships, and the remaining interest is held by Corporate Property Associates 14 Incorporated (an affiliate). The total purchase price was $71,971,000.


 (3) Reflects square footage upon completion.


 (4) Reflects rent upon completion.


 (5) Reflects total cost upon completion. This transaction was not a sale-leaseback transaction.

 (6) The rent will increase at the beginning of the sixth year, and every fifth year thereafter, by nine percent. Rent shall increase at 11% every five years during any renewal term.

 (7) The rent will increase at the beginning of the second year, and every year thereafter, by 2.75% per year.

 (8) The rent will increase at the beginning of the second year, and every year thereafter, by 1.5% per year.

 (9) The rent will increase by 5% every two years.


(10) Values reflect the 64% interest a wholly-owned subsidiary of CPA(R):15 owns as tenant-in-common with a wholly-owned subsidiary of W. P. Carey & Co. LLC, which owns the remaining 36%. The total purchase price was $33,769,634.



(11) Values reflect CPA(R):15's 60% limited partnership interest in this property, and the remaining interest is held by Corporate Property Associates 14 Incorporated (an affiliate). The total purchase price was $152,041,884. Clear Channel Communications, Inc. is the guarantor of the lease. This transaction was not a sale-leaseback transaction.


(12) Annual rent will increase to $12,297,338 in October 2005, to $14,853,360 in October 2010 and to $17,093,284 in October 2015.

(13) The interest rate ranges from 5.6% to 5.631%.

(14) This transaction was not a sale-leaseback transaction.


(15) Values reflect CPA(R):15's 50% limited partnership interest in these properties, and the remaining interests are held by affiliates CPA(R):12 (15%) and CPA(R):14 (35%). The total purchase price was $131,678,400.



(16) Annual rent will increase by 4.12% at the start of the fourth year and by 2% at the start of the fifth year and thereafter.



(17) The interest rate is fixed at 5.75% for the first 10 years, and the 3-month Euribor plus 1% thereafter.

BUILDERS FIRSTSOURCE, INC.

     Builders FirstSource is a leading distributor of lumber, millwork, engineered wood building components (trusses, wall panels and floor joists) and other building materials to professional home builders. Builders FirstSource is the second largest distributor of building products to professional home builders in the U.S. For the six months ended December 31, 2001, Builders FirstSource had net revenue of approximately $762,071,000, net income of approximately $6,279,000, total assets of approximately $597,507,000 and total shareholder's equity of approximately $301,906,000.

PETSMART, INC.

     PETsMART is the nation's largest pet products retailer, with more than 550 stores across North America. It also operates a major pet e-commerce site, provides several major branded catalogs, as well as affiliated websites that market supplies for pets and horses. PETsMART offers a broad line of products and services for all stages of a pet's life, including all types of pet products, as well as pet services such as veterinary care, grooming, and pet training. It offers a much broader selection of food brands and additional pet items than either grocery stores or discount chains and at a lower cost. Its selection includes a broad assortment of collars, leashes, health and beauty aids, shampoos, medications, toys, animal carriers, dog and cat furniture, a complete line of fish, birds, reptiles, small animals and their related supplies, and, in some locations appropriate to the area, equestrian supplies.

     PETsMART provides veterinary services in approximately half of its stores through a strategic partnership with Banfield, The Pet Hospital. The company actively supports the activities of local humane organizations through its in-store PETsMART Charities' Adoption Centers. Through its Adoption Center efforts, over 230,000 pets were adopted during 2000, and approximately 950,000 pets have been adopted since the program began in 1994.

     A broad range of personalized services is available in PETsMART pet salons, from toenail trimming to tooth brushing to a precision cut, shampoo and style. Pet training services range form puppy classes to advanced and private courses.

     For the year ended February 3, 2002, PETsMART reported net sales of approximately $2,501,072,000, net income of approximately $39,567,000, total assets of approximately $961,103,000 and shareholder's equity of approximately $325,806,000.

TOWER AUTOMOTIVE PRODUCTS COMPANY, INC. AND TOWER AUTOMOTIVE TOOL, LLC

     Tower Products and Tower Tool, are subsidiaries of Tower Automotive, a New York Stock Exchange company. Tower Automotive is a leading global designer and producer of structural components and assemblies used by automotive original equipment manufacturers, including Ford, DaimlerChrysler, General Motors, Honda, Toyota, Renault/Nissan, Fiat, Hyundai/Kia, BMW, Volkswagen Group, and Isuzu. Its current products include automotive body structural stampings and assemblies including exposed sheet metal components, lower vehicle structural stampings and assemblies, suspension components, modules and systems. Based on current net revenue amounts, Tower Automotive is the largest independent global supplier of structural components and assemblies to the automotive market. For the six months ended June 30, 2002, Tower Automotive reported revenues of approximately $1,148,979,000, a net loss of $124,412,000, total assets of approximately $2,500,158,000 and total stockholder's equity of approximately $566,587,000.

     We acquired three Tower Automotive facilities on April 10, 2002 for a total purchase price of $20,995,621. Initial annual rent payments total $2,355,875. Mortgage financing on these properties of $12,022,870 incurs annual debt service obligations of $1,056,624. The principal balance on the mortgage is $11,998,205 as of September 30, 2002. Annual depreciation expense on the Tower properties of $494,382 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $19,775,261.

     The Tower facilities are located in: Auburn, IN (a Ft. Wayne suburb); Bluffton, OH; and Milan, TN. The location of each facility provides strategic positioning within the supply chain network of the automotive industry. Proximity to major original equipment manufacturers and distribution networks provide a competitive advantage for Tower or any other automotive supplier that might utilize these manufacturing/distribution plants. Moreover, the facilities are relatively new and improved, state-of-the-art sites which are key to Tower's ongoing operations.

     The Ft. Wayne industrial market is a secondary market containing approximately 50 million square feet which includes both single buildings and complexes. The market is defined by the six counties (Adams, Allen, DeKalb, Huntington, Wells and Whitley) comprising the Ft. Wayne metropolitan statistical area, as well as the outlying counties of LaGrange, Noble and Steuben. Industrial properties in this market are often single tenant and occupied by the owner, but there are also a number of rental properties in this market. The six counties in the Ft. Wayne market contain approximately 35 million square feet with a vacancy rate in this market of approximately 5%. Current rents as well as asking rents for buildings of 100,000 square feet or more range from $2.25 to $3.75 per square foot depending on the location and quality of the structure. The Bluffton, OH and Milan, TN markets have overall vacancy rates of 0.0%.

     The tenant has decided to expand the property in Bluffton, OH, at its own expense, from 150,000 square feet to 196,175 square feet, at an expected cost of $3,700,000.

RACAL INSTRUMENTS, INC.

     Racal is a leading international test and measurement ("T&M") systems developer, manufacturer and integrator. Since its formation nearly 50 years ago, Racal's systems and solutions have targeted specific high-value niches where the company can establish leading market positions within a diversified group of industries including the radio communications (wireless), defense, broadband (optical communications), semiconductor and general purpose functional test markets. According to Racal, it maintains worldwide market shares in excess of 95% for GSM base station field service testers and for CDMA protocol testers. In addition, approximately 50% of Racal's revenues within its defense test segment are currently sole sourced relationships. Finally, Racal is the sole source supplier of the equipment that tests every individual microprocessor that Intel produces worldwide.

     Racal's customers include aerospace and defense prime contractors, major telecommunications equipment OEMs and service providers, and numerous other blue-chip corporations such as Honeywell, Motorola, Nokia, Intel, Agilent, and Ericcson. The Company's innovative products and consistent performance have earned it exceptional customer recognition as evidenced by Racal's receipt of Intel's Supplier of the Year Award in both 1999 and 2000 and its recent selection by Agilent as an integration partner for aerospace and defense T&M systems.

     Racal is a privately owned company. According to Racal, for the year ended December 31, 2001, Racal had net revenues of approximately $54,918,000 which resulted in a net income of approximately $8,188,000. As of March 31, 2002, Racal had approximately $130,247,000 in total assets and approximately $45,781,000 in total equity.

     We acquired the Racal facility in Irvine, California on May 21, 2002 for $13,455,497. Initial annual rent payments are $1,301,929. Mortgage financing of $9,500,000 on this property incurs annual debt service payments of $732,600.

INTEGRACOLOR, LTD.

     IntegraColor was founded in 1957 as a printer to the horticultural industry. The basis of the Company's business was printing stock tags and labels for nurseries. While IntegraColor still yields 38% of its revenues from the horticultural market it has expanded and developed expertise in educational curriculum, catalog production, magazine publishing, direct mail and other specialty printing. IntegraColor now has a customer base of over 20,000 accounts.

     Since the founder sold the company in 1988 annual sales have grown from $15.5 million to over $73 million in 2001, while earnings before interest, taxes, depreciation and amortization has increased from $2.6 million to $9.9 million over the same period.

     We purchased the IntegraColor facility in Mesquite, Texas on June 14, 2002 for $12,356,020. Initial annual rent on this property is $1,256,700.

FLEMING COMPANIES, INC.

     Fleming is an industry leader in the wholesale distribution of consumable goods, and also has a growing presence in operating "price impact" supermarkets. Through their distribution segment, they distribute products to customers that operate approximately 3,000 supermarkets, 6,800 convenience stores and over 2,000 supercenters, discount stores, limited assortment stores, drug stores, specialty stores and other stores across the United States. For the year ended December 31, 2001, Fleming reported net sales of approximately $15,628,000,000, net income of approximately $23,308,000, total assets of approximately $3,654,693,000 and total shareholder's equity of approximately $498,219,000.

     We purchased the Fleming property in Tulsa, Oklahoma on June 28, 2002 for $53,870,063. We obtained $30,000,000 in mortgage financing, with annual debt service of $2,507,376. Initial annual rent payments are $5,508,000. Outstanding indebtedness on the Fleming property mortgage as of September 30, 2002 was $29,954,964. We calculate depreciation on this property using a 40-year straight-line method, and is based on building and improvements of $52,870,063.


     The Tulsa distribution center is a state-of-the-art distribution facility located on the east side of Tulsa, OK. The property will represent one of Fleming's primary distribution centers for the Central United States. The facility consists of one 757,784 square foot "L" shaped building located on a 113 acre campus. All dry activities (dry storage, battery charging, maintenance) are located in one wing and refrigerated activities (freezer, cooler, cool truck docks, and mechanical room) are located in other wing. The location has convenient access to Interstate 44 less than one mile to the North.


     The City of Tulsa and Tulsa County are located in northeastern Oklahoma, in the center of the Tulsa metropolitan statistical area. Tulsa has a strategic location relative to other regional cities including Bartlesville (47 miles); Muskogee (52 miles); and Oklahoma City (115 miles).

     Given the large size and specialized nature of the facility, the market for re-leasing, if necessary, is nationally-oriented. The development costs associated with refrigerated warehouse facilities are far higher than that of traditional warehouse facilities. A review of recently built refrigerated warehouse facilities throughout the nation indicates an average development cost of approximately $120 per square foot.

ADVANTIS TECHNOLOGIES, INC.

     Advantis is a leading manufacturer and distributor of pool and spa chemicals, spa accessories and surface water chemicals in the US. Advantis' brand names include GLB, Leisure Time, Robarb, Applied Biochemists, and Blue Devil. Advantis is a wholly-owned subsidiary of Rockwood Specialities Group, Inc., a Kohlberg Kravis Roberts & Co. portfolio company. Rockwood is a global leading manufacturer and distributor of high value-added specialty chemicals and performance materials for light industrial and commercial purposes. For the year ended December 31, 2001, Rockwood reported to us revenue and earnings before interest, taxes, depreciation and amortization ("EBITDA") of $742 million and $135 million, respectively, and Advantis reported revenue and EBITDA of $54 million and $10 million, respectively.

     We purchased the Advantis property in Alpharetta, Georgia on June 25, 2002 for $13,089,005. Initial annual rent payments on this property are $1,275,000. On November 18, 2002, we obtained limited recourse mortgage financing of $8,500,000 on the Advantis property from Column Financial, Inc. The loan has a fixed interest rate of 5.98% per annum. Monthly debt service payments on the loan are $50,852.55.

TRENDS CLOTHING CORP.

     Trends Clothing is a clothing and apparel manufacturer and distributor. Trends Clothing designs and manufactures clothing for brands under license (for example, LEI Jeans), direct for retail stores (for example, under the label Mossimo at Target) and under its own brands (such as Trendy Kids). It has recently gained two new high profile licenses and continues to grow its business with large retailers such as Target, Wal-Mart and Kohls.

     We acquired the Trends property in Miami, Florida on July 22, 2002 for a purchase price of $14,869,110. The initial annual rent on this property is $1,420,000. We obtained financing for the Trends property in the amount of $8,630,041, which incurs annual debt service payments of $850,620.

FOSTER WHEELER REALTY

     Foster Wheeler Realty is the real estate operating entity of Foster Wheeler Ltd. (NYSE: FWC), a holding company that owns the stock of various subsidiary companies. It conducts its business on a global basis within two groups:
Engineering and Construction Group (E&C Group) and Energy Equipment Group (EE Group). The E&C Group designs, engineers and constructs petroleum, chemical, petrochemical and alternative-fuels facilities and related infrastructure. The E&C Group also provides environmental remediation services, together with related technical, design and regulatory services. The EE Group designs, manufactures and erects steam generating and auxiliary equipment for power stations and industrial markets worldwide. For the six months ended June 28, 2002, Foster Wheeler, Inc. reported revenue of approximately $1,764,930,000, net loss of approximately $183,066,000, total assets of approximately $3,220,396,000 and total shareholder's equity of approximately ($169,947,000).

     On August 16, 2002, the Company purchased a leasehold interest in a building in Clinton, New Jersey, subject to a long-term land lease, for $47,015,707 and entered into a net lease with Foster Wheeler. The lease obligations of Foster Wheeler are unconditionally and jointly guaranteed by Foster Wheeler Ltd., Foster Wheeler, Inc. and Foster Wheeler International Holdings, Inc., affiliates of Foster Wheeler. The lease has an initial term of 20 years with two ten-year renewal options. Annual rent is $5,230,850 with increases every three years based on a formula indexed to increases in the CPI, capped at 10.07% during each three-year period. The ground lease has an initial term through 2100 with annual rent of $100. In connection with the purchase, the Company obtained a limited recourse mortgage loan of $29,185,000, which is collateralized by a leasehold mortgage and a lease assignment. The loan provides for monthly payments of interest and principal of $187,744 at an annual interest rate of 6.67% and based on a 30-year amortization schedule. The loan matures in September 2012 at which time a balloon payment is scheduled. Outstanding principal on the mortgage as of September 30, 2002 is $29,185,000. Annual depreciation of $1,175,000 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $47,015,707.


     Our tenant at the Foster Wheeler property has decided to perform approximately $850,000 of improvements and office renovations at the facility, at its own expense, to accommodate new technology and additional employees at the facility.



     The Foster Wheeler facility is a three-story Class A office building and serves as Foster Wheeler's world headquarters. The facility lies in a strong and growing office market. Market rent is estimated at $19.00 per square foot. The central New Jersey market comprises approximately 49.6 million square feet, while the northern New Jersey market comprises 82.3 million square feet. The facility lies within the Hunterdon submarket of Hunterdon County in central New Jersey. The Hunterdon submarket consists of over 1.6 million square feet of office space, primarily large single-tenant/owner-user buildings.


     The facility's primary competition stems from one to five-story office buildings that range in size from 16,000 to 1 million square feet. The buildings were constructed between 1983 and 2000. The occupancy rates of the competitive properties range from 82% to 100%, with an average of 99%. These occupancy rates include sublet space.

HOLOGIC, INC.

     Hologic is a leading developer, manufacturer and supplier of diagnostic and medical imaging systems primarily serving the healthcare needs of women. They focus their resources on developing systems and subsystems offering superior image quality and diagnostic accuracy, which has enabled them to capture significant market shares and customer loyalty, despite the presence of large competitors. Its core women's healthcare business units are focused on bone densitometry, mammography and breast biopsy and on developing a direct-to-digital X-ray mammography system. Its bone densitometry product line and its Lorad line of mammography systems are premier brands in their markets. In addition, they develop, manufacture and supply other X-ray based imaging systems, such as general purpose direct-to-digital X-ray equipment and mini c-arm imaging products. Its customers are hospitals, imaging clinics and private practices and include many of the leading healthcare organizations in the world. Its customers are also major pharmaceutical companies who use their products in conducting clinical trials. For the nine months ended June 29, 2002, Hologic reported revenue of approximately $47,637,000, net income of approximately $3,344,000, total assets of approximately $119,607,000 and total shareholder's equity of approximately $145,257,000.

     On August 28, 2002, the Company purchased land and buildings in Danbury, Connecticut for $33,769,634 and entered into a net lease with Hologic. The lease has an initial term of 20 years with four five-year renewal terms. Annual rent is $3,155,940 with the first rent increase on the fifth anniversary of the lease and every five years thereafter. Rent increases are based on a formula indexed to increases in the CPI, capped at 5.1% for the first rent increase and 8.16% thereafter, during each five-year period.


     On December 17, 2002 we sold a 36% interest in the Hologic property at cost for $11,913,927 in cash to a wholly-owned subsidiary of W. P. Carey & Co. LLC, and retained the remaining 64%.


B/E AEROSPACE, INC.

     B/E Aerospace, Inc. ("B/E") is a worldwide leading manufacturer of cabin interior products for commercial passenger aircraft and business jets. It also provides a wide range of cabin interior design, reconfiguration and certification services, including the conversion of passenger aircraft to freighter use. B/E has leading worldwide market shares in most of its product lines and its customers include virtually all the world's airlines and aircraft manufacturers. B/E's installed base (products on aircraft currently in service) is valued at approximately $6.6 billion. B/E has manufacturing facilities in the U.S. and Europe and employed 3,740 people as of February 2002. B/E designs, manufactures, sells and provides commercial aircraft products; cabin interior structures; reconfiguration/conversion services and products; machined products; and business jet products.

     On September 12, 2002, the Company purchased land and buildings in Miami, Florida for $15,470,072 and entered into a net lease with B/E. The lease has an initial term of 18 years with two ten-year renewal options. Annual rent is $1,462,618 with scheduled increases of 1.5% each year. On October 29, 2002, the Company obtained a limited recourse mortgage loan of $10,500,000 which is collateralized by a mortgage and a lease assignment. The loan provides for monthly payments of principal and interest of $63,697 at an annual interest rate of 6.11% based on a 30-year amortization schedule. The loan matures in November 2012, at which time a balloon payment is scheduled.

     For the year ended February 28, 2002, B/E reported sales of approximately $680,500,000, net loss of approximately $104,100,000, total assets of approximately $1,128,300,000, and shareholder's equity of approximately $121,100,000.

DANKA BUSINESS SYSTEMS PLC

     On September 27, 2002, the Company purchased land and buildings in St. Petersburg, Florida for $23,810,133 and entered into a net lease with Danka Office Imaging Company. The lease obligations of Danka are unconditionally guaranteed by Danka Holding Company and Danka Business Systems, PLC,

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affiliates of Danka. The Company has committed to fund retrofit and tenant improvement costs of $7,700,000 with such costs scheduled to be completed by no later than July 1, 2003. Upon completion, an initial lease term of fifteen years with two ten-year renewal terms will commence at an annual rent of $3,060,000. The lease provides for rent increases every three years based on a formula indexed to increases in the Consumer Price Index. During the construction period, the Company will receive annual rent of $871,000 on the portion of the buildings that are currently occupied by the tenant. On December 23, 2002, we obtained limited recourse mortgage financing of $12,800,000 on the Danka properties from CIBC, Inc. The loan has a fixed interest rate of 6.63% for a 10 year term, amortized over 30 years. Monthly debt service on the loan is $82,002.


     Danka is one of the world's leading providers of office imaging equipment, solutions and related services and supplies. It primarily markets office imaging equipment, solutions and related services, parts and supplies directly to customers in 26 countries. Canon, Heidelberg/Nexpress and Toshiba manufacture most of the products that it distributes. Throughout Europe, it also markets private label office imaging equipment from Ricoh and related supplies directly to customers under its Infotec trademark and on a wholesale basis to independent dealers.

     For year ended March 31, 2002 Danka reported revenue of approximately $1,555,176,000, net earnings of approximately $137,555,000, total assets of approximately $925,687,000, and total shareholder's equity of approximately $48,049,000.

RAVE REVIEWS CINEMAS, L.L.C.

     Rave Reviews is a new theater operator whose management team has extensive experience in the movie theater industry. Their goal is to capitalize on the current "Rescreening of America," which is characterized by increased primary demand, increased supply of films and consumer preference shifting away from traditional sloped-floor theaters and toward high quality stadium magaplexes. Rave Reviews plans to develop new megaplex theaters in markets where no other stadium theater competition exists, with a particular focus on small to mid-sized markets in the Southeast and Southwest. As the dominant theater operator in each market, Rave Reviews expects to have sole access to all of the films released by distributors.

     For the six months ended June 27, 2002, Rave Reviews reported revenues of approximately $17,607,000, net loss of approximately $53,000, total assets of approximately $67,179,000, and shareholder's equity of approximately $40,464,000.

NEW AND PROPOSED PROPERTY ACQUISITIONS

     The following properties have been acquired or approved for acquisition by
W. P. Carey & Co. Additional information for transactions that have not been completed will be provided by a supplement to this prospectus.

SSG PRECISION OPTRONICS, INC.

 Acquisition

     On November 20, 2002, through a wholly-owned subsidiary, we acquired from Tinsley Laboratories, Inc., and leased back to SSG Precision Optronics, Inc. ("SSG") a 37,952 square foot general office, optics manufacturing, research and development, warehouse and light manufacturing facility located in Richmond, California.

  Purchase Terms

     The cost of the facility, including the acquisition fee payable to Carey Asset Management Corp., was $4,967,653, an amount less than the appraised value of the facility. We paid at closing an acquisition fee of $124,191 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to

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receive a deferred fee in the total amount of $99,353, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facility will be leased to SSG under an absolute net and bond-type lease. SSG will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facility. The initial term of the lease is 20 years, followed by two 7-year renewal terms at the option of SSG. The initial aggregate annual rent under the lease is $509,975, payable quarterly in equal installments of $127,497. Additionally, the lease provides for annual rent to be increased by CPI.

 Description of Proposed Financing

     We will endeavor to obtain secured mortgage financing in an amount of not greater than $4,000,000 for the facility, at a fixed interest rate of not higher than 8.5% for a term of not less than 10 years amortized over not less than 25 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.


 Description of SSG



     SSG designs and builds optics, telescopes, and space sub-systems for both industry clients and the government. They are routinely the sole source optical systems supplier for prime contractors such as Boeing, Lockheed Martin, Northrop Grumman, TRW, and Aerojet. The Company regularly provides systems, as well as conducts R&D, for the military (Navy, Air Force and Army), NASA, Department of Energy, National Laboratories and Universities.


OVERLAND STORAGE, INC.

 Acquisition


     We acquired, through a wholly-owned subsidiary, on October 15, 2002 from LBA Overland, LLC ("LBA"), (i) a 55,500 square foot general office facility and a 80,000 square foot research and development facility located in Kearny Mesa, California, and (ii) LBA's interest as landlord under a current lease of the facilities to Overland Storage, Inc. ("OVERLAND"). For the three-month period ended September 30, 2002, Overland had revenues of $34,540,000, net loss of $557,000, assets of $81,001,000 and total shareholders equity of $58,928,000.


 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp. was $30,096,835, an amount less than the appraised value of the facilities. CPA:15 paid at closing an acquisition fee of $752,420 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $601,936, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facilities were leased to Overland under an absolute net and bond-type lease. Overland will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease expires in February, 2014, followed by one 5-year renewal term at the option of Overland. The initial aggregate annual rent under the lease is $2,621,285, payable monthly in equal installments of $218,440. Additionally, the lease provides for annual rent to be increased by 5% every two years.

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 Description of Financing

     We secured a loan from JPMorgan Chase Bank in an amount of $20,00,000 for the facilities, at a fixed interest rate of 6.18% for a term of 11 years and 9 months amortized over 30 years.


 Description of Overland



     Founded in 1980, Overland designs, develops, manufactures, markets and supports magnetic tape data back-up systems. The Company has established itself as a market leader with over 75,000 customer installations worldwide. They have won over 25 awards for product excellence and maintain compliance with ISO 9001 quality standards. Overland's primary products are automated tape libraries, mini-libraries and loaders, which combine electromechanical robotics, electronic hardware and firmware. Its products are based on a number of different tape technologies. A common use of the Company's products include server back-up and off-site data storage. Overland also distributes products manufactured by other original equipment manufacturers ("OEMs") and markets various other products including spare parts and tape medium.


WADDINGTON NORTH AMERICA, INC.

 Proposed Acquisition

     We are, through a subsidiary of a wholly-owned subsidiary, in the process of acquiring from Amin Brothers Partnership, a Tennessee general partnership and American Plastic Industries Acquisitions, LLC, a Tennessee limited liability company, and leasing to Waddington North America, Inc., a Massachusetts corporation ("WNA") two light manufacturing and warehouse facilities located in Chattanooga, Tennessee.

 Proposed Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $6,544,503, an amount less than the appraised value of the facilities. It is expected that we will pay at closing an acquisition fee of approximately $163,613 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $130,890, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Proposed Lease

     The facilities will be leased to WNA under an absolute net and bond-type lease. WNA will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 19 years and 5 months, followed by two 10-year renewal terms at the option of WNA. The initial aggregate annual rent under the lease is scheduled to be $637,500, payable quarterly in advance in equal installments of $130,890. Additionally, the lease provides for annual rent to be increased by CPI.

 Description of Proposed Financing

     We will endeavor to obtain secured mortgage financing in an amount of approximately $3,750,000 for the facilities, at a fixed interest rate of approximately 7.5% for a term of not less than 10 years amortized over approximately 25 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.


 Description of WNA



     WNA is a leading manufacturer and marketer of high-quality plastic disposable tableware for restaurants, caterers, and consumers. WNA manufactures injection molded and thermoformed cups,


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plates, serving trays, cutlery, and other disposable tableware for sale to a broad customer base including Dairy Queen, SYSCO, Houston Market and Costco.



MEADOWBROOK MEAT COMPANY, INC.



 Acquisition



     On December 31, 2002, through a wholly-owned subsidiary, we acquired from JDS Properties, Inc., a North Carolina corporation and leased to Meadowbrook Meat Company, Inc., a North Carolina corporation ("MBM") five (5) distribution facilities located in Orlando, Florida; Macon, Georgia; Rocky Mount, North Carolina (2); and Lewisville, Texas.



 Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $30,415,009, an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of approximately $760,375 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $608,300, payable in each of the next four years, but only if we satisfy the preferred return.



 Description of Lease



     The facilities are leased to MBM under an absolute net and bond-type lease. MBM will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 15 years, followed by four 5-year renewal terms at the option of MBM. The initial aggregate annual rent for the first year under the lease is scheduled to be $2,660,000, payable monthly in advance in equal installments of $221,666.67. Additionally, the lease provides for annual rent to be increased at the start of the fourth year by 4.12% and at the start of the fifth year and thereafter by 2%.



 Description of Financing



     We have obtained loan financing from Morgan Stanley Dean Witter Mortgage Capital Inc. in the amount of $18,00,000 for the facilities, at a fixed interest rate of 6.08% for a term of 10 years amortized over 30 years with monthly principal and interest payments of $108,847.



 Description of MBM



     MBM has been in business since 1948 when it began operations as a meat processing company. MBM is an S-Corp operating company with two wholly-owned subsidiaries, Proficient Food Company (PFC) and Fast Food Merchandisers, Inc.
(FFM). These subsidiaries were distribution companies which MBM acquired in 1995 and 1998, respectively. The enterprise is 100% owned, operated and managed by the Wordsworth family, all of who are actively involved in the day-to-day operations of the business. The Company has its headquarters in Rocky Mount, North Carolina and operates thirty-one distribution centers within the continental United States.


SFX ENTERTAINMENT, INC.

  Description of Property


     CPA(R):15, through Clear (NY) L.P. ("Clear"), a Delaware limited partnership in which CPA(R):15 has a 59.99% limited partner interest and whose general partner is Clear (NY) QRS 15-20, Inc., a wholly-owned subsidiary of CPA(R):15 having a .01% general partner interest (CPA(R):14, an affiliate, owns the remaining 40% interest), purchased on December 12, 2002, a twenty-five story, 230,000 square foot retail/office building located in New York, New York (the "Building") from Massachusetts Mutual Life Insurance Company. The Building is presently leased on a triple net basis to SFX Entertainment, Inc. ("SFX"), a subsidiary of Clear Channel Communications, Inc. In addition, McDonald's Corporation


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presently subleases the first three floors of the Building for the operation of a restaurant. The Building is known as The Candler Tower.

     The Candler Tower is located on 42nd Street in the heart of Times Square, a revitalized area that today is the center for office and retail development in New York City. This landmark tower hosts the SFX international entertainment headquarters, as well as the largest metropolitan McDonald's restaurant in America.

     Within the larger Manhattan real estate market, the Times Square submarket in which the Candler Tower is located has had a vacancy rate of 5.5% for the past two years and the most recent statistics show a current 5.4% vacancy rate for this submarket. Rental rates in the Times Square submarket are currently approximately $54.00 on a gross basis (including operating expenses).

  Purchase Terms

     The cost of the Building, including the acquisition fee payable to Carey Asset Management Corp. was $152,041,885, an amount less than the appraised value of the facility. At closing we paid an acquisition fee of $3,801,047 to Carey Asset Management Corp. and Carey Asset Management Corp. will receive a deferred fee of $3,040,836, but only if we satisfy the preferred return. CPA(R):15 and CPA(R):14 will each pay 60% and 40% of the deferred fee over four and eight years, respectively. Annual depreciation expense on The Candler Building will be computed on a straight-line basis over 40 years and is based on buildings and improvements of $104,041,885. We and the tenants have no current plans to improve or renovate the property.

  Description of the Lease

     The lease is a triple net lease. SFX pays maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Building. The lease has approximately 18 years remaining in its initial term of 20 years, followed by two 10-year renewal terms at the option of SFX. The current initial aggregate annual rent under the lease is $10,914,312.48 payable monthly in equal installments of $909,526.04. Clear Channel Communications, Inc. is the guarantor of the lease.

  Description of Financing

     Clear obtained mortgage financing from Lehman Brothers Bank, FSB in the amount of $85,000,000 to finance a portion of the purchase price of the Building. The financing is at a fixed interest rate of 5.5175% per annum for a term of 10 years with monthly payments based upon a 30 year amortization.

  Description of SFX Entertainment, Inc.

     Clear Channel is a Fortune 500 Company whose operations include radio stations, television stations, entertainment events and outdoor advertising displays in over 66 countries. SFX is the Company's live entertainment subsidiary, and is the world's leading promoter, producer and presenter of live entertainment events. SFX owns and operates 68 domestic and 28 international venues, including 45 amphitheaters in the United States. For the year ended December 31, 2001, Clear Channel reported revenues of over $7.9 billion, EBITDA of approximately $1.3 billion, assets of approximately $47.6 billion, liabilities of approximately $17.8 billion and a net loss of approximately $1.1 billion. Moody's and S&P rate Clear Channel's senior unsecured debt Baa3 and BBB-, respectively.

MEDIMEDIA USA, INC.

  Proposed Acquisition

     We are, through a subsidiary of a wholly-owned subsidiary, in the process of acquiring from Stony Hill Office Development III, L.P., a Pennsylvania limited partnership, and leasing to MediMedia USA, Inc., a Delaware corporation ("MediMedia"), a commercial condominium office building located in Yardley, Pennsylvania (the "Facility").
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  Proposed Purchase Terms

     The cost of the Facility, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $24,250,000, an amount less than the appraised value of the Facility. It is expected that we will pay at closing an acquisition fee of approximately $606,250 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $485,000, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Proposed Lease

     The Facility will be leased to MediMedia under an absolute net and bond-type lease. MediMedia will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Facility. The initial term of the lease is 15 years, followed by three renewal terms of 10,
4.5 and 5.5 years each, respectively, at the option of MediMedia. The initial aggregate annual rent under the lease is scheduled to be $2,135,237, payable monthly in advance in equal installments of $177,936. Additionally, the lease provides for annual rent to be increased on the fifth anniversary of lease commencement, and every 5 years thereafter, by 10.41%.

  Description of Proposed Financing

     We will endeavor to obtain secured mortgage financing in an amount of approximately $14,500,000 for the Facility, at a fixed interest rate of approximately 6.40% for a term of not less than 10 years amortized over approximately 25 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.


  Description of MediMedia



     MediMedia is one of the leading healthcare communications groups in the world, and the most international, with the world's largest network of offices in the US, Europe and Asia, servicing more than 100 countries worldwide. The Company is the world's third largest healthcare content business, but takes the largest market share of pharmaceutical companies' advertising expenditures. It is the market leader in drug information publishing worldwide and also the market leader in the US for patient information. MediMedia believes that its products reach more decision makers amongst healthcare professionals than any other healthcare communications company. As a global healthcare communication, education and marketing services group, MediMedia targets both healthcare professionals (physicians, dentists, veterinarians, pharmacists and other healthcare professionals) and patients or consumers. The business provides a wide variety of products and services to these customers including journals, books, drug directories, prescription and patient management tools and trade shows as well as marketing and promotional services. These serve as a platform for pharmaceutical companies to promote their new and existing products.


TRUSERV CORPORATION


  Acquisition



     On December 31, 2002, through three limited partnerships in which we own a 50% equity interest, (the remainder is owned by CPA(R):12 and CPA(R):14) we acquired from and leased back to TruServ Corporation, a Delaware corporation ("TruServ") seven (7) facilities located in Corsicana, Texas; Fogelsville, Pennsylvania; Jonesboro, Georgia; Kansas City, Missouri; Kingman, Arizona; Springfield, Oregon; and Woodland, California (the "Facilities").



  Purchase Terms



     The cost of the Facilities, including the acquisition fee payable to Carey Asset Management Corp., was $131,678,400, an amount less than the appraised value of the Facilities. We paid at closing an acquisition fee of approximately $3,300,000 to Carey Asset Management Corp. Carey Asset Management


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Corp. is also expected to receive a deferred fee in the total amount of approximately $2,600,000, but only if we satisfy the preferred return. CPA(R):15 will pay 50% of the deferred fee over four years. Together, CPA(R):14 and CPA:12 will pay 50% of the deferred fee over eight years.



  Description of Lease



     The facilities are leased to TruServ under three absolute net and bond-type leases, TruServ will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years, followed by two (2) renewal terms of nine (9) years and eleven (11) months and ten (10) years each, respectively, at the option of TruServ. The initial aggregate annual rent under the leases is $12,007,151, payable quarterly in advance in equal installments of approximately $3,000,000. Additionally, the lease provides for annual rent to be increased annually by 2%.



  Description of Financing



     We have obtained mortgage financing in the amount of $76,654,821, at a fixed interest rate of 5.83% for a term of 10 years amortized over 30 years.



  Description of TruServ



     TruServ Corporation is the largest member-owned cooperative wholesaler of hardware and related merchandise in the United States, serving approximately 6,800 retail outlets worldwide under the names True Value, Grand Rental Station, Taylor Rental, Party Central, Home & Garden Showplace and Induserve Supply. TruServ serves its members by functioning as a low cost distributor of goods and maximizing its volume purchasing abilities, primarily through vendor rebates and discount programs. These benefits are passed along to its members in the form of lower prices and/or patronage dividends. TruServ stores range in size from 6,000 to 14,000 square feet and are located in urban, suburban and rural markets throughout the country. TruServ members are typically local hardware store operators, serving customers with high service levels and broad product selection.



     Our portfolio of TruServe properties includes seven critical distribution centers covering all the markets in which TruServ's members are situated. This distribution network effectively covers the entire United States and many foreign markets. All of the sites have great access to major highways and are located in desirable distribution markets. The facilities are all in good condition and are all generic facilities therefore they have the potential to be utilized for a variety of different uses. Some of the facilities are also easily divisible and can be marketed for multi-tenant purposes.



     For the three-months ended September 30, 2002, TruServ had revenues of $499,818,000, net income of $5,934,000, assets of $813,592,000 and total shareholders equity of $57,642,000.


INSULATED STRUCTURES, LTD.

  Proposed Acquisition

     We are, through a wholly-owned subsidiary, in the process of acquiring from Insulated Structures, Ltd., a United Kingdom entity ("ISL"), and leasing to ISL, certain property located in Birmingham, England (the "FACILITY").

  Proposed Purchase Terms


     The cost of the Facility, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $20,950,000 (subject to currency fluctuations with the British Pound), an


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amount less than the appraised value of the Facility. It is expected that we will pay at closing an acquisition fee of approximately $523,750 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $419,000, payable in each of the next four years, but only if we satisfy the preferred return.


  Description of Proposed Lease

     The Facility will be leased to ISL under an absolute net and bond-type lease. Insulated Structures, Ltd. will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Facility. The term of the lease is 35 years with no rights of automatic renewal. The initial aggregate annual rent under the lease is scheduled to be 1,033,360 GBP (approximately $1,652,550 at current exchange rates), payable quarterly in advance in equal installments of 258,340 GBP (approximately $413,137 at current exchange rates). Additionally, the lease provides for rent to be increased annually by 2%.

  Description of Proposed Financing

     We will endeavor to obtain secured mortgage financing in an amount of approximately $14,700,000 for the Facility, at a fixed interest rate of approximately 6.05% for a term of not less than 20 years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.

  Description of ISL


     ISL is a private U.K. company established in 1964. Originally engaged in construction and real estate development, it has since re-focused its core activities, and today is a fast-growing U.K. storage and logistics company. Specifically, ISL focuses on the operation of temperature-controlled warehouses for the food industry, and rail freight and storage services for the steel industry. In addition to basic storage and distribution services, ISL has expanded its operations to include many value-added services such as co-packing, re-labeling, pallet reconfiguration, and IT-based logistics services. ISL had FY2002 (fiscal year ending March 31) revenues of $36 million, up 36% from 2001, net income of $2,483,954, assets of $173,668,891 and equity of $43,732,257.


OXFORD AUTOMOTIVE ALABAMA

  Proposed Acquisition

     We are, through a subsidiary of a wholly-owned subsidiary, in the process of acquiring from Jefferson County Economic and Industrial Development Authority and leasing to Oxford Automotive Alabama, a Michigan corporation ("Oxford"), land in Birmingham, Alabama as part of a build-to-suit project for a manufacturing and warehouse facility (collectively, the "Property").

  Proposed Purchase Terms

     The cost of the Property, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $15,707,000, an amount less than the appraised value of the facilities. It is expected that we will pay at closing an acquisition fee of approximately $392,675 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $314,140, payable in each of the next four years, but only if we satisfy the preferred return.

  Description of Proposed Lease

     The facilities will be leased to Oxford under an absolute net and bond-type lease. Oxford will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the Property. The initial term of the lease is 15 years, followed by two 10-year renewal terms at the

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option of Oxford. The initial aggregate annual rent under the lease is scheduled to be approximately $1,570,000, payable monthly in advance in equal installments. Additionally, the lease provides for annual rent to be increased by CPI.

  Description of Proposed Financing

     We will endeavor to obtain secured mortgage financing in an amount of not greater than $8,500,000 for the facilities, at a fixed interest rate of not higher than 6.5% for a term of not less than ten years amortized over not less than twenty years. There can be no assurance that we will be successful in obtaining secured mortgage financing in the terms described.


  Description of Oxford



     Oxford is a leading supplier of high-quality, engineered metal components, assemblies, mechanisms and modules to the automotive original equipment manufacturers. The Company's core products are specialized, multiple component products. Oxford's product focus is directed toward three areas: structures (such as body panels and floor pans), mechanisms (such as hinges and latches), and springs (such as coil and leaf springs for suspension units). Oxford's core products are used in the manufacturing of SUV's, trucks, cars, vans and mini-vans. Oxford has grown to be the fourth largest independent supplier to the automotive metal forming industry.


MEDICA FRANCE

 Acquisition

     We acquired, through a wholly-owned subsidiary, on December 4, 2002 from SAGECO S.A. d'HLM ("SAGECO") six assisted living facilities with a total square footage of 336,766 located in Paris, Rueil Malmaison, Sarcelles, Poissy, Chatou and Rosny-sous-Bois, France.

 Purchase Terms

     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $40,327,842 (based on the exchange rate with the Euro as of the date of purchase), an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $1,008,196 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $806,556, payable in each of the next four years, but only if we satisfy the preferred return.

 Description of Lease

     The facilities are leased to Medica France ("Medica") under an absolute net and bond-type lease. Medica will pay maintenance, insurance, taxes and all other expenses associated with the facilities. The average remaining lease term is 7.5 years followed by a nine year renewal option. The initial aggregate annual rent under the lease is $3,857,928 (based on the exchange rate with the Euro as of the date of purchase), payable quarterly in advance on the first day of each quarter. Additionally, the lease provides rent to be increased annually based on increases in the French Construction Cost Index ("INSEE Index").

 Description of Financing

     We have obtained limited recourse mortgage financing of $34,011,560, at interest rates ranging from 5.6% to 5.631%.

 Description of Medica

     Medica is one of France's three largest operators of assisted-living and retirement homes for senior citizens. The company was founded in 1968 and opened its first facility that same year in Aubagne,

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France. Between 1970 and 1971, the group acquired six assisted-living and follow-up care facilities. Today, Medica operate 63 establishments with 5,300 beds throughout France and employees 2,365 people. Medica is 87% owned by Caisse des Depots et Consignations, the investment arm of the French government and 13% owned by Fortis Bank. For the year ended December 31, 2001, and based on exchange rates at January 10, 2003, Medica reported sales of $75,627,312, net income of $4,307,570, assets of $87,140,584 and total shareholders' equity of $21,658,886.



CARREFOUR FRANCE SAS-I



 Acquisition



     We acquired, through a wholly-owned subsidiary on December 27, 2002, from Carrefour France SAS, a French corporation ("Carrefour"), and leasing to Logidis, Prodis Boisson and CV Logistique (the "Tenants"), 7 warehouse facilities located in Cholet, Ploufragan, Nimes, Colomiers, Crepy en Vallois, Lens and Thuit-Hebert, France. Carrefour is the guarantor of the leases.



 Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., was $106,966,403 (based on the current exchange rates), an amount less than the appraised value of the facilities. We paid at closing an acquisition fee of $2,674,161 Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $2,139,328, payable in each of the next four years, but only if we satisfy the preferred return.



 Description of Lease



     The facilities will be leased to the Tenants under absolute net and bond-type leases. The Tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 9 years. The initial aggregate annual total rent under the leases is scheduled to be $10,567,207, payable quarterly in advance in equal installments of $2,641,802. Additionally, the lease provides for rent to be adjusted annually based on increases in the French construction cost index ("INSEE Index") over the previous year.



 Description of Financing



     We have obtained limited recourse mortgage financing from Aerael Bank AG in the amount of $85,802,514 for the facilities, at a fixed interest rate of 5.75% for the first 10 years, and the 3-month Euribor plus 1% for years 2013 and 2014.


  Description of Carrefour


     Carrefour is Europe's largest retailer. The Paris-based company was originally the creator of hypermarkets. Hypermarkets combine a department store and a supermarket and together they sell food, clothing, electronics, and household appliances, among other items, at discounted prices. Carrefour operates more than 9,200 stores in 30 countries. Carrefour Groups's senior unsecured debt is rated A1 and A+ by Moody's and Standard & Poor's respectively. For the year ended December 31, 2001, and based on exchange rates at January 10, 2003, Carrefour reported sales of $4,851,300,352, net income of $670,482,048, assets of $3,777,396,224 and total shareholders' equity of $2,204,196,352.



     The warehouses that we have purchased are located adjacent to major cities:
Paris, Lille, St.-Brieuc, Nantes, Nimes, Toulouse, and Rouen. The Facilities are essential to Carrefour's distribution business. The Facilities are leased on a 9-year firm basis and are essential for the long-term needs of Carrefour. All Facilities are highly standardized for use by other users should Carrefour not renew its Leases. The Facilities are state-of-the-art with floor to ceiling heights varying between 21 feet and higher for cold space and 30 to 41 feet for dry storage space. All Facilities are located in important warehouse/


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distribution areas with easy access to major highways. The Facilities are in excellent shape. The terms of the Lease dictates that the Facilities shall be maintained in excellent shape throughout the Lease.



STARMARK CAMHOOD L.L.C.



  Proposed Acquisition



     We are, through a partnership with an affiliate in which we own a 50% interest, in the process of acquiring from Starmark Camhood L.L.C ("Starmark") and leasing back to Starmark, fifteen health and fitness club facilities located in Boca Raton, Florida; Tampa, Florida; Newton, Massachusetts; Bloomington (2 facilities), Brooklyn Center, Burnsville, Eden Prairie (2 facilities), Fridley, Minnetonka and St. Louis Park, Minnesota; and Albuquerque, New Mexico (3 facilities).



  Proposed Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $178,010,471, an amount less than the appraised value of the facilities. It is expected that we will pay at closing an acquisition fee of approximately $4,450,262 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $3,560,209, payable in each of the next four years, but only if we satisfy the preferred return.



  Description of Proposed Lease



     The facilities will be leased to the proposed tenant under an absolute net and bond-type lease. The tenant will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is 20 years. The initial aggregate annual total rent under the leases is scheduled to be approximately $18,105,000, payable quarterly in advance in equal installments of approximately $4,526,250. Additionally, the lease provides for rent to be adjusted every 45 months based on the Consumer Price Index. Several affiliates of Starmark are guarantors of the lease.



  Description of Proposed Financing



     We are endeavoring to obtain limited recourse mortgage financing from Banc of America in an amount of approximately $88,300,000 (senior portion) and from iStar Financial in an amount of approximately $20,300,000 (mezzanine portion) for the facilities, each for a ten-year term, at an adjustable interest rate of 3.5% above the equivalent ten-year U.S. Treasury security. The senior portion of the loan will amortize over a 30 year period, and the mezzanine portion of the loan will amortize over a 10 year period. There can be no assurance that we will be successful in obtaining such financing on the terms described.



  Description of Starmark



     Starmark operates and manages athletic clubs, fitness centers and spas. As an industry leader, Starmark has a reputation for high quality service and is recognized as having a unique ability to provide a consistent, high standard of operations and programming through multiple lines of spa and fitness businesses. With over 45 properties in 16 markets and more than 400,000 members, Starmark is the fourth largest health club operator in the country. Starmark operates under the Wellbridge brand name. For the 11 months ended November 30, 2002, Starmark had revenues of $129,476,812, assets of $233,354,735, net income of $10,016,575 and total equity of $76,727,591.


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CARREFOUR FRANCE SAS - II



  Proposed Acquisition



     We are, through a wholly-owned subsidiary, in the process of acquiring from Carrefour France SAS, a French corporation ("Carrefour"), and leasing to Logidis, Prodis Boisson and CV Logistique (the "Tenants"), a warehouse facility located in Nimes, France. Carrefour will be the guarantor of the leases.



  Proposed Purchase Terms



     The cost of the facilities, including the acquisition fee payable to Carey Asset Management Corp., is expected to be approximately $17,277,457 (based on current exchange rates), an amount less than the appraised value of the facilities. It is expected that we will pay at closing an acquisition fee of approximately $431,936 to Carey Asset Management Corp. Carey Asset Management Corp. is also expected to receive a deferred fee in the total amount of approximately $345,549, payable in each of the next four years, but only if we satisfy the preferred return.



  Description of Proposed Lease



     The facilities will be leased to the Tenants under an absolute net and bond-type lease. The Tenants will pay maintenance, insurance, taxes and all other expenses associated with the operation and maintenance of the facilities. The initial term of the lease is scheduled to be 9 years. The initial aggregate annual total rent under the leases is scheduled to be $1,668,258, payable quarterly in advance in equal installments of $417,065. Additionally, the lease provides for rent to be adjusted annually based on increases in the French construction cost index ("INSEE Index") over the previous year.



     YOU SHOULD UNDERSTAND THAT THE INITIAL DISCLOSURE IN THIS PROSPECTUS OR A SUPPLEMENT OF ANY POTENTIAL ACQUISITION CANNOT BE RELIED UPON AS AN ASSURANCE THAT WE WILL ULTIMATELY CONSUMMATE SUCH POTENTIAL ACQUISITION OR THAT THE INFORMATION PROVIDED CONCERNING THE POTENTIAL ACQUISITION WILL NOT CHANGE BETWEEN THE DATE OF THIS PROSPECTUS OR SUCH SUPPLEMENT AND ACTUAL PURCHASE.


                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the material federal income tax considerations associated with an investment in the shares. In this section when we refer to "the Code" we mean the Internal Revenue Code, as amended. This summary is not exhaustive of all possible tax considerations and is not tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a particular prospective shareholder in light of your personal circumstances; nor does it deal with particular types of shareholders that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers. The Code provisions governing the federal income tax treatment of REITs are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof. The following discussion is based on current law.

     WE URGE YOU, AS A PROSPECTIVE INVESTOR, TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE.

OPINION OF COUNSEL

     CPA(R):15 intends to conduct operations in a manner that will permit it to qualify and elect to be treated as a REIT for federal income tax purposes for the year ended December 31, 2002, and each taxable year thereafter. We have not requested a ruling from the IRS as to our qualification as a REIT.

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We have, however, obtained an opinion from Reed Smith LLP that, for federal income tax purposes, based on current law or interpretations thereof:

      -- we will qualify as a REIT provided we operate in the manner described in this prospectus and in accordance with the representations set forth in this prospectus and satisfy the share ownership tests described below, and

      -- under Revenue Ruling 66-109, 1966-1 C. B. 151, distributions will not be unrelated business taxable income, known as UBTI to a shareholder that is a tax-exempt entity (such as a pension plan, IRA, charitable remainder trust) that is required to account for UBTI even if we own debt financed property as that term is defined in the Code, provided that:

        - Such shareholder does not incur any "acquisition indebtedness" with respect to its shares; and

        - We are not a pension held REIT as defined by the Code.

     Counsel has also opined that the description of the material federal income tax consequences of an investment in our shares contained herein is accurate.

     As a prospective investor you should note that the opinions described herein represent only our counsel's best legal judgment as to the most likely outcome if relevant issues were litigated by the IRS and have no binding effect or official status of any kind. Thus in the absence of a ruling from the IRS, there can be no assurance that the IRS will not challenge any of our counsel's opinions. Reed Smith LLP will not review our compliance with requirements for qualification as a REIT on a continuing basis. Although the board and W. P. Carey & Co. intend to cause CPA(R):15 to operate in a manner that will enable it to comply with REIT provisions, there can be no certainty that such intention will be realized. If the IRS successfully challenges our tax status as a REIT, many, if not all, of the tax benefits available to entities qualifying as REITs would not be available to us or our shareholders.

     For any taxable year in which we qualify as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our shareholders. The REIT provisions of the Code generally allow a REIT to deduct distributions paid to its shareholders. This substantially eliminates the federal "double taxation" on earnings (taxation at both the corporate level and shareholder level) that usually results from investments in a corporation.

     Even if we qualify for taxation as a REIT, we will be subject to federal income tax, as follows:

      -- we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

      -- under some circumstances, we will be subject to "alternative minimum tax;"

      -- if we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

      -- if we have net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

      -- if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on the net income attributable to the greater of the amount by which we fail the 75% or the amount by which our gross income would have failed the 95% gross income test if the test were a 90% test as opposed to a 95% test, multiplied by a fraction intended to reflect our profitability;

      -- if we fail to distribute during each year at least the sum of: (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any
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          undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed; and

      -- if we acquire any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then a portion of the gains may be subject to tax at the highest regular corporate rate, pursuant to guidelines issued by the Internal Revenue Service (the "Built-In-Gain Rules").

REQUIREMENTS FOR QUALIFICATION

     In order for us to qualify as a REIT, we must elect to be taxed as a REIT and satisfy a variety of complex tests relating to our organization, structure, share ownership, assets, income and distributions, as well as record keeping requirements. These tests are summarized below.

ORGANIZATIONAL REQUIREMENTS

     Definition of REIT under the Code

     In order to qualify for taxation as a REIT under the Code, we

      --  must be a domestic corporation;

      --  must be managed by one or more trustees or directors;

      --  must have transferable shares;

      --  cannot be a financial institution or an insurance company;

      -- must have at least 100 shareholders for at least 335 days of each taxable year of 12 months; and

      --  must not be closely held.

     We will be closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. However, for purposes of the closely-held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. However, if a tax-exempt shareholder owns more than 25% of our shares (by value), or one or more tax-exempt shareholders, each own at least 10% of CPA(R):15, and in the aggregate own more than 50% of our shares (by value), those shareholder(s) may be required to treat all or a portion of their distributions from us as UBTI. See "Treatment of Tax-Exempt Shareholders." Prior CPA(R) funds have not been deemed closely held.

     As a Maryland corporation, we satisfy the first requirement. In addition, we are managed by a board of directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We currently have more than 100 shareholders. We may refuse to transfer our shares to any person if the sale or transfer would jeopardize our ability to satisfy the REIT ownership requirements or to avoid the closely held test. However, there can be no assurance that a refusal to transfer will be effective. Based on the foregoing, we should satisfy the organizational and structural requirements as well as the share ownership and the non-closely held tests.

     Our Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share (based on its interest in partnership capital) of the assets of the partnership and is deemed to be entitled to the income of the partnership attributable to its share. Also, if a REIT owns a qualified REIT subsidiary, it will be deemed to own all of the subsidiary's assets and liabilities and it will be deemed to be entitled to the income of that subsidiary. In addition, the character of the assets and gross income of the partnership of qualified REIT subsidiary

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shall retain the same character in the hands of the REIT for purposes of the
Code, including satisfying the gross income tests and asset tests.

INCOME TESTS

     Gross Income Requirements

     To qualify and maintain our status as a REIT, we must satisfy annually two gross income requirements:

      -- At least 75% of our gross income for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property. Gross income includes "rents from real property" and, in some circumstances, interest, but excludes gross income from disposition of property held primarily for sale to customers in the ordinary course of a trade or business ("prohibited transactions"). This is the 75% Income Test.

      -- At least 95% of our gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from the real property investments described above and from dividends, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing. This is the 95% Income Test.

     Rents from Real Property

     The rents we receive or that we are deemed to receive qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

      -- The amount of rent generally must not be based in whole or in part on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

      -- The Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the REIT, or an owner of 10% or more of the REIT, directly or constructively owns 10% or more of the tenant (a "Related Party Tenant") or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified). However, under certain circumstances, rents received by a REIT from a taxable REIT subsidiary will qualify as "rents from real property" even if the taxable REIT subsidiary would be a Related Party Tenant.

      -- If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as "rents from real property."

      -- The REIT must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" who is adequately compensated and from whom the REIT does not derive any income. However, a REIT may provide services with respect to its properties and the income will qualify as "rents from real property" if the services are "usually or customarily rendered" in connection with the rental of space only and are not otherwise considered "rendered to the occupant." In addition, the receipt of a small amount of income from non- customary tenant services will be treated as "rent from real property" if such income does not exceed one percent of all amounts received or accrued with respect to that property.

     If we acquire ownership of property by reason of the default of a borrower on a loan or possession of property by reason of a tenant default and we elect to treat it as foreclosure property, the income from the property will qualify under the 75% Income Test and the 95% Income Test notwithstanding its failure to satisfy these requirements for three years, which period may be extended by the IRS up to a total of six years. If the election is made, then we must satisfy a number of complex rules, one of which
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is that we may be required operate the property through an independent contractor and we will be subject to tax on that portion of our net income from foreclosure property that does not otherwise qualify under the 75% Income Test.

     Prior to the making of investments in properties, we may satisfy the 75% Income Test and the 95% Income Test by investing in stocks or debt instruments, but earnings from those types of assets are qualifying income under the 75% Income Test only for one year from the receipt of proceeds. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% Income Test, we may invest the offering proceeds in less liquid investments such as mortgage-backed securities, maturing mortgage loans purchased from mortgage lenders or shares in other REITs.

     We expect to receive proceeds from the offering in a series of closings and to trace those proceeds for purposes of determining the one-year period for "new capital investments." No rulings or regulations have been issued under the provisions of the Code governing "new capital investments," so that there can be no assurance that the IRS will agree with this method of calculation.

     Except for amounts received with respect to certain investments of cash reserves, we anticipate that substantially all of our gross income will be from sources that will allow us to satisfy the income tests described above; however, no assurance can be given in this regard. While past performance may not be repeated, the CPA(R) funds have satisfied the income tests.

    Eligibility for Relief Under the Code if We Fail to Qualify as a REIT

     If we fail to satisfy one or both of the 75% Income Test or the 95% Income Test for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Code. These relief provisions generally will be available if:

      -- our failure to meet these tests was due to reasonable cause and not due to willful neglect;

      -- we attach a schedule of our income sources to our federal income tax return; and

      -- any incorrect information on the schedule is not due to fraud with intent to evade tax.

     It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally earn exceeds the limits on this type of income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in "Opinion of Tax Counsel," even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

     Asset Tests

     At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets.

      -- First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities.

      -- Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

      -- Third, of the investments included in the 25% asset class, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting securities, or 10% of the total value of the securities of a non REIT corporation. However, we can own all of the stock of a qualified REIT subsidiary, more than 10% of the stock of a taxable REIT subsidiary, and certain debt securities.

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     A taxable REIT subsidiary is a taxable corporation that we and the taxable
REIT subsidiary elect to treat as a taxable REIT subsidiary. A taxable REIT subsidiary can perform services for our tenants and third parties, and under certain circumstances, may lease property from us. No more than 20% of the value of our gross assets can be securities of one or more taxable REIT subsidiaries.

     The 5% test must generally be met for any quarter in which we acquire securities of an issuer. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposition of sufficient nonqualifying assets within 30 days after the close of that quarter. We will maintain adequate records of the value of our assets to ensure compliance with the asset tests and will take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

     Annual Distribution Requirements

     In order to be taxed as a REIT, we are required to make distributions (other than capital gain distributions) to our shareholders. The amount of these distributions must be at least equal to:

      -- the sum of 90% of our REIT Taxable Income (computed without regard to the distributions-paid deduction and our capital gain) and 90% of the net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus

      --  the sum of specific items of noncash income.

This is known as the 90% Distribution Test.

     We must pay distributions in the taxable year to which they relate. Alternatively, we may pay these distributions in the following taxable year if declared before we timely file our federal income tax return for that year and if paid on or before the first regular distribution payment after the declaration.

     Even if we satisfy the foregoing distribution requirements, to the extent that we do not distribute all of our net capital gain or REIT Taxable Income as adjusted, we will be subject to tax on the undistributed portion at regular capital gains or ordinary corporate tax rates. Furthermore, if we fail to distribute during each calendar year at least the sum of

      --  85% of our ordinary income for that year,

      -- 95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year, and

      --  any undistributed taxable income from prior periods,

we would be subject to a four percent excise tax on the excess of such required distribution over the amounts actually distributed.

ELECTION TO RETAIN OUR LONG-TERM CAPITAL GAINS

     We may elect to retain, rather than distribute our net long-term capital gains. The effect of this election is that:

      --  we are required to pay the tax on these gains;

      -- shareholders, while required to include their proportionate share of the undistributed long-term capital gains in income, will receive a credit or refund for their share of the tax paid by the REIT; and

      -- the basis of the shareholder's shares would be increased by the amount of the undistributed long-term capital gains (minus the amount of capital gains tax we pay) included in the domestic shareholders' long-term capital gains.

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     We intend to make timely distributions sufficient to satisfy the annual distribution requirements. We expect that our REIT taxable income will be less than our cash flow due to depreciation and other non-cash charges. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% Distribution Test. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% Distribution Test or to distribute a greater amount as may be necessary to avoid income and excise taxation. This could occur as a result of timing differences between

      -- the actual receipt of income and actual payment of deductible expenses, and

      -- the inclusion of income and deduction of these expenses in arriving at our taxable income, or

      -- As a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions.

In the event that timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

DEFICIENCY DISTRIBUTIONS

     In some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency distributions" to our shareholders in a later year, which may be included in our deduction for distributions paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency distributions. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency distributions.

     In computing our REIT taxable income, we will use the accrual method of accounting and depreciate depreciable property under the alternative depreciation system. We will be required to file an annual federal income tax return, which, like other corporate returns, is subject to Internal Revenue Service examination. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and its distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to W. P. Carey & Co. or its affiliates. Were the Internal Revenue Service to challenge successfully our characterization of a transaction or determination of our REIT taxable income, we could be found not to have satisfied a requirement for qualification as a REIT and mitigation provisions might not apply. See "Sale-Leaseback Transactions." If, as a result of a challenge, we are determined not to have satisfied the 90% Distribution Test, we would be disqualified as a REIT (unless we were to pay a deficiency distribution and pay interest and a penalty) as provided by the Code. A deficiency distribution cannot be used to satisfy the 90% Distribution Test if the failure to meet the test was not due to a later adjustment to our income by the Internal Revenue Service.

FAILURE TO QUALIFY AS A REIT

     If we fail to qualify as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. We will not be able to deduct distributions to our shareholders in any year in which we fail to qualify as a REIT. We also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions. Furthermore, while we have no intention of doing so, we may revoke our REIT election voluntarily. See "Risk Factors -- Failure to qualify as a REIT would cause us to be taxed as a corporation."

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SALE-LEASEBACK TRANSACTIONS

     Many of our investments will be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

     The Internal Revenue Service may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. We may also structure some sale-leaseback transactions as loans. In this event, for purposes of the asset tests and the 75% Income Test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. It is expected that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the Asset Tests or the Income Tests and consequently lose our REIT status effective with the year of recharacterization. Alternatively, the amount of our REIT Taxable Income could be recalculated which could cause us to fail the Distribution Test. The CPA(R) funds have not had a sale-leaseback recharacterized by the Internal Revenue Service.

TAXATION OF DOMESTIC SHAREHOLDERS

  Definition

     In this section, the phrase "domestic shareholder" means a holder of shares that for federal income tax purposes:

      --  is a citizen or resident of the United States;

      -- is a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof;

      -- is an estate, the income of which is subject to United States federal income taxation regardless of its source; or

      -- a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     In any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable domestic shareholders will be taxed as described below.

 Distributions Generally

     Distributions to domestic shareholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to the shareholders as ordinary income. These distributions are not eligible for the distributions-received deduction for shareholders that are corporations. To the extent that we make a distribution in excess of our current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in each domestic shareholder's shares, and the amount of each distribution in excess of a domestic shareholder's tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. Shareholders may not include any of our losses on their own federal income tax returns.

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     We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the four percent excise tax , discussed in the section titled "Opinion of Tax Counsel" above. Moreover, any "deficiency distribution" will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, shareholders may be required to treat some distributions that would otherwise result in a tax-free return of capital or capital gains as taxable dividends.

 Capital Gain Distributions

     As long as we qualify as a REIT, distributions to domestic shareholders that we properly designate as capital gain distributions will be treated as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the shareholder has held his/her or its stock.

 Passive Activity Loss and Investment Interest Limitations

     Our distributions and gain from the disposition of the shares will not be treated as passive activity income, and therefore shareholders may not be able to apply any "passive losses" against this income. Our distributions (to the extent they do not constitute a return of capital) will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of shares and capital gain distributions generally will be included in investment income for purposes of the investment interest deduction limitations only if and to the extent you so elect, in which case these capital gains will be taxed as ordinary income.

 Certain Dispositions of the Shares

     In general, any gain or loss realized upon a taxable disposition of shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than 12 months and as short-term capital gain or loss if the shares have been held for 12 months or less. If, however, a shareholder has received any capital gains distributions with respect to his/her or its shares, any loss realized upon a taxable disposition of shares held for six months or less, to the extent of the capital gains distributions received with respect to his/her or its shares, will be treated as long-term capital loss. Also, the Internal Revenue Service is authorized to issue regulations that would subject a portion of the capital gain a shareholder recognizes from the sale of shares or from a capital gain distribution to a tax at a 25% rate, to the extent the capital gain relates to depreciation we deducted. Pursuant to Notice 97-64, the Internal Revenue Service has stated that it intends to issue Temporary Regulations addressing the treatment of capital gain distributions allowing REITs to designate the portion of each capital gains distribution that is subject to the different rates of tax that apply to capital gains. The Notice indicates that the effective date of those regulations will be for REIT taxable years ending on or after May 7, 1997, but no regulations have yet been issued.

 Redemption of Shares

     If we redeem any of the shares held by a shareholder, the tax treatment of the redemption will depend upon the number of shares redeemed and the facts and circumstances surrounding the redemption. If all of a shareholder's Shares in CPA(R):15 are redeemed or if the redemption is a "substantially disproportionate" redemption, the redemption will be treated as a sale or exchange of the redeemed shares as discussed under the heading "Certain Dispositions of the Shares." A redemption is treated as substantially disproportionate for this purpose, if the shareholder's proportionate ownership of CPA(R):15 has been reduced by more than twenty percent. In determining the extent to which a shareholder's ownership has been reduced, certain attribution rules will treat as shares owned by the shareholder shares that are owned by other persons, including certain family members, entities in which the shareholder owns an interest, and persons that own an interest in the shareholder. If a redemption fails to satisfy either the completion termination of interest or substantially disproportionate tests above,

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it may none-the-less be treated as a sale or exchange if under all facts and circumstances the redemption is not essentially equivalent to a dividend.

     If a redemption of shares is not treated as a sale or exchange, the redemption will be treated as a dividend. For a discussion of dividend distributions, see the material under the heading "Distributions Generally."

TREATMENT OF TAX-EXEMPT SHAREHOLDERS

     Our distributions to a tax-exempt employee pension trust or other domestic tax-exempt shareholder generally will not constitute UBTI unless the shareholder has borrowed to acquire or carry its shares. Qualified trusts that hold more than 10% (by value) of the shares of REITs held predominantly by qualified trusts, may be required to treat a certain percentage of the REIT's distributions as unrelated business taxable income. We do not expect to be held predominantly by trusts and our articles of incorporation prohibit the required concentration of ownership.

     For social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Code Sections 501(c)(7), (c)(9), (c)(17) and
(c)(20), respectively, income from an investment in CPA(R):15 will constitute UBTI unless the organization is able to deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in CPA(R):15. Prospective tax-exempt shareholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

SPECIAL TAX CONSIDERATIONS FOR FOREIGN SHAREHOLDERS

     The rules governing United States income taxation of non-resident alien individuals, foreign corporations, foreign partnerships and foreign trusts and estates (collectively, "foreign shareholders") are complex. The following discussion is intended only as a summary of these rules. Foreign investors should consult with their own tax advisors to determine the impact of federal, state and local income tax laws on an investment in CPA(R):15, including any reporting requirements.

 Taxation if Effectively Connected With a United States Trade or Business

     In general, foreign shareholders will be subject to regular United States federal income tax with respect to their investment in CPA(R):15 if the investment is "effectively connected" with the foreign shareholder's conduct of a trade or business in the United States. A corporate foreign shareholder that receives income that is (or is treated as) effectively connected with a United States trade or business also may be subject to the branch profits tax under section 884 of the Code, which is payable in addition to regular United States federal corporate income tax. The following discussion will apply to foreign shareholders whose investment in CPA(R):15 is not so effectively connected.

 Distributions Not Attributable to Gain From the Sale or Exchange of a United States Real Property Interest

     A distribution that is not attributable to our gain from the sale or exchange of a United States real property interest and that we do not designate as a capital gain distribution will be treated as an ordinary income distribution to the extent that it is made out of current or accumulated earnings and profits. Generally, any ordinary income distribution will be subject to a United States federal income tax equal to 30% of the gross amount of the distribution unless this tax is reduced by an applicable tax treaty. Such a distribution in excess of our earnings and profits will be treated first as a return of capital that will reduce each foreign shareholder's basis in its shares (but not below zero) and then as gain from the disposition of those shares, the tax treatment of which is described under the rules discussed below with respect to dispositions of shares.

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 Distributions Attributable to Gain From the Sale or Exchange of a United States
 Real Property Interest

     Distributions that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a foreign shareholder under the Foreign Investment in Real Property Tax Act of 1980 referred to herein as "FIRPTA". Under FIRPTA, these distributions are taxed to a foreign shareholder as if the distributions were gains "effectively connected" with a United States trade or business. Accordingly, a foreign shareholder will be taxed at the normal capital gain rates applicable to a domestic shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax when made to a foreign corporate shareholder that is not entitled to treaty or rate reductions.

 Withholding Obligations From Distributions to Foreign Shareholders

     Although tax treaties may reduce our withholding obligations, we generally will be required to withhold from distributions to foreign shareholders, and remit to the Internal Revenue Service,

      -- 35% of designated capital gain distributions paid out of earnings and profits and 10% of distributions that are a return of capital, or that could be capital gain distributions, and

      -- 30% of ordinary distributions (regardless of whether the distribution is paid out of earnings and profits).

In addition, if we designate prior distributions as capital gain distributions, subsequent distributions, up to the amount of the prior distributions, will be treated as capital gain distributions for purposes of withholding. A distribution in excess of our earnings and profits will be subject to 30% distribution withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of our current or accumulated earnings and profits. If the amount of tax we withheld with respect to a distribution to a foreign shareholder exceeds the shareholder's United States tax liability with respect to that distribution, the foreign shareholder may file for a refund of the excess taxes paid from the Internal Revenue Service.

 Sale of Our Shares by a Foreign Shareholder

     A sale of our shares by a foreign shareholder generally will not be subject to United States federal income taxation unless our shares constitute a "United States real property interest" within the meaning of FIRPTA. Our shares will not constitute a United States real property interest if we are a "domestically controlled REIT." A "domestically controlled REIT" is a REIT that at all times during a specified testing period has less than 50% in value of its shares held directly or indirectly by foreign shareholders. We currently anticipate that we will be a domestically controlled REIT. Therefore, sales of our shares should not be subject to taxation under FIRPTA. However, no assurance can be given that we will be and will remain a domestically controlled REIT. If we were not a domestically controlled REIT, whether a foreign shareholder's sale of our shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether our shares were "regularly traded" on an established securities market and on the size of the selling shareholder's interest in CPA(R):15. Our shares currently are not "regularly traded" on an established securities market. If the gain on the sale of shares were subject to taxation under FIRPTA, a foreign shareholder would be subject to the same treatment as a domestic shareholder with respect to the gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). In addition, gain on dispositions of our shares and distributions that are treated as gain from the disposition of shares and are subject to tax under FIRPTA also may be subject to a 30% branch profits tax when made to a corporate foreign shareholder that is not entitled to treaty exemptions or rate reductions. Under FIRPTA the purchaser of our shares from a foreign shareholder may be required to withhold 10% of the purchase price and remit this amount to the Internal Revenue Service. Capital gains not subject to FIRPTA will be taxable to a foreign shareholder if the foreign
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Shareholder is a non-resident alien individual who is present in the United
States for 183 days or more during the taxable year and some other conditions apply, in which case the non-resident alien individual will be subject to a 30% tax on his or her U.S. source capital gains.

     Recently promulgated Treasury regulations altered the procedures for claiming the benefits of an income tax treaty. Our foreign shareholders should consult their tax advisors concerning the effect, if any, of the new Treasury regulations on an investment in our shares.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX FOR DOMESTIC SHAREHOLDERS

     Under some circumstances, domestic shareholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, shares. Recently enacted legislation has reduced the rate of backup withholding. For payments made in 2002 and 2003, the rate is 30% and will continue to drop until the rate for payments made in 2010 is 28%. After 2010, the rate is scheduled to return to the pre-August 7, 2001 rate of 31% unless subsequent legislation would change that rate. Backup withholding will apply only if the shareholder:

      -- fails to furnish his/her or its taxpayer identification number (which, for an individual, would be his/her or its Social Security Number);

      --  furnishes an incorrect tax identification number;

      -- is notified by the Internal Revenue Service that he or she has failed properly to report payments of interest and distributions or is otherwise subject to backup withholding; or

      -- under some circumstances, fails to certify, under penalties of perjury, that he or she has furnished a correct tax identification number and: (a) that he or she has not been notified by the Internal Revenue Service that he or she is subject to backup withholding for failure to report interest and distribution payments, or (b) that he or she has been notified by the Internal Revenue Service that he or she is no longer subject to backup withholding.

Backup withholding will not apply with respect to payments made to some shareholders, such as corporations and tax-exempt organizations.

     Domestic shareholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining an exemption. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a domestic shareholder will be allowed as a credit against the domestic shareholder's United States federal income tax liability and may entitle the domestic shareholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

BACKUP WITHHOLDING TAX FOR FOREIGN SHAREHOLDERS

     Additional issues may arise for information reporting and backup withholding for foreign shareholders. Foreign shareholders should consult their tax advisors with regard to U.S. information reporting and backup withholding.

STATEMENT OF STOCK OWNERSHIP

     We are required to demand annual written statements from the record holders of designated percentages of our shares disclosing the actual owners of the shares. Any record shareholder who, upon our request, does not provide us with required information concerning actual ownership of the shares is required to include specified information relating to his/her or its shares in his/her or its federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of shares and a list of those persons failing or refusing to comply with our demand.

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STATE AND LOCAL TAX

     We and our operating subsidiaries may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of CPA(R):15, our operating subsidiaries and the holders of our shares in local jurisdictions may differ from the federal income tax treatment described above.

                              ERISA CONSIDERATIONS

     The following is a summary of some non-tax considerations associated with an investment in CPA(R):15 by a qualified plan, Keogh Plan or an IRA. This summary is based on provisions of ERISA and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

     In considering using the assets of an employee benefit plan subject to ERISA to purchase shares, such as a profit-sharing, 401(k), or a pension plan, or of any other retirement plan or account subject to Section 4975 of the Code such as an IRA or Keogh Plan (collectively, "Benefit Plans"), a fiduciary, taking into account the facts and circumstances of such Benefit Plan, should consider, among other matters,

      -- whether the investment is consistent with the applicable provisions of ERISA and the Code,

      -- whether the investment will produce UBTI to the Benefit Plan (see "United States Federal Income Tax Considerations -- Treatment of Tax-Exempt Shareholders"), and

      --  the need to value the assets of the Benefit Plan annually.

     Under ERISA, a plan fiduciary's responsibilities include the duty

      -- to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

      --  to invest plan assets prudently;

      -- to diversify the investments of the plan unless it is clearly prudent not to do so; and

      -- to comply with plan documents insofar as they are consistent with ERISA.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee (or a duly authorized named fiduciary or investment manager) have exclusive authority and discretion to manage and control the assets of the plan.

     In addition, Section 406 of ERISA and Section 4975 of the Code prohibit specified transactions involving assets of a Benefit Plan and any "party in interest" or "disqualified person" with respect to that Benefit Plan. These transactions are prohibited regardless of how beneficial they may be for the Benefit Plan. The prohibited transactions include the sale, exchange or leasing of property, the lending of money or the extension of credit between a Benefit Plan and a party in interest or disqualified person, and the transfer to, or use by or for the benefit of, a party in interest, or disqualified person, of any assets of a Benefit Plan. A fiduciary of a Benefit Plan also is prohibited from engaging in self-dealing, acting for a person who has an interest adverse to the plan (other than in the case of most IRAs and some Keogh Plans), or receiving any consideration for its own account from a party dealing with the plan in a transaction involving plan assets.

     Furthermore, Section 408 of the Code states that assets of an IRA trust may not be commingled with other property except in a common trust fund or common investment fund.

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PLAN ASSETS

     Neither ERISA nor the Code defines the term "plan assets." However, the Department of Labor has published a final regulation describing what constitutes the assets of a Benefit Plan when it invests in specific kinds of entities (29 C.F.R. Section 2510.3-101, the "Regulation"). As discussed below, we have received an opinion of counsel that, under the Regulation our assets should not be deemed to be "plan assets" if Benefit Plans invest in shares, assuming the conditions set forth in the opinion are satisfied.

     Under the Regulation, the assets of corporations, partnerships, or other entities in which a Benefit Plan makes an equity investment will be deemed to be assets of the Benefit Plan unless the entity satisfies at least one of the exceptions to this general rule. The Regulation provides as one exception that the underlying assets of entities such as CPA(R):15 will not be treated as assets of a Benefit Plan if the interest the Benefit Plan acquires is a "publicly-offered security." A publicly-offered security must be

      --  "freely transferable,"

      -- part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another, and

      -- sold as part of a public offering registered under the Securities Act of 1933 and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period.

     Whether a security is freely transferable depends upon the particular facts and circumstances. The shares will be subject to restrictions intended to ensure that we continue to qualify for federal income tax treatment as a REIT. According to the Regulation, where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are freely transferable. The minimum investment in shares is less than $10,000. Thus, the restrictions imposed to maintain our status as a REIT should not cause the shares to not be freely transferable.

     We currently have over 100 shareholders. Thus, the second criterion of the publicly offered exception is satisfied.

     The shares are being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933, and we have represented that the shares will be part of a class registered under the Securities Exchange Act of 1934 within 120 days of December 31, 2002. Any shares purchased, therefore, should satisfy the third criterion of the publicly offered exemption.

     We have obtained an opinion from counsel that the shares should constitute "publicly-offered securities," and that our underlying assets should not be considered plan assets under the Regulation assuming the offering takes place as described in this prospectus.

     In the event that our underlying assets were treated by the Department of Labor as assets of a Benefit Plan, our management would be treated as fiduciaries with respect to Benefit Plan shareholders, and the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our management and assets (absent an applicable administrative or statutory exemption). These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an exemption from the prohibited transaction restrictions. Alternatively, we might provide Benefit Plan shareholders with the opportunity to sell their shares to us or we might dissolve or terminate.

     If our underlying assets were treated as assets of a Benefit Plan, the investment in CPA(R):15 also might constitute an ineffective delegation of fiduciary responsibility to W. P. Carey & Co. and expose the fiduciary of the plan to co-fiduciary liability under ERISA for any breach by W. P. Carey & Co. of

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its ERISA fiduciary duties. Finally, an investment by an IRA in CPA(R):15 might result in an impermissible commingling of plan assets with other property.

     If a prohibited transaction were to occur, W. P. Carey & Co, and possibly other fiduciaries of Benefit Plan shareholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in prohibited transactions could be required to restore to the plan any profits they realized as a result of the transaction or breach and make good to the plan any losses incurred by the plan as a result of the transaction or breach. In addition, the Code imposes an excise tax equal to fifteen percent (15%) of the amount involved and authorizes the Internal Revenue Service to impose an additional 100% excise tax if the prohibited transaction is not "corrected." These taxes would be imposed on any disqualified person who participates in the prohibited transaction. With respect to an IRA, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, could cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

     In the opinion of counsel, as discussed above, our assets should not constitute plan assets following an investment in shares by Benefit Plans. Accordingly, the problems discussed in the preceding three paragraphs are not expected to arise.

OTHER PROHIBITED TRANSACTIONS

     Regardless of whether the shares qualify for the "publicly-offered security" exception of the Regulation, a prohibited transaction could occur if we, any selected dealer, the escrow agent or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to the purchase of the shares. Accordingly, unless an administrative or statutory exemption applies, shares should not be purchased by a Benefit Plan to which any of the above persons is a fiduciary with respect to the purchase. A person is a fiduciary to a plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to the assets. Under a regulation issued by the Department of Labor, a person would be deemed to be providing investment advice if that person renders advice as to the advisability of investing in shares and that person regularly provides investment advice to the plan pursuant to a mutual agreement or understanding (written or otherwise) that: (i) the advice will serve as the primary basis for investment decisions, and (ii) the advice will be individualized for the plan based on its particular needs.

INVESTMENT IN ESCROW ACCOUNT

     The escrow agent will establish two separate escrow accounts. Benefit Plan funds will be deposited in one account while funds from all other investors will be deposited in another account. Pending issuance of the shares to a Benefit Plan, the escrow agent will invest Benefit Plan funds in a money market account maintained by the escrow agent. On each closing date, the funds paid by each Benefit Plan will be released from the Benefit Plan escrow account and exchanged for the applicable number of shares. Any interest earned by that account prior to any such closing date will be paid to the investing Benefit Plan.

     In considering an investment in CPA(R):15, a plan fiduciary should consider whether the escrow account arrangement as well as the ultimate investment in CPA(R):15 would be consistent with fiduciary standards applicable to that Benefit Plan.

ANNUAL VALUATION

     A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan's fiscal year and to file a report reflecting that value. When no fair market value of a particular asset is available, the fiduciary is to make a good faith determination of that asset's "fair market value" assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA
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participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

     Unless and until the shares are listed on a national securities exchange or are included for quotation on Nasdaq, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the "fair market value" of the shares when the fair market value of the shares is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of shares, we intend to provide reports of our annual determinations of the current value of our net assets per outstanding share to those fiduciaries (including IRA trustees and custodians) who identify themselves to us and request the reports. Beginning no later than three years after the final closing of the original offering, the value of the properties and our other assets will be based on a valuation. Such valuation will be performed by a person independent of us and of W. P. Carey & Co. Prior to that time, we intend to use the offering price of shares as the per share net asset value.

     We anticipate that we will provide annual reports of the determination (i) to IRA trustees and custodians not later than January 15 of each year, and (ii) to other qualified plan trustees and custodians within 75 days after the end of each calendar year. Each determination may be based upon valuation information available as of October 31 of the preceding year, updated for any material changes occurring between October 31 and December 31.

     We intend to revise these valuation procedures to conform with any relevant guidelines that the Internal Revenue Service or the Department of Labor may hereafter issue. Meanwhile, there can be no assurance:

      -- that the value could or will actually be realized by us or by shareholders upon liquidation (in part because appraisal or estimated value do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets),

      -- that shareholders could realize this value if they were to attempt to sell their shares, or

      -- that this value would comply with the ERISA or IRA requirements described above.

                             DESCRIPTION OF SHARES

     The following description of the shares does not purport to be complete but contains a summary of portions of the articles of incorporation and is qualified in its entirety by reference to the articles of incorporation. Our articles of incorporation and bylaws became operative on February 27, 2001 and will remain in effect for the duration of CPA(R):15's existence.

GENERAL DESCRIPTION OF SHARES

     We are authorized to issue 120,000,000 shares, each share having a par value of $.001. Each share is entitled to participate equally in distributions when and as declared by the directors and in the distribution of our assets upon liquidation. Each share is entitled to one vote and will be fully paid and non-assessable by CPA(R):15 upon issuance and payment therefor. Shares, other than excess shares, which are defined in the organizational documents to mean shares held by an investor in excess of 9.8% of the total number of shares issued and outstanding at the time the shares are acquired, are not subject to mandatory redemption. The shares have no preemptive rights (which are intended to insure that a shareholder has the right to maintain the same ownership interest on a percentage basis before and after the issuance of additional securities) or cumulative voting rights (which are intended to increase the ability of smaller groups of shareholders to elect directors). We currently do not intend to issue any securities other than the shares discussed in this prospectus, although we may do so at any time. We have the authority to issue shares of any class or securities convertible into shares of any class or

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classes, to classify or to reclassify any unissued stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the stock, all as determined by the directors.

     It is our goal to provide liquidity for CPA(R):15 shares. This may be achieved through listing the shares on a national securities exchange or over-the-counter market or by providing some other form of liquidity, including through the redemption plan. If we do not provide liquidity generally within eight to 11 years after the proceeds from this offering are fully invested, we will sell the properties and other assets, either on a portfolio basis or individually, or engage in another transaction approved by our board, market conditions permitting. We will return any proceeds from these sales to our shareholders through distributions. Even if liquidity is not provided, we are under no obligation to liquidate our portfolio within this period since the precise timing will depend on real estate and financial markets, economic conditions of the areas in which the properties are located and federal income tax effects on shareholders which may prevail in the future. Furthermore, there can be no assurance that we will be able to liquidate our portfolio and it should be noted that we will continue our existence until all of our properties are sold and our other assets are liquidated.

     We will not issue certificates. Shares will be held in "uncertificated" form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to the transfer agent to effect a transfer. Transfers can be effected by mailing to Phoenix American a duly executed transfer form available upon request from them or from our website at www.cpa15.com. Upon the issuance of our shares, we will send to each shareholder a written statement which will include all information that is required to be written upon stock certificates under Maryland law.

MEETINGS AND SPECIAL VOTING REQUIREMENTS

     An annual meeting of the shareholders will be held each year, not fewer than 30 days after delivery of our annual report. Special meetings of shareholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of shareholders entitled to cast at least 10% of all the votes entitled to be cast at a meeting. In general, the presence in person or by proxy of a majority of the outstanding shares, exclusive of excess shares, shall constitute a quorum. Generally, the affirmative vote of a majority of the votes entitled to be voted at a meeting at which a quorum is present is necessary to take shareholder action, except that a plurality of all votes cast at such a meeting is sufficient to elect a director.

     Our articles of incorporation may be amended by a majority of the board of directors (including a majority of the independent directors) and approval of the shareholders at a duly held meeting at which a quorum is present. Amendments affecting the provisions on indemnification of directors and officers, limitation of personal liability of directors and officers, and limitation on ownership of shares of CPA(R):15, must be approved by a vote of two-thirds of the shareholders. In general, our bylaws may be amended by a majority vote of the shareholders present at the meeting. The limitations on share ownership may only be amended by a two-thirds majority vote of all outstanding shares. Any amendment to the bylaws that would reduce the priority of payment or the amount payable to the shareholders upon liquidation of CPA(R):15 or that would diminish or eliminate any voting rights require the approval of a two-thirds majority of shares entitled to vote. Shareholders may, by the affirmative vote of a majority of the shareholders entitled to vote on such matter, elect to remove a director from the board or dissolve CPA(R):15. Shareholders do not have the ability to vote to replace W. P. Carey & Co. or to select a new advisor.

     The affirmative vote of a majority of all shares entitled to be cast is required to approve any merger or sale of substantially all of our assets other than in the ordinary course of business. The term "substantially all" as used in this context is a term used in the Maryland General Corporate Law. This code does not include a definition of this term and Maryland case law suggests that the term be defined on a case-by-case basis. The effect for investors of the Maryland law's lack of definition is that we

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

cannot provide investors with a definition for "substantially all" and therefore shareholders will not know whether a sale of assets will constitute a sale of substantially all of the assets or whether or not they will have the right to approve any particular sale. Shareholders objecting to the approval of any merger or sale of assets are permitted under Maryland law to petition a court for the appraisal and payment of the fair value of their shares. In an appraisal proceeding, the court appoints appraisers who attempt to determine the fair value of the stock as of the date of the shareholder vote on the merger or sale of assets. The appraisers' report is considered by the court which makes the final determination of the fair value to be paid to the shareholder and which decides whether the award of interest from the date of the merger or sale of assets and costs of the proceeding are to be awarded to the dissenting shareholder.

     Shareholders are entitled to receive a copy of our shareholder list upon request provided that the requesting shareholder represents to us that the list will not be used to pursue commercial interests, including the solicitation of other shareholders for the purchase of shares. The list provided by us will include the name, address and telephone number (if available) of, and number of shares owned by, each shareholder and will be in alphabetical order, on white paper and in easily readable type size and will be sent within ten days of the receipt by us of the request (or five days if the shareholder first requests a copy of the representation and returns it to us within 30 days). A shareholder requesting a list will be required to pay our reasonable cost of postage and duplication. We will pay the costs incurred and any actual damages suffered by a shareholder who must compel the production of a list and is successful. Any shareholder who breaches the terms of the representation provided to us will be liable to us for any costs or damages resulting from such breach. The list will be updated at least quarterly to reflect changes in the information contained therein.

     The rights of shareholders described above are in addition to and do not adversely affect rights provided to investors under Rule 14a-7 promulgated under the Securities Exchange Act of 1934, which provides that, upon request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to shareholders in the context of the solicitation of proxies for voting on matters presented to shareholders, or, at our option, provide requesting shareholders with a copy of the list of shareholders so that the requesting shareholders may make the distribution themselves.

RESTRICTION ON OWNERSHIP OF SHARES

     In order for us to qualify as a REIT, not more than 50% of our outstanding shares may be owned by any five or fewer individuals (including some tax-exempt entities) during the last half of each taxable year, and the outstanding shares must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year for which an election to be treated as a REIT is made. We may prohibit certain acquisitions and transfers of shares so as to facilitate our continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective.

     In order to assist us in preserving our status as a REIT, the articles of incorporation contain an ownership limit which prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% of the outstanding shares. Shares owned by a person or a group of persons in excess of the ownership limit are deemed "excess shares." Shares owned by a person who individually owns of record less than 9.8% of outstanding shares may nevertheless be excess shares if the person is deemed part of a group for purposes of this restriction.

     The articles of incorporation stipulate that any purported issuance or transfer of shares shall be valid only with respect to those shares that do not result in the transferee-shareholder owning shares in excess of the ownership limit. If the transferee-shareholder acquires excess shares, the person is considered to have acted as our agent and holds the excess shares on behalf of the ultimate shareholder.

     The ownership limit does not apply to offerors which, in accordance with applicable federal and state securities laws, make a cash tender offer, where at least 85% of the outstanding shares (not
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

including shares or subsequently issued securities convertible into common stock which are held by the tender offeror and/or any "affiliates" or "associates" thereof within the meaning of the Securities Exchange Act of 1934) are duly tendered and accepted pursuant to the cash tender offer. The ownership limit also does not apply to the underwriter in a public offering of the shares. The ownership limit does not apply to a person or persons which the directors so exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized.

     All persons who own five percent or more of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned, directly or indirectly, by these persons. See "United States Federal Income Tax Aspects -- Statement of Stock Ownership." If we were to have less than 2,000 shareholders at any time, statements or affidavits would be required from shareholders who own (i) at least one percent of the outstanding shares in a taxable year (more than 200, but less than 2,000 shareholders) or (ii) at least one half of one percent of the outstanding Shares in a taxable year (200 or fewer shareholders).

DISTRIBUTIONS

     Distributions will be paid to investors who are shareholders as of the record date selected by the directors. Distributions will be paid on a quarterly basis regardless of the frequency with which such distributions are declared. We are required to make distributions sufficient to satisfy the REIT requirements. Generally, income distributed as distributions will not be taxable to us under federal income tax laws unless we fail to comply with the REIT requirements.

     Distributions will be paid at the discretion of the directors, in accordance with our earnings, cash flow and general financial condition. The directors' discretion will be directed, in substantial part, by their obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during its fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow which we expect to receive during a later quarter and may be made in advance of actual receipt in an attempt to make distributions relatively uniform. We can borrow to make distributions if the borrowing is necessary to maintain our REIT status or if the borrowing is part of a liquidation strategy whereby, the borrowing is done in anticipation of the sale of the properties, and the proceeds will be used to repay the loan.

     We are not prohibited from distributing our own securities in lieu of making cash distributions to shareholders, provided that the securities distributed to shareholders are readily marketable. Shareholders who receive marketable securities in lieu of cash distributions may incur transaction expenses in liquidating the securities. We paid our first quarterly distribution on April 15, 2002 at an annualized rate of 6%, and our second quarterly distribution on July 15, 2002, at an annualized rate of 6.05% and our third quarterly distribution on October 16, 2002 at an annualized distribution rate of 6.10%. The board of CPA(R):15 will determine the amount of distributions we will pay in the future.

REPURCHASE OF EXCESS SHARES

     We have the authority to redeem excess shares immediately upon becoming aware of the existence of excess shares or after giving the person in whose hands shares are excess shares 30 days to transfer the excess shares to a person whose ownership of such shares would not exceed the ownership limit. The price paid upon redemption by us shall be the lesser of the price paid for such excess shares by the shareholder in whose possession the redeemed shares were formerly excess shares or the fair market value of the excess shares. We may purchase excess shares or otherwise repurchase shares if the repurchase does not impair our capital or operations. W. P. Carey & Co. and its affiliates may not receive a fee on the purchase of excess shares by us.

SUMMARY OF DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

     CPA(R):15 has adopted the 2001 Dividend Reinvestment and Share Purchase Plan, referred to herein as the Plan, pursuant to which some shareholders may elect to have up to the full amount of their cash
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

distributions from us reinvested in additional shares. Each prospective investor who wishes to participate in the Plan should consult with his/her or its soliciting dealer as to the soliciting dealer's position regarding participation in the Plan. The following discussion summarizes the principal terms of the Plan. The Plan is attached as Exhibit 4.1 to the registration statement.

     The primary purpose of the Plan is to provide interested investors with an economical and convenient method of increasing their investment in CPA(R):15 by investing cash dividends in additional shares at the most recent net asset value and/or after the termination of this offering by investing optional cash payments in shares at that net asset value. To the extent shares are purchased from us under the Plan, we will receive additional funds for acquisitions and general purposes including the repurchase of shares.

     The Plan will be available to shareholders who purchase shares in CPA(R):15's registered public offering. You may elect to participate in the Plan by making a written election to participate on your order form at the time you order the shares. Any other shareholder who receives a copy of CPA(R):15's prospectus in this offering, our earlier offering on registration statement No. 333-58854 or a separate prospectus relating solely to the Plan and who has not previously elected to participate in the Plan may so elect at any time to participate in the Plan. Phoenix American, acting as agent for each participant in the Plan, will apply cash dividends which become payable to such participant on shares of CPA(R):15 (including shares held in the participant's name and shares accumulated under the Plan), to the purchase of additional whole and fractional shares of CPA(R):15 for such participant.

     Eligibility. Participation in the Plan is limited to registered owners of CPA(R):15. Shares held by a broker-dealer or nominee must be transferred to ownership in the name of the shareholder in order to be eligible for this plan. Further, a shareholder who decides to participate in the Plan after the completion of CPA(R):15's public offering period may purchase shares through the Plan only after receipt of a prospectus relating solely to the Plan.

     Stock Purchases. In making purchases for the accounts of participants, Phoenix American may commingle the funds of one participant with those of other participants in the Plan. All shares purchased under the Plan will be held in the name of each participant. In the case of each purchase on the open market, the price per share for each participant's account shall be deemed to be the average price of all shares purchased with the funds available from that dividend. Purchases will be made directly from us at a price equal to the most recently determined net asset value per share ("NAV"). NAV is determined by adding the most recent appraised value of the real estate owned by us to the value of our other assets, subtracting the total amount of all our liabilities and dividing the difference by the total number of outstanding shares. Phoenix American shall have no responsibility with respect to the market value of the shares acquired for participants under the Plan. During the offering period, shares will be purchased at the offering price of $10 per share.

     Timing of Purchases. Phoenix American will make every reasonable effort to invest all dividends promptly after receipt, and in no event later than 30 days after the applicable dividend payment date (except where necessary to comply with applicable securities laws). If, for any reason beyond the control of Phoenix American, investment cannot be completed within 30 days after the applicable dividend payment date, participants' funds held by Phoenix American will be distributed to the participant.

     Account Statements. Following each purchase of shares, Phoenix American will mail to each participant an account statement showing the cash dividends, the number of shares purchased, the price per share and the participant's total shares accumulated under the Plan.

     Expenses and Commissions. There will be no direct expenses to participants for the administration of the Plan. Brokerage commissions and acquisition fees, as described below, and administrative fees associated with the Plan will be paid by us. Any interest earned on dividends while held by Phoenix American will be paid to the Company to defray costs relating to the Plan. Additionally, in connection with any shares purchased under the Plan, we will pay to Carey Financial Corporation selling

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

commissions of five percent per share sold. Carey Financial Corporation may, in its sole discretion, reallow up to five percent per share of the selling commission to selected dealers.

     Taxation of Dividends. The reinvestment of dividends does not relieve the participant of any taxes which may be payable on such dividends. This means that shareholders will still be subject to federal taxation when they elect to participate in the reinvestment plan. Specifically, shareholders will be treated as if they have received a distribution from us and then applied such distribution to purchase shares in the reinvestment plan. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. In such case, such designated portion of the distribution will be taxed as long-term capital gains. In addition, any brokerage commissions paid by us on behalf of the participant constitutes additional dividend income. Total dividend income received from us along with brokerage commissions paid on the participants behalf will be reported on an annual information return filed with the Internal Revenue Service. A copy will be sent to the participant, or the information will be shown on the participant's final account statement for the year.

     Stock Certificates.  No share certificates will be issued to a participant.

     Voting of Shares. In connection with any matter requiring the vote of CPA(R):15 shareholders, each participant will be entitled to vote all of the whole shares held by the participant in the Plan. Fractional shares will not be voted.

     Absence of Liability. Neither CPA(R):15 nor Phoenix American shall have any responsibility or liability as to the value of our shares, any change in the value of the shares acquired for any participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, if any, in which dividends are invested. Neither CPA(R):15 nor Phoenix American shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability: (a) arising out of the failure to terminate a participant's participation in the Plan upon such participant's death prior to the date of receipt of such notice, and (b) with respect to the time and prices at which shares are purchased for a participant. NOTWITHSTANDING THE FOREGOING, LIABILITY UNDER THE FEDERAL SECURITIES LAWS CANNOT BE WAIVED. Similarly, we and Phoenix American have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

     Termination of Participation. A participant may terminate participation in the Plan at any time by written instructions to that effect to Phoenix American. To be effective on a dividend payment date, the notice of termination and the termination fee must be received by Phoenix American at least 15 days before that dividend payment date. Upon receipt of notice of termination from the participant, Phoenix American may also terminate any participant's account at any time in its discretion by notice in writing mailed to the participant. The Plan may also be terminated if, at any time in the future, a sufficient number of CPA(R):15's registered shareholders are not participating in the Plan.

     Amendment of Plan. The Plan may be amended, supplemented or terminated by us at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be effective as to the participant unless, prior to its effective date, Phoenix American receives written notice of termination of the participant's account. Amendment may include an appointment by us or Phoenix American with the approval of our of a successor agent, in which event such successor shall have all of the rights and obligations of Phoenix American under the Plan.

     Governing Law. The Plan and the authorization card signed by the participant (which is deemed a part of the Plan) and the participant's account shall be governed by and construed in accordance with the laws of Maryland.

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

REDEMPTION OF SHARES

     Prior to the time, if any, as the shares are listed on a national securities market, any shareholder (other than W. P. Carey & Co.) that has held shares for at least one year, and who purchased the shares from us or received the shares through a non-cash transaction, not in the secondary market, may present all or any portion of their shares to us for redemption at any time, in accordance with the procedures outlined herein. At that time, we may, at our option, subject to the conditions described below, redeem the shares presented for redemption for cash to the extent we have sufficient funds available for redemption. As a result, a shareholder's shares may not be redeemed. In addition, W. P. Carey & Co. may assist with the identification of prospective third party buyers, but receives no compensation for such assistance. Affiliates of W. P. Carey are eligible to have their shares redeemed on the same terms as other shareholders.

     The board of directors will determine from time-to-time whether we have sufficient excess cash to repurchase shares. Generally, the cash available for redemption will be limited to 1% of the operating cash flow of the previous fiscal year, plus any proceeds from our dividend reinvestment plan. Shareholders may offer shares to us for purchase and we will purchase the offered shares if we have sufficient cash. The purchase price will be $9.00 per share until we begin having appraisals performed by an independent third party, and 93% of net asset value per share thereafter. You should note that such appraisals are only the appraiser's estimate of value and may not necessarily correspond to realizable value.

     If we have sufficient funds to purchase some but not all of the shares offered, the shareholders with the oldest outstanding redemption request will be given priority. Requests not fulfilled in one quarter will automatically have their request carried forward to the next quarter, unless such request is revoked. Requests can be revoked by sending a letter requesting revocation to our Investor Relations department. While we intend to maintain an effective registration statement, there can be no assurance that we will be able to do so. Furthermore, there can be no assurances that we will have sufficient funds to repurchase any shares.

     A shareholder who wishes to have shares redeemed must mail or deliver a written request on a form provided by us and executed by the shareholder, its trustee or authorized agent to the redemption agent, which is currently Phoenix American Financial Services, Inc. To request a form, call Susan Hyde in our Investor Relations Department at 1-800-WPCAREY. The redemption agent at all times will be registered as a broker-dealer with the commission and each state's securities commission. Within 30 days following the redemption agent's receipt of the shareholder's request, the redemption agent will forward to the shareholder the documents necessary to effect the redemption, including any signature guarantee we or the redemption agent may require. The redemption agent will effect such redemption documents relating to the shares to be redeemed from the shareholder at least one calendar month prior to the last day of the current calendar quarter and has sufficient funds available to redeem such shares. The effective date of any redemption will be the last date during a quarter, during which the redemption agent receives the properly completed redemption documents. As a result, we anticipate that, assuming sufficient funds for redemption, the effective date of redemptions will be no later than 30 days after the quarterly determination of the availability of funds for redemption.

     A shareholder may present to us fewer than all of his/her or its shares for redemption, provided, however, that: (i) the minimum number of shares which must be presented for redemption shall be at least 25% of a shareholder's shares, and
(ii) if a shareholder retains any shares, he, she or it must retain at least 250 shares for an IRA, Keogh Plan or pension plan.

     The board of directors, in their sole discretion, may amend or suspend the redemption plan at any time they determine that such amendment or suspension is in our best interests. The board of directors may also suspend the redemption of shares if:

      -- they determine, in their sole discretion, that such redemption impairs the capital or the operations of the Company;

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

      -- they determine, in their sole discretion, that an emergency makes such redemption not reasonably practical;

      -- any governmental or regulatory agency with jurisdiction over us so demands for the protection of the shareholders;

      -- they determine, in their sole discretion, that such redemption would be unlawful;

      -- they determine, in their sole discretion, that such redemption, when considered with all other redemptions, sales, assignments, transfers and exchanges of our shares, could cause direct or indirect ownership of shares to become concentrated to an extent which would prevent us from qualifying as a REIT under the Code; or

      -- the board of directors, in their sole discretion, deem such amendment or suspension to be in the best interest of the Company.

     For a discussion of the tax treatment of such redemptions, See "Federal Income Tax Considerations -- Taxation of Domestic Shareholders." The redemption plan will terminate, and CPA(R):15 no longer shall accept shares for redemption, if and when listing occurs.

RESTRICTIONS ON ROLL-UP TRANSACTIONS

     In connection with any proposed transaction considered a "Roll-up Transaction" involving us and the issuance of securities of an entity (a "Roll-up Entity") that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties shall be obtained from a competent independent appraiser. The properties shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with a proposed Roll-up Transaction. A "Roll-up Transaction" is transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of CPA(R):15 and the issuance of securities of a Roll-up Entity. This term does not include:

      -- a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or included for quotation on Nasdaq National Market System; or

      -- a transaction involving the conversion to corporate, trust, or association form of only CPA(R):15 if, as a consequence of the transaction there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to W.P. Carey & Co.; or our investment objectives of CPA(R):15.

     In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to shareholders who vote "no" on the proposal the choice of:

          (i) accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

          (ii) one of the following:

             (A) remaining as shareholders of CPA(R):15 and preserving their interests therein on the same terms and conditions as existed previously, or

             (B) receiving cash in an amount equal to the shareholder's pro rata share of the appraised value of our net assets.

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

     We are prohibited from participating in any proposed Roll-up Transaction:

          (i) which would result in the shareholders having democracy rights in a Roll-up Entity that are less than those provided in the bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of the articles of incorporation, and dissolution of CPA(R):15. See "Management," "Reports to Shareholders" and "Description of Shares;"

          (ii) which includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

          (iii) in which investor's rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled "Description of Shares -- Meetings and Special Voting Requirements;" or

          (iv) in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the shareholders.

     We currently have no plans to enter into a Roll-up Transaction.

TRANSFER AGENT

     The transfer agent and registrar for the shares is Phoenix American Financial Services. The transfer agent's address is 2401 Kerner Boulevard, San Rafael, CA 94901-5509, and its phone number is 1-888-241-3737.

PROMOTER

     W. P. Carey & Co. LLC, is the promoter of our company because it is the founder and organizer of CPA(R):15.

                                  THE OFFERING

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the Sales Agency Agreement, we are offering to the public through Carey Financial and selected dealers and registered investment advisors, on a best efforts basis, a maximum of $690,000,000 of shares of common stock consisting of 69,000,000 shares priced at $10 per share. The minimum order is 250 shares or $2,500 (200 shares for an IRA or a Keogh Plan except for Iowa tax exempt investors which must make a minimum investment of 250 shares). The offering price of $10.00 per share is based solely upon the amount of funds we wish to raise, divided by the number of shares we have deemed appropriate for investor liquidity and marketability of the shares, rather than upon an appraisal of our assets or expected earnings.

     Carey Financial will receive a selling commission in an amount equal to $0.65 per share, whether sold directly by it or by one of the selected dealers, all of whom must be members in good standing of the National Association of Securities Dealers, Inc. Carey Financial will, in turn, reallow up to $0.65 per share of the selling commissions to selected dealers for shares they sell. We also will pay a selected dealer fee of one percent of the price of each share sold by the selected dealer to Carey Financial, which fee will be reallowed to the selected dealer. For a more complete discussion of all compensation and fees paid in connection with the offering, see "Management Compensation." We have agreed to indemnify Carey Financial and selected dealers and registered investment advisors against specified liabilities, including liabilities under the Securities Act of 1933.

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     We will offer a reduced share purchase price to "single purchasers" on orders of more than $250,000 and selling commissions paid to Carey Financial and selected dealers will be reduced by the amount of the share purchase price discount. The share purchase price will be reduced for each incremental share purchased in the total volume ranges set forth in the table below. The reduced purchase price will not affect the amount we receive for investment. The following table sets forth the reduced share purchase price and selling commissions payable to Carey Financial:

                                  PURCHASE PRICE        SELLING COMMISSION
                                   PER SHARE FOR           PER SHARE FOR
         FOR A "SINGLE         INCREMENTAL SHARE IN    INCREMENTAL SHARE IN
          PURCHASER"           VOLUME DISCOUNT RANGE   VOLUME DISCOUNT RANGE
         -------------         ---------------------   ---------------------
  $     2,000 --   $  250,000         $10.00                   $0.65
     250,001  --      500,000           9.85                    0.50
     500,001  --      750,000           9.70                    0.35
     750,001  --    1,000,000           9.60                    0.25
   1,000,001  --    5,000,000           9.50                    0.15

     As an example, a single purchaser would receive 50,380 shares rather than 50,000 shares for an investment of $500,000 and the selling commission would be $28,940. The discount would be calculated as follows: On the first $250,000 of the investment there would be no discount and the purchaser would receive 25,000 shares at $10 per share. On the remaining $250,000, the per share price would be $9.85 and the purchaser would receive 25,380 shares.

     Selling commissions for purchases of $5,000,000 or more will, in our sole discretion, be reduced to $0.15 per share or less but in no event will the proceeds to us be less than $9.30 per share. Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, we will supplement this prospectus to include: (i) the aggregate amount of the sale, (ii) the price per share paid by the purchaser and
(iii) a statement that other investors wishing to purchase at least the amount described in (i) will pay no more per share than the initial purchaser.

     Orders may be combined for the purpose of determining the total commissions payable with respect to applications made by a "single purchaser." The amount of total commissions thus computed will be apportioned pro rata among the individual orders on the basis of the respective amounts of the orders being combined. As used herein, the term "single purchaser" will include:

      -- any person or entity, or persons or entities, acquiring shares as joint purchasers,

      -- all profit-sharing, pension and other retirement trusts maintained by a given corporation, partnership or other entity,

      -- all funds and foundations maintained by a given corporation, partnership or other entity,

      -- all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisers Act of 1940) exercises discretionary authority with respect to an investment in CPA(R):15 and

     In the event a single purchaser described in the last four categories above wishes to have its orders so combined, that purchaser will be required to request the treatment in writing, which request must set forth the basis for the discount and identify the orders to be combined. Any request will be subject to our verification that all of the orders were made by a single purchaser.

     Orders also may be combined for the purpose of determining the commissions payable in the case of orders by any purchaser described in any category above who, subsequent to its initial purchase of shares, orders additional shares. In this event, the commission payable with respect to the subsequent purchase of shares will equal the commission per share which would have been payable in accordance with the commission schedule set forth above if all purchases had been made simultaneously. Any reduction of the six and one half percent selling commission otherwise payable to Carey Financial or a selected dealer will be credited to the purchaser as additional whole shares. Unless investors indicate that orders are to be combined and provide all other requested information, we cannot be held responsible for failing to combine orders properly.

     No selling commissions will be paid in connection with the following special sales: (i) the sale of the shares to one or more select dealers and their respective officers and employees and some of their respective affiliates who request and are entitled to purchase shares net of selling commissions; and
(ii) the sale of the shares to investors whose contracts for investment advisory and related brokerage services include a fixed or "wrap" fee feature. In that event, these shares shall be sold to the investor net of all selling commissions and the marketing fee, at a price per share of $9.35.

     Any purchases by W. P. Carey & Co., its affiliates and their employees and the selected dealers, registered investment advisors and their employees will be for investment purposes only and not with the intent to resell the shares. There is no limit on the number of shares such persons may purchase. There is no limit on the number of shares purchased by affiliates of W. P. Carey & Co. and their employees and the selected dealers, registered investment advisors and their employees. Any resale of the 20,000 shares currently owned by W. P. Carey & Co. or shares it or our affiliates may purchase are subject to Rule 144 promulgated under the Securities Act of 1933, which limits the number of shares which may be resold at any one time and the manner of the resale.

     In addition to the selling commission, we will pay to Carey Financial an annual monitoring fee of 0.15% of the gross offering proceeds. The annual monitoring fee will be paid to compensate Carey Financial for their continuing due diligence, for expenses incurred in maintaining and providing information about us to their representatives and clients, and for the cost incurred in maintaining CPA(R):15 investor accounts. Commencing on December 31 of the year following the year in which this offering terminates, and every December 31 thereafter, we will pay to Carey Financial the monitoring fee, which in its sole discretion may reallow all or a portion of to the selected dealers who sold shares pursuant to this offering and whose clients who purchased shares in this offering hold shares on December 31 of that year. No portion of the annual monitoring fee for any year shall accrue in or be payable for such years in which we are liquidated or in which the shares become publicly traded. Notwithstanding the foregoing, we will not pay the portion of the annual monitoring fee for any year which if paid would cause the total underwriting compensation paid to W. P. Carey & Co. and Carey Financial in connection with this offering, including selling commissions, expense reimbursements and the annual monitoring fee, to be equal to or greater than 10% of the gross offering proceeds.

     We will reimburse Carey Financial for its identified expenses and for identified expenses of selected dealers and registered investment advisors reimbursed by Carey Financial, including the costs of any sales and information meetings of the employees of Carey Financial and the selected dealers and registered investment advisors (to the extent Carey Financial reimburses the selected dealers and registered investment advisors for the expenses) relating to this offering. Subject to the satisfactory completion of any regulatory reviews and examinations which may be required, the rules of the National Association of Securities Dealers, Inc. and the prior review and approval by the National Association of Securities Dealers, Inc. (in order to comply with Rule 2710(c)(6)(B)(xii)), and Carey Financial, the selected dealers and registered investment advisors (as appropriate), CPA(R):15, W. P. Carey & Co. or any of their affiliates may establish sales incentive programs for associated persons of Carey Financial, or selected dealers or registered investment advisors, or may reimburse Carey Financial and selected dealers and registered investment advisors for sales incentive programs established by them. Sales incentives will be deemed to be additional underwriting compensation. Sales incentives will not be paid in cash and the aggregate value of the non-cash incentives paid by us and W. P. Carey & Co. directly to associated persons during this offering will not exceed $100 per year.

     In addition, we will pay Carey Financial, as an expense allowance, a marketing fee equal to one-half percent of the gross proceeds of this offering. All or any portion of this fee may be reallowed to any selected dealer or registered investment advisor with the prior written approval of Carey Financial, based on such factors as the number of shares sold by the selected dealer or registered investment advisor and the assistance, if any, of the selected dealer or registered investment advisor in marketing this offering.

     Carey Financial provides wholesaling services to us. These wholesaling services include developing and preparing sales material, conducting broker-dealer seminars, holding informational meetings and providing information and answering any questions concerning this offering. We will pay Carey Financial a wholesaling fee of $0.05 per share for providing these services. In addition, we will reimburse Carey Financial for its identified expenses incurred in coordinating wholesaling activities, including, but not limited to:

      --  travel and entertainment expenses;

      -- compensation of employees of Carey Financial in connection with wholesaling activities; and

      --  expenses incurred in coordinating broker-dealer seminars and meetings.

     In no event shall the total underwriting compensation to be paid to Carey Financial and selected dealers from any source in connection with this offering, including selling commissions, selected dealer fees, wholesaling compensation (including expense reimbursements, salaries and wholesaling fees), marketing fees, monitoring fees and expense reimbursements (including reimbursements for sales seminars, bonus and sales incentives, and due diligence), exceed 10% of the gross offering proceeds of the offering (plus one-half percent for bona fide due diligence expenses). Carey Financial and we will monitor the payment of all fees and expense reimbursements, including the monitoring fees, to assure that this limit is not exceeded.

     The maximum amount of all items of compensation we may pay to W. P. Carey & Co. or its affiliates is set forth below. For a complete description of these fees, see "Management Compensation" beginning on page 25.

                                                            MAXIMUM AGGREGATE   PER SHARE
                                                            -----------------   ---------
Selling Commission........................................     $44,850,000       $0.65
Marketing Fees............................................     $ 3,450,000       $0.05
Wholesaling Fees..........................................     $ 3,450,000       $0.05
Selected Dealer Fees......................................     $ 6,900,000       $0.10
Monitoring Fee............................................     $ 1,035,000       $0.015
Expense Reimbursements....................................     $ 9,311,550       $0.135


     In the event all organization and offering expenses, other than selling commissions, and fees paid and expenses reimbursed to or paid on behalf of the selected dealers and selected investment advisors, exceed four percent of the gross offering proceeds, the excess will be paid by W. P. Carey & Co. with no recourse by or reimbursement to W. P. Carey & Co.


ORDER PROCEDURES

Procedures Applicable to All Orders

     Every prospective investor desiring to purchase shares will be required to comply with the procedures for ordering shares we impose on Carey Financial and the selected dealer and selected investment advisors from whom the investor intends to purchase shares. Carey Financial and certain selected dealers will require an order form, a specimen of which is attached to this prospectus, to be completed and delivered together with a check payable to "The Bank of New York, Escrow Agent" for the aggregate purchase price of the shares ordered.

     Each order will be accepted or rejected, by us within 30 days after its receipt, and no sale of shares will be completed until at least five business days after the date on which the investor receives a copy of this prospectus. If the order is rejected, the funds will be returned to the investor within 10 business days after the date of such rejection, without interest and without deduction. All investors will receive a written confirmation if their order is accepted.

     Residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee and Washington must complete and execute an order form. Selected dealers and selected investment advisor will submit the checks directly to the escrow agent by noon of the business day following receipt. Some selected dealers or selected investment advisor may offer investors alternate procedures for purchasing shares. Under the alternative procedures, the investor must maintain an account with the selected dealers or selected investment advisor or open the account at no charge. An investor may then purchase shares by contacting his/her or its broker-dealer and indicating the amount of the desired investment in shares. If the investor has not already received a copy of this prospectus, Carey Financial or a selected dealer will forward a copy of this prospectus to the investor. Carey Financial or a selected dealer will notify the investor that the full amount of the purchase price payment must be in the investor's account by a specified settlement date, which shall occur within five business days after the notice to the investor. An investor's account will be charged the amount of the investment on the settlement date. For investors in all jurisdictions, by noon of the next business day following the date funds are debited, the funds debited from the investor's account will be sent to the escrow agent for deposit in the escrow account we established for this offering. In addition, investors may be able to direct that any distributions we pay be invested directly into a mutual fund or other alternate payee. Prior to the settlement date, the investor may withdraw his/her or its order by notifying his/her or its broker-dealer at Carey Financial or the selected dealer.

Procedures Applicable to Telephonic Orders

     Certain selected dealers may permit investors to order shares by telephonic order to the selected dealer. There are no additional fees associated with telephonic orders. If you wish to order the shares by telephonic order to the selected dealer, you may complete the telephonic order either by delivering a check in the amount necessary to purchase the shares to be covered by the order form to the selected dealer or by authorizing the selected dealer to pay the purchase price for the shares to be covered by the order form from funds available in an account maintained by the selected dealer on your behalf. You must specifically authorize the registered representative and branch manager to execute the order form on behalf of the investor and must already have made or have agreed to make payment for the shares covered by the order form.

     To the extent you wish to order and pay for the shares with funds held by or to be deposited with the selected dealer, the selected dealer shall, subject to Rule 15C 2-4 promulgated under the Securities Exchange Act of 1934, either:

      -- upon receipt of an executed order form or direction to execute an order form on behalf of a customer, forward the offering price for the shares covered by the order form on or before the close of business of the first business day following receipt or execution of an order form by the selected dealer to Carey Financial except that, in any case in which the selected dealer maintains a branch office, and pursuant to a selected dealer's internal supervisory procedures, final supervisory review is conducted at a different location, the branch office shall transmit the order form and the investor's check to the selected dealer conducting the internal supervisory review. The close of business on the first business day following their receipt by the branch office and the selected dealer shall review the order form and the investor's check to ensure their proper execution and form. If they are acceptable the order form and investor's check shall be transmitted to Carey Financial by the close of business on the first business day after the check is received by the selected dealer; or

      --  upon receipt of indications of interest, in which event:

        - the selected dealer must subsequently contact the customer indicating interest to confirm the interest and give instructions to execute and return the order form or to receive authorization to execute the order form on the customer's behalf;

        - the selected dealer must mail acknowledgments of receipt of orders to each customer confirming interest on the business day following the confirmation;

        - the selected dealer must debit the account of the customer on the fifth business day following receipt of the confirmation referred to above; and

        - the selected dealer must forward funds to Carey Financial in accordance with the procedures and on the schedule set forth above.

     If you are a resident of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Nebraska, New Mexico, North Carolina, Ohio, Oregon, South Dakota, Tennessee and Washington you must complete the order form yourself, therefore, you may not order the shares by telephone. Representatives of selected dealers or selected investment advisors who accept telephonic orders will execute the order form on behalf of those of you who are eligible to, and do in fact order telephonically. If you order shares telephonically you will receive; with the confirmation of your order, a second copy of the prospectus.

     If you are a resident of California, Oklahoma or Texas and you order shares telephonically you will have the right to rescind your order within 10 days from receipt of confirmation. If you do not rescind your order within this 10-day period you will be deemed to have agreed to all of the terms and conditions of the order form.

     On or after the settlement date, investors will have no right to withdraw any funds submitted to the escrow agent during this offering period. We have the unconditional right in our sole discretion to accept or reject any order or any part thereof within 30 days of receipt of the order. If we reject any order or any part thereof, we will notify the investor in writing thereof and arrange for the escrow agent to promptly return to the investor the entire purchase price or portion thereof which was rejected, along with any interest earned thereon. Shares will be evidenced on our books and records, which will include a list of shareholders' names, addresses and number of shares owned. An investor will not receive a share certificate or other evidence of his/her or its interest in CPA(R):15 unless the shares are listed on a national securities exchange or included for quotation on Nasdaq.

     If Carey Financial or selected dealers chose to, with your prior consent, they may provide you with the option of receiving this prospectus and the appendices electronically. In any case, however, you may always receive a paper copy upon request.

ESCROW ARRANGEMENTS

     All funds received by Carey Financial, the selected dealers and the registered investment advisor from orders will be placed promptly in an interest-bearing escrow account with the escrow agent at our expense until these funds are released as described below. Separate escrow accounts will be established for benefit plan funds and all other funds. Payment for shares is to be sent to the escrow agent at Bank of New York. These funds will be held in trust for the benefit of investors to be used for the purposes set forth in this prospectus. The escrow agent will be given the right to invest non-benefit plan funds in United States government securities, certificates of deposit or other time or demand deposits of commercial banks which have a net worth of at least $100,000,000 or in which the certificates or deposits are fully insured by any federal or state government agency or any other investment that meets the requirements of 15c2-4. Benefit plan funds will be invested in a separate account maintained by the escrow agent. The interest, if any, earned on escrow funds prior to the transmittal of the proceeds to us will not become part of our capital. Instead, within 15 days following each issuance of shares, CPA(R):15 will cause the escrow agent to make distributions to shareholders of all interest earned on their escrowed funds used to purchase the shares. Interest, if any, earned on proceeds will be payable to you only if your funds have been held in escrow by The Bank of New York for at least 20 days. You will not otherwise be entitled to interest earned on funds held by us or to receive interest on your invested capital. We may, as security for borrowings made from third parties, assign its right to receive up to 85% of the funds then held in escrow (not including funds held on behalf of benefit plans).

     Funds received by us from prospective investors will continue to be placed in escrow during this offering and we will issue additional shares periodically (but not less often than quarterly) as agreed between us and Carey Financial. This offering will terminate at the time all shares being offered are sold or unsold shares are withdrawn from registration by order of the board, but in no
case later than [January   , 2003].


                            REPORTS TO SHAREHOLDERS

     We will provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 120 days following the close of each fiscal year. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period. The annual financial statements will contain or be accompanied by a complete statement of any transactions with
W. P. Carey & Co. or its affiliates and of compensation and fees paid or payable by us to Carey Asset Management and its affiliates. The annual report will also contain an estimated value per share, the method by which that value was determined, and the date of the data used to develop the estimated value. We will provide annual valuation reports to the shareholders for the shares.

     Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders. See "Description of Shares -- Meetings and Special Voting Requirements." Shareholders also have the right to inspect and duplicate our appraisal records. In the event that the Securities and Exchange Commission promulgates rules and/or in the event that the applicable guidelines of the North American Securities Administrators Association, Inc., are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if the directors determine this action to be in the best interests of CPA(R):15 and if this cessation is in compliance with the rules and regulations of the commission and state securities law and regulations, both as then amended.

                                 LEGAL OPINIONS

     Certain legal matters, including the legality of the shares, will be passed upon for us by Reed Smith LLP, 2500 One Liberty Place, Philadelphia, Pennsylvania 19103.

                                    EXPERTS

     The financial statements as of December 31, 2001 and for the period from inception (February 26, 2001) to December 31, 2001 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                SALES LITERATURE

     In addition to and apart from this prospectus, we will use sales material in connection with this offering. This material may include:

      --  an investor sales promotion brochure;

      --  prospecting letters or mailers and seminar invitations;

      --  media advertising inviting seminar attendance;

      --  a brochure describing the investment committee;

      --  a presentation using a computer;

      -- reprints of articles about us or the net lease or sale-leaseback industry;

      --  fact sheets describing our acquisitions;

      -- a slide presentation and studies of the prior performance of entities managed by W. P. Carey & Co. and its affiliates as well as other net lease investment programs;

      --  broker-dealer updates;

      --  an electronic media presentation;

      --  a video presentation;

      --  a cd-rom presentation;

      --  a script for telephonic marketing; and

      --  certain third-party articles.

     In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

                              FURTHER INFORMATION

     This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto which we have filed with the Commission, Washington, D.C., under the Securities Act of 1933, and to which reference is hereby made. Copies of the Exhibits and all reports filed by the Registrant are on file at the offices of the Commission in Washington, D.C. and its regional offices and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the Public Reference Section of the Commission, Washington, D.C. 20549, the Commission's Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60611-2511 or the Commission's Web Site: http://www.sec.gov.

     All summaries contained herein of documents which are filed as exhibits to the registration statement are qualified in their entirety by this reference to those exhibits. We have not knowingly made any untrue statement of a material fact or omitted to state any fact required to be stated in the registration statement, including this prospectus, or necessary to make the statements therein not misleading.

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              -----
Corporate Property Associates 15 Incorporated:
Pro Forma Financial Information (unaudited)
Pro Forma Consolidated Balance Sheet as of September 30,
  2002......................................................  F-2
Pro Forma Consolidated Statement of Income for the nine
  months ended September 30, 2002 (unaudited)...............  F-3
Pro Forma Consolidated Statement of Income for the period
  from inception (February 26, 2001) to December 31, 2001
  (unaudited)...............................................  F-4
Pro Forma Consolidated Statement of Taxable Income and After
  Tax Cash Flow for the twelve month period ended September
  30, 2002 (unaudited)......................................  F-5
Notes to Pro Forma Consolidated Financial Statements........  F-6
Financial Statements, September 30, 2002 (unaudited)
Condensed Consolidated Balance Sheets, December 31, 2001 and
  September 30, 2002........................................  F-15
Condensed Consolidated Statements of Income for the three
  and nine months ended September 30, 2001 and 2002.........  F-16
Condensed Consolidated Statement of Cash Flows for the nine
  months ended September 30, 2001 and 2002..................  F-17
Notes to Condensed Consolidated Financial Statements........  F-18
Schedule III -- Real Estate and Accumulated Depreciation
  (Unaudited)...............................................  F-25
Financial Statements, December 31, 2001
Report of Independent Accountants...........................  F-28
Balance Sheet, December 31, 2001............................  F-29
Statement of Operations for the Period from Inception
  (February 26, 2001) to December 31, 2001..................  F-30
Statement of Shareholder's Equity for the Period from
  Inception (February 26, 2001) to December 31, 2001........  F-30
Statement of Cash Flows for the Period from Inception
  (February 26, 2001) to December 31, 2001..................  F-31
Notes to the Financial Statements...........................  F-32

     The pro forma consolidated financial statements of Corporate Property Associates 15 Incorporated and subsidiaries (the "Company"), which are unaudited have been prepared based on the historical financial statements of the Company. The pro forma consolidated balance sheet of the Company at September 30, 2002 has been prepared as if the purchase of properties leased to seven lessors and of land for a build-to-suit property and obtaining eight mortgage loans which were completed subsequent to September 30, 2002 and five proposed transactions had occurred as of September 30, 2002. The pro forma statements of income for the period from inception (February 26, 2001) to December 31, 2001 and for the nine-month period ended September 30, 2002 have been prepared as if the acquisition of properties and the related mortgage financing occurred on February 26, 2001. No purchase of properties, other than a de minimus interest in three equity investments, occurred in 2001. Pro forma adjustments are intended to reflect what the effect would have been if the Company held its ownership interest and obtained mortgage financing, where applicable, as of February 26, 2001 (the date of inception) less amounts which have been recorded in the historical consolidated financial statements of income. In addition, adjustments have been presented to reflect the Company's asset management and performance fee expense and interest on the subordinated acquisition fee payable. In management's opinion, all adjustments necessary to reflect the effects of its acquisitions of real estate have been made. The pro forma financial information should be read in conjunction with the historical consolidated financial statements of the Company.


     The unaudited pro forma balance sheet and statements of income are not necessarily indicative of the financial condition or results of operations had the acquisitions occurred on February 26, 2001 (the date of inception), nor are they necessarily indicative of the financial position or results of operations of future periods.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002
                                  (UNAUDITED)


                                                                      PRO FORMA
                                                      HISTORICAL    ADJUSTMENTS(A)    PRO FORMA
                                                     ------------   --------------   ------------
                                                       (NOTE 1)
ASSETS:
Land and buildings.................................  $204,352,378    $372,560,213    $576,912,591
Accumulated depreciation...........................    (1,000,626)             --      (1,000,626)
                                                     ------------    ------------    ------------
Real estate accounted for under the operating
  method...........................................   203,351,752     372,560,213     575,911,965
Net investment in direct financing leases..........    29,933,421      27,494,503      57,427,924
Real estate under construction.....................    14,663,469       4,532,470      19,195,939
Equity investments.................................    11,105,037      83,992,830      95,097,867
Cash and cash equivalents..........................   125,122,145     (66,180,339)     58,941,806
Deferred offering costs............................     4,582,728              --       4,582,728
Other assets.......................................    16,393,045              --      16,393,045
                                                     ------------    ------------    ------------
          Total assets.............................  $405,151,597    $422,399,677    $827,551,274
                                                     ============    ============    ============
LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS'
  EQUITY:

Liabilities:
Limited recourse mortgage notes payable............  $ 96,326,077    $307,579,464    $403,905,541
Accrued interest...................................       575,160                         575,160
Due to affiliates..................................     5,032,072                       5,032,072
Accounts payable and accrued expenses..............       886,936                         886,936
Prepaid rental income and security deposits........    13,130,944                      13,130,944
Deferred acquisition fees payable to affiliate.....     5,627,111      10,550,460      16,177,571
Dividends payable..................................     3,833,272                       3,833,272
                                                     ------------    ------------    ------------
          Total liabilities........................   125,411,572     318,129,924     443,541,496
                                                     ------------    ------------    ------------
Minority interest..................................            --      26,816,753      26,816,753
                                                     ------------    ------------    ------------

Commitments and contingencies
Shareholders' equity:

Common stock, $.001 par value; authorized
  120,000,000 shares; 31,346,054 shares issued and
  outstanding at September 30, 2002................        31,346           8,654          40,000
Additional paid-in capital.........................   283,085,067      77,444,346     360,529,413
Dividends in excess of accumulated earnings........    (3,376,388)                     (3,376,388)
                                                     ------------    ------------    ------------
          Total shareholders' equity...............   279,740,025      77,453,000     357,193,025
                                                     ------------    ------------    ------------
          Total liabilities, minority interest and
            shareholders' equity...................  $405,151,597    $422,399,677    $827,551,274
                                                     ============    ============    ============

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME


                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


                                  (UNAUDITED)


                                                                       PRO FORMA ADJUSTMENTS
                                        ------------------------------------------------------------------------------------
                                        DANKA OFFICE
                           HISTORICAL     IMAGING       TOWER      RACAL     INTEGRACOLOR   ADVANTIS    FLEMING      TRENDS
                            (NOTE 1)        (B)          (C)        (D)          (E)          (F)         (G)         (H)
                           ----------   ------------   --------   --------   ------------   --------   ----------   --------
Revenue:
 Rental income from
  operating leases.......  $4,287,694    $ 644,512     $654,409   $188,425                  $623,527   $2,708,100   $800,830
 Interest income from
  direct financing
  leases.................     784,022                              449,786     $575,892
 Other interest income...   1,040,880
                           ----------    ---------     --------   --------     --------     --------   ----------   --------
                            6,112,596      644,512      654,409    638,211      575,892     623,527     2,708,100    800,830
                           ----------    ---------     --------   --------     --------     --------   ----------   --------
 Expenses:...............          --           --           --         --           --          --            --         --
 Interest expense........   1,655,418      627,111      248,104    407,824      249,090     374,890     1,079,686    338,443
 Depreciation............   1,000,626      131,184      143,664                             129,926       605,804    149,586
 General and
  administrative.........     686,633
 Property expenses.......     639,339
                           ----------    ---------     --------   --------     --------     --------   ----------   --------
                            3,982,016      758,295      391,768    407,824      249,090     504,816     1,685,490    488,029
                           ----------    ---------     --------   --------     --------     --------   ----------   --------
 Income before equity
  investments and
  minority interest......   2,130,580     (113,783)     262,641    230,387      326,802     118,711     1,022,610    312,801
 Minority interest in
  income.................
                           ----------    ---------     --------   --------     --------     --------   ----------   --------
 Income before equity
  investments............   2,130,580     (113,783)     262,641    230,387      326,802     118,711     1,022,610    312,801
 Income from equity
  investments............     740,145
                           ----------    ---------     --------   --------     --------     --------   ----------   --------
 Net income..............  $2,870,725    $(113,783)    $262,641   $230,387     $326,802     $118,711   $1,022,610   $312,801
                           ==========    =========     ========   ========     ========     ========   ==========   ========
Pro forma weighted average shares outstanding (basic and diluted)(Y)........................................................
Pro forma earnings per share (basic and diluted)............................................................................

                                                                  PRO FORMA ADJUSTMENTS
                           ----------------------------------------------------------------------------------------------------
                             FOSTER                    MEDICA-                    BE        OVERLAND
                            WHEELER        CLEAR        FRANCE       SSG      AEROSPACE     STORAGE     CARREFOUR       MBM
                              (I)       CHANNEL(J)       (K)         (L)         (M)          (N)          (O)          (P)
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
Revenue:
 Rental income from
  operating leases.......  $3,269,282   $10,613,425   $2,893,446   $382,389   $  410,315   $2,244,214   $7,925,405   $2,307,518
 Interest income from
  direct financing
  leases.................                                                        716,062
 Other interest income...
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
                            3,269,282    10,613,425    2,893,446    382,389    1,126,377    2,244,214    7,925,405    2,307,518
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
 Expenses:...............          --            --           --         --           --           --
 Interest expense........   1,189,914     3,456,897    1,425,135         --      473,356      912,154    3,613,908      807,409
 Depreciation............     734,621     1,950,785      604,918     76,805                   413,378    1,604,496      505,781
 General and
  administrative.........                                                                                       --
 Property expenses.......                                                                                       --
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
                            1,924,535     5,407,682    2,030,053     76,805      473,356    1,325,532    5,218,404    1,313,190
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
 Income before equity
  investments and
  minority interest......   1,344,747     5,205,743      863,393    305,584      653,021      918,682    2,707,001      994,328
 Minority interest in
  income.................                (2,083,543)
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
 Income before equity
  investments............   1,344,747     3,122,200      863,393    305,584      653,021      918,682    2,707,001      994,328
 Income from equity
  investments............
                           ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
 Net income..............  $1,344,747   $ 3,122,200   $  863,393   $305,584   $  653,021   $  918,682   $2,707,001   $  994,328
                           ==========   ===========   ==========   ========   ==========   ==========   ==========   ==========
Pro forma weighted averag
Pro forma earnings per sh

                                                   PRO FORMA ADJUSTMENTS
                           ---------------------------------------------------------------------
                             EQUITY                       PROPOSED
                           INVESTMENTS    COMPLETED     TRANSACTIONS      OTHER
                               (Q)       TRANSACTIONS       (R)            (S)        PRO FORMA
                           -----------   ------------   ------------   -----------   -----------
Revenue:
 Rental income from
  operating leases.......  $ (291,581)   $35,374,216     $3,024,944                  $42,686,854
 Interest income from
  direct financing
  leases.................                  1,741,740      1,918,934                    4,444,696
 Other interest income...                         --                    (1,040,880)           --
                           ----------    -----------     ----------    -----------   -----------
                             (291,581)    37,115,956      4,943,878     (1,040,880)   47,131,550
                           ----------    -----------     ----------    -----------   -----------
 Expenses:...............          --             --             --             --            --
 Interest expense........                 15,203,921      1,568,829        663,023    19,091,191
 Depreciation............     (92,712)     6,958,236        704,932                    8,663,794
 General and
  administrative.........                                                                686,633
 Property expenses.......                                                5,423,566     6,062,905
                           ----------    -----------     ----------    -----------   -----------
                              (92,712)    22,162,157      2,273,761      6,086,589    34,504,523
                           ----------    -----------     ----------    -----------   -----------
 Income before equity
  investments and
  minority interest......    (198,869)    14,953,799      2,670,117     (7,127,469)   12,627,027
 Minority interest in
  income.................                 (2,083,543)                                 (2,083,543)
                           ----------    -----------     ----------    -----------   -----------
 Income before equity
  investments............    (198,869)    12,870,256      2,670,117     (7,127,469)   10,543,484
 Income from equity
  investments............   4,126,722      4,126,722      2,605,753             --     7,472,620
                           ----------    -----------     ----------    -----------   -----------
 Net income..............  $3,927,853    $16,996,978     $5,275,870    $(7,127,469)  $18,016,104
                           ==========    ===========     ==========    ===========   ===========
Pro forma weighted averag                                                             40,000,000
                                                                                     ===========
Pro forma earnings per sh                                                            $      0.45
                                                                                     ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED



                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME


     FOR THE PERIOD FROM INCEPTION (FEBRUARY 26, 2001) TO DECEMBER 31, 2001


                                  (UNAUDITED)


                                                                      PRO FORMA ADJUSTMENTS
                                    -----------------------------------------------------------------------------------------
                                      DANKA
                                     OFFICE
                       HISTORICAL    IMAGING      TOWER        RACAL      INTEGRACOLOR    ADVANTIS     FLEMING       TRENDS
                        (NOTE 1)       (B)         (C)          (D)           (E)           (F)          (G)          (H)
                       ----------   ---------   ----------   ----------   ------------   ----------   ----------   ----------
Revenue:
Rental income from
 operating leases....               $ 731,808   $1,978,935   $  403,767                  $1,071,000   $4,626,720   $1,192,800
Interest income from
 direct financing
 leases..............                                           900,092    $1,055,628
Other interest
 income..............   $  2,304
                        --------    ---------   ----------   ----------    ----------    ----------   ----------   ----------
                           2,304      731,808    1,978,935    1,303,859     1,055,628    1,071,000     4,626,720    1,192,800
                        --------    ---------   ----------   ----------    ----------    ----------   ----------   ----------
                              --           --           --           --            --           --            --           --
Expenses:
Interest expense.....                 709,337      802,864      528,859       412,603      424,586     1,872,022      530,278
Depreciation.........                 155,570      415,281                                 238,119     1,110,271      232,451
General and
 administrative......     71,138
Property expenses....
                        --------    ---------   ----------   ----------    ----------    ----------   ----------   ----------
                          71,138      864,907    1,218,145      528,859       412,603      662,705     2,982,293      762,729
                        --------    ---------   ----------   ----------    ----------    ----------   ----------   ----------
                              --           --           --           --            --           --            --           --
Income before equity
 investments and
 minority income.....    (68,834)    (133,099)     760,790      775,000       643,025      408,295     1,644,427      430,071
Minority interest in
 income..............
                        --------    ---------   ----------   ----------    ----------    ----------   ----------   ----------
Income before equity
 investments.........    (68,834)    (133,099)     760,790      775,000       643,025      408,295     1,644,427      430,071
Income from equity
 investments.........        355           --           --           --            --           --            --           --
                        --------    ---------   ----------   ----------    ----------    ----------   ----------   ----------
Net (loss) income....   $(68,479)   $(133,099)  $  760,790   $  775,000    $  643,025    $ 408,295    $1,644,427   $  430,071
                        ========    =========   ==========   ==========    ==========    ==========   ==========   ==========
Pro forma weighted
 average shares
 outstanding (basic
 and diluted) (Y)............................................................................................................
Pro forma earnings
 per share (basic
 and diluted)................................................................................................................

                                                              PRO FORMA ADJUSTMENTS
                       ----------------------------------------------------------------------------------------------------

                         FOSTER        CLEAR        MEDICA                    BE        OVERLAND
                        WHEELER       CHANNEL       FRANCE       SSG      AEROSPACE     STORAGE     CARREFOUR       MBM
                          (I)           (J)          (K)         (L)         (M)          (N)          (O)          (P)
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
Revenue:
Rental income from
 operating leases....  $4,393,914   $11,887,036   $3,240,660   $428,276   $ 492,030    $2,513,519   $8,876,454   $2,584,420
Interest income from
 direct financing
 leases..............                                                       840,832
Other interest
 income..............
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
                        4,393,914    11,887,036    3,240,660    428,276   1,332,862    2,513,519     8,876,454   2,584,420
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
                               --            --           --         --          --           --            --          --
Expenses:
Interest expense.....   1,627,164     3,917,850    1,596,151                535,964    1,032,653     4,115,256     914,254
Depreciation.........     987,330     2,184,880      677,508     86,022                  462,984     1,797,036     566,475
General and
 administrative......
Property expenses....
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
                        2,614,494     6,102,730    2,273,659     86,022     535,964    1,495,637     5,912,292   1,480,729
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
                               --            --           --                     --           --
Income before equity
 investments and
 minority income.....   1,779,420     5,784,306      967,001    342,254     796,898    1,017,882     2,964,162   1,103,691
Minority interest in
 income..............                (2,314,666)
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
Income before equity
 investments.........   1,779,420     3,469,640      967,001    342,254     796,898    1,017,882     2,964,162   1,103,691
Income from equity
 investments.........          --            --           --         --          --           --            --          --
                       ----------   -----------   ----------   --------   ----------   ----------   ----------   ----------
Net (loss) income....  $1,779,420   $ 3,469,640   $  967,001   $342,254   $ 796,898    $1,017,882   $2,964,162   $1,103,691
                       ==========   ===========   ==========   ========   ==========   ==========   ==========   ==========
Pro forma weighted
 average shares
 outstanding (basic
 and diluted) (Y)....
Pro forma earnings
 per share (basic
 and diluted)........

                                               PRO FORMA ADJUSTMENTS
                       ---------------------------------------------------------------------

                         EQUITY                       PROPOSED
                       INVESTMENTS    COMPLETED     TRANSACTIONS      OTHER          PRO
                           (Q)       TRANSACTIONS       (R)            (S)          FORMA
                       -----------   ------------   ------------   -----------   -----------
Revenue:
Rental income from
 operating leases....                $44,421,339     $3,387,937                  $47,809,276
Interest income from
 direct financing
 leases..............                  2,796,552      2,130,857                    4,927,409
Other interest
 income..............                         --                   $    (2,304)           --
                       ----------    -----------     ----------    -----------   -----------
                               --     47,217,891      5,518,794         (2,304)   52,736,685
                       ----------    -----------     ----------    -----------   -----------
                               --             --             --
Expenses:
Interest expense.....                 19,019,841      1,778,448        815,349    21,613,638
Depreciation.........                  8,913,927        789,523                    9,703,450
General and
 administrative......                         --                                      71,138
Property expenses....                         --                     6,429,981     6,429,981
                       ----------    -----------     ----------    -----------   -----------
                               --     27,933,768      2,567,971      7,245,330    37,818,207
                       ----------    -----------     ----------    -----------   -----------
                               --             --             --                           --
Income before equity
 investments and
 minority income.....          --     19,284,123      2,950,823     (7,247,634)   14,918,478
Minority interest in
 income..............                 (2,314,666)                                 (2,314,666)
                       ----------    -----------     ----------    -----------   -----------
Income before equity
 investments.........          --     16,969,457      2,950,823     (7,247,634)   12,603,812
Income from equity
 investments.........  $5,420,197      5,420,197      2,845,025             --     8,265,577
                       ----------    -----------     ----------    -----------   -----------
Net (loss) income....  $5,420,197    $22,389,654     $5,795,848    $(7,247,634)  $20,869,389
                       ==========    ===========     ==========    ===========   ===========
Pro forma weighted
 average shares
 outstanding (basic
 and diluted) (Y)....                                                             40,000,000
                                                                                 ===========
Pro forma earnings
 per share (basic
 and diluted)........                                                                  $0.52
                                                                                 ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

               PRO FORMA CONSOLIDATED STATEMENT OF TAXABLE INCOME
                            AND AFTER TAX CASH FLOW
              FOR THE TWELVE-MONTH PERIOD ENDED SEPTEMBER 30, 2002
                                  (UNAUDITED)


Consolidated pro forma net income for the twelve months
  ended September 30, 2002..................................      $24,227,232
Depreciation adjustments for tax purposes (Note T)..........         (239,398)
Adjustment to interest income on direct financing leases and
  straight-line rents for tax purposes (Note U).............       (4,431,042)
                                                                  -----------
     Pro forma taxable income...............................       19,556,792
Add: Depreciation from direct financing and operating leases
     (Note V)...............................................       11,831,124
      Distributions from equity investments in excess of tax
     earnings (Note W)......................................        2,347,020
Less: Principal paid (Note X)...............................       (5,282,225)
                                                                  -----------
      Pro forma after tax cash flow.........................      $28,452,711
                                                                  ===========

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION:

     The pro forma balance sheet as of September 30, 2002 was derived from the historical unaudited condensed consolidated balance sheet as of September 30, 2002, included herein. The pro forma income statement for the nine-month period ended September 30, 2002 was derived from the unaudited condensed consolidated income statement for the nine-month period ended September 30, 2002, included herein. The pro forma income statement for the period from inception (February 26, 2001) to December 31, 2001 was derived from the audited consolidated income statement for the period from inception (February 26, 2001) to December 31, 2001, included herein.

NOTE 2. PRO FORMA ADJUSTMENTS:


     A. Subsequent to September 30, 2002, the Company purchased land for a property to be leased to Rave Reviews Cinemas LLC ("Rave Reviews") for $4,532,740. The Company is constructing a movie theater on a build-to-suit basis with the total cost of the property expected to amount to $11,555,239. Additionally, since September 30, 2002, the Company has purchased properties leased to Overland Storage, Inc. ("Overland Storage"), Clear Channel Communications, Inc. ("Clear Channel"), Medica-France, SSG Precision Optronics, Inc. ("SSG"), Carrefour France S.A.S. ("Carrefour") and Meadowbrook Meat Company ("MBM") for $30,096,836, $152,041,885, $40,327,842, $4,967,653,
         $106,966,403 and $30,415,009, respectively. The Overland Storage, Clear Channel, Medica-France, SSG, Carrefour and MBM properties have been classified as operating leases. No operating results for these properties are reflected in the historical results of operations. The Company has also subsequently obtained limited recourse mortgage debt on the Overland Storage, Inc., Clear Channel, Medica-France, BE Aerospace, Inc. ("BE Aerospace"), Advantis Technologies, Inc. ("Advantis"), Carrefour, MBM and Danka Office Imaging Company ("Danka") properties of $20,000,000, $85,000,000, $34,011,560, $10,500,000,
         $8,500,000, $85,802,514, $18,000,000 and $12,800,000, respectively. The
         Company purchased properties leased to TruServe Corporation ("TruServe") through a 50% equity interest in a limited partnership with two affiliates, CPA(R):14 and Corporate Property Associates 12 Incorporated ("CPA(R):12"), which will own the remaining 50% interests. The total purchase cost for the TruServe properties was $131,678,400 and limited recourse mortgage financing of $76,654,821 was obtained to finance the purchase.



       The Company also entered into a co-tenancy agreement with W.P.Carey & Co. LLC, an affiliate and sold W.P.Carey & Co. LLC a 36% undivided interest in properties leased to Hologic, Inc. for $11,913,927 in cash. Pursuant to the co-tenancy agreement the Company and W.P.Carey & Co. LLC jointly control all decisions relating to the operations, management, financing and sale of the property. Accordingly, the Company is accounting for its 64% undivided interest in the Hologic properties under the equity method. The historical results of the Hologic properties have been adjusted in the accompanying pro forma financial statements and eliminated from rental income and depreciation expense.



       Proposed transactions probable of being completed are purchases of properties to (i) Waddington North America, Inc. ("Waddington") for $6,544,503, (ii) Insulated Structures Limited ("ISL"), for $20,950,000 (based on current British Pound exchange rates) (iii) Carrefour France S.A.S. ("Carrefour") for $17,277,487 and (iv) MediMedia USA, Inc. ("MediMedia") for $24,250,000. The Waddington and ISL leases have been classified as direct financing leases and Carrefour and MediMedia leases have been classified as operating leases. The Company also expects to enter into a build-to-suit commitment with Oxford Automotive Alabama, Inc.; however, the completion of the project is not expected to occur prior to December 31, 2003. The Company expects to obtain financing of $32,965,390 on the

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

       Waddington, ISL and MediMedia properties as described below. The Company has not received a firm commitment for the proposed financing. The Company also expects to complete a purchase of properties leased to Starmark Camhood LLC ("Starmark") through a 50% equity interest in a limited partnership with CPA(R):12 and CPA(R):14 which will own the remaining interests at a total purchase cost of $178,010,471. Commitments for $108,300,000 of mortgage financing have been obtained for the proposed Starmark purchase.


        The Company completed an offering of 40,000,000 shares, subsequent to September 30, 2002 and the additional net proceeds of $77,453,000 from the completion of the offering are reflected. Because there would not be sufficient cash to purchase these properties without the proposed mortgage financings with the pro forma cash available as of September 30, 2002, the proposed financings have been reflected in the accompanying consolidated pro forma financial statements.


     B. The properties leased to Danka were acquired pursuant to a commitment to fund certain improvements. After completion of such improvements, annual rent will be $3,060,000. For properties currently in service, annual rent is $871,200. Included in the historical results of operations for the nine-month period is $8,888 of rental income. Annual depreciation expense on the existing in-service improvements of the Danka properties of $185,203 is computed on a straight-line basis over 40 years for buildings and improvements of $7,408,115. Included in the historical results of operations for the nine-month period is $7,718 of depreciation expense. The Company has obtained $12,800,000 of limited recourse financing collateralized by the Danka properties. The loan provides for monthly payments of principal and interest of $82,002 based on an annual interest rate of 6.63% and a 30-year amortization schedule.


     C. During the nine-month period ended September 30, 2002, the Company purchased properties leased to Tower Automotive, Inc. ("Tower"). Annual rent is $2,355,875. Included in the historical results of operations for the nine-month period is $1,112,497 of rental income. Annual depreciation expense on the Tower properties of $494,382 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $19,775,261. Included in the historical results of operations for the nine-month period is $227,122 of depreciation expense. The Company has obtained $12,022,870 of limited recourse mortgage financing collateralized by the Tower properties. The loan provides for monthly payments of principal and interest totaling $88,052 based on an annual interest rate of 7.89% and a 30-year amortization schedule. For the nine-month period ended September 30, 2002, $463,297 of interest expense is included in the historical results of operations.

     D. During the nine months ended September 30, 2002, the Company purchased a property leased to Racal Instruments Incorporated ("Racal"). Initial annual rent is $1,301,929 with stated annual increases of 2.75%. Land represents more than 25% of the fair value of the leased assets and the leased assets were therefore evaluated as two leases for the purpose of determining lease classification. The depreciable assets have been classified as a direct financing lease. Interest income on the direct financing lease is recorded such that the Company recognizes income at a constant rate of return. For financial reporting purposes, interest income from direct financing leases for the nine-month and twelve-month periods includes $180,973 and $250,284 in excess of contractual rent. Included in the historical results of operations for the nine-month period is rental income of $172,081 and interest income from direct financing leases of $373,980. The Company has obtained $9,500,000 of limited recourse mortgage financing collateralized by the Racal property. The loan provides for monthly payments of principal and interest totaling $61,050 based on an annual interest rate of 6.66% and a 30-year amortization schedule. For the nine-month period ended September 30, 2002, $59,755 of interest expense is included in the historical results of operations.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     E. During the nine months ended September 30, 2002, the Company purchased properties leased to IntegraColor, Ltd. ("IntegraColor"). Initial annual rent is $1,256,700. Included in the historical results of operations for the nine-month period is interest income from direct financing leases of $366,633. The Company has obtained $7,080,000 of limited recourse mortgage financing collateralized by the IntegraColor properties. The loan provides for monthly payments of principal and interest totaling $46,961 based on an annual interest rate of 6.97% and a 30-year amortization schedule. For the nine-month period ended September 30, 2002, $115,909 of interest expense is included in the historical results of operations.

     F. During the nine months ended September 30, 2002, the Company purchased a property leased to Advantis. Annual rent is $1,275,000. Included in the historical results of operations for the nine-month period is rental income of $332,723. Annual depreciation expense on the Advantis property of $283,475 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $11,339,005. Included in the historical results of operations for the nine-month period ended September 30, 2002 is depreciation expense of $82,680. Subsequent to September 30, 2002, the Company obtained $8,500,000 of limited recourse mortgage financing collateralized by the Advantis property. The loan provides for monthly payments of principal and interest totaling $50,853 based on an annual interest rate of 5.98% and a 30-year amortization schedule.

     G. During the nine months ended September 30, 2002, the Company purchased a property leased to Fleming Companies, Inc. ("Fleming"). Annual rent is $5,508,000. Included in the historical results of operations for the nine-month period is rental income of $1,422,900. Annual depreciation of $1,321,752 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $52,870,063. Included in the historical results of operations for the nine-month period is depreciation expense of $385,510. The Company has obtained $30,000,000 of limited recourse mortgage financing collateralized by the Fleming property. The loan provides for monthly payments of principal and interest totaling $208,943 based on an annual interest rate of 7.46 % and a 30-year amortization schedule. For the nine-month period ended September 30, 2002, $577,730 of interest expense is included in the historical results of operations.

     H. During the nine months ended September 30, 2002, the Company purchased a property leased to Trends Clothing Corp. ("Trends"). Annual rent is $1,420,000. Included in the historical results of operations for the nine-month period is rental income of $264,170. Annual depreciation of $276,728 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $11,069,110. Included in the historical results of operations for the nine-month period is depreciation expense of $57,960. The Company has obtained $8,630,041 of limited recourse mortgage financing collateralized by the Trends property. The loan provides for monthly payments of principal and interest totaling $70,885 at an annual interest rate of 7.40% and a 226-month amortization schedule. For the nine-month period ended September 30, 2002, $124,067 of interest expense is included in the historical results of operations.

     I. During the nine months ended September 30, 2002, the Company purchased a leasehold interest in a building leased to Foster Wheeler Realty Services, Inc. (which lease is unconditionally guaranteed by three affiliates) ("Foster Wheeler"). Annual rental income is $5,230,850. Included in the historical results of operations for the nine-month period is rental income of $653,856. Annual depreciation of $1,175,393 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $47,015,707. Annual land rent on the property is $100. Included in the historical results of operations for the nine-month period is

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED depreciation expense of $146,924. The Company has obtained $29,185,000 of limited recourse mortgage financing collateralized by the leasehold interest in the Foster Wheeler building. The loan provides for monthly payments of principal and interest totaling $187,744 at an annual interest rate of 6.67% and a 30-year amortization schedule. For the nine-month period ended September 30, 2002, $248,737 of interest expense is included in the historical results of operations.


     J. Subsequent to September 30, 2002, the Company acquired a 60% interest in the Clear Channel property. Annual rent is $10,914,312. As a result of stated rent increases, annual rental revenue is recognized on a straight-line basis of $14,151,228. Annual depreciation of $2,601,047 is computed on a straight-line basis over 40 years based on buildings and improvements of $104,041,885. The company has obtained $85,000,000 of limited recourse financing collateralized by the Clear Channel property. The loan provides for monthly payments of principal and interest of $481,473 at an annual interest rate of 5.52% and an amortization schedule of approximately 30 years and 5 months. The 40% interest of CPA(R):14 is reflected as minority interest in the accompanying consolidated pro forma financial statements.


     K. Subsequent to September 30, 2002, the Company acquired properties in France leased to Medica-France for $40,327,842 (based on the exchange rate for the Euro as of the date of acquisition). Annual rental revenue is $3,857,928. Annual depreciation of $806,557 is computed on a straight-line basis over 40 years based on buildings and improvements of $32,262,274. The Company has obtained $34,011,560 of limited recourse mortgage financing with interest rates that range from 5.6% and 5.631%.

     L. Subsequent to September 30, 2002, the Company acquired the SSG property for $4,967,653. Annual rental revenue is $509,976. Annual depreciation of $102,441 is computed on a straight-line basis over 40 years based on buildings and improvements of $4,097,653.

     M. During the nine months ended September 30, 2002, the Company purchased a property leased to BE Aerospace. Initial annual rent is $1,462,618 with stated annual increases of 1.5%. Land represents more than 25% of the fair value of the leased assets and the leased assets were therefore evaluated as two separate leases for the purpose of determining lease classification. The depreciable assets have been classified as a direct financing lease. Interest income on the direct financing lease is recorded such that the Company recognizes income at a constant rate of return. For financial reporting purposes the nine-month and twelve-month periods include $85,366 and $124,123 in excess of contractual rent. Included in the historical results of operations for the nine-month period is rental income of $28,998 and interest income from direct financing leases of $43,409. Subsequent to September 30, 2002, the Company obtained $10,500,000 of limited recourse mortgage financing collateralized by the BE Aerospace property. The loan provides for monthly payments of principal and interest totaling $63,697 based on an annual interest rate of 6.11% and a 30-year amortization schedule.

     N. Subsequent to September 30, 2002, the Company acquired the Overland Storage property. Annual rent is $2,621,285. As a result of stated increases, annual rental revenue is recognized on a straight-line basis of $2,992,236. Annual depreciation of $551,171 is computed on a straight-line basis over 40 years based on buildings and improvements of $22,046,836. The Company has obtained $20,000,000 of limited recourse mortgage financing collateralized by the Overland Storage property. The loan provides for monthly payments of principal and interest totaling $122,234 at an annual interest rate of 6.18% using a 30-year amortization schedule.


     O. Subsequent to September 30, 2002, the Company acquired the Carrefour properties in France. Annual rent (based on current exchange rates) is $10,567,207. Annual depreciation of

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

         $2,137,828 is computed on a straight-line basis over 40 years based on buildings and improvements of $85,513,122. The Company has obtained $85,802,514 of limited recourse mortgage financing which provides for payments of interest at an annual rate of 5.75% and stated principal payments.



     P. Subsequent to September 30, 2002, the Company acquired the MBM property. Annual rent is $2,660,000. As a result of stated rent increases, annual rental revenue is recognized on a straight-line basis of $3,008,401. Annual depreciation of $674,375 is computed on a straight-line basis over 40 years based on buildings and improvements of $26,975,009. The Company has obtained $18,000,000 of limited recourse mortgage financing collateralized by the MBM properties. The loan provides for monthly payments of principal and interest of $108,847 at an annual interest rate of 6.08% and a 30-year amortization schedule.



     Q. During the year ended December 31, 2001, the Company purchased de minimus interests as the sole limited partner in newly-formed limited partnerships leasing properties to Petsmart, Inc. ("Petsmart") and Builders FirstSource, Inc. ("Builders"). The sole general partnership interests are owned by Corporate Property Associates 14 Incorporated ("CPA(R):14"), an affiliate. During the nine months ended September 30, 2002, the Company exercised purchase options which increased its ownership interests in the Petsmart and Builders limited partnerships to 30% and 40%, respectively. The Company's interests in the limited partnerships are accounted for under the equity method of accounting to reflect its significant influence in the limited partnerships. The partnerships acquired properties at a total cost of approximately $84,946,000, of which the Company's share was approximately $26,781,000. Initial annual rental income earned by these partnerships totals $8,647,270. The partnerships obtained a total of $50,725,000 of limited recourse mortgage financing collateralized by the properties. The loans provide for monthly payments of principal and interest totaling $363,974 based on annual interest rates ranging from 7.57% to 7.70% and 25 to 30-year amortization schedules.



         As a result of selling a 36% undivided interest in the Hologic properties to W.P. Carey & Co. LLC, an affiliate, in December 2002 for $11,913,927 in cash, the Company will account for its remaining 64% undivided interest on the equity basis. Annual rent and depreciation on the Hologic properties is $3,155,940 and $741,366, respectively. No mortgage financing has been placed on the property. Included in the historical results of operations for the nine-month period is rental revenue of $291,581 and depreciation expense of $92,712. Such historical amounts have been eliminated so that the full effect of the ownership interest in Hologic is reflected in income from equity investments. No gain or loss was recorded in connection with the sale of the interest.



         On December 31, 2002 the Company purchased 50% interests in three limited partnerships which lease properties to TruServe. The Company's interest in the partnerships is being accounted for under the equity method. The TruServe properties were acquired for $131,678,400 with $76,654,821 of mortgage financing. The leases provide for stated rent increases with initial annual rent of $12,007,151 with rental revenue recognized on a straight-line basis of $14,444,565 per annum. Annual depreciation of $2,810,711 is computed on a straight-line basis over 40 years based on land and building of $112,428,400. The loans provide for monthly payments of $451,134 at an annual interest rate of 5.83% and a 30-year amortization schedule.



         Income from equity investments includes the Company's share of the net income of the limited partnerships and the Hologic investment.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     R. The Company believes that it is likely that it will complete the following transactions:


         The proposed transaction with Waddington will provide for annual rent of $637,500 and which will be recorded as interest income from direct financing leases. The Company is proposing to obtain limited mortgage financing of $3,750,000 that will provide for monthly payments of principal and interest of $27,712 at an annual interest rate of 7.5% and a 25-year amortization.


         The proposed transaction with ISL will initially provide for annual rent of $1,635,086 (based on the current currency exchange rate for the British Pound) and will be recorded as interest income from direct financing leases. The lease provides for stated rent increases and interest income from the direct financing lease will be recorded such that the Company recognizes income at a constant rate of return. Accordingly, the interest income reflected in the accompanying pro forma financial statements is in excess of the contractual amount. The Company is proposing to obtain limited recourse mortgage financing of $14,715,390 at an annual interest rate of 6.02% and stated quarterly principal payments.



         The proposed transaction with Starmark will be accounted for under the equity method. The lease will provide for annual rent of $18,105,000. Annual depreciation expense of $3,383,437 will be computed on a straight-line basis over 40 years based on buildings and improvements of $135,337,480. The Company is seeking commitments for mortgage loans of $88,300,000 and $20,000,000. The first mortgage loan of $88,300,000 will provide for payments of principal and interest at an annual interest rate to be set at an annual fixed rate equal to the sum of the ten-year treasury rate (currently 3.97%) and 2.65% and based on a 30-year amortization schedule. The $20,000,000 subordinated loan will provide for payments of principal and interest to be set at an annual fixed rate equal to the sum of the ten-year treasury rate and 7.20% and based on a 10-year amortization.



         The proposed transaction with Carrefour will provide for annual rent of $1,668,258 (based on current currency exchange rate for the Euro). Annual depreciation expense of $356,158 is computed on a straight-line basis over 40 years and is based on buildings and improvements of $14,246,325.



         The proposed transaction with MediMedia will initially provide for annual rent of $2,135,237. As a result of stated rental increase, rental revenue will be recognized on a straight-line basis of $2,365,000. Annual depreciation of $583,750 is computed on a straight-line basis over 40 years and is based on land and buildings of $23,350,000. The Company is proposing to obtain limited recourse mortgage financing of $14,500,000 that will provide for monthly payments of $97,001 at an annual interest rate of 6.4% and a 25-year amortization schedule.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

        A summary of the proposed deals is as follows:



        For the nine-months ended September 30, 2002



                                   WADDINGTON      ISL       CARREFOUR    MEDIMEDIA     STARMARK    TOTAL PROPOSED
                                   ----------   ----------   ----------   ----------   ----------   --------------
         Rental income from
           operating leases......                            $1,251,194   $1,773,750                 $ 3,024,944
         Interest income from
           direct financing
           leases................  $ 478,125    $1,440,809                                             1,918,934
         Interest expense........   (206,899)     (681,673)                (680,257)                  (1,568,829)
         Depreciation............                              (267,119)   (437,813)                    (704,932)
         Income from equity
           investments...........                                                      $2,605,753      2,605,753
                                   ---------    ----------   ----------   ----------   ----------    -----------
                                   $ 271,226    $  759,136   $  984,075   $ 655,680    $2,605,753    $ 5,275,870
                                   =========    ==========   ==========   ==========   ==========    ===========



        For the period from inception (February 26, 2001) through December 31, 2001



                                   WADDINGTON      ISL       CARREFOUR    MEDIMEDIA     STARMARK    TOTAL PROPOSED
                                   ----------   ----------   ----------   ----------   ----------   --------------
         Rental income from
           operating leases......                            $1,401,337   $1,986,600                 $ 3,387,937
         Interest income from
           direct financing
           leases................  $ 535,500    $1,595,357                                             2,130,857
         Interest expense........   (234,737)     (770,111)                (773,600)                  (1,778,448)
         Depreciation............                              (299,173)   (490,350)                    (789,523)
         Income from equity
           investments...........                                                      $2,845,025      2,845,025
                                   ---------    ----------   ----------   ----------   ----------    -----------
                                   $ 300,763    $  825,246   $1,102,164   $ 722,650    $2,845,025    $ 5,795,848
                                   =========    ==========   ==========   ==========   ==========    ===========



     S. For pro forma purposes, other interest income has been eliminated based on an assumption that substantially all cash proceeds of the offering has been invested in real estate. The Company will likely earn interest on cash generated from its operations and any amounts that it may use to establish a working capital reserve, it is not practicable to make assumptions as to how much interest income would have been earned on such funds during the pro forma period presented.



         The Company accrues interest on its deferred acquisition fee payable to an affiliate at an annual interest rate of 6%. Based on its pro forma fee payable of $16,177,571, pro forma interest on deferred acquisition fees for the period ended December 31, 2001 and the nine-month period ended September 30, 2002 is $815,351 and $727,991, respectively, of which $76,416 is included in the historical results of operations for the nine-month period ended September 30, 2002. The historical results of operations for the nine-month period include a reduction of interest expense of $11,451 relating to capitalized interest on build-to-suit properties not yet completed. Such reduction in interest expense was recorded in accordance with Statement of Financial Accounting Standards No. 34 "Capitalization of Interest Cost". For pro forma financial statement purposes, such capitalized interest has been expensed.



         The asset management and performance fees are each based on 1/2 of 1% of Average Invested Assets representing cash basis amounts invested in real estate (including pro rata real estate assets recorded for financial statement purposes as equity investments). For pro forma purposes, Average Invested Assets amount to $765,473,970 reflecting pro forma combined asset management and performance fees of $6,429,981 and $5,741,055 for the period ended

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

         December 31, 2001 and nine-month period ended September 30, 2002, respectively. For the nine-month period ended September 30, 2002, the historical results of operations include asset management and performance fees of $317,489. The Advisor makes an election annually to receive the performance fee in cash or in restricted shares of common stock of the Company.


     T. For financial reporting purposes, no depreciation is recorded on leases classified as direct financing leases. Depreciation is taken on such properties for the purpose of determining REIT taxable income. Depreciation of $1,279,817 is computed on a straight-line basis over 40 years and is based on buildings and improvements for the five direct financing leases with a combined depreciable basis of $51,192,693. This is offset by $1,040,419 of depreciation on operating leases attributable to minority interests which cannot be deducted by the Company for tax purposes.



     U. Reflects the difference between contractual rent and interest income or rental income on the leases with Racal, BE Aerospace, Overland Storage, MBM, Clear Channel, MediMedia and ISL and pro-rata straight-line rents on the TruServe and Petsmart leases in excess of contractual rents.



     V. Includes pro forma depreciation of $10,511,307 on operating real estate and $1,279,817 of tax depreciation on direct financing leases (see Note
         T). For tax purposes, operating leases have a depreciable basis of $420,452,249 with depreciation computed on a straight-line basis over 40 years.



     W. Difference between taxable income and amounts available for distribution was computed by adding back depreciation expense and deducting differences between contractual rents on rents recognized on a straight-line basis for financial reporting purposes and scheduled principal amortization of the equity investees and computing the Company's pro rata share.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     X. Principal is deemed to have been paid for the twelve-month period ended September 30, 2002 as follows:



           IntegraColor................................................  $   75,329
           Tower.......................................................     105,622
           Danka.......................................................     145,065
           Racal.......................................................     107,070
           Fleming.....................................................     291,079
           Trends......................................................     228,984
           Foster Wheeler..............................................     328,322
           BE Aerospace................................................     130,887
           Advantis....................................................     108,481
           Overland Storage............................................     246,157
           ISL.........................................................      31,646
           MediMedia...................................................     252,279
           Clear Channel...............................................     689,955
           Waddington..................................................      55,464
           Medica-France...............................................     658,920
           Carrefour...................................................   1,601,392
           MBM.........................................................     225,603
                                                                         ----------
                                                                         $5,282,255
                                                                         ==========



     Y. The pro forma weighted average shares outstanding for the nine-month period ended September 30, 2002 and for the period from inception (February 26, 2001) to December 31, 2001 were determined as if the shares issued and outstanding at September 30, 2002 and the shares issued upon completion of the Company's initial offering which was completed subsequent to September 30, 2002 were issued and outstanding on February 26, 2001.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2001           2002
                                                              ------------   -------------
                                                                 (NOTE)       (UNAUDITED)
ASSETS:
Land and buildings, net of accumulated depreciation of
  $1,000,626 at September 30, 2002..........................                 $203,351,752
Net investment in direct financing leases...................                   29,933,421
Real estate under construction..............................                   14,663,469
Equity investments..........................................   $  128,995      11,105,037
Cash and cash equivalents...................................      188,207     125,122,145
Deferred offering costs.....................................    1,888,548       4,582,728
Other assets................................................           --      16,393,045
                                                               ----------    ------------
     Total assets...........................................   $2,205,750    $405,151,597
                                                               ==========    ============
LIABILITIES AND SHAREHOLDERS' EQUITY:
Liabilities:
Limited recourse mortgage notes payable.....................                 $ 96,326,077
Accrued interest............................................                      575,160
Due to affiliates...........................................   $2,039,774       5,032,072
Accounts payable and accrued expenses.......................       34,455         886,936
Prepaid rental income and security deposits.................           --      13,130,944
Deferred acquisition fees payable to affiliate..............           --       5,627,111
Dividends payable...........................................           --       3,833,272
                                                               ----------    ------------
     Total liabilities......................................    2,074,229     125,411,572
                                                               ----------    ------------
Commitments and contingencies
Shareholders' equity:
Common stock, $.001 par value; authorized 120,000,000
  shares; 20,000 and 31,346,054 shares issued and
  outstanding at December 31, 2001 and September 30, 2002...           20          31,346
Additional paid-in capital..................................      199,980     283,085,067
Dividends in excess of accumulated earnings.................      (68,479)     (3,376,388)
                                                               ----------    ------------
          Total shareholders' equity........................      131,521     279,740,025
                                                               ----------    ------------
          Total liabilities and shareholders' equity........   $2,205,750    $405,151,597
                                                               ==========    ============

   The accompanying notes are an integral part of the condensed consolidated financial statements.

Note: The balance sheet at December 31, 2001 has been derived from the audited consolidated financial statements at that date.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                  THREE MONTHS ENDED        NINE MONTHS ENDED
                                                    SEPTEMBER 30,             SEPTEMBER 30,
                                                ----------------------    ----------------------
                                                 2001         2002        2001(1)       2002
                                                -------    -----------    -------    -----------
Revenues:
  Rental income...............................             $ 3,652,382               $ 4,287,694
  Interest income from direct financing
     leases...................................                 617,137                   784,022
  Interest income.............................  $ 1,118        543,668    $1,118       1,040,880
                                                -------    -----------    -------    -----------
                                                  1,118      4,813,187     1,118       6,112,596
                                                -------    -----------    -------    -----------
Expenses:
  Interest....................................               1,398,916                 1,655,418
  Depreciation................................                 830,526                 1,000,626
  General and administrative(2)...............                 400,210                   686,633
  Property expenses(3)........................       --        472,483        --         639,339
                                                -------    -----------    -------    -----------
                                                     --      3,102,135        --       3,982,016
                                                -------    -----------    -------    -----------
     Income before equity investments.........    1,118      1,711,052     1,118       2,130,580
  Income from equity investments..............       --        311,636        --         740,145
                                                -------    -----------    -------    -----------
     Net income...............................  $ 1,118    $ 2,022,688    $1,118     $ 2,870,725
                                                =======    ===========    =======    ===========
Basic and diluted earnings per share..........  $   .06    $       .08    $  .06     $       .21
                                                =======    ===========    =======    ===========
Weighted average shares outstanding -- basic
  and diluted.................................   20,000     25,016,087    20,000      13,680,360
                                                =======    ===========    =======    ===========

---------------

(1) For the period from inception (February 26, 2001) to September 30, 2001.

(2) Includes reimbursements for administrative services to the Advisor of $69,800 and $119,294 for the three-month and nine-month periods ended September 30, 2002.

(3) Includes asset management fees to the Advisor of approximately $236,000 and $317,000 for the three-month and nine-month periods ended September 30, 2002 with performance fees in like amounts.

   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                              2001(1)        2002
                                                              --------   -------------
Cash flows from operating activities:
  Net income................................................  $  1,118   $   2,870,725
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization of financing costs.......                 1,001,582
     Equity income in excess of distributions received......                   (68,952)
     Straight-line rent adjustments.........................                   (80,003)
     Fees paid to affiliate by issuance of stock............                    69,570
     Increase in other assets...............................                (1,139,420)
     Increase in accrued interest...........................                   575,160
     Increase in accounts payable and accrued expenses......                   694,481
     Increase in due to affiliates(a).......................                   426,758
     Increase in prepaid rent and security deposits.........        --       2,669,244
                                                              --------   -------------
       Net cash provided by operating activities............     1,118       7,019,145
                                                              --------   -------------
Cash flows from investing activities:
  Distributions from equity investments in excess of equity
     income.................................................                   427,233
  Acquisitions of real estate and equity investments and
     other capitalized costs(b).............................              (246,075,076)
                                                                         -------------
       Net cash used in investing activities................              (245,647,843)
                                                                         -------------
Cash flows from financing activities:
  Proceeds from issuance of stock, net of costs of raising
     capital................................................   200,000     282,846,843
  Dividends paid............................................                (2,345,362)
  Proceeds from mortgages(c)................................                83,972,341
  Mortgage principal payments...............................                   (91,834)
  Deferred financing costs and mortgage deposits............        --        (819,352)
                                                              --------   -------------
       Net cash provided by financing activities............   200,000     363,562,636
                                                              --------   -------------
       Net increase in cash and cash equivalents............   201,118     124,933,938
Cash and cash equivalents, beginning of period..............        --         188,207
                                                              --------   -------------
  Cash and cash equivalents, end of period..................  $201,118   $ 125,122,145
                                                              ========   =============

---------------

(1) For the period from inception (February 26, 2001) to September 30, 2001.

Noncash investing and financing activities:

     In connection with acquiring a property in 2002, the Company assumed a mortgage note payable of $8,630,041.

        (a) Increase in due to affiliates excludes amounts which relate to the raising of capital (financing activities) pursuant to the Company's public offering.

        (b) Includes payment of fees to the Advisor of $6,407,607 relating to the identification, evaluation, negotiation, financing and purchase properties.

        (c) Net of $3,815,529 held by lenders to fund escrow accounts.

        (d) The Company assigned a security deposit of $10,461,700 to a lender and it is included in other assets and prepaid rents and security deposits, respectively.
   The accompanying notes are an integral part of the condensed consolidated financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION:

     The condensed consolidated financial statements include the accounts of Corporate Property Associates 15 Incorporated and its wholly owned subsidiaries (collectively, the "Company"). All material inter-entity transactions have been eliminated. The subsidiaries in which the Company has a controlling interest (i.e., ownership of more than 50% of the voting and financial interests) are consolidated in the accompanying condensed consolidated financial statements.

     The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Article 10 of Regulation S-X of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim period presented have been included. The results of operations for the interim period are not necessarily indicative of results for the full year. For further information, refer to the financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the period ended December 31, 2001.

NOTE 2. ORGANIZATION AND OFFERING:

     Corporate Property Associates 15 Incorporated, a Maryland corporation (the "Company"), was formed on February 26, 2001 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning property net leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management Corp. (the "Advisor"), a wholly-owned subsidiary of W. P. Carey & Co. LLC.

     On April 2, 2001, the Advisor purchased 20,000 shares of common stock for $200,000 as the initial shareholder of the Company.

     A maximum of 40,000,000 shares of common stock are being offered to the public (the "Offering") on a "best efforts" basis by Carey Financial Corporation ("Carey Financial"), an affiliate of the Advisor, and selected other dealers at a price of $10 per share. During the nine months ended September 30, 2002, the Company issued 31,326,054 shares ($313,260,540) and has issued an additional 6,584,572 shares ($68,845,722) since September 30, 2002. The Company is investing the net proceeds of the Offering in properties, as described in the prospectus of the Company (the "Prospectus"). The Company has also registered up to 10,000,000 shares for a dividend reinvestment plan.

     On October 11, 2002, the Company filed a registration statement with the United States Securities and Exchange Commission (the "SEC") for the purpose of offering up to an additional 69,000,000 shares ($690,000,000) of common stock to the public on a "best efforts" basis by Carey Financial at a price of $10 per share. The filing is currently being reviewed by the SEC and the Company expects to commence raising capital under the second offering in the fourth quarter.

NOTE 3. TRANSACTIONS WITH RELATED PARTIES:

     In connection with performing management services on behalf of the Company, the Advisory Agreement between the Company and the Advisor provides that the Advisor receive asset management and performance fees, each of which are in the per annum amount of 1/2 of 1% of Average Invested Assets. The performance fee is subordinated to the Preferred Return, a cumulative annual non-compounded dividend return of 6%. As of September 30, 2002, the Preferred Return has been met. The

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

Advisor has elected, at its option, to receive the performance fee in restricted shares of common stock of the Company rather than cash. The Advisor is also reimbursed for the actual cost of personnel needed to provide administrative services necessary to the operation of the Company. For the three-month and nine-month periods ended September 30, 2002, the Company incurred asset management fees of $236,969 and $317,489, respectively, with performance fees in like amounts. For the three-month and nine-month periods ended September 30, 2002, the Company incurred personnel reimbursements of $69,800 and $119,294, respectively. No fees or reimbursements were incurred for the three-month and nine-month periods ended September 30, 2001.

     Fees are payable to the Advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in equal annual installments over no less than four years following the first anniversary of the date a property is purchased. For transactions that were completed during the nine months ended September 30, 2002, current fees were $6,407,607.

     The Advisor is obligated to reimburse the Company for the amount by which operating expenses of the Company exceed the greater of 2% of Average Invested Assets or 25% of Net Income as defined in the Advisory Agreement for any twelve-month period. If in any year the operating expenses of the Company exceed these amounts, the Advisor will have an obligation to reimburse the Company for such excess, subject to certain conditions. Only if the Independent Directors find that such excess expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be paid in future years for the full amount or any portion of such excess expenses, but only to the extent that such reimbursement would not cause the Company's operating expenses to exceed this limit in any such year. Charges related to asset impairment, bankruptcy of lessees, lease payment defaults, extinguishment of debt or uninsured losses are generally not considered unusual and nonrecurring. A determination that a charge is unusual and nonrecurring, such as the costs of significant litigation that are not associated with day-to-day operations, or uninsured losses that are beyond the size or scope of the usual course of business based on the event history and experience of the Advisor and Independent Directors, is made at the sole discretion of the Independent Directors. The Company will record any reimbursement of operating expenses as a liability until any contingencies are resolved and will record the reimbursement as a reduction of asset management and performance fees at such time that a reimbursement is fixed, determinable and irrevocable. The operating expenses of the Company have not exceeded the amount that would require the Advisor to reimburse the Company.

NOTE 4. COMMITMENTS AND CONTINGENCIES:

     The Company is liable for certain expenses of the Offering described in the Prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company is reimbursing Carey Financial or one of its affiliates for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's employees or those of one of its affiliates relating to the Offering. Total underwriting compensation with the Offering shall not exceed 10% of gross proceeds of the Offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions to Carey Financial with respect to Shares held by selected dealers) which exceed 4% of the gross proceeds of the offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering. The total of these costs paid by the Advisor was $8,552,364 through September 30, 2002, of which the Company has reimbursed $3,969,636.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

NOTE 5. LEASE REVENUES:

     The Company's operations consist of the investment in and the leasing of industrial and commercial real estate. The financial reporting sources of the leasing revenues below for the nine-month period ended September 30, 2002 are as follows:

                                                                 2002
                                                              ----------
Per Statements of Income:
  Rental income from operating leases.......................  $4,287,694
  Interest from direct financing leases.....................     784,022
Adjustment:
  Share of leasing revenue from equity investments..........   1,778,165
                                                              ----------
                                                              $6,849,881
                                                              ==========

     For the nine-month period ended September 30, 2002, the Company earned its net leasing revenues from its investments from the following lease obligors:

                                                                 2002       %
                                                              ----------   ---
Petsmart, Inc.(a)...........................................  $1,453,104    21%
Fleming Companies, Inc. ....................................   1,422,900    21
Tower Automotive, Inc. .....................................   1,112,497    16
Foster Wheeler, Inc. .......................................     653,856    10
Racal Instruments, Inc. ....................................     546,061     8
IntegraColor, Ltd. .........................................     366,632     5
Advantis Technologies, Inc. ................................     332,723     5
Builders Firstsource, Inc.(a)...............................     325,061     5
Hologic, Inc. ..............................................     291,581     4
Trends Clothing Corp. ......................................     264,170     4
BE Aerospace, Inc...........................................      72,407     1
Danka Office Imaging Company................................       8,889    --
                                                              ----------   ---
                                                              $6,849,881   100%
                                                              ==========   ===

---------------
(a) Represents the Company's proportionate share of lease revenues from its equity investments (see Note 6).

NOTE 6. EQUITY INVESTMENTS:

     In 2001, the Company and Corporate Property Associates 14 Incorporated ("CPA(R):14"), an affiliate, formed two limited partnerships which entered into net leases for 13 properties with Petsmart, Inc. ("Petsmart") and a limited partnership which entered into a net lease for three properties with Builders Firstsource, Inc. ("Builders First") with (CPA(R):14 as the general partner. The Company initially purchased a 0.001% interest in the Petsmart limited partnerships and a 1% interest in the Builders First partnership at the time the properties were acquired. Under the limited partnership agreements, the Company had an obligation to CPA(R):14 to increase its ownership interests in the Petsmart and Builders First limited partnerships to 30% and 40%, respectively, subject to certain conditions. On February 28, 2002, the Company satisfied these conditions and paid $10,961,939 to CPA(R):14 to purchase the additional ownership interests in the Petsmart and Builders First limited partnerships. The amounts paid to CPA(R):14 were based on the fair value of the underlying properties, less mortgage debt. The interests in the three limited partnerships are accounted for under the equity

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED method as the Company's ownership interests are less than 50% and the Company exercises significant influence.

     Summarized combined financial information of the equity investees is as follows:

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  2001           2002
                                                              ------------   -------------
                                                                     (IN THOUSANDS)
Assets (primarily real estate)..............................    $87,325         $87,132
Liabilities (primarily mortgage notes payable)..............     43,823          51,715
Partners' equity............................................     43,502          35,417

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                                    2002(1)
                                                               -----------------
Revenues (primarily rental revenues)........................        $ 7,278
Expenses (primarily interest on mortgages and
  depreciation).............................................         (4,229)
                                                                    -------
Net income..................................................        $ 3,049
                                                                    =======

---------------
(1) The equity investees were formed subsequent to September 30, 2001.

NOTE 7. DIVIDENDS PAYABLE:

     A dividend of $0.0016576 per share per day in the period from July 1, 2002 through September 30, 2002 was declared in September 2002 and paid in October 2002 ($3,833,272).

NOTE 8. ACQUISITIONS OF REAL ESTATE:

     A. On September 27, 2002, the Company purchased land and buildings in St. Petersburg, Florida for $23,810,133 and entered into a net lease with Danka Office Imaging Company ("Danka"). The lease obligations of Danka are unconditionally guaranteed by Danka Holding Company and Danka Business Systems, PLC, affiliates of Danka. The Company has committed to fund retrofit and tenant improvement costs of $7,700,000 with such costs scheduled to be completed by no later than July 1, 2003. Upon completion, an initial lease term of fifteen years with two ten-year renewal terms will commence at an annual rent of $3,060,000. The lease provides for rent increases every three years based on a formula indexed to increases in the Consumer Price Index ("CPI"). During the construction period, the Company will receive annual rent of $871,000 on the portion of the buildings that are currently occupied by the tenant.

     B. On September 12, 2002, the Company purchased land and buildings in Miami, Florida for $15,470,072 and entered into a net lease with BE Aerospace, Inc. The lease has an initial term of 18 years with two ten-year renewal options. Annual rent is $1,462,618 with scheduled increases of 1.5% each year. On October 29, 2002, the Company obtained a limited recourse mortgage loan of $10,500,000 which is collateralized by a mortgage and a lease assignment. The loan provides for monthly payments of principal and interest of $63,697 at an annual interest rate of 6.11% based on a 30-year amortization schedule. The loan matures in November 2012, at which time a balloon payment is scheduled.

     C. On August 28, 2002, the Company purchased land and buildings in Danbury, Connecticut for $33,769,634 and entered into a net lease with Hologic, Inc. The lease has an initial term of 20 years with four five-year renewal terms. Annual rent is $3,155,940 with the first rent increase on the fifth anniversary of the lease and every five years thereafter. Rent increases are

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED based on a formula indexed to increases in the CPI, capped at 5.1% for the first rent increase and 8.16% thereafter, during each five-year period.

     D. On August 16, 2002, the Company purchased a leasehold interest in a building in Clinton, New Jersey, subject to a long-term land lease, for $47,015,707 and entered into a net lease with Foster Wheeler Realty Services, Inc. ("Foster Wheeler"). The lease obligations of Foster Wheeler are unconditionally and jointly guaranteed by Foster Wheeler Ltd., Foster Wheeler, Inc. and Foster Wheeler International Holdings, Inc., affiliates of Foster Wheeler. The lease has an initial term of 20 years with two ten-year renewal options. Annual rent is $5,230,850 with increases every three years based on a formula indexed to increases in the CPI, capped at 10.07% during each three-year period. The ground lease has an initial term through 2100 with annual rent of $100. In connection with the purchase, the Company obtained a limited recourse mortgage loan of $29,185,000, which is collateralized by a leasehold mortgage and a lease assignment. The loan provides for monthly payments of interest and principal of $187,744 at an annual interest rate of 5.67% and based on a 30-year amortization schedule. The loan matures in September 2012 at which time a balloon payment is scheduled.

     E. During the nine-month period ended September 30,2002, the Company acquired properties which were previously described in the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002 and June 30, 2002. A summary of the properties acquired is as follows:

                                                                           ORIGINAL
                                                              INITIAL      MORTGAGE        ANNUAL
LEASE OBLIGOR:                  COST          LOCATION      ANNUAL RENT    FINANCING    DEBT SERVICE   DATE ACQUIRED
--------------               -----------   --------------   -----------   -----------   ------------   --------------
Trends Clothing Corp. .....  $14,869,110   Miami, FL        $1,420,000    $ 8,630,041    $  850,620     July 22, 2002
Fleming Companies, Inc. ...   53,870,063   Tulsa, OK         5,508,000     30,000,000     2,507,376     June 28, 2002
Advantis Technologies,
  Inc. ....................   13,089,005   Alpharetta, GA    1,275,000             --            --     June 25, 2002
IntegraColor Ltd. .........   12,356,020   Mesquite, TX      1,256,700             --            --     June 14, 2002
Racal Instruments, Inc. ...   13,455,497   Irvine, CA        1,301,929      9,500,000       732,600      May 21, 2002
Tower Automotives, Inc. ...   20,995,621   Auburn, IN;
                                           Buffton, OH       2,355,875     12,022,870     1,056,624    April 10, 2002
                                           and Milan, TN

NOTE 9. ACCOUNTING PRONOUNCEMENTS:

     In June 2001, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangibles," which establish accounting and reporting standards for business combinations and certain assets and liabilities acquired in business combinations.

     SFAS No. 141 requires that all business combinations and asset acquisitions be accounted for under the purchase method, establishes specific criteria for the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. Use of the pooling-of-interests method for business combinations is no longer permitted. The adoption of SFAS No. 141 did not have a material effect on the Company's financial statements.

     SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their acquisition. SFAS No. 142 provides that goodwill and indefinite-lived intangible assets are no longer amortized but are tested for impairment at least annually. Intangible assets acquired and liabilities assumed in business combinations are only amortized if such assets and liabilities are capable of being separated or divided and sold, transferred, licensed, rented or exchanged or arise from

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED contractual or legal rights (including leases), and are amortized over their useful lives. The adoption of SFAS No. 142 on January 1, 2002 did not have a material effect on the Company's financial statements.

     In August 2001, FASB issued SFAS No. 144 "Accounting for the Impairment of Long-Lived Assets" which addresses the accounting and reporting for the impairment and disposal of long-lived assets and supercedes SFAS No. 121 while retaining SFAS No. 121's fundamental provisions for the recognition and measurement of impairments. SFAS No. 144 removes goodwill from its scope, provides for a probability-weighted cash flow estimation approach for analyzing situations in which alternative courses of action to recover the carrying amount of long-lived assets are under consideration and broadens that presentation of discontinued operations to include a component of an entity. The adoption of SFAS No. 144 on January 1, 2002 did not have a material effect on the Company's financial statements; however, the revenues and expenses relating to an asset held for sale or sold will be presented as a discontinued operation for all periods presented. The provisions of SFAS No. 144 are effective for disposal activities initiated by the Company's commitment to a plan of disposition after the date of adoption (January 1, 2002).

     In May 2002, FASB issued SFAS No. 145 "Rescission of SFAS Nos. 4, 44 and 64, Amendment of SFAS No. 13 and Technical Corrections" which eliminates the requirement that gains and losses from the extinguishment of debt be classified as extraordinary items unless it can be considered unusual in nature and infrequent in occurrence. The provisions of SFAS No. 145 are effective for fiscal years beginning after May 15, 2002. Early adoption is permitted. Upon adoption, the Company will no longer classify gains and losses for the extinguishment of debt as extraordinary items and will adjust comparative periods presented. The Company has not elected early adoption.

     In June 2002, the FASB issued SFAS No. 146 "Accounting for Exit or Disposal Activities". SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") has set forth in EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)". The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect SFAS No. 146 to have a material effect on the Company's financial statements.

     In October 2002, the FASB issued SFAS No. 147, "Acquisition of Certain Financial Institutions" which amends SFAS No. 72, SFAS No. 144 and FASB Interpretation No. 9. SFAS No. 147 provides guidance on the accounting for the acquisitions of certain financial institutions and includes long-term customer relationships as intangible assets within the scope of SFAS No. 144. The Company does not expect SFAS No. 147 to have a material effect on its financial statements.

NOTE 10. SUBSEQUENT EVENTS:

     On October 9, 2002, the Company purchased land in Baton Rouge, Louisiana and entered into construction agency and net lease agreements with Rave Motion Pictures Baton Rouge, LLC ("Rave Motion Pictures") to construct and lease a movie theater. The construction and lease obligations of Rave Motion Pictures are unconditionally guaranteed by its parent company, Rave Reviews Cinemas, L.L.C. The total cost of the build-to-suit project is expected to amount to $11,555,239. Any excess costs to complete the project will be the obligation of Rave Motion Pictures. Upon the earlier of completion of construction or August 31, 2003, an initial term of 20 years will commence followed by options for two ten-year renewal terms. To the extent that all project costs are incurred, annual rent will be $1,285,607 and will be reduced by 11.65% of any costs not incurred. The lease provides for rent increases every two years based on a formula indexed to increases in the CPI.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

     On October 15, 2002, the Company purchased land and buildings in San Diego, California for $30,096,836 and assumed an existing lease with Overland Storage, Inc., as lessee. The lease has an initial term through February 2014 with one five-year renewal option. Annual rent is $2,621,285 with rent increases of 5%, effective March 2004 and every two years thereafter. In connection with the purchase, the Company obtained a limited recourse mortgage loan of $20,000,000 which is collateralized by a deed of trust and a lease assignment. The loan provides for monthly payments of interest and principal of $122,234 at an annual interest rate of 6.18% and based on a thirty-year amortization schedule. The loan matures in August 2014 at which time a balloon payment is scheduled.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  (UNAUDITED)
                            AS OF SEPTEMBER 30, 2002

                                                            INITIAL COST TO COMPANY
                                           ----------------------------------------------------------
                                                                                           COSTS
                                                                                        CAPITALIZED
                                                                                       SUBSEQUENT TO
               DESCRIPTION                 ENCUMBRANCES      LAND        BUILDINGS     ACQUISITION(A)
               -----------                 ------------      ----        ---------     --------------
Operating Method:
Industrial facilities leased to Tower
 Automotive, Inc. .......................  $11,998,205    $ 1,180,000   $ 19,815,621      $ 9,283
Office facility leased to Racal
 Instruments, Inc. ......................    3,480,734      4,930,000
Office facility leased to Advantis
 Technologies, Inc. .....................                   1,750,000     11,339,005
Distribution and warehouse facility
 leased to Fleming Companies, Inc. ......   29,954,965      1,000,000     52,870,063        2,000
Distribution and warehouse facility
 leased to Trends Clothing Corp. ........    8,612,374      3,800,000     11,069,110       30,602
Leasehold interest in office facility
 leased to Foster Wheeler, Inc. .........   29,185,000                    47,015,707
Industrial facilities leased to
 Hologic, Inc. ..........................                   4,115,000     29,654,634       13,238
Industrial facility leased to BE
 Aerospace, Inc. ........................                   6,600,000
Office facilities leased to Danka Office
 Imaging Company.........................                   1,750,000      7,408,115
                                           -----------    -----------   ------------      -------
                                           $83,231,278    $25,125,000   $179,172,255      $55,123
                                           ===========    ===========   ============      =======

                                                          GROSS AMOUNT AT WHICH CARRIED
                                                              AT CLOSE OF PERIOD(D)
                                           -----------------------------------------------------------

                                                                                         ACCUMULATED
               DESCRIPTION                    LAND        BUILDINGS        TOTAL       DEPRECIATION(D)     DATE ACQUIRED
               -----------                    ----        ---------        -----       ---------------     -------------
Operating Method:
Industrial facilities leased to Tower
 Automotive, Inc. .......................  $ 1,180,000   $ 19,824,904   $ 21,004,904     $  227,121          April 10, 2002
Office facility leased to Racal
 Instruments, Inc. ......................    4,930,000                     4,930,000                           May 21, 2002
Office facility leased to Advantis
 Technologies, Inc. .....................    1,750,000     11,339,005     13,089,005         82,680           June 25, 2002
Distribution and warehouse facility
 leased to Fleming Companies, Inc. ......    1,000,000     52,872,063     53,872,063        385,512           June 28, 2002
Distribution and warehouse facility
 leased to Trends Clothing Corp. ........    3,800,000     11,099,712     14,899,712         57,960           July 22, 2002
Leasehold interest in office facility
 leased to Foster Wheeler, Inc. .........                  47,015,707     47,015,707        146,924         August 16, 2002
Industrial facilities leased to
 Hologic, Inc. ..........................    4,115,000     29,667,872     33,782,872         92,712         August 28, 2002
Industrial facility leased to BE
 Aerospace, Inc. ........................    6,600,000                     6,600,000                     September 12, 2002
Office facilities leased to Danka Office
 Imaging Company.........................    1,750,000      7,408,115      9,158,115          7,717      September 27, 2002
                                           -----------   ------------   ------------     ----------
                                           $25,125,000   $179,227,378   $204,352,378     $1,000,626
                                           ===========   ============   ============     ==========


                                            LIFE ON WHICH
                                           DEPRECIATION IN
                                           LATEST STATEMENT
                                              OF INCOME
               DESCRIPTION                   IS COMPUTED
               -----------                 ----------------
Operating Method:
Industrial facilities leased to Tower
 Automotive, Inc. .......................      40 years
Office facility leased to Racal
 Instruments, Inc. ......................
Office facility leased to Advantis
 Technologies, Inc. .....................      40 years
Distribution and warehouse facility
 leased to Fleming Companies, Inc. ......      40 years
Distribution and warehouse facility
 leased to Trends Clothing Corp. ........      40 years
Leasehold interest in office facility
 leased to Foster Wheeler, Inc. .........      40 years
Industrial facilities leased to
 Hologic, Inc. ..........................      40 years
Industrial facility leased to BE
 Aerospace, Inc. ........................
Office facilities leased to Danka Office
 Imaging Company.........................      40 years

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  (UNAUDITED)
                            AS OF SEPTEMBER 30, 2002

                                                                                                        GROSS AMOUNT AT
                                                                      COSTS                              WHICH CARRIED
                                       INITIAL COST TO COMPANY     CAPITALIZED                       AT CLOSE OF PERIOD(E)
                                       ------------------------   SUBSEQUENT TO    DECREASE IN NET   ---------------------
DESCRIPTION             ENCUMBRANCES      LAND       BUILDINGS    ACQUISITION(A)    INVESTMENT(B)            TOTAL
-----------             ------------   ----------   -----------   --------------   ---------------           -----
Direct Financing
  Method:
Office facility leased
  to Racal
  Instruments,
  Inc. ...............  $ 6,019,266                 $ 8,525,497      $ 69,300          $80,003            $ 8,674,800
Distribution and
  warehouse facility
  leased to
  IntegraColor,
  Ltd. ...............    7,075,533    $1,513,400    10,842,621                                            12,356,021
Industrial facility
  leased to BE
  Aerospace, Inc. ....                                8,870,072        32,528                               8,902,600
                        -----------    ----------   -----------      --------          -------            -----------
                        $13,094,799    $1,513,400   $28,238,190      $101,828          $80,003            $29,933,421
                        ===========    ==========   ===========      ========          =======            ===========


DESCRIPTION               DATE ACQUIRED
-----------             ------------------
Direct Financing
  Method:
Office facility leased
  to Racal
  Instruments,
  Inc. ...............        May 21, 2002
Distribution and
  warehouse facility
  leased to
  IntegraColor,
  Ltd. ...............       June 14, 2002
Industrial facility
  leased to BE
  Aerospace, Inc. ....  September 12, 2002

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

       NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                                  (UNAUDITED)

(a) Consists of the costs of improvements subsequent to purchase and acquisition costs including legal fees, appraisal fees, title costs and other related professional fees.

(b) The increase (decrease) in net investment is due to the amortization of unearned income producing a constant periodic rate of return on the net investment which is more (less) than lease payments received.

(c) At September 30, 2002, the aggregate cost of real estate owned by CPA(R):15 and its subsidiaries for Federal income tax purposes is $234,206,000.

(d)

                                                                   RECONCILIATION OF REAL ESTATE ACCOUNTED
                                                                       FOR UNDER THE OPERATING METHOD
                                                                             SEPTEMBER 30, 2002
                                                                   ---------------------------------------
     Balance at beginning of year................................                         --
     Additions...................................................               $204,352,378
     Balance at September 30, 2002...............................               $204,352,378

                                                                   RECONCILIATION OF ACCUMULATED DEPRECIATION
                                                                               SEPTEMBER 30, 2002
                                                                   ------------------------------------------
     Balance at beginning of year................................                          --
     Depreciation expense........................................                  $1,000,626
     Balance at September 30, 2002...............................                  $1,000,626

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Corporate Property Associates 15 Incorporated:

In our opinion, the accompanying balance sheet and the related statements of operations, shareholder's equity and cash flows present fairly, in all material respects, the financial position of Corporate Property Associates 15 Incorporated at December 31, 2001, and the results of its operations and its cash flows for the period from inception (February 26, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 4, 2002

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  2001
                                                              ------------
ASSETS:
Cash........................................................   $  188,207
Equity investments..........................................      128,995
Deferred offering costs.....................................    1,888,548
                                                               ----------
          Total assets......................................   $2,205,750
                                                               ==========
LIABILITIES AND SHAREHOLDER'S EQUITY:
Liabilities:
Due to affiliates...........................................   $2,039,774
Accounts payable and accrued expenses.......................       34,455
                                                               ----------
          Total liabilities.................................    2,074,229
                                                               ----------
Commitments and contingencies
Shareholder's equity:
Common stock, $.001 par valued; authorized 120,000,000
  shares; 20,000 shares issued and outstanding..............           20
Additional paid-in capital..................................      199,980
Accumulated loss............................................      (68,479)
                                                               ----------
          Total shareholder's equity........................      131,521
                                                               ----------
          Total liabilities and shareholder's equity........   $2,205,750
                                                               ==========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                            STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 26, 2001) TO DECEMBER 31, 2001


Revenues:
  Interest income...........................................    $  2,304
                                                                --------
Expenses:
  General and administrative expenses.......................      71,138
                                                                --------
     Loss before income from equity investments.............     (68,834)
Income from equity investments..............................         355
                                                                --------
     Net loss...............................................    $(68,479)
                                                                ========
Basic loss per share:.......................................    $  (3.42)
                                                                --------
Weighted average shares outstanding -- basic................      20,000
                                                                ========

                       STATEMENT OF SHAREHOLDER'S EQUITY
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 26, 2001) TO DECEMBER 31, 2001

                                              COMMON    ADDITIONAL PAID-    ACCUMULATED
                                              STOCK        IN CAPITAL          LOSS         TOTAL
                                              ------    ----------------    -----------    --------
20,000 shares issued $.001 par, at $10 per
  share.....................................   $20          $199,980                       $200,000
Net loss....................................                                 $(68,479)      (68,479)
                                               ---          --------         --------      --------
                                               $20          $199,980         $(68,479)     $131,521
                                               ===          ========         ========      ========

    The accompanying notes are an integral part of the financial statements.

                 CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED

                            STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM INCEPTION (FEBRUARY 26, 2001) TO DECEMBER 31, 2001


Cash flows from operating activities:
  Net loss..................................................  $(68,479)
  Increase in accounts payable and accrued expenses.........    34,455
  Increase in due to affiliates(a),(b)......................    22,586
  Equity income.............................................      (355)
                                                              --------
     Net cash used in operating activities..................   (11,793)
                                                              --------
Cash flows from financing activities:
  Proceeds from stock issuance..............................   200,000
                                                              --------
     Net cash provided by financing activities..............   200,000
                                                              --------
     Net increase in cash and cash equivalents..............   188,207
Cash and cash equivalents, beginning of period..............        --
                                                              --------
Cash and cash equivalents, end of period....................  $188,207
                                                              ========

---------------
(a) Increase in due to affiliates excludes amounts which relate to the raising of capital (financing activities) pursuant to the Company's public offering. At December 31, 2001, the amount due to the Company's Advisor, Carey Asset Management Corp., was $1,888,548.

(b) Increase in due to affiliates excludes amounts used to purchase interests in three equity investments (investing activities). An affiliate, Corporate Property Associates 14 Incorporated, has advanced $130,065 on behalf of the Company and used $1,425 from the Company's share of distributions from the equity investments as a partial offset of such advances.

    The accompanying notes are an integral part of the financial statements.

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND OFFERING:

     Corporate Property Associates 15 Incorporated, a Maryland corporation (the "Company"), was formed on February 26, 2001 under the General Corporation Law of Maryland for the purpose of engaging in the business of investing in and owning property net leased to creditworthy corporations and other creditworthy entities. Subject to certain restrictions and limitations, the business of the Company is managed by Carey Asset Management Corp. (the "Advisor").

     On April 2, 2001, the Advisor purchased 20,000 shares of common stock for $200,000 as the initial shareholder of the Company.

     A maximum of 40,000,000 shares of common stock are being offered to the public (the "Offering") on a "best efforts" basis by Carey Financial Corporation ("Carey Financial"), an affiliate of the Advisor, and selected other dealers at a price of $10 per share. On January 31, 2002, the Company issued 2,717,673 shares ($27,176,730). The Company intends to invest the net proceeds of the Offering in properties, as described in the prospectus of the Company (the "Prospectus").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Cash and Cash Equivalents:

          The Company considers all short-term, highly liquid investments that are both readily convertible to cash and have a maturity of generally three months or less at the time of purchase to be cash equivalents. Items classified as cash equivalents include commercial paper and money-market funds. All of the Company's cash and cash equivalents at December 31, 2001 were held in the custody of one financial institution, and which balance at times exceeds federally insurable limits. The Company mitigates this risk by depositing funds with major financial institutions.

  Use of Estimates:

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the assessment of the realizability of real estate assets and investments. Actual results could differ from those estimates.

  Real Estate Leased to Others:

          The Company intends to lease real estate to others on a net lease basis, whereby the tenant is generally responsible for all operating expenses relating to the property, including property taxes, insurance, maintenance, repairs, renewals and improvements. Substantially all of the Company's leases will provide for either scheduled rent increase, periodic increases based on formulas indexed to the Consumer Price Index ("CPI") or sales overrides. Expenditures for maintenance and repairs including routine betterments are charged to operations as incurred. Significant renovations which increase the useful life of the properties are capitalized.

          For properties under construction, interest on mortgages will be capitalized rather than expensed and rentals received recorded as a reduction of capitalized project (i.e., construction) costs.

          The leases will be accounted for under either the direct financing or operating methods. Such methods are described below:

             Direct financing method -- Leases accounted for under the direct financing method are recorded at their net investment. Unearned income is deferred and amortized to income over the lease terms so as to produce a constant periodic rate of return on the Company's net investment in the lease.

             Operating method -- Real estate is recorded at cost less accumulated depreciation, rental revenue is recognized on a straight-line basis over the term of the leases and expenses (including depreciation) are charged to operations as incurred.

          When events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company will assess the recoverability of its long-lived assets, including residual interests of real estate assets and investments, based on projections of undiscounted cash flows, without interest charges, over the life of such assets. In the event that such cash flows are insufficient, the assets will be adjusted to their estimated fair value.

  Depreciation:

          Depreciation will be computed using the straight-line method over the estimated useful lives of the properties -- generally not to exceed 40 years.

  Offering Costs:

          Costs incurred in connection with the raising of capital through the sale of common stock are charged to shareholder's equity upon the issuance of shares.

  Equity Investments:

          The Company's ownership interests in entities in which it owns 50% or less and has the ability to exercise significant influence are accounted for under the equity method, i.e., at cost, increased or decreased by the Company's share of earnings or losses, less distributions.

  Earnings Per Share:

          The Company has a simple equity capital structure with only common stock outstanding. As a result, the Company has presented basic per-share amounts in the accompanying financial statements.

  Income Taxes:

          During 2001, the Company has elected C-Corp status and will file separate federal, state and local income tax returns. For 2001, the Company had taxable losses and will be obligated to pay minimum state and local taxes.

          During 2002, the Company intends to qualify as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, and accordingly will not be subject to Federal income taxes on amounts distributed to shareholders (except income from foreclosure property), provided it distributes at least 90% of its real estate investment trust taxable income to its shareholders and meets certain other conditions.

3. AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES:

     In connection with performing management services on behalf of the Company, the Advisory Agreement between the Company and the Advisor provides that the Advisor receive asset management and performance fees, each of which are 1/2 of 1% of Average Invested Assets, as defined in the Advisory Agreement. The performance fee is subordinated to the Preferred Return, as defined in the Advisory Agreement. The performance fee and the asset management fee will be payable in cash or restricted stock at the option of the Advisor. The Advisor will also be reimbursed for certain general and administrative expenses, primarily the cost of personnel needed to provide administrative services necessary to the operation of the Company. No asset management and performance fees nor general and administrative reimbursements were incurred by the Company in 2001.

     Fees are payable to the Advisor for services provided to the Company relating to the identification, evaluation, negotiation, financing and purchase of properties. A portion of such fees are deferred and are payable in equal annual installments over no less than four years following the first anniversary of the date a property was purchased.

     The Advisor is obligated to reimburse the Company for the amount by which operating expenses of the Company exceed the 2%/25% Guidelines (the greater of 2% of Average Invested Assets or 25% of Net Income) as defined in the Advisory Agreement for any twelve-month period. If in any year the operating expenses of the Company exceed the 2%/25% Guidelines, the Advisor will have an obligation to reimburse the Company for such excess, subject to certain conditions. If the Independent Directors find that such expenses were justified based on any unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount or any portion of such excess expenses, but only the extent that such reimbursement would not cause the Company's operating expenses to exceed the 2%/25% Guidelines in any such year.

     The Company owns limited partnership interests in three limited partnerships, with the remaining interests held by an affiliate (see Note 5).

4. COMMITMENTS AND CONTINGENCIES:

     The Company will be liable for certain expenses of the Offering described in the Prospectus, which include filing, legal, accounting, printing and escrow fees, which are to be deducted from the gross proceeds of the Offering. The Company will reimburse Carey Financial for expenses (including fees and expenses of its counsel) and for the costs of any sales and information meetings of Carey Financial's employees relating to the Offering. The total underwriting compensation to Carey Financial and other dealers in connection with the Offering shall not exceed 10% of gross proceeds of the Offering. The Advisor has agreed to be responsible for the payment of (i) organization and offering expenses (excluding selling commissions to Carey Financial with respect to Shares held by selected dealers) which exceed 4% of the gross proceeds of the offering and (ii) organization and offering expenses (including selling commissions, fees and fees paid and expenses reimbursed to selected dealers) which exceed 15% of the gross proceeds of the Offering. Through December 31, 2001, such costs paid by the Advisor totaled $1,888,548.

5. ACQUISITIONS OF REAL ESTATE INTERESTS:

     A. On November 28, 2001, the Company and Corporate Property Associates 14 Incorporated ("CPA(R):14"), an affiliate, formed two limited partnerships which purchased thirteen properties for $71,971,174 and entered into two net leases with Petsmart, Inc. ("Petsmart"). In connection with the acquisition, the limited partnerships obtained limited recourse mortgage financing of $43,125,000. The Company has an initial limited partnership ownership interest of .001% and has an option to increase such ownership interest to 30% by no later than December 31, 2004. CPA(R):14 has the right to require the Company to purchase an additional 29.999% interest in the limited partnerships subject to a limit of 10% of the Company's gross offering proceeds.

     The Petsmart leases have an initial term of 20 years followed by a ten-year renewal option and thereafter by two five-year options. Initial annual rent is $7,262,750 with stated increases of 9% every five years.

     The limited recourse mortgage loans are collateralized by deeds of trust and lease assignments and provide for monthly payments of interest and principal of $307,464 at an annual fixed rate of 7.70%
based on a 30-year amortization schedule. The loans mature on December 1, 2011 at which time balloon payments are scheduled.

     B. On December 20, 2001, the Company and CPA(R):14 formed a limited partnership which purchased three properties in Cincinnati, Ohio; Norcross, Georgia and Elkwood, Virginia for $12,974,479 and entered into a master net lease with Builders FirstSource-Atlanta Group, Inc. and Builders FirstSource-Ohio Valley, Inc., collectively, as lessee. The lease obligations are unconditionally guaranteed by the lessees' parent company, Builders FirstSource, Inc. ("Builders First"). The Company has an initial limited partnership ownership interest of 1% and has an option to increase such ownership interest to 40% by no later than December 31, 2004. CPA:14 has the right to require the Company to purchase an additional interest in the limited partnership of up to 39%, subject to a limit of 10% of the Company's gross offering proceeds.

     The lease has an initial term of fifteen years with two ten-year renewal options with an initial annual rent of $1,384,377. The lease provides for rent increases every two years based on a formula indexed to increases in the CPI capped at 2% per year compounded for each rent increase. The limited partnership obtained limited recourse mortgage financing of $7,600,000 collateralized by deed of trust and a lease assignment and provides for monthly payments of interest and principal of $56,510 at an annual interest rate of 7.57% based on a 25 year amortization schedule. The loan matures in February 2012 at which time a balloon payment is scheduled.

     The Company is accounting for its interests in the Petsmart and Builders First limited partnerships under the equity method of accounting.

     Summarized combined financial information of the equity investees is as follows:

                                                               DECEMBER 31, 2001
                                                              -------------------
                                                                (in thousands)
Assets (primarily real estate)..............................        $87,325
Liabilities (primarily mortgage notes payable)..............         43,824
Partners' equity............................................        $43,501

                                                                FOR THE PERIOD
                                                                FROM INCEPTION
                                                              (FEBRUARY 26, 2001)
                                                                    THROUGH
                                                               DECEMBER 31, 2001
                                                              -------------------
Revenues (primarily rental revenues)........................         $681
Expenses (primarily interest on mortgages and
  depreciation).............................................          491
                                                                     ----
Net income..................................................         $190
                                                                     ====

6. SUBSEQUENT EVENTS (UNAUDITED):

     On February 28, 2002, the Company exercised its purchase options to increase its limited partnership interests in the Petsmart limited partnership and Builders First limited partnership to 30% and 40%, respectively, for a payment of $11,024,275 to CPA(R):14.

     In February and March 2002, the Company issued an additional 3,233,904 shares ($32,339,040) and has issued a total of 5,951,577 shares pursuant to its offering through March 20, 2002.

                                                                       EXHIBIT A

                            PRIOR PERFORMANCE TABLES

     The information presented in the following tables represents the historical experience of the CPA(R) funds for which the Affiliates of the Advisor of CPA(R):15 serve as general partners and the record of CPA(R) funds in meeting their investment objectives. These tables should be carefully reviewed by a potential investor in considering an investment in CPA(R)15. These tables are as follows:

     Table I -- Experience in Raising and Investing Funds (on a percentage basis)
     Table II -- Compensation to Advisor
     Table III -- Operating Results of Prior Programs
     Table IV -- Results of Completed Programs
     Table V -- Sales or Dispositions of Properties

     PERSONS WHO PURCHASE SHARES IN CPA(R): 15 WILL NOT THEREBY ACQUIRE ANY OWNERSHIP INTEREST IN ANY OF THE CPA(R) FUNDS TO WHICH THESE TABLES RELATE. IT SHOULD NOT BE ASSUMED THAT INVESTORS IN CPA(R): 15 WILL EXPERIENCE RESULTS COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE CPA(R) FUNDS. SEE "PRIOR OFFERINGS BY AFFILIATES" ELSEWHERE IN THIS PROSPECTUS.

     The investment objectives of CPA(R):15 and CPA(R) funds are similar.

     Additional information regarding prior public CPA(R) funds can be obtained from the Advisor by written request to the Director of Investor Relations, 50 Rockefeller Plaza, New York, NY 10020, (800) WP CAREY, for a copy of the most recent Annual Report filed on Form 10-K with the SEC or a copy of Table
VI -- Acquisition of Real Properties by Prior Public Programs included in Part II of the Registration Statement to which this prospectus relates, free of charge.

     The following terms used throughout the Prior Performance Tables are defined below:

          "Total acquisition cost" means the original mortgage financing at date of purpose, cash payments (equity), and prepaid items and fees related to purchase of property.

          "GAAP" means accounting principles generally accepted in the United States of America.

          "Cash generated from operations" means the excess or deficiency of partnership operating cash receipts including interest on short-term investments over partnership operating cash expenditures.

                                    TABLE I
       EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2001
                             ON A PERCENTAGE BASIS

     Table I includes information showing how investors' funds have been dealt with in Prior Programs, the offerings of which have closed since January 1, 1999, particularly focusing on the percentage of the amount raised available for investment (or total acquisition cost), the percentage of leverage used in purchasing properties and the time frame for raising and investing funds. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS. MORTGAGE FINANCING FOR THE CPA(R) FUNDS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                  CPA(R): 14
                                                                  ----------
Dollar amount offered.......................................     $700,000,000
Dollar amount raised (net of discounts and individual
  advisor contributions)....................................      657,665,642
Dollar amount raised........................................             100%
Less offering expenses:
  Selling commissions.......................................            7.39%
  Organization expenses.....................................            3.13%
Reserves (working capital)..................................            1.00%
Percent available for investment in real estate.............           88.48%
Acquisition costs:
  Cash down payments........................................           73.85%
  Other costs capitalized...................................            0.21%
  Acquisition fees..........................................            6.65%
  Total acquisition costs (includes debt financing).........          153.00%
Percent leverage (mortgage financing divided by total
  acquisition costs)........................................              47%(1)
Date offering began.........................................         11/10/97(2)
Length of offering (in months)..............................          48 mos.
Months to invest 90% of amount available for investment
  (from beginning of offering)..............................          46 mos.

                                   FOOTNOTES

(1) Does not represent fully invested portfolio. Leverage percentage is applicable only to initial property acquisitions.

(2) Remaining shares withdrawn 11/10/99. Second offering commenced November 1999 and closed in November 2001. Remaining shares of second offering withdrawn 9/19/02.

                                    TABLE II
                COMPENSATION TO ADVISOR AS OF DECEMBER 31, 2001

     Table II provides information as to Prior Programs that will enable an investor to understand the significance of compensation paid to the advisor and its affiliates, as well as to understand how the compensation is spread over the cycle of the programs. The information presented below is for compensation paid since January 1, 1999. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE COMPENSATION WHICH WILL BE RECEIVED BY THE ADVISOR AND AFFILIATES OF THE ADVISOR. THE COMPENSATION PAYABLE TO THE ADVISOR AND AFFILIATES OF THE CPA(R) PARTNERSHIPS DIFFERS FROM THE ENTITLEMENT AND ALLOCATION OF COMPENSATION TO THE ADVISOR AND AFFILIATES OF THE ADVISOR. SEE "MANAGEMENT COMPENSATION" AND "ESTIMATED USE OF PROCEEDS." PURCHASERS OF SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) FUNDS:

                                                       CIP(R)(1)(4)    CPA(R):12      CPA(R):14
                                                       ------------    ---------      ---------
Date offering(s)
  commenced..........................................       8/19/91        2/18/94       11/10/97
Dollar amount raised (net of discounts and individual
  advisor contributions).............................  $213,640,509   $282,757,082   $657,665,642
Amount to be paid to advisor from proceeds of
  offering:
  Underwriting fees..................................             0              0              0
  Acquisition fees -- real estate commissions and
     mortgage placement fees(2)......................     2,496,091      5,098,341     40,075,721
Other Fees...........................................             0              0              0
Dollar amount of cash generated from operations
  before deducting payments to advisor...............   120,517,073    102,144,742    105,339,196
Amount paid to advisor from operations:
  Property management, leasing and asset management
     fees(2).........................................    21,036,930     15,179,320     11,841,642
  Reimbursements(3)..................................     5,104,404      3,182,599      2,731,781
Other (cash distributions to the Advisor)............             0              0              0
Dollar amount of property sales and re-financing
  before deducting payments to advisor...............    59,753,141     20,790,585      3,974,696

                                   FOOTNOTES

(1) Dollar amount raised does not include $74,440,000 raised in private placement offering that commenced after completion of the Offering.

(2) Represents asset management fees incurred, due to advisor and its affiliates from January 1, 1999 through December 31, 2001. No property management or leasing fees were incurred during this period.

(3) Represents reimbursements of actual costs of personnel provided by advisor and its affiliates in connection with providing management and administrative services from January 1, 1999 to December 31, 2001.

(4) Includes amounts paid under CPA(R):10. On May 1, 2002 CIP and CPA(R):10 merged. CPA(R):10 offering commenced on 6/20/90.

                              TABLE III (1 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1979         1980         1981         1982         1983            1984
                                                    ----------   ----------   ----------   ----------   ----------      ----------
Gross Revenues....................................  $2,636,185   $3,843,588   $4,427,993   $4,376,655   $4,322,546      $4,331,105
Profit (loss) on sale of properties...............         N/A          N/A          N/A          N/A       22,180(1)          N/A
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A          N/A          N/A          N/A          N/A             N/A
Less:
 Operating expenses...............................     160,387      252,758      238,058      181,922      169,613         145,516
 Interest expense.................................   1,415,410    1,895,624    2,409,242    2,386,388    2,328,716       2,300,677
 Depreciation.....................................     821,484    1,275,778    1,275,792    1,275,792    1,275,792       1,272,999
Net income (loss) GAAP Basis......................     238,904      419,428      504,901      532,553      570,605         611,913
Taxable income (Loss):
 -- from operations...............................     392,689      219,214     (108,663)    (158,919)    (173,788)        (72,288)
 -- from gain (loss) on sale......................           0            0            0            0       22,180(1)            0
Cash generated from operations(8).................     985,982    1,512,434    1,504,769    1,500,263    1,438,191       1,481,113
Cash proceeds from sales..........................           0            0            0            0       60,335(1)            0
Cash generated from refinancing...................           0            0            0            0            0               0
Cash generated from operations, sales and
 refinancing......................................     985,982    1,512,434    1,504,769    1,500,263    1,498,526       1,481,113
Less: Cash distribution to investors
 -- from operating cash flow(9)...................     591,479    1,480,000    1,501,819    1,504,648    1,504,646       1,504,646
 -- from sales and refinancing....................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distribution.....................................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Less: Special items...............................           0            0            0            0            0               0
Cash generated (deficiency) after cash
 distributions and special items..................     394,503       32,434        2,950       (4,385)      (6,120)        (23,533)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    23.65   $    10.85   $    (5.38)  $    (7.87)  $    (8.60)     $    (3.58)
 Capital gain (loss)..............................           0            0            0            0         1.10               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       14.39        20.76        24.99        26.36        27.15           30.29
 -- Return of capital.............................       21.23        52.50        49.35        48.12        47.33           44.19
Source (on cash basis):
 -- Sales.........................................           0            0            0            0            0               0
 -- Refinancing...................................           0            0            0            0            0               0
 -- Operations....................................       35.62        73.26        74.34        74.48        74.48           74.48
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         N/A          100%         100%         100%         100%            100%

                                                                                 CPA(R):1
                                                    ------------------------------------------------------------------
                                                       1985         1986             1987         1988         1989
                                                    ----------   -----------      ----------   ----------   ----------
Gross Revenues....................................  $4,187,199   $ 3,513,411      $6,584,410   $4,487,838   $4,167,975
Profit (loss) on sale of properties...............         N/A       (38,915)(2)         N/A          N/A     (231,288)(3)
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A           N/A             N/A          N/A     (300,000)(4)
Less:
 Operating expenses...............................     276,287       630,225         766,707      811,685      418,278
 Interest expense.................................   2,254,996     2,296,520       2,320,731    2,339,046    1,916,134
 Depreciation.....................................   1,266,962     1,507,133       1,520,842    1,318,492    1,159,216
Net income (loss) GAAP Basis......................     388,954      (959,382)      1,976,130       18,615      143,059
Taxable income (Loss):
 -- from operations...............................     (49,859)   (1,135,524)       (125,052)     482,093    1,175,040
 -- from gain (loss) on sale......................           0       (38,915)(2)           0            0     (538,771)(3)
Cash generated from operations(8).................   1,221,045       736,214       1,078,838    1,908,203    1,964,408
Cash proceeds from sales..........................           0       500,000(2)            0            0            0
Cash generated from refinancing...................           0             0               0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,221,045     1,236,214       1,078,838    1,908,203    1,964,408
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,504,646     1,055,354       1,063,838    1,074,748    1,092,527
 -- from sales and refinancing....................           0             0               0            0            0
Cash generated (deficiency) after cash
 distribution.....................................    (283,601)      180,860          15,000       833455      871,881
Less: Special items...............................           0             0               0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................    (283,601)      180,860          15,000      833,455      871,881
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    (2.47)  $    (56.21)     $    (6.19)  $    23.86   $    58.16
 Capital gain (loss)..............................           0         (1.92)              0            0       (26.67)
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       19.25             0           52.66        53.20         7.08
 -- Return of capital.............................       55.23         52.24               0            0        47.00
Source (on cash basis):
 -- Sales.........................................           0             0               0            0            0
 -- Refinancing...................................           0             0               0            0            0
 -- Operations....................................       74.48         52.24           52.66        53.20        54.08
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................         100%        98.75%          98.75%       98.75%       83.14%

                                                                                       CPA(R):1
                                                    ------------------------------------------------------------------------------
                                                       1990         1991            1992         1993         1994         1995
                                                    ----------   ----------      ----------   ----------   ----------   ----------
Gross Revenues....................................  $4,162,465   $4,093,556      $4,102,112   $4,418,370   $4,480,460   $4,830,618
Profit (loss) on sale of properties...............         N/A      (13,296)(5)         N/A          N/A          N/A          N/A
Extraordinary charge on extinguishment of debt....
Write-down of property............................         N/A          N/A             N/A          N/A          N/A          N/A
Less:
 Operating expenses...............................     411,712      298,435         302,200      465,548      666,955      374,328
 Interest expense.................................   1,840,553    1,750,596       1,682,798    1,672,658    1,598,614    1,524,837
 Depreciation.....................................   1,044,720    1,041,634       1,059,255    1,120,162    1,106,712    1,089,758
Net income (loss) GAAP Basis......................     865,480      989,595       1,057,859    1,160,002    1,108,179    1,841,695
Taxable income (Loss):
 -- from operations...............................   1,199,289      852,971         812,956    1,098,352      930,049    1,841,051
 -- from gain (loss) on sale......................           0       52,204(5)            0            0            0            0
Cash generated from operations(8).................   1,901,459    2,062,138       2,046,299    2,291,177    2,216,472    2,666,179
Cash proceeds from sales..........................           0      160,000(5)            0            0            0            0
Cash generated from refinancing...................           0            0               0            0            0            0
Cash generated from operations, sales and
 refinancing......................................   1,901,459    2,222,138       2,046,299    2,291,177    2,216,472    2,666,179
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,162,424    1,226,667       1,242,828    1,258,990    1,269,699    1,313,535
 -- from sales and refinancing....................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distribution.....................................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Less: Special items...............................           0            0               0            0            0            0
Cash generated (deficiency) after cash
 distributions and special items..................     739,035      995,471         803,471    1,032,187      946,773    1,352,644
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    59.36   $    42.22      $    40.24   $    54.37   $    46.04   $    91.13
 Capital gain (loss)..............................           0            0               0            0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       42.84        48.98           52.36        57.42        54.85        65.02
 -- Return of capital.............................       14.70        11.74            9.16         4.90         8.00            0
Source (on cash basis):
 -- Sales.........................................           0            0               0            0            0            0
 -- Refinancing...................................           0            0               0            0            0            0
 -- Operations....................................       57.54        60.72           61.52        62.32        62.85        65.02
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       83.14%       82.74%          82.74%       82.74%       82.74%       82.74%

                                                             CPA(R):1
                                                    --------------------------
                                                       1996            1997
                                                    ----------      ----------
Gross Revenues....................................  $4,589,145      $4,825,055
Profit (loss) on sale of properties...............     (22,871)(5)     607,861(7)
Extraordinary charge on extinguishment of debt....    (255,438)(6)          --
Write-down of property............................         N/A             N/A
Less:
 Operating expenses...............................     388,484       1,104,473
 Interest expense.................................   1,280,995       1,062,706
 Depreciation.....................................     969,570         905,816
Net income (loss) GAAP Basis......................   1,671,787       2,359,921
Taxable income (Loss):
 -- from operations...............................   1,540,197       2,256,416
 -- from gain (loss) on sale......................     153,615         630,826
Cash generated from operations(8).................   2,826,531       2,820,490
Cash proceeds from sales..........................     355,958       1,042,200
Cash generated from refinancing...................           0               0
Cash generated from operations, sales and
 refinancing......................................   3,182,489       3,862,690
Less: Cash distribution to investors
 -- from operating cash flow(9)...................   1,417,554       1,977,926
 -- from sales and refinancing....................                           0
Cash generated (deficiency) after cash
 distribution.....................................   1,764,935       1,884,764
Less: Special items...............................           0               0
Cash generated (deficiency) after cash
 distributions and special items..................   1,764,935       1,884,764
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)...........................  $    76.24          111.69
 Capital gain (loss)..............................        7.60           31.23
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income.............................       70.17           97.91
 -- Return of capital.............................           0               0
Source (on cash basis):
 -- Sales.........................................           0               0
 -- Refinancing...................................           0               0
 -- Operations....................................       70.17           97.91
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition
 cost of properties retained divided by original
 total acquisition cost of all properties in
 program).........................................       82.46%          81.44%

                              TABLE III (2 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                            CPA(R):2
                                                              --------------------------------------------------------------------
                                                                 1980            1981            1982         1983         1984
                                                              ----------      ----------      ----------   ----------   ----------
Gross Revenues..............................................  $1,658,322      $4,092,794      $6,422,836   $9,793,731   $9,895,531
Profit on sale of properties................................         N/A             N/A             N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A             N/A             N/A          N/A          N/A
Write-down of property
Less:
 Operating expenses.........................................     181,613         291,223         290,558      307,165      346,920
 Interest expense...........................................     197,038         606,089       3,341,880    6,511,201    6,349,960
 Depreciation...............................................      14,421         127,460         157,900      154,909      154,909
Net income-GAAP Basis.......................................   1,265,250       3,068,022       2,632,498    2,820,456    3,043,742
Taxable income (Loss):
 -- from operations.........................................     630,885       2,003,000          (9,093)  (1,168,795)    (885,102)
 -- from gain on sale.......................................           0               0               0            0            0
 -- from extraordinary charge...............................           0               0               0            0            0
Cash generated from operations(3)...........................   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Cash generated from sales...................................           0               0               0            0            0
Cash generated from refinancing.............................           0               0               0            0            0
Cash generated from operations, sales and refinancing.......   1,149,636       2,853,883       2,460,169    2,574,532    2,804,385
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................     473,028       2,229,443       2,440,555    2,525,000    2,547,000
 -- from sales and refinancing..............................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Less: Special items.........................................           0               0               0            0            0
Cash generated after cash distributions and special items...     676,608         624,440          19,614       49,532      257,385
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    48.95      $    72.11      $     (.33)  $   (42.08)  $   (30.78)
 Capital gain (loss)........................................           0               0               0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       36.70           80.25           87.86        90.90        91.70
  -- Return of capital......................................           0               0               0            0            0
 Source (on cash basis):
  -- Sales..................................................           0               0               0            0            0
  -- Refinancing............................................           0               0               0            0            0
 -- Operations..............................................       36.70           80.25           87.86        90.90        91.70
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         N/A             N/A             100%         100%         100%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1985         1986            1987         1988         1989
                                                              ----------   ----------      ----------   ----------   -----------
Gross Revenues..............................................  $9,960,370   $9,954,236      $9,694,869   $9,754,664   $10,013,889
Profit on sale of properties................................         N/A      920,577(1)          N/A          N/A           N/A
Extraordinary charge on extinguishment of debt..............         N/A     (894,945)(2)         N/A          N/A           N/A
Write-down of property
Less:
 Operating expenses.........................................     364,373      393,350         480,635      489,806       540,777
 Interest expense...........................................   6,307,664    4,916,744       4,204,623    4,074,729     3,856,045
 Depreciation...............................................     155,782      314,560         475,162      475,162       479,598
Net income-GAAP Basis.......................................   3,132,551    4,355,214       4,534,449    4,714,967     5,137,469
Taxable income (Loss):
 -- from operations.........................................    (532,969)     260,572       1,604,613    1,997,924     2,600,538
 -- from gain on sale.......................................           0    2,035,116(1)            0            0             0
 -- from extraordinary charge...............................           0     (239,948)(2)           0            0             0
Cash generated from operations(3)...........................   2,881,848    4,325,850       5,084,085    5,096,066     5,502,770
Cash generated from sales...................................           0    5,441,434(1)            0            0             0
Cash generated from refinancing.............................           0            0               0            0             0
Cash generated from operations, sales and refinancing.......   2,881,848    9,767,284       5,084,085    5,096,066     5,502,770
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   2,657,778    3,691,774       3,435,000    3,506,667     3,645,000
 -- from sales and refinancing..............................           0    4,950,000               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Less: Special items.........................................           0            0               0            0             0
Cash generated after cash distributions and special items...     224,070    1,125,510       1,649,085    1,589,399     1,857,770
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   (19.19)  $      .73      $    57.77   $    71.93   $     93.62
 Capital gain (loss)........................................           0        73.27               0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       95.68       156.79          123.66       126.24        131.22
  -- Return of capital......................................           0       156.11               0            0             0
 Source (on cash basis):
  -- Sales..................................................           0       180.00               0            0             0
  -- Refinancing............................................           0            0               0            0             0
 -- Operations..............................................       95.68       132.90          123.66       126.24        131.22
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................         100%       93.24%          93.24%       93.24%        93.24%

                                                                                           CPA(R):2
                                                              ------------------------------------------------------------------
                                                                 1990         1991         1992         1993             1994
                                                              ----------   ----------   ----------   -----------      ----------
Gross Revenues..............................................  $9,732,269   $9,756,071   $9,763,695   $ 6,665,727      $5,161,447
Profit on sale of properties................................         N/A          N/A          N/A     8,377,679(5)       23,451(7)
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A      (520,979)(6)         N/A
Write-down of property                                                                                  (841,889)(8)    (445,551)(9)
Less:
 Operating expenses.........................................     685,927      691,505      983,060       846,569         911,755
 Interest expense...........................................   3,771,706    3,595,406    3,337,825     2,142,199       1,593,880
 Depreciation...............................................     480,393      478,388      476,279       501,762         501,657
Net income-GAAP Basis.......................................   4,794,243    4,990,772    4,966,531    10,190,008       1,732,055
Taxable income (Loss):
 -- from operations.........................................   2,461,101    2,874,398    3,574,899     1,924,220       1,368,123
 -- from gain on sale.......................................           0            0            0    21,777,693          40,237
 -- from extraordinary charge...............................           0            0            0             0               0
Cash generated from operations(3)...........................   5,298,252    5,389,873    5,513,940     3,977,769       2,770,535
Cash generated from sales...................................           0            0            0    15,972,862         124,615
Cash generated from refinancing.............................           0            0            0             0               0
Cash generated from operations, sales and refinancing.......   5,298,252    5,389,873    5,513,940    19,950,631       2,895,150
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   3,773,333    3,832,222    3,898,333     2,691,111       1,458,890
 -- from sales and refinancing..............................           0            0            0    14,300,312               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Less: Special items.........................................           0            0            0             0               0
Cash generated after cash distributions and special items...   1,524,919    1,557,651    1,615,607     2,959,208       1,436,260
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $    88.60   $   103.48   $   128.70   $     69.27      $    49.25
 Capital gain (loss)........................................           0            0            0        784.00            1.45
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................      135.84       137.96       140.34        366.84           52.52
  -- Return of capital......................................           0            0            0        250.04            0.00
 Source (on cash basis):
  -- Sales..................................................           0            0            0        520.00               0
  -- Refinancing............................................           0            0            0             0               0
 -- Operations..............................................      135.84       137.96       140.34         96.88           52.52
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       93.24%       93.24%       93.24%        61.97%          61.65%

                                                                            CPA(R):2
                                                              ------------------------------------
                                                                 1995         1996         1997
                                                              ----------   ----------   ----------
Gross Revenues..............................................  $5,185,804   $4,590,963   $4,919,703
Profit on sale of properties................................         N/A          N/A          N/A
Extraordinary charge on extinguishment of debt..............         N/A          N/A          N/A
Write-down of property
Less:
 Operating expenses.........................................     718,035      735,018      857,919
 Interest expense...........................................   1,351,797      731,843      542,304
 Depreciation...............................................     519,891      499,320      519,460
Net income-GAAP Basis.......................................   2,596,081    2,624,782    3,000,020
Taxable income (Loss):
 -- from operations.........................................   5,114,606    1,967,557    2,683,925
 -- from gain on sale.......................................           0            0            0
 -- from extraordinary charge...............................           0            0            0
Cash generated from operations(3)...........................   6,164,009    2,791,872    3,365,082
Cash generated from sales...................................           0            0            0
Cash generated from refinancing.............................           0            0            0
Cash generated from operations, sales and refinancing.......   6,164,009    2,791,872    3,365,082
Less: Cash distribution to investors:
 -- from operating cash flow(4).............................   1,491,667    2,303,728    2,167,890
 -- from sales and refinancing..............................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Less: Special items.........................................           0            0            0
Cash generated after cash distributions and special items...   4,672,342      488,144    1,197,192
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).....................................  $   184.46   $    70.96   $    96.80
 Capital gain (loss)........................................           0            0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income......................................       53.72        83.09        78.19
  -- Return of capital......................................           0            0            0
 Source (on cash basis):
  -- Sales..................................................           0            0            0
  -- Refinancing............................................           0            0            0
 -- Operations..............................................       53.72        83.09        78.19
Amount (in percentage terms) remaining invested in program
 properties at the end of the last year reported in the
 Table (original total acquisition cost of properties
 retained divided by original total acquisition cost of all
 properties in program).....................................       61.65%       61.65%       61.65%

                              TABLE III (3 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase or Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):3
                                          ------------------------------------------------------------------------------
                                            1981            1982         1983         1984         1985         1986
                                          ---------      ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 173,916      $7,746,826   $8,618,753   $8,798,595   $8,792,622   $ 8,720,462
Profit on sale of properties............        N/A             N/A          N/A          N/A          N/A       540,765(1)
Extraordinary charges on extinguishment
 of debt................................        N/A             N/A          N/A          N/A          N/A    (1,256,013)(2)
Write-down of property..................        N/A             N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................     54,011         384,169      369,246      506,660      502,562       496,570
 Interest expense.......................     60,855       4,224,538    4,341,435    3,921,936    3,845,445     3,296,710
 Depreciation...........................          0               0            0            0            0        20,502
Net Income-GAAP Basis...................     59,050       3,138,119    3,908,072    4,369,999    4,444,615     4,191,432
Taxable income (Loss):
 -- from operations.....................   (190,312)       (516,798)    (194,879)     277,458      375,653       708,829
 -- from gain on sale...................          0               0            0            0            0     3,373,025(1)
 -- from extraordinary charge...........          0               0            0            0            0      (852,511)(2)
Cash generated from operations(3).......     41,249       2,698,796    3,523,610    3,979,272    3,995,421     5,009,304
Cash generated from sales...............          0               0            0            0            0     5,302,208(1)
Cash generated from refinancing.........          0               0            0            0            0             0
Cash generated from other...............          0               0            0            0            0             0
Cash generated from operations, sales,
 refinancing and other..................     41,249       2,698,796    3,523,610    3,979,272    3,995,421    10,311,512
Less: Cash distribution to investors:
 -- from operating cash flow(4).........          0       1,906,688    3,388,225    3,787,592    3,889,970     4,125,001
 -- from sales and refinancing..........          0               0            0            0            0             0
 -- other...............................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions..........................     41,249         792,108      135,385      191,680      105,451     6,186,511
Less: Special items.....................          0               0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........     41,249         792,108      135,385      191,680      105,451     6,186,511
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $  (25.06)     $   (19.36)  $    (5.79)  $     8.24   $    11.16   $     (3.21)
 Capital gain...........................          0               0            0            0            0        101.19
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................          0           71.42       100.62       112.48       116.52        122.50
  -- Return of capital..................          0               0            0            0            0             0
Source (on cash basis):
 -- Sales...............................          0               0            0            0            0             0
 -- Refinancing.........................          0               0            0            0            0             0
 -- Other...............................          0               0            0            0            0             0
 -- Operations..........................          0           71.42       100.62       112.48       116.52        122.50
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        N/A             N/A          100%         100%         100%        84.41%

                                                                            CPA(R):3
                                          -----------------------------------------------------------------------------
                                             1987          1988         1989         1990         1991         1992
                                          -----------   ----------   ----------   ----------   ----------   -----------
Gross Revenues..........................  $ 8,394,566   $8,582,478   $8,774,232   $8,713,691   $8,669,175   $ 8,478,263
Profit on sale of properties............          N/A          N/A          N/A          N/A          N/A           N/A
Extraordinary charges on extinguishment
 of debt................................          N/A          N/A          N/A          N/A          N/A           N/A
Write-down of property..................          N/A          N/A          N/A          N/A          N/A           N/A
Other income............................
Less:
 Operating expenses.....................      583,208      568,793      622,281      713,979      855,729     1,533,036
 Interest expense.......................    2,459,640    2,376,215    2,332,100    2,184,359    2,073,632     1,936,878
 Depreciation...........................      108,357      108,208      108,911      108,434      108,272       108,132
Net Income-GAAP Basis...................    5,243,361    5,529,262    5,710,940    5,706,919    5,631,542     4,900,217
Taxable income (Loss):
 -- from operations.....................    2,492,141    2,938,913    3,240,014    3,295,198    3,439,197     5,452,217
 -- from gain on sale...................            0            0            0            0            0             0
 -- from extraordinary charge...........            0            0            0            0            0             0
Cash generated from operations(3).......    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639     5,252,425
Cash generated from sales...............            0            0            0            0            0             0
Cash generated from refinancing.........            0            0            0            0            0             0
Cash generated from other...............            0            0            0            0            0     8,533,614(5)
Cash generated from operations, sales,
 refinancing and other..................    5,458,974    5,743,427    5,749,481    5,785,928    5,712,639    13,786,039
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,073,945    3,830,020    4,131,061    4,469,143    4,649,632     4,925,081
 -- from sales and refinancing..........    5,280,000            0            0            0            0             0
 -- other...............................            0            0            0            0            0     3,333,333(5)
Cash generated (deficiency) after cash
 distributions..........................   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Less: Special items.....................            0            0            0            0            0             0
Cash generated (deficiency) after cash
 distributions and special items........   (3,894,971)   1,913,407    1,618,420    1,316,785    1,063,007     5,527,625
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $     74.01   $    87.28   $    96.22   $    97.86   $   102.13   $    161.91
 Capital gain...........................            0            0            0            0            0             0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       155.71       113.74       122.68       132.72       138.08        145.52
  -- Return of capital..................       123.68            0            0            0            0        100.74
Source (on cash basis):
 -- Sales...............................        160.0            0            0            0            0             0
 -- Refinancing.........................            0            0            0            0            0             0
 -- Other...............................            0            0            0            0            0        100.00(5)
 -- Operations..........................       119.39       113.74       122.68       132.72       138.08        146.26
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%       84.41%       84.41%       84.41%       84.41%        84.41%

                                                                            CPA(R):3
                                          ----------------------------------------------------------------------------
                                             1993             1994            1995             1996            1997
                                          -----------      ----------      -----------      ----------      ----------
Gross Revenues..........................  $ 7,554,227      $7,391,852      $ 7,249,265      $5,730,082      $8,104,707
Profit on sale of properties............          N/A             N/A              N/A             N/A             N/A
Extraordinary charges on extinguishment
 of debt................................          N/A             N/A              N/A             N/A             N/A
Write-down of property..................   (1,302,318)(6)    (697,325)(7)     (146,184)(8)         N/A             N/A
Other income............................                                    11,499,176(9)          N/A             N/A
Less:
 Operating expenses.....................    1,441,186       1,719,172        1,173,053       1,031,997       1,227,688
 Interest expense.......................    1,734,434       1,602,175        1,255,047          75,158          17,744
 Depreciation...........................      147,229         158,367          198,590         188,893         215,272
Net Income-GAAP Basis...................    2,929,060       3,214,813       15,975,567       4,434,034       6,644,003
Taxable income (Loss):
 -- from operations.....................    5,504,655       4,461,854       23,951,874       2,988,189       5,502,953
 -- from gain on sale...................            0               0                0         157,910               0
 -- from extraordinary charge...........            0               0                0               0               0
Cash generated from operations(3).......    4,387,721       4,647,375       12,917,577       3,906,606       4,587,044
Cash generated from sales...............            0               0        5,435,869(9)    1,853,816(10)           0
Cash generated from refinancing.........            0               0                0               0               0
Cash generated from other...............    2,260,792       2,286,195                0               0               0
Cash generated from operations, sales,
 refinancing and other..................    6,648,513       6,933,570       18,353,446       5,760,422       4,587,044
Less: Cash distribution to investors:
 -- from operating cash flow(4).........    4,606,531       4,656,367        4,722,367       3,319,280       4,214,958
 -- from sales and refinancing..........            0               0                0               0               0
 -- other...............................            0               0        8,000,000               0               0
Cash generated (deficiency) after cash
 distributions..........................    2,041,982       2,277,203        5,631,079       2,441,142         372,086
Less: Special items.....................            0               0                0               0               0
Cash generated (deficiency) after cash
 distributions and special items........    2,041,982       2,277,203        5,361,079       2,441,142         372,086
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income........................  $    163.47      $   132.50      $    711.33      $    88.74      $   163.42
 Capital gain...........................            0               0                0            4.69               0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        86.98           95.47           376.83           98.57          125.17
  -- Return of capital..................        48.83           41.82                0               0               0
Source (on cash basis):
 -- Sales...............................            0               0                0               0               0
 -- Refinancing.........................            0               0                0               0               0
 -- Other...............................            0               0                0               0               0
 -- Operations..........................       135.81          137.29           376.83           98.57          125.17
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................        84.41%          84.41%           84.41%          68.83%          68.83%

                              TABLE III (4 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                                  CPA(R):4
                                               -------------------------------------------------------------------------------
                                                 1982        1983         1984          1985          1986            1987
                                               --------   ----------   -----------   -----------   -----------     -----------
Gross Revenues...............................  $  5,916   $7,136,840   $10,976,004   $10,950,473   $10,021,241     $ 8,733,350
Profit on sale of properties.................       N/A          N/A           N/A           N/A     1,454,064(1)          N/A
Extraordinary gain...........................       N/A          N/A           N/A           N/A           N/A             N/A
Write-down of property.......................       N/A          N/A           N/A           N/A    (2,266,656)(2)         N/A
Extraordinary charge on extinguishment of
 debt........................................       N/A          N/A           N/A           N/A           N/A             N/A
Other........................................       N/A          N/A           N/A           N/A           N/A             N/A
Less:
 Operating expenses..........................     9,137      274,260       245,150       278,838       529,941         566,780
 Interest expense............................     5,784    3,180,356     5,453,442     5,395,023     5,149,287       4,101,592
 Depreciation................................     1,302      346,155       808,870       828,303     1,059,071       1,628,118
Net Income (Loss)-GAAP Basis.................   (10,307)   3,336,069     4,468,542     4,448,309     2,470,350       2,436,860
Taxable Income (Loss):
 -- from operations..........................    (2,604)     781,413      (281,447)      (98,623)     (402,328)       (433,637)
 -- from gain on sale........................         0            0             0             0     4,047,994(1)            0
 -- from extraordinary charge                         0            0             0             0             0               0
 -- other....................................         0            0             0             0             0               0
Cash generated from operations(6)............    (3,135)   3,471,621     4,787,836     4,728,701     4,857,156       4,115,421
Cash generated from sales....................         0            0             0             0     4,483,969(1)            0
Cash generated from refinancing..............         0            0             0             0             0               0
Cash generated from other....................         0            0             0             0             0               0
Cash generated from operations, sales,
 refinancing and other.......................    (3,135)   3,471,621     4,787,836     4,728,701     9,341,125       4,115,421
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............         0    2,345,537     4,565,144     4,603,376     4,639,789       4,594,265
 -- from sales and refinancing...............         0            0             0             0             0       1,711,359
Cash generated (deficiency) after cash
 distributions...............................    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Less: Special items..........................         0            0             0             0             0               0
Cash generated (deficiency) after cash
 distributions and special items.............    (3,135)   1,126,084       222,692       125,325     4,701,336      (2,190,203)
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $      0   $    21.01   $     (6.18)  $     (2.17)  $     (8.84)    $     (9.52)
 Other.......................................         0            0             0             0             0               0
 Capital gain................................         0            0             0             0         88.94               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................         0        63.06         98.18         97.73         54.28           53.53
 -- Return of capital........................         0            0          2.12          3.41         47.66           87.02
 Source (on cash basis):
 -- Sales....................................         0            0             0             0             0           40.00
 -- Refinancing..............................         0            0             0             0             0               0
 -- Operations...............................         0        63.06        100.30        101.14        101.94          100.55
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       N/A          N/A           100%          100%        85.20%          85.20%

                                                                             CPA(R):4
                                               ---------------------------------------------------------------------
                                                  1988           1989           1990            1991         1992
                                               ----------     ----------     -----------     ----------   ----------
Gross Revenues...............................  $9,117,527     $9,393,587     $ 9,694,000     $9,653,180   $9,959,144
Profit on sale of properties.................         N/A            N/A             N/A            N/A          N/A
Extraordinary gain...........................         N/A            N/A       2,080,304(3)         N/A          N/A
Write-down of property.......................         N/A            N/A      (2,080,304)(2)        N/A          N/A
Extraordinary charge on extinguishment of
 debt........................................    (160,000)(4)    (70,266)(5)         N/A            N/A          N/A
Other........................................         N/A            N/A             N/A            N/A      (44,308)(7)
Less:
 Operating expenses..........................     538,523        614,235         752,499        790,950    1,647,627
 Interest expense............................   3,805,805      3,552,960       3,504,016      3,441,293    3,309,359
 Depreciation................................   1,468,317     1,243,008..      1,207,776      1,184,801    1,259,693
Net Income (Loss)-GAAP Basis.................   3,144,882      3,913,118       4,229,709      4,236,136    3,698,157
Taxable Income (Loss):
 -- from operations..........................     561,034      1,408,950       1,518,550      1,702,996    1,737,637
 -- from gain on sale........................           0              0               0              0            0
 -- from extraordinary charge                    (160,000)(4)    (70,266)(5)           0              0            0
 -- other....................................           0              0               0              0      (14,801)(7)
Cash generated from operations(6)............   4,763,309      5,289,802       5,611,039      5,479,320    5,071,063
Cash generated from sales....................           0              0               0              0            0
Cash generated from refinancing..............           0              0               0              0            0
Cash generated from other....................           0              0               0              0       14,195(7)
Cash generated from operations, sales,
 refinancing and other.......................   4,763,309      5,289,802       5,611,039      5,479,320    5,085,258
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............   4,522,360      4,564,233       4,627,954      4,729,905    4,819,116
 -- from sales and refinancing...............           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions...............................     240,949        725,569         983,085        749,415      266,142
Less: Special items..........................           0              0               0              0            0
Cash generated (deficiency) after cash
 distributions and special items.............     240,949        725,569         983,085        749,415      266,142
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $    12.33     $    29.41     $     33.36     $    37.42   $    38.18
 Other.......................................           0              0               0              0        (0.33)
 Capital gain................................           0              0               0              0            0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       69.10          85.97           92.93          93.07        81.25
 -- Return of capital........................       30.26          14.31            8.75          10.85        24.63
 Source (on cash basis):
 -- Sales....................................           0              0               0              0            0
 -- Refinancing..............................           0              0               0              0            0
 -- Operations...............................       99.36         100.28          101.68         103.92       105.88
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................       85.20%         85.20%          85.20%         85.20%       85.20%

                                                                               CPA(R):4
                                               -------------------------------------------------------------------------
                                                  1993            1994          1995            1996            1997
                                               -----------     -----------   -----------     -----------     -----------
Gross Revenues...............................  $12,450,374     $11,570,621   $11,896,324     $ 9,322,373(12) $10,225,363
Profit on sale of properties.................          N/A             N/A     3,330,098(10)         N/A             N/A
Extraordinary gain...........................      345,000(9)          N/A           N/A             N/A             N/A
Write-down of property.......................          N/A             N/A           N/A             N/A      (2,316,000)(13)
Extraordinary charge on extinguishment of
 debt........................................          N/A             N/A           N/A             N/A             N/A
Other........................................          N/A             N/A           N/A       1,118,318(11)     681,316(14)
Less:
 Operating expenses..........................    3,375,359       3,590,081     3,299,454       1,090,215       1,299,302
 Interest expense............................    2,987,868       2,396,017     2,098,857       1,515,248         847,596
 Depreciation................................    1,346,641       1,141,143     1,149,525         921,702         835,836
Net Income (Loss)-GAAP Basis.................    5,085,506       4,443,380     8,678,586       6,913,526       5,607,945
Taxable Income (Loss):
 -- from operations..........................    3,540,526       2,462,537     7,224,511       5,049,765       5,998,404
 -- from gain on sale........................      957,340               0     9,318,375               0               0
 -- from extraordinary charge                            0               0             0               0               0
 -- other....................................            0               0             0               0               0
Cash generated from operations(6)............    6,231,586       5,772,103     6,099,480       7,167,641       7,465,721
Cash generated from sales....................            0               0     9,477,492               0               0
Cash generated from refinancing..............            0               0             0               0               0
Cash generated from other....................            0               0             0               0               0
Cash generated from operations, sales,
 refinancing and other.......................    6,231,586       5,772,103    15,576,972       7,167,641       7,465,721
Less: Cash distribution to investors:
 -- from operating cash flow(8)..............    4,854,619       4,878,286     4,780,885       4,452,597       6,727,737
 -- from sales and refinancing...............            0               0     4,321,616               0               0
Cash generated (deficiency) after cash
 distributions...............................    1,376,967         893,817     6,474,471       2,715,044         737,984
Less: Special items..........................            0               0             0               0               0
Cash generated (deficiency) after cash
 distributions and special items.............    1,376,967         893,817     6,474,471       2,715,044         737,984
Tax and Distribution Data Per $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss)......................  $     77.79     $     54.10   $    158.73     $    110.95     $    131.79
 Other.......................................            0               0             0               0               0
 Capital gain................................        21.03               0             0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income........................       106.66           97.62        190.68           97.83          123.21
 -- Return of capital........................            0            9.56          9.31               0           24.60
 Source (on cash basis):
 -- Sales....................................            0               0             0               0               0
 -- Refinancing..............................            0               0             0               0               0
 -- Operations...............................       106.66          107.18        199.99           97.83          147.81
Amount (in percentage terms) remaining
 invested in program properties at the end of
 the last year reported in the Table
 (original total acquisition cost of
 properties retained divided by original
 total acquisition cost of all properties in
 program)....................................        85.20%          85.20%        70.68%          70.68%          70.68%

                              TABLE III (5 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                             CPA(R):5
                                          ------------------------------------------------------------------------------
                                            1983        1984         1985         1986          1987            1988
                                          --------   ----------   ----------   -----------   -----------     -----------
Gross Revenues..........................  $151,212   $7,692,603   $9,285,385   $12,857,025   $14,405,568     $15,061,441
Other...................................       N/A          N/A          N/A           N/A           N/A             N/A
Profit (loss) on sale or disposition of
 properties.............................       N/A          N/A          N/A           N/A      (457,484)(1)         N/A
Extraordinary charge on extinguishment
 of debt................................       N/A          N/A          N/A           N/A           N/A             N/A
Write-down of property..................       N/A          N/A          N/A      (860,000)(4)         N/A           N/A
Less:
 Operating expenses.....................    81,016      195,585      363,490       493,702     1,327,685         758,159
 Interest expenses......................     1,041    1,828,708    3,557,103     6,447,584     7,050,466       6,926,712
 Depreciation...........................         0       90,662      890,342     2,300,987     2,506,914       2,637,104
 Minority Interest......................       N/A          N/A          N/A        80,834       165,810         197,354
Net Income-GAAP Basis...................    69,155    5,577,648    4,474,450     2,673,918     2,897,209       4,542,112
Taxable Income (Loss):
 -- from operations.....................    83,341    4,180,317    2,173,368       277,783    (1,015,507)        406,029
 -- from gain (loss) on sale or
  disposition...........................         0            0            0             0    (1,065,808)              0
 -- from other..........................         0            0            0             0             0               0
Cash generated from operations(10)......    77,254    5,612,247    5,157,259     6,550,334     5,622,209       6,571,710
Cash generated from sales...............         0            0            0             0       500,000(1)            0
Cash generated from refinancing.........         0            0            0             0             0               0
Cash generated from operations, sales
 and refinancing........................    77,254    5,612,247    5,157,259     6,550,334     6,122,209       6,571,710
Less: Cash distribution to investors:
 -- from operating cash flow(11)........         0    5,150,600    5,324,013     5,481,771     5,535,961       5,587,744
 -- from sales and refinancing..........         0            0            0             0             0               0
Cash generated (deficiency) after cash
 distributions..........................    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Less: special items.....................
Cash generated (deficiency) after cash
 distributions and special items........    77,254      461,647     (166,754)    1,068,563       586,248         983,966
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $   1.38   $    69.43   $    36.09   $      4.61   $    (16.87)    $      6.74
  Capital gain (loss)...................         0            0            0             0        (17.69)              0
  Other.................................         0            0            0             0             0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................         0        85.54        74.31         44.41         48.12           75.43
 -- Return of capital...................         0            0        14.11         46.63         43.82           17.37
 Source (on cash basis):
 -- Sales...............................         0            0            0             0             0               0
 -- Refinancing.........................         0            0            0             0             0               0
 -- Operations..........................         0        85.54        88.42         91.04         91.94           92.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................       N/A          N/A          N/A           N/A           N/A           98.51%

                                                                          CPA(R):5
                                          -------------------------------------------------------------------------
                                             1989           1990           1991            1992            1993
                                          -----------    -----------    -----------     -----------     -----------
Gross Revenues..........................  $15,324,326    $14,912,517    $15,167,339     $18,195,423(8)  $18,260,614
Other...................................          N/A            N/A       (103,595)(5)   1,872,534         214,978(12)
Profit (loss) on sale or disposition of
 properties.............................       47,319(2)         N/A        (35,987)(6)    (488,795)(9)         N/A
Extraordinary charge on extinguishment
 of debt................................          N/A        (32,714)(3)         N/A            N/A             N/A
Write-down of property..................          N/A            N/A       (300,000)(7)         N/A        (323,611)(13)
Less:
 Operating expenses.....................    1,305,074      1,503,721      3,354,854       6,111,874       6,417,993
 Interest expenses......................    7,052,901      6,512,534      6,042,335       5,293,044       4,941,889
 Depreciation...........................    2,632,299      2,620,793      2,622,033       2,317,013       2,295,887
 Minority Interest......................       17,714        114,721       (174,657)            N/A             N/A
Net Income-GAAP Basis...................    4,363,657      4,128,034      2,883,192       5,857,231       4,496,212
Taxable Income (Loss):
 -- from operations.....................      799,445        857,331      1,077,650       1,530,150       2,039,288
 -- from gain (loss) on sale or
  disposition...........................    87,421(2)        488,066         (2,674)(6)     871,676               0
 -- from other..........................            0              0       (154,918)(5)   2,617,784(8)            0
Cash generated from operations(10)......    6,911,989      5,895,617      5,278,070       6,202,200       6,241,041
Cash generated from sales...............      239,362(2)           0        120,000(6)            0               0
Cash generated from refinancing.........            0              0              0               0               0
Cash generated from operations, sales
 and refinancing........................    7,151,351      5,895,617      5,398,070       6,202,200       6,241,041
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,635,916      5,684,084      5,732,256       5,780,425       5,828,596
 -- from sales and refinancing..........            0              0              0               0               0
Cash generated (deficiency) after cash
 distributions..........................    1,515,435        211,533       (334,186)        421,775         412,445
Less: special items.....................                                                                          0
Cash generated (deficiency) after cash
 distributions and special items........    1,515,435        211,533       (334,186)        421,775         412,445
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     13.28    $     14.24    $     17.90     $     25.41     $     33.87
  Capital gain (loss)...................         1.45              0          (0.04)          14.48               0
  Other.................................            0              0              0           43.48               0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        72.47          68.56          47.88           96.00           74.67
 -- Return of capital...................        21.13          25.84          47.32               0           22.13
 Source (on cash basis):
 -- Sales...............................            0              0              0               0               0
 -- Refinancing.........................            0              0              0               0               0
 -- Operations..........................        93.60          94.40          95.20           96.00           96.80
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        98.51%         97.60%         97.45%          94.12%          94.12%

                                                                     CPA(R):5
                                          --------------------------------------------------------------
                                             1994             1995             1996             1997
                                          -----------      -----------      -----------      -----------
Gross Revenues..........................  $18,125,156      $15,768,137      $13,204,966      $ 9,749,700
Other...................................          N/A              N/A              N/A              N/A
Profit (loss) on sale or disposition of
 properties.............................    1,242,614(14)      614,234(16)    5,284,165(18)      956,829(20)
Extraordinary charge on extinguishment
 of debt................................     (117,619)(15)         N/A              N/A              N/A
Write-down of property..................            0       (1,980,550)(17)  (1,300,000)(19)  (1,350,000)(21)
Less:
 Operating expenses.....................    7,111,014        6,927,470        6,006,397        4,176,004
 Interest expenses......................    4,518,529        3,495,872        2,075,230        1,363,680
 Depreciation...........................    2,181,422        2,065,781        1,331,028        1,131,397
 Minority Interest......................          N/A              N/A              N/A              N/A
Net Income-GAAP Basis...................    5,439,186        1,912,698        7,776,476        2,685,448
Taxable Income (Loss):
 -- from operations.....................      866,115        1,621,566        1,690,288        1,481,174
 -- from gain (loss) on sale or
  disposition...........................   10,019,470                0        8,338,765        2,927,201
 -- from other..........................            0                0                0                0
Cash generated from operations(10)......    6,292,833        4,688,070        7,901,310        4,393,646
Cash generated from sales...............            0        1,187,362(16)    8,583,803                0
Cash generated from refinancing.........            0                0                0                0
Cash generated from operations, sales
 and refinancing........................    6,292,833        5,875,432       16,485,113        4,393,646
Less: Cash distribution to investors:
 -- from operating cash flow(11)........    5,862,314        8,054,982        4,456,949        5,175,122
 -- from sales and refinancing..........            0                0                0          792,400(18)
Cash generated (deficiency) after cash
 distributions..........................      430,519       (2,179,550)      12,028,164       (1,573,876)
Less: special items.....................            0                0                0                0
Cash generated (deficiency) after cash
 distributions and special items........      430,519       (2,179,550)      12,028,164       (1,573,876)
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
  Ordinary income (loss)................  $     14.87      $     26.93      $     28.07      $     24.60
  Capital gain (loss)...................       166.40                0           141.45            48.61
  Other.................................            0                0                0                0
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income...................        90.33            31.77            74.02            44.60
 -- Return of capital...................         7.03           102.01                0            54.51
 Source (on cash basis):
 -- Sales...............................            0                0                0                0
 -- Refinancing.........................            0                0                0                0
 -- Operations..........................        97.36           133.78            74.02            99.11
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program..................        92.97%           81.82%           63.06%           46.45%

                              TABLE III (6 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                               CPA(R):6
                                          -----------------------------------------------------------------------------------
                                             1985          1986          1987          1988           1989           1990
                                          ----------    ----------    ----------    -----------    -----------    -----------
Gross Revenues..........................  $4,200,601    $6,432,252    $9,898,043    $11,197,061    $10,904,247    $11,092,133
Gain on sale............................           0             0             0              0              0              0
Other...................................           0             0             0              0              0              0
Extraordinary (charge) gain.............           0             0             0              0              0              0
Less:
 Operating expenses.....................     215,852       333,030       573,786        558,887        575,222        802,183
 Interest expense.......................     792,434     2,111,626     4,736,879      5,416,130      5,388,140      5,269,354
 Depreciation...........................       5,709       278,305     1,095,295      1,405,857      1,418,340      1,418,339
Net Income-GAAP Basis...................   3,186,606     3,709,291     3,492,083      3,816,187      3,522,545      3,602,257
Taxable Income:
 -- from operations.....................   2,650,283     2,577,849       982,403      1,219,990      1,218,257      1,338,235
 -- from gain on sale...................           0             0             0              0              0              0
 -- from extraordinary charge...........           0             0             0              0              0              0
 -- from other..........................           0             0             0              0              0              0
Cash generated from operations(4).......   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Cash generated from sales...............           0             0             0              0              0              0
Cash generated from refinancing.........           0             0             0              0              0              0
Cash generated from other...............           0             0             0              0              0              0
Cash generated from operations, sales,
 refinancing and other..................   3,194,889     4,509,489     5,239,285      4,983,579      5,032,548      5,201,952
Less: Cash distribution to investors:
 -- from operating cash flow(5).........   2,422,433     4,274,550     4,154,307      4,198,176      4,247,146      4,316,026
 -- from sales and refinancing..........           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions..........................     772,456       234,939     1,084,978        785,403        785,402        885,926
 Less: Special items....................           0             0             0              0              0              0
Cash generated (deficiency) after cash
 distributions and special items........     772,456       234,939     1,084,978        785,403        785,402        885,926
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $    51.96    $    50.54    $    19.26    $     23.92    $     23.88    $     26.23
 Other..................................           0             0             0              0              0              0
 Capital gain...........................           0             0             0              0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................       47.49         72.72         68.46          74.81          69.06          70.62
  -- Return of capital..................           0          7.85         12.98           7.49          14.20          13.99
 Source (on cash basis):
  -- Sales..............................           0             0             0              0              0              0
  -- Refinancing........................           0             0             0              0              0              0
  -- Operations.........................       47.49         80.57         81.44          82.30          83.26          84.61
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         N/A           N/A           N/A           100%           100%           100%

                                                                             CPA(R):6
                                          -------------------------------------------------------------------------------
                                             1991               1992               1993           1994           1995
                                          -----------        -----------        -----------    -----------    -----------
Gross Revenues..........................  $11,406,582        $14,177,113        $15,387,180    $15,693,853    $16,737,899
Gain on sale............................            0                  0                  0              0              0
Other...................................      (55,783)(1)        (75,211)(3)            N/A            N/A            N/A
Extraordinary (charge) gain.............      (13,559)(2)              0                N/A            N/A      2,088,268(6)
Less:
 Operating expenses.....................    1,078,174          2,858,645          4,706,491      5,933,070      4,942,528
 Interest expense.......................    5,222,844          5,319,971          5,122,703      5,040,589      4,499,692
 Depreciation...........................    1,418,968          1,668,951          1,637,678      1,621,029      1,525,011
Net Income-GAAP Basis...................    3,617,254          4,254,335          3,920,308      3,099,165      7,858,936
Taxable Income:
 -- from operations.....................    1,831,848          2,227,427          2,091,787      1,156,303      7,871,636
 -- from gain on sale...................            0                  0                  0              0              0
 -- from extraordinary charge...........      (13,559)(2)              0                  0              0              0
 -- from other..........................     (250,032)(1)         27,303(3)               0              0              0
Cash generated from operations(4).......    5,719,005          6,066,705          5,531,994      5,094,336     11,133,036
Cash generated from sales...............            0                  0                  0              0              0
Cash generated from refinancing.........      870,913          2,414,076                  0              0              0
Cash generated from other...............            0             17,008(3)               0              0              0
Cash generated from operations, sales,
 refinancing and other..................    6,589,918          8,497,789          5,531,994      5,094,336     11,133,036
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,421,586          4,633,297          4,676,223      4,704,691      4,736,359
 -- from sales and refinancing..........            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions..........................    2,168,332          3,864,492            855,771        389,645      6,396,677
 Less: Special items....................            0                  0                  0              0              0
Cash generated (deficiency) after cash
 distributions and special items........    2,168,332          3,864,492            855,771        389,645      6,396,677
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     35.65        $     43.67        $     41.01    $     22.67    $    154.38
 Other..................................            0               0.54                  0              0              0
 Capital gain...........................            0                  0                  0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        70.91              83.40              76.85          60.76          92.89
  -- Return of capital..................        15.77               7.43              14.82          31.47              0
 Source (on cash basis):
  -- Sales..............................            0                  0                  0              0              0
  -- Refinancing........................            0                  0                  0              0              0
  -- Operations.........................        86.68              90.83              91.67          92.23          92.89
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................         100%               100%               100%           100%           100%

                                                     CPA(R):6
                                          ------------------------------
                                             1996               1997
                                          -----------        -----------
Gross Revenues..........................  $16,537,296        $17,384,088
Gain on sale............................       70,878(7)             N/A
Other...................................          N/A                N/A
Extraordinary (charge) gain.............          N/A                N/A
Less:
 Operating expenses.....................    4,914,538          5,048,701
 Interest expense.......................    4,003,726          3,715,143
 Depreciation...........................    1,664,514          1,780,317
Net Income-GAAP Basis...................    6,025,396          6,839,927
Taxable Income:
 -- from operations.....................    3,450,345          4,530,411
 -- from gain on sale...................      242,713                  0
 -- from extraordinary charge...........            0                  0
 -- from other..........................            0                  0
Cash generated from operations(4).......    7,615,526          8,075,717
Cash generated from sales...............            0                  0
Cash generated from refinancing.........            0                  0
Cash generated from other...............            0                  0
Cash generated from operations, sales,
 refinancing and other..................    7,615,526          8,075,717
Less: Cash distribution to investors:
 -- from operating cash flow(5).........    4,880,911          7,002,505
 -- from sales and refinancing..........
Cash generated (deficiency) after cash
 distributions..........................    2,734,615          1,073,212
 Less: Special items....................            0                  0
Cash generated (deficiency) after cash
 distributions and special items........    2,734,615          1,073,212
Tax and Distribution Data Per $1000
 Invested
Federal Income Tax Results:
 Ordinary income (loss).................  $     67.67        $     88.85
 Other..................................            0                  0
 Capital gain...........................            0                  0
Cash Distributions to Investors:
 Source (on GAAP basis):
  -- Investment income..................        95.72             134.14
  -- Return of capital..................            0               3.19
 Source (on cash basis):
  -- Sales..............................            0                  0
  -- Refinancing........................            0                  0
  -- Operations.........................        95.72             137.33
Amount (in percentage terms) remaining
 invested in program properties at the
 end of the last year reported in the
 Table (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of all
 properties in program).................       99.79%             99.79%

                              TABLE III (7 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

     Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS. MORTGAGE FINANCING FOR THE CPA(R) PARTNERSHIPS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PARTNERSHIPS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                      CPA(R):7
                                ------------------------------------------------------------------------------------
                                   1986         1987         1988          1989           1990              1991
                                ----------   ----------   ----------    -----------    -----------       -----------
Gross Revenues................  $   90,399   $4,119,934   $9,066,142    $14,071,843    $13,725,684       $13,648,275
Profit (loss) on sale of
 properties...................         N/A          N/A          N/A            N/A         58,172(1)         54,197(4)
Gain on sale of securities....         N/A          N/A    1,766,185(3)      48,158(3)      69,544(3)            N/A
Extraordinary gain charge.....
Write-down of property........         N/A          N/A          N/A            N/A       (500,000)(2)           N/A
Other.........................         N/A          N/A          N/A            N/A            N/A               N/A
Less:
 Operating expenses...........      46,413      326,846    1,848,463      5,576,552      6,194,008         6,170,575
 Interest expense.............      22,911    1,389,385    3,479,631      4,657,478      4,718,573         4,471,097
 Depreciation.................           0      131,567    1,009,247      1,422,116      1,567,896         1,607,889
Net Income-GAAP Basis.........      21,075    2,272,136    4,494,986      2,463,855        872,923         1,452,911
Taxable Income (Loss):
  -- from operations..........     (51,877)   1,203,013    1,585,180      1,195,514          3,689           746,150
  -- from gain (loss) on
  sales.......................           0            0    1,766,185(3)      48,158(3)     127,716(1)(3)      54,197(4)
  -- other....................           0            0            0              0              0                 0
Cash generated from
 operations...................   1,550,648    1,115,274    4,136,538      3,745,289      3,153,131         3,303,198
Cash generated from sales.....           0            0    1,766,185(3)      48,158(3)     245,324           183,430(4)
Cash generated from
 refinancing..................           0            0            0              0              0           978,087
Cash generated from other.....           0            0            0              0              0                 0
Cash generated from
 operations, sales,
 refinancing and other........   1,550,648    1,115,274    5,902,723      3,793,447      3,398,455         4,464,715
Less: Cash distribution to
 investors:
  -- from operating cash
  flow(6).....................           0    1,363,271    3,902,233      3,940,765      3,992,781         3,303,198
  -- from sales and
  refinancing.................           0            0            0              0              0           503,673
Cash generated (deficiency)
 after cash distributions.....   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Less: Special items...........           0            0            0              0              0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................   1,550,648     (247,997)   2,000,490       (147,318)      (594,326)          657,844
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $    (4.29)  $    24.98   $    32.91    $     24.82    $       .08       $     15.49
 Other........................           0            0            0              0              0                 0
 Capital gain.................           0            0        36.67           1.00              0                 0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........           0        60.60        81.02          51.16          18.12             30.17
  -- Return of capital........           0            0            0          30.66          64.78             53.03
 Source (on cash basis):
  -- Sales....................           0            0            0              0              0                 0
  -- Refinancing..............           0            0            0              0              0             10.46
  -- Operations...............           0        60.60        81.02          81.82          82.90             72.74
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....         N/A          N/A          N/A            100%         99.86%            99.70%

                                                                             CPA(R):7
                                ---------------------------------------------------------------------------------------------------
                                   1992            1993              1994              1995              1996              1997
                                -----------     -----------       -----------       -----------       -----------       -----------
Gross Revenues................  $14,502,032     $12,243,029       $13,840,052       $12,196,252       $12,731,328       $12,706,396
Profit (loss) on sale of
 properties...................          N/A        (552,383)(8)     7,814,474(10)     1,019,362(13)        74,729(17)           N/A
Gain on sale of securities....          N/A             N/A               N/A         1,323,858(13)           N/A               N/A
Extraordinary gain charge.....                      879,433(12)      (511,503)                                 --               N/A
Write-down of property........          N/A      (3,303,228)(9)      (641,731)(11)     (319,685)(14)           --          (139,999)
(18)
Other.........................     (141,723)(5)     435,106(3)        986,155           111,226(15)      (128,879)(15)     (128,642)
(19)
Less:
 Operating expenses...........    6,404,695       4,485,628         4,336,235         4,986,585         5,181,249         5,921,214
 Interest expense.............    4,155,956       3,324,398         3,537,640         2,456,129         1,942,737         1,868,189
 Depreciation.................    1,616,335       1,647,397         1,619,726         1,361,952         1,154,088         1,213,286
Net Income-GAAP Basis.........    2,183,323         244,534        11,993,846         5,526,347         4,399,104         3,435,066
Taxable Income (Loss):
  -- from operations..........    1,534,247      11,218,042         2,452,425         3,451,813         3,856,378         3,268,674
  -- from gain (loss) on
  sales.......................            0       2,093,467        10,460,324                 0          (188,980)         (144,260)
  -- other....................       51,875(5)      283,740           682,500                 0                 0                 0
Cash generated from
 operations...................    4,489,865       4,135,048         5,347,231         5,089,776         5,499,073         4,682,499
Cash generated from sales.....            0         283,740        14,662,004         1,546,019(13)       617,867(17)       200,000
Cash generated from
 refinancing..................            0       1,047,890           700,000                                  --                --
Cash generated from other.....       32,313(5)        3,578            38,281            31,457(16)        27,761(16)        30,787
Cash generated from
 operations, sales,
 refinancing and other........    4,522,178       5,470,256        20,747,516         6,667,252         6,144,701         4,913,286
Less: Cash distribution to
 investors:
  -- from operating cash
  flow(6).....................    3,388,324(7)    2,948,590         3,246,729        10,434,626         3,483,017         3,751,664
  -- from sales and
  refinancing.................            0               0                 0                 0                 0                 0
Cash generated (deficiency)
 after cash distributions.....    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684         1,161,622
Less: Special items...........            0               0                 0                                   0                 0
Cash generated (deficiency)
 after cash distributions and
 special items................    1,133,854       2,521,666        17,500,787        (3,767,374)        2,661,684         1,161,622
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $     31.85     $    232.91       $     50.92       $     71.77       $     80.18       $     67.95
 Other........................         1.08            5.89             14.17                 0                 0             (3.00)
 Capital gain.................            0           43.47            217.18                 0             (4.14)                0
Cash Distributions to
 Investors:
 Source (on GAAP basis):
  -- Investment income........        45.33            5.08             67.41            114.82             91.47             71.42
  -- Return of capital........        20.86           56.14                 0            101.98                 0              6.58
 Source (on cash basis):
  -- Sales....................            0               0                 0                                   0                 0
  -- Refinancing..............            0               0                 0                                   0                 0
  -- Operations...............        66.19           61.22             67.41            216.80             91.47             78.00
  Amount (in percentage terms)
   remaining invested in
   program properties at the
   end of the last year
   reported in the Table
   (original total acquisition
   cost of properties retained
   divided by original total
   acquisition cost of all
   properties in program).....        99.70%          97.86%            83.50%            73.82%            73.16%            73.16%

                              TABLE III (8 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                           CPA(R):8
                                     ------------------------------------------------------------------------------------
                                        1988         1989          1990          1991            1992            1993
                                     ----------   -----------   -----------   -----------     -----------     -----------
Gross Revenues.....................  $2,877,969   $11,744,379   $14,120,755   $14,396,115     $15,176,928     $18,060,581
Profit on sale of properties.......         N/A           N/A           N/A         1,736(1)          N/A             N/A
Other..............................         N/A           N/A           N/A           N/A         (51,219)(2)      21,111
Extraordinary charge...............         N/A           N/A           N/A           N/A             N/A             N/A
Less:
 Operating expenses................     322,625       934,022       912,831     1,214,634       2,227,334       4,151,151
 Interest expense..................     939,460     4,871,609     6,917,234     7,095,848       6,943,303       6,737,293
 Depreciation......................     214,618       877,918     1,204,389     1,490,532       1,642,518       1,935,624
 Minority Interest.................         N/A           N/A           N/A           N/A             N/A             N/A
Net Income-GAAP Basis..............   1,401,266     5,060,830     5,086,301     4,596,837       4,312,554       5,257,624
Taxable Income (Loss):
 -- from operations................   1,043,085     3,268,042     2,910,667     2,819,692       3,009,471       5,060,536
 -- from gain on sale..............      50,641             0
 -- from other.....................           0             0             0         1,736(1)      (17,110)(2)           0
 -- from extraordinary charge......           0             0             0             0               0               0
Cash generated from operations.....   1,697,043     5,752,461     6,303,966     6,285,116       6,321,159       8,376,844
Cash generated from sales..........           0             0             0         7,991(1)            0               0
Cash generated from refinancing....           0             0             0             0               0               0
Cash generated from other..........           0             0             0             0          16,408(2)      253,858
Cash generated from operations,
 sales, refinancing and other......   1,697,043     5,752,461     6,303,966     6,293,107       6,337,567       8,630,702
Less: Cash distribution to
 investors:
 -- from operating cash flow.......     728,786     5,575,793     6,165,188     6,225,409       6,285,600       6,327,785
 -- from sales and refinancing.....           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions................     968,257       176,668       138,778        67,698          51,697       2,302,917
Less: Special items................           0             0             0             0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................     968,257       176,668       138,778        67,698          51,697       2,302,917
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $    16.97   $     43.41   $     38.67   $     37.46     $     39.98     $     67.23
   Other...........................           0             0             0          0.02(1)        (0.23)(2)           0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............       20.91         67.23         67.57         61.07           57.29           69.84
   -- Return of capital............           0          6.84         14.33         21.63           26.21           14.22
 Source (on cash basis):
   -- Sales........................           0             0             0             0               0               0
   -- Refinancing..................           0             0             0             0               0               0
   -- Operations...................       20.91         74.07         81.90         82.70           83.50           84.06
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........         N/A           N/A           100%        99.99%          99.99%          99.99%

                                                              CPA(R):8
                                     -----------------------------------------------------------
                                        1994            1995            1996            1997
                                     -----------     -----------     -----------     -----------
Gross Revenues.....................  $18,804,769     $19,886,284     $16,207,400(5)  $14,927,898
Profit on sale of properties.......          N/A             N/A          21,697(6)          N/A
Other..............................      (83,436)        (62,359)(4)   1,239,400(4)      738,979(7)
Extraordinary charge...............     (120,000)(3)         N/A             N/A             N/A
Less:
 Operating expenses................    4,445,083       3,774,470       1,242,655       1,918,771
 Interest expense..................    6,266,275       5,799,127       5,232,928       4,543,266
 Depreciation......................    1,997,946       1,912,503       1,539,737       1,325,929
 Minority Interest.................          N/A             N/A             N/A             N/A
Net Income-GAAP Basis..............    5,892,029       8,337,825       9,453,177       7,878,911
Taxable Income (Loss):
 -- from operations................    4,565,116       7,475,178       7,792,097       6,578,096
 -- from gain on sale..............
 -- from other.....................            0               0               0               0
 -- from extraordinary charge......            0               0               0               0
Cash generated from operations.....    8,627,436      10,271,234      10,947,671       9,261,145
Cash generated from sales..........            0                         154,499               0
Cash generated from refinancing....            0               0               0               0
Cash generated from other..........      289,805         282,992(4)      161,795(4)      366,663
Cash generated from operations,
 sales, refinancing and other......    8,917,241      10,554,226      11,263,965       9,627,808
Less: Cash distribution to
 investors:
 -- from operating cash flow.......    6,357,899       6,413,927       6,549,558       7,357,886
 -- from sales and refinancing.....            0               0               0               0
Cash generated (deficiency) after
 cash distributions................    2,559,342       4,140,299       4,714,407       2,269,922
Less: Special items................            0               0               0               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,559,342       4,140,299       4,714,407       2,269,922
Tax and Distribution Data Per $1000
 Invested
 Federal Income Tax Results:
   Ordinary income (loss)..........  $     60.64     $     99.55     $    103.77     $     87.60
   Other...........................            0               0               0               0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income............        78.27           85.34           87.22           97.99
   -- Return of capital............         6.19               0               0               0
 Source (on cash basis):
   -- Sales........................            0               0               0               0
   -- Refinancing..................            0               0               0               0
   -- Operations...................        84.46           85.34           87.22           97.99
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........        97.69%          97.69%          97.25%          97.25%

                              TABLE III (9 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS
    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                              CPA(R):9
                                   ----------------------------------------------------------------------------------------------
                                      1989          1990           1991               1992           1993           1994
                                   ----------    -----------    -----------        -----------    -----------    -----------
Gross Revenues...................  $2,543,943    $10,284,029    $12,514,907        $12,280,669    $12,216,612    $11,612,360
Profit on sale of properties.....         N/A            N/A          1,731(1)             N/A            N/A            N/A
Other............................         N/A            N/A            N/A                N/A        658,052        669,020
Write-down of property...........
Extraordinary charge.............         N/A            N/A            N/A                N/A            N/A       (480,000)(4)
Less:
 Operating expenses..............     432,917        808,315        887,820          1,308,664        963,533        949,925
 Interest expense................   1,122,585      5,063,322      6,631,202          6,425,597      6,347,577      5,726,296
 Depreciation....................      29,901      1,141,461      1,697,599          1,697,599      1,697,599      1,697,599
 Minority Interest...............         N/A            N/A            N/A                N/A            N/A            N/A
Net Income-GAAP Basis............     958,540      3,270,931      3,300,017          2,848,809      3,865,955      3,427,560
Taxable Income (Loss):
 -- from operations..............     710,320      2,624,917      2,816,278          2,612,003      3,316,011      3,030,197
 -- from gain on sale............
 -- from other...................           0              0          1,731(1)               0              0              0
 -- from extraordinary charge....           0              0              0                  0              0              0
Cash generated from operations...   1,784,343      3,895,420      5,662,385          5,211,896      5,906,190      5,807,477
Cash generated from sales........           0              0          1,897                  0        522,878              0
Cash generated from
 refinancing.....................           0              0              0                  0              0              0
Cash generated from other........           0              0              0                  0              0        484,044
Cash generated from operations,
 sales, refinancing and other....   1,784,343      3,895,420      5,664,282          5,211,896      6,429,068      6,291,521
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(3).......................     551,330      4,802,863      5,476,956          5,526,795      5,562,850      5,589,709
 -- from sales and refinancing...           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions..............   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Less: Special items..............           0              0              0                  0              0              0
Cash generated (deficiency) after
 cash distributions and special
 items...........................   1,233,013       (907,443)       187,326           (314,899)       866,218        701,812
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $    12.64    $     39.38    $     42.30        $     39.24    $     49.81    $     45.51
   Capital gain..................
   Other.........................           0              0           0.03(1)               0              0              0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........       20.12          49.07          49.57              42.79          58.07          51.48
   -- Return of capital..........           0          22.98          32.65              40.23          25.49          32.48
 Source (on cash basis):
   -- Sales......................           0              0              0                  0              0              0
   -- Refinancing................           0              0              0                  0              0              0
   -- Operations.................       20.12          72.05          82.22              83.02          83.56          83.96
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................         N/A            N/A          99.99%             99.99%         99.99%         99.99%

                                                         CPA(R):9
                                   ----------------------------------------------------
                                      1995                 1996                1997
                                   -----------          -----------         -----------
Gross Revenues...................  $11,946,610          $12,074,578         $11,986,186
Profit on sale of properties.....          N/A               45,066(11)             N/A
Other............................     (535,337)(6)          658,416(9)          687,423(9)
Write-down of property...........                                                   N/A
Extraordinary charge.............          N/A                  N/A                 N/A
Less:
 Operating expenses..............      998,762              564,905           1,415,642
 Interest expense................    5,525,604            5,360,760           5,121,709
 Depreciation....................    1,697,599            1,677,253           1,450,319
 Minority Interest...............          N/A                  N/A                   0
Net Income-GAAP Basis............    3,189,308            5,175,142           4,685,939
Taxable Income (Loss):
 -- from operations..............    3,805,214            4,431,434           4,410,918
 -- from gain on sale............                           106,024          (1,037,083)
 -- from other...................            0                    0                   0
 -- from extraordinary charge....            0                    0                   0
Cash generated from operations...    5,921,560            6,162,302           6,568,323
Cash generated from sales........            0              324,126(11)               0
Cash generated from
 refinancing.....................            0                    0                   0
Cash generated from other........      463,274(7)           388,329(7)          350,364
Cash generated from operations,
 sales, refinancing and other....    6,384,834            6,874,757           6,918,687
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(3).......................    5,616,322            5,643,736           6,779,152
 -- from sales and refinancing...            0                    0                   0
Cash generated (deficiency) after
 cash distributions..............      768,512            1,231,021             139,535
Less: Special items..............            0                    0                   0
Cash generated (deficiency) after
 cash distributions and special
 items...........................      768,512            1,231,021             139,535
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
   Ordinary income (loss)........  $     57.16          $     66.56         $     66.25
   Capital gain..................                                 0              (15.58)
   Other.........................            0                    0                   0
Cash Distributions to Investors:
 Source (on GAAP basis):
   -- Investment income..........        47.90                77.73               70.38
   -- Return of capital..........        36.45                 7.04               31.44
 Source (on cash basis):
   -- Sales......................            0                    0                   0
   -- Refinancing................            0                    0                   0
   -- Operations.................        84.35                84.77              101.82
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the Table
 (original total acquisition cost
 of properties retained divided
 by original total acquisition
 cost of all properties in
 program)........................        99.99%               92.90%              92.90%

                              TABLE III (10 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                              CPA(R):10
                                ----------------------------------------------------------------------
                                   1990         1991          1992            1993            1994
                                ----------   -----------   -----------     -----------     -----------
Gross Revenues................  $1,783,676   $11,169,869   $14,547,882     $16,128,694     $16,386,307
Profit (loss) on sale of
 properties and securities....         N/A           N/A           N/A             N/A       1,177,284(5)
Other.........................         N/A           N/A     1,342,086(9)    1,478,086(9)    1,529,736(9)
Write-down of property........
Extraordinary (loss) gain.....         N/A           N/A           N/A             N/A        (253,902)
Less:
 Operating expenses...........     393,287     1,358,840     2,241,255       2,511,268       2,894,710
 Interest expense.............     711,223     5,190,535     7,460,861       8,082,223       8,151,222
 Depreciation.................     230,176     1,242,512     1,756,126       1,944,589       1,945,769
 Minority Interest Income
  (Loss)......................      72,594       492,191       570,880         587,472         599,839
 Net Income (Loss)-GAAP
  Basis.......................     376,396     2,885,791     3,860,846       4,481,228       5,247,885
Taxable Income (Loss):
 -- from operations...........     452,075     2,917,417     3,066,872       2,697,330       2,618,952
 -- from gain (loss) on
  sale........................                                                       0         823,905
 -- from other................           0             0             0               0
 -- from extraordinary
  charge......................           0             0             0               0               0
Cash generated from
 operations...................     496,208     4,840,317     6,071,495       6,284,822       6,311,466
Cash generated from sales.....           0             0             0               0               0
Cash generated from
 refinancing..................           0             0             0               0               0
Cash generated from other.....           0             0             0               0               0
Cash generated from
 operations, sales,
 refinancing and other........     496,208     4,840,317     6,071,495       6,284,822       6,311,466
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................           0     4,266,821     5,860,479       5,916,386       5,950,669
-- from sales and
 refinancing..................           0             0             0               0               0
Cash generated (deficiency)
 after cash distributions.....     496,208       573,496       211,016         368,436         360,797
Less: Special items...........           0             0             0               0               0
Cash generated (deficiency)
 after cash distributions and
 special items................     496,208       573,496       211,016         368,436         360,797
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     9.00   $     46.00   $     42.00     $     37.00     $     36.00
 Capital gain.................                                                    0.00           11.00
 Nontaxable distributions.....           0         33.00         39.00           45.00           35.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         N/A         45.00         53.00           62.00           73.00
 -- Return of capital.........         N/A         34.00         28.00           20.00            9.00
Source (on cash basis):
 -- Sales.....................         N/A             0             0               0               0
 -- Refinancing...............         N/A             0             0               0               0
 -- Operations................         N/A         79.00         81.00           82.00           82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................         N/A           N/A           N/A             100%          93.93%

                                                             CPA(R):10
                                -------------------------------------------------------------------
                                   1995             1996             1997                  1998
                                -----------      -----------      -----------           -----------
Gross Revenues................  $16,131,750      $15,505,748      $14,665,622           $14,462,401
Profit (loss) on sale of
 properties and securities....          N/A        1,051,823(13)     (362,038)(14)(16)          N/A
Other.........................    1,595,406(9)     1,718,797(9)     1,806,760(9)          1,908,256(9)
Write-down of property........   (7,519,431)(8)   (1,753,139)(12)         N/A                   N/A
Extraordinary (loss) gain.....                                      3,850,490(15)         1,638,375(17)
Less:
 Operating expenses...........    2,887,021        3,030,780        3,277,006             3,719,149
 Interest expense.............    8,310,440        7,911,209        6,467,266             6,130,144
 Depreciation.................    1,967,631        2,007,557        2,023,890             2,043,223
 Minority Interest Income
  (Loss)......................   (1,881,218)         583,283          607,472               636,617
 Net Income (Loss)-GAAP
  Basis.......................   (1,076,149)       2,990,400        7,585,200             5,479,899
Taxable Income (Loss):
 -- from operations...........    3,329,594        3,529,835        4,281,656             5,169,310
 -- from gain (loss) on
  sale........................      447,991          129,811          211,300                     0
 -- from other................           --                                 0                     0
 -- from extraordinary
  charge......................           --                0                0                     0
Cash generated from
 operations...................    6,263,624        7,452,036        7,266,779             7,067,653
Cash generated from sales.....    5,122,501(10)   13,733,825        1,480,259(14)               N/A
Cash generated from
 refinancing..................            0                0                0                     0
Cash generated from other.....            0                0                0                     0
Cash generated from
 operations, sales,
 refinancing and other........   11,386,125       21,185,861        8,747,038             7,067,653
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................    5,975,481        5,981,514        5,294,000             5,231,589
-- from sales and
 refinancing..................            0                0                0                     0
Cash generated (deficiency)
 after cash distributions.....    5,410,644       15,204,347        3,453,038             1,836,064
Less: Special items...........            0                0                0                     0
Cash generated (deficiency)
 after cash distributions and
 special items................    5,410,644       15,204,347        3,453,038             1,836,064
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     47.00      $     49.00      $     59.00           $     70.00
 Capital gain.................         6.00                0             3.00                     0
 Nontaxable distributions.....        30.00            34.00            11.00                  1.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........         0.00            41.00            73.00                 70.00
 -- Return of capital.........        83.00            42.00             0.00                  0.00
Source (on cash basis):
 -- Sales.....................            0                0                0                     0
 -- Refinancing...............            0                0                0                     0
 -- Operations................        83.00            83.00            73.00                 70.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        93.93%           82.27%           81.45%                81.45%

                                                  CPA(R):10
                                ---------------------------------------------
                                   1999             2000             2001
                                -----------      -----------      -----------
Gross Revenues................  $15,526,311      $14,557,170      $15,405,635
Profit (loss) on sale of
 properties and securities....      124,155(18)       22,750(20)    1,048,344(22)
Other.........................    2,024,156(9)     2,122,147(9)     2,262,007(9)
Write-down of property........     (412,067)(19)    (225,798)(21)         N/A
Extraordinary (loss) gain.....          N/A              N/A              N/A
Less:
 Operating expenses...........    3,712,518        3,441,002        3,952,990
 Interest expense.............    5,811,680        5,562,331        4,985,075
 Depreciation.................    2,024,367        2,336,787        2,295,763
 Minority Interest Income
  (Loss)......................      651,949          722,561          996,395
 Net Income (Loss)-GAAP
  Basis.......................    5,062,041        4,413,588        6,485,763
Taxable Income (Loss):
 -- from operations...........    5,174,563        3,595,923        4,277,405
 -- from gain (loss) on
  sale........................   (1,138,289)        (447,477)       1,016,961
 -- from other................            0                0
 -- from extraordinary
  charge......................            0                0
Cash generated from
 operations...................    7,979,497        6,681,365        8,481,992
Cash generated from sales.....    2,471,355(19)       22,750        8,055,093(22)
Cash generated from
 refinancing..................            0       26,000,000
Cash generated from other.....            0
Cash generated from
 operations, sales,
 refinancing and other........   10,450,852       32,704,115       16,537,085
Less: Cash distribution to
 investors:
-- from operating cash
 flow(3)......................    5,419,330        5,430,463        5,452,082
-- from sales and
 refinancing..................            0                0
Cash generated (deficiency)
 after cash distributions.....    5,031,522       27,273,652       11,085,003
Less: Special items...........            0                0
Cash generated (deficiency)
 after cash distributions and
 special items................    5,031,522       27,273,652       11,085,003
Tax and Distribution Data Per
 $1000 Invested
Federal Income Tax Results:
 Ordinary income (loss).......  $     40.00      $     41.00      $     57.00
 Capital gain.................        14.00                0            13.00
 Nontaxable distributions.....        17.00            30.00             2.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
 -- Investment income.........        66.42            57.91            72.00
 -- Return of capital.........         4.58            13.09
Source (on cash basis):
 -- Sales.....................            0                0               --
 -- Refinancing...............            0                0               --
 -- Operations................        71.00            71.00            72.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        80.12%           79.84%           74.92%

                              TABLE III (11 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                     CIP(R)
                                ---------------------------------------------------------------------------------
                                  1991         1992         1993          1994           1995            1996
                                ---------   ----------   -----------   -----------    -----------     -----------
Gross Revenues................  $  92,097   $5,306,275   $17,637,235   $25,958,329    $29,238,322     $32,546,638
Profit (loss) on sale.........                                   N/A     1,535,763(2)           0          (7,630)(6)
Other.........................                             1,480,759     1,613,451      2,800,337(4)    3,633,869(4)(7)
Unrealized gains..............
Extraordinary (charge) gain...                                   N/A           N/A       (401,269)(3)    (275,000)(3)
Write-down of property........                                                                         (1,753,455)
Less:
 Operating expenses...........    207,640    1,638,870     3,456,274     4,490,683      5,654,751       6,022,323
 Interest expense.............     22,790    1,338,083     6,652,011    11,027,689     13,512,254      14,241,203
 Depreciation.................      9,799      312,609     1,018,886     1,514,114      2,493,366       2,968,173
 Minority Interest............                                     0       459,583        748,841         766,582
Net Income (Loss)-GAAP
 Basis........................   (148,132)   2,016,713     7,990,823    11,615,474      9,228,178      10,146,141
Taxable Income (Loss):
 -- from gain on sale.........
 -- from operations...........   (148,132)   1,880,687     6,450,406     6,644,624      9,666,322      10,048,321
 -- from other................                                     0             0              0         656,796
 -- from extraordinary
   charge.....................                                     0             0              0               0
Cash generated from
 operations...................     73,399    2,913,159    10,717,806    12,086,809     13,008,549      15,885,655
Cash generated from sales.....                                     0    12,008,853      5,927,217(5)    2,044,260(6)
Cash generated from
 refinancing..................                                     0       160,000                             --
Cash generated from other.....                                     0             0      2,003,099(4)      835,243(7)
Cash generated from
 operations, sales,
 refinancing and other........     73,399    2,913,159    10,717,806    24,255,662     20,938,865      18,765,158
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1)....................               2,915,819     8,122,156    11,358,858     11,452,669      12,488,221
 -- from sales and
   refinancing................                                     0             0              0               0
Cash generated (deficiency)
 after cash distributions.....     73,399       (2,660)    2,595,650    12,896,804      9,486,196       6,276,937
Less: Special items...........                                     0             0                              0
Cash generated (deficiency)
 after cash distributions and
 special items................     73,399       (2,660)    2,595,650    12,896,804      9,486,196       6,276,937
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $  (85.00)  $    34.00   $     52.00   $     55.00    $     53.00     $     65.76
 Capital Gain.................                   19.00                                       7.00            3.99
 Nontaxable distributions.....                                 22.00         25.00          21.00           11.95
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........                   31.00         65.00         80.00          65.00           64.05
 -- Return of capital.........                   22.00          9.00            --          16.00           17.65
 Source (on cash basis):
 -- sales.....................                                     0             0              0               0
 -- Refinancing...............                                     0             0              0               0
 -- operations................                   53.00         74.00         80.00          81.00           81.70
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        N/A          N/A           N/A           N/A            N/A             N/A
 Ordinary income (loss).......  $  (85.00)  $    34.00   $     52.00   $     55.00    $     53.00     $     65.76
 Capital Gain.................                   19.00                                       7.00            3.99
 Nontaxable distributions.....                                 22.00         25.00          21.00           11.95
Cash Distributions to
 Investors:
Source (on GAAP basis):
-- Investment income..........                   31.00         65.00         80.00          65.00           64.05
-- Return of capital..........                   22.00          9.00            --          16.00           17.65
Source (on cash basis):
-- sales......................                                     0             0              0               0
-- Refinancing................                                     0             0              0               0
-- operations.................                   53.00         74.00         80.00          81.00           81.70
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................        N/A          N/A           N/A           N/A            N/A             N/A

                                                                      CIP(R)
                                ----------------------------------------------------------------------------------
                                   1997                 1998            1999             2000             2001
                                -----------          -----------     -----------      -----------      -----------
Gross Revenues................  $34,247,395          $35,043,910     $39,598,583      $40,632,585      $41,122,225
Profit (loss) on sale.........     (343,963)(8)(10)          N/A         361,704(15)       24,269(18)    1,048,335(23)
Other.........................    3,109,120(4)         3,264,738(11)   4,510,943(11)    4,943,863(11)    5,411,560(11)
Unrealized gains..............                                                                           2,128,000(24)
Extraordinary (charge) gain...      427,448(9)         1,638,375(12)           0
Write-down of property........                               N/A        (402,753)(17)    (143,919)(19)  (4,300,000)(26)
Less:
 Operating expenses...........    7,942,880            8,285,568       9,725,911        9,356,766       10,128,529
 Interest expense.............   14,202,295           13,542,952      14,007,042       14,584,287       13,809,810
 Depreciation.................    3,435,128            3,577,549       4,657,284        5,306,005        5,230,054
 Minority Interest............      773,371              809,309         842,152          833,012          875,599
Net Income (Loss)-GAAP
 Basis........................   11,086,326           13,731,645      14,836,088       15,376,728       15,366,128
Taxable Income (Loss):
 -- from gain on sale.........       81,144                    0       1,219,341         (446,838)       1,016,952
 -- from operations...........   11,157,568           13,630,377      15,182,042       13,861,589       12,918,522
 -- from other................            0                    0               0                0
 -- from extraordinary
   charge.....................            0                    0               0                0
Cash generated from
 operations...................   15,487,202           18,608,041      22,586,212       24,730,585       23,916,088
Cash generated from sales.....    1,194,272(8)               N/A       3,166,039(15)       24,269        8,055,093
Cash generated from
 refinancing..................           --                    0               0                0
Cash generated from other.....           --                    0               0                0
Cash generated from
 operations, sales,
 refinancing and other........   16,681,474           18,608,041      25,752,251       24,754,854       31,971,181
Less: Cash distribution to
 investors:
 -- from operating cash
   flow(1)....................   13,681,539           14,957,641      17,714,500       18,187,256       18,550,352
 -- from sales and
   refinancing................
Cash generated (deficiency)
 after cash distributions.....    2,999,935            3,650,400       8,037,751        6,567,598       13,420,829
Less: Special items...........            0                    0               0                0                0
Cash generated (deficiency)
 after cash distributions and
 special items................    2,999,935            3,650,400       8,037,751        6,567,598       13,420,829
Tax and Distribution Data Per
 $1000 Invested
 Federal Income Tax Results:
 Ordinary income (loss).......  $     67.16          $     74.56     $     70.00      $     61.00      $     59.00
 Capital Gain.................           --                   --            6.00               --             5.00
 Nontaxable distributions.....        15.04                 7.95            7.00            22.00            20.00
Cash Distributions to
 Investors:
 Source (on GAAP basis):
 -- Investment income.........        66.39                72.32           68.00            70.00            70.00
 -- Return of capital.........        15.81                10.19           15.00            13.00            14.00
 Source (on cash basis):
 -- sales.....................            0                    0              --               --
 -- Refinancing...............            0                    0              --               --
 -- operations................        82.20                82.51           83.00            83.00            84.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................          N/A                  N/A             N/A              N/A           96.53%
 Ordinary income (loss).......  $     67.16          $     74.56     $     70.00      $     61.00      $     59.00
 Capital Gain.................           --                   --            6.00               --             5.00
 Nontaxable distributions.....        15.04                 7.95            7.00            22.00            20.00
Cash Distributions to
 Investors:
Source (on GAAP basis):
-- Investment income..........        66.39                72.32           68.00            70.00            70.00
-- Return of capital..........        15.81                10.19           15.00            13.00            14.00
Source (on cash basis):
-- sales......................            0                    0              --               --
-- Refinancing................            0                    0              --               --
-- operations.................        82.20                82.51           83.00            83.00            84.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the
 last year reported in the
 Table (original total
 acquisition cost of
 properties retained divided
 by original total acquisition
 cost of all properties in
 program).....................          N/A                  N/A             N/A              N/A           96.53%

                              TABLE III (12 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                        CPA(R):12
                                     -------------------------------------------------------------------------------
                                      1993       1994        1995           1996            1997            1998
                                     -------   --------   ----------     -----------     -----------     -----------
Gross Revenues.....................  $ 2,558   $465,327   $3,993,647     $11,433,627     $25,313,419     $34,563,142
Profit (loss) on sale..............                                                                0             N/A
Other..............................             554,571    1,322,990(11)   2,042,400(11)   2,086,993(11)   2,178,813
Extraordinary charge...............                                0                                        (379,246)(13)
Unrealized gains...................
Write-down of property.............                   0                          N/A                      (4,281,421)(14)
Less:
 Operating expenses................    5,211    900,393    1,551,098       2,792,846       5,074,248       6,664,488
 Interest expense..................             147,256    1,260,189       3,525,774       6,499,865       8,557,890
 Depreciation......................                          390,307         947,206       3,022,683       5,160,001
 Minority Interest.................                                                                                0
 Net Income (Loss) -- GAAP
 Basis.............................   (2,653)   (27,751)   2,115,043       6,210,201      12,803,616      11,698,909
Taxable Income (Loss):
 -- from gain on sale..............                                                0           6,900               0
 -- from operations................   (2,653)   390,164    2,377,198       5,670,787      15,389,092      15,794,247
 -- from other.....................        0          0
 -- from extraordinary charge......                                                0
Cash generated from operations.....    2,807    591,308    3,661,087       7,747,104      19,955,591      21,781,298
Cash generated from sales..........                                                0                             N/A
Cash generated from refinancing....                                                                        7,042,051
Cash generated from other..........                                                                                0
Cash generated from operations,
 sales, refinancing and other......    2,807    591,308    3,661,087       7,747,104      19,955,591      28,823,349
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)....             288,882    2,350,687       6,779,669      15,081,819      21,781,298
 -- from sales and refinancing.....                                                0               0       1,246,392
Cash generated (deficiency) after
 cash distributions................    2,807    302,426    1,310,400         967,435       4,873,772       5,795,659
Less: Special items................                                                0                               0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    2,807    302,426    1,310,400         967,435       4,873,772       5,795,659
Tax and Distribution Data Per $1000
 Invested Federal Income Tax
 Results:
 Ordinary income (loss)............  $ (0.13)  $  30.00   $    76.00     $     68.00     $     81.00     $     56.00
 Capital Gain......................                                                                0               0
 Nontaxable distributions..........                                            12.00               0           25.00
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............      N/A         --        53.00           60.00           60.00           41.00
 -- Return of capital..............               30.00        23.00           20.00           21.00           40.00
 Source (on cash basis):
 -- Sales..........................                                                                                0
 -- Refinancing....................                                                                             4.00
 -- Operations.....................      N/A      30.00        76.00           80.00           81.00           77.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........      N/A        N/A          N/A             N/A             N/A             N/A

                                                        CPA(R):12
                                     -----------------------------------------------
                                        1999              2000              2001
                                     -----------       -----------       -----------
Gross Revenues.....................  $39,276,440       $44,926,537       $46,050,772
Profit (loss) on sale..............    2,308,555(16)     2,440,282(20)     8,863,709(25)
Other..............................    4,126,251(11)     7,977,028(11)     5,032,221(11)
Extraordinary charge...............            0                 0
Unrealized gains...................                                        1,123,500(24)
Write-down of property.............            0                 0
Less:
 Operating expenses................    7,824,025         9,447,283        10,982,069
 Interest expense..................   10,491,059        12,307,768        13,314,629
 Depreciation......................    6,481,995         7,373,672         7,432,476
 Minority Interest.................    1,043,103         1,205,530         1,393,297
 Net Income (Loss) -- GAAP
 Basis.............................   19,871,064        25,009,594        27,947,731
Taxable Income (Loss):
 -- from gain on sale..............    2,308,555                 0
 -- from operations................   16,530,484        23,017,661        12,879,863
 -- from other.....................                              0
 -- from extraordinary charge......            0
Cash generated from operations.....   27,259,506        29,952,623        26,570,694
Cash generated from sales..........    1,767,389(16)    15,751,800
Cash generated from refinancing....            0
Cash generated from other..........            0
Cash generated from operations,
 sales, refinancing and other......   29,026,895        45,704,423        26,570,694
Less: Cash distribution to
 investors:
 -- from operating cash flow(1)....   23,267,781        23,435,295        24,204,541
 -- from sales and refinancing.....            0                 0
Cash generated (deficiency) after
 cash distributions................    5,759,114        22,269,128         2,366,153
Less: Special items................            0                 0
Cash generated (deficiency) after
 cash distributions and special
 items.............................    5,759,114        22,269,128         2,366,153
Tax and Distribution Data Per $1000
 Invested Federal Income Tax
 Results:
 Ordinary income (loss)............  $     56.00       $     76.00       $     44.00
 Capital Gain......................         9.00              4.00
 Nontaxable distributions..........        16.00              2.00             38.00
Cash Distributions to Investors:
 Source (on GAAP basis):
 -- Investment income..............        69.00             82.00             82.00
 -- Return of capital..............        12.00
 Source (on cash basis):
 -- Sales..........................            0                 0
 -- Refinancing....................            0                 0
 -- Operations.....................        81.00             82.00             82.00
Amount (in percentage terms)
 remaining invested in program
 properties at the end of the last
 year reported in the Table
 (original total acquisition cost
 of properties retained divided by
 original total acquisition cost of
 all properties in program)........          100%            97.23%            93.27%

                              TABLE III (13 OF 13)
                      OPERATING RESULTS OF PRIOR PROGRAMS

    Table III includes information showing the start-up and operational phase of Prior Programs, the offerings of which have been closed since December 31, 1979. This Table is designed to provide the investor with information on the financial operations of such Prior Programs. The results shown in this Table are in all cases for years ended December 31. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PROGRAMS. MORTGAGE FINANCING FOR THE CPA(R) PROGRAMS MAY HEREAFTER OCCUR WHICH WOULD MAKE AVAILABLE ADDITIONAL FUNDS FOR INVESTMENT BY SUCH PROGRAMS. ANY ADDITIONAL INVESTMENTS COULD SIGNIFICANTLY ALTER CERTAIN OF THE INFORMATION PRESENTED IN THIS TABLE.

                                                                        CPA(R):14
                                                         ---------------------------------------
                                                          1997           1998            1999
                                                         -------      ----------      ----------
Gross Revenues.........................................               $2,209,200      10,022,604
Profit (loss) on sale..................................  $    --
Other..................................................                   21,200(11)  $2,901,253(11)
Unrealized gain........................................                                        0
Write-down of property.................................                                        0
Less:
 Operating expenses....................................   12,255         975,410       2,764,738
 Interest expense......................................                   20,745       1,352,113
 Depreciation..........................................                  175,977         976,618
 Minority Interest.....................................                                  152,219
Net Income (Loss) -- GAAP Basis........................  (12,255)      1,058,268       7,678,169
Taxable Income (Loss):
 -- from gain on sale..................................                                        0
 -- from operations....................................                1,477,386       8,216,115
 -- from other.........................................                                        0
 -- from extraordinary charge..........................                                        0
Cash generated from operations.........................       --       1,706,324       8,801,121
Cash generated from sales..............................                                        0
Cash generated from refinancing........................                                        0
Cash generated from other..............................                                        0
Cash generated from operations, sales, refinancing and
 other.................................................       --       1,706,324       8,801,121
Less: Cash distribution to investors:
 -- from operating cash flow(1)........................                1,324,348       9,781,253
 -- from sales and refinancing.........................                                        0
Cash generated (deficiency) after cash distributions...                  381,976        (980,132)
Less: Special items....................................                                        0
Cash generated (deficiency) after cash distributions
 and special items.....................................       --         381,976        (980,132)
Tax and Distribution Data Per $1000 Invested
   Federal Income Tax Results:
Ordinary income (loss).................................  $ (0.06)     $    31.00      $    55.00
Capital Gain...........................................                                       --
Nontaxable distributions...............................                                    10.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income..................................       --           25.00           39.00
 -- Return of capital..................................       --            6.00           26.00
Source (on cash basis):
 -- Sales..............................................                                       --
 -- Refinancing........................................                                       --
 -- Operations.........................................       --           31.00           65.00
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition cost
 of properties retained divided by original total
 acquisition cost of all properties in program)........                      100%            100%

                                                                  CPA(R):14
                                                         ----------------------------
                                                            2000             2001
                                                         -----------      -----------
Gross Revenues.........................................  $42,857,681      $67,458,464
Profit (loss) on sale..................................     (303,899)(21)    (346,482)(28)
Other..................................................    3,248,463(11)    3,693,509(11)
Unrealized gain........................................                        78,010(24)
Write-down of property.................................   (2,462,400)(22)  (3,810,000)(27)
Less:
 Operating expenses....................................    6,642,205       13,555,440
 Interest expense......................................    6,753,105       22,257,898
 Depreciation..........................................    4,292,647       12,591,767
 Minority Interest.....................................    4,075,339          291,495
Net Income (Loss) -- GAAP Basis........................   21,576,549       18,376,901
Taxable Income (Loss):
 -- from gain on sale..................................    (270,769)      (2,664,443)
 -- from operations....................................   25,379,016       20,628,347
 -- from other.........................................            0
 -- from extraordinary charge..........................            0
Cash generated from operations.........................   28,880,626       53,275,503
Cash generated from sales..............................    1,104,340        2,903,486
Cash generated from refinancing........................
Cash generated from other..............................
Cash generated from operations, sales, refinancing and
 other.................................................   29,984,966       56,178,989
Less: Cash distribution to investors:
 -- from operating cash flow(1)........................   21,466,303       32,811,085
 -- from sales and refinancing.........................            0
Cash generated (deficiency) after cash distributions...    8,518,663       23,367,904
Less: Special items....................................            0
Cash generated (deficiency) after cash distributions
 and special items.....................................    8,518,663       23,367,904
Tax and Distribution Data Per $1000 Invested
   Federal Income Tax Results:
Ordinary income (loss).................................  $     66.00      $     44.00
Capital Gain...........................................         0.00
Nontaxable distributions...............................         0.00            27.00
Cash Distributions to Investors:
Source (on GAAP basis):
 -- Investment income..................................        60.00            36.00
 -- Return of capital..................................         6.00            35.00
Source (on cash basis):
 -- Sales..............................................           --
 -- Refinancing........................................           --
 -- Operations.........................................        66.00            71.00
Amount (in percentage terms) remaining invested in
 program properties at the end of the last year
 reported in the Table (original total acquisition cost
 of properties retained divided by original total
 acquisition cost of all properties in program)........        99.77%           99.26%

                             FOOTNOTES TO CPA(R):1

 (1) Results from the sale of a one acre portion of the land which was a part of the property net leased to Varo, Inc. The net proceeds from the sale of this land were applied to repay a portion of the outstanding principal balance of the mortgage loan to CPA(R):1 used to finance the acquisition of the Property.

 (2) Results from the sale of 11.37 acres of land which was a part of the property net leased to the Gap Stores, Inc.

 (3) Represents loss on disposition of the 2400 Industrial Lane Property as a result of the transfer of the Partnership's interest in the Property.

 (4) Represents write-down of the 2400 Industrial Lane Property.

 (5) Results from the sale of properties net leased to Kobacker Stores, Inc.

 (6) Result of refinancing mortgage loan on property leased to the Gap Inc.

 (7) Results from the sale of the property net leased to Winn-Dixie Stores, Inc.

 (8) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS, No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (9) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

                             FOOTNOTES TO CPA(R):2

 (1) Results from the sale of 3,441 square feet of land net leased to G.D. Searle & Co. and sale of the property net leased to General Refractories Company.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loans on properties leased to Heekin Can Inc., Paper Corporation of America and Gibson Greeting Cards, Inc.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Results from the sale of properties leased to Heekin Can, Inc.

 (6) In connection with the sale of the Heekin properties, CPA(R):2 incurred an extraordinary charge upon paying off the related mortgage loan.

 (7) Results from the sale of property in Hammond, Louisiana leased to G.D. Searle and Company.

 (8) Represents write-down of the Moorestown, N.J. property.

 (9) Represents write-down of the Reno, Nevada property.

                             FOOTNOTES TO CPA(R):3

 (1) Results from the sale of properties net leased to Commodities Corporation and Knudsen Corporation.

 (2) Represents unamortized balance of deferred charges in connection with refinancing of mortgage loan on property net leased to Gibson Greeting Cards, Inc. and pay-off of mortgage loan on property net leased to The Leslie Fay Company.

 (3) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS. No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (4) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (5) Represents deposit received from Leslie Fay Co. in the amount of $8,533,614 for partial payment due under a purchase option for property it leases in Wilkes Barre, Pennsylvania. $3,333,333 of this amount was distributed to partners in July 1992.

 (6) Represents write-down of the Moorestown, N.J. property.

 (7) Represents write-down of the Reno, Nevada property.

 (8) Represents write-down of the Leslie Fay property to net sales proceeds.

 (9) Results of settlement with Leslie Fay.

(10) Represents sales proceeds of property in Wilkes Barre, Pennsylvania.

                             FOOTNOTES TO CPA(R):4

 (1) Results from the sale of properties net leased to Knudsen Corporation.

 (2) Represents writedown of Beaumont, Texas property, formerly net leased to Gulf Consolidated Services, Inc.

 (3) Represents gain on restructuring of debt on Beaumont, Texas property formerly net leased to Gulf Consolidated Services, Inc.

 (4) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Simplicity Manufacturing, Inc.

 (5) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Brodart Co.

 (6) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (7) Represents acquisition of hotel operations for a property formerly leased to Integra-A Hotel and Restaurant Company.

 (8) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (9) Represents extinguishment of debt on the property located in Beaumont, Texas.

(10) Results from sale of property net leased to Genesco, Inc.

(11) Includes equity income and net hotel operating results for 1996.

(12) Results from the exchange of a hotel property in Kenney, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

(13) Represents writedown of the property net leased to Simplicity Manufacturing, Inc.

(14) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):5

 (1) Represents sale of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (2) Represents exchange of property net leased to Industrial General
     Corporation.

 (3) Represents prepayment charge resulting from refinancing of the original loan for property net leased to Pace Membership Warehouse, Inc.

 (4) Represents write-down of Buffalo, New York property formerly net leased to Williams Hand Tool, Inc.

 (5) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (6) Results from the sale of a 3.0815 acre parcel of land which was a portion of the property net leased to Industrial General Corporation.

 (7) Represents write-down of Columbus, Georgia property leased to Williams Hand Tool, Inc.

 (8) Represents a gain on release of mortgage escrow funds and related interest income earned in the escrow reserve accounts for the hotel properties located in Alpena and Petoskey, Michigan.

 (9) Represents disposition of Columbus, Georgia property formerly leased to Williams Hand Tool, Inc. and sale of a parcel of land in Elyria, Ohio formerly leased to Industrial General Corporation.

(10) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

(11) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

(12) Results from the settlement and lease termination agreement for the hotel properties in Michigan.

(13) Represents write-down of the preferred stock investment and the estimated residual value of the South Boston and Kenbridge, Virginia properties.

(14) Results from sale of the Tampa, Florida and the Forrest City, Arkansas properties.

(15) Represents the extinguishment of debt on the Tampa, Florida property and properties located in Gordonsville, Virginia and North Bergen, NJ.

(16) Results from sale of properties in Bold Knob, Arkansas, Ballville, Ohio, Newburyport, Massachusetts, Gardensville, Virginia and North Bergen, New Jersey.

(17) Represents the writedown of hotel property in Rapid City, South Dakota and the property on Elepia, Ohio; and writing off the note receivable and preferred stock of Rochester Butten Company.

(18) Represents sale of property in Hodgkins, Illinois leased to GATX Logistics, Inc., property in Helena, Montana and a hotel property in Rapid City, South Dakota.

(19) Represents write-down of hotel property in Rapid City, South Dakota. A special distribution of $792,400 was declared and paid in January 1997.

(20) Results from foreclosure on the properties net leased to Arley Merchandise Corporation.

(21) Represents writedown of properties net leased to Arley Merchandise Corporation.

                             FOOTNOTES TO CPA(R):6

 (1) Represents acquisition of hotel operations for properties formerly leased to subsidiaries of Landmark Hotel Corporation.

 (2) Represents unamortized balance of deferred charges in connection with the refinancing of the mortgage loan secured by a property leased to Martin Marrietta Corporation.

 (3) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (4) For the years up to and including 1985, the figures for cash generated from operations were derived from the Statements of Changes in Financial Position, whereas for the years after 1985, the figures were derived from the Statements of Cash Flows in accordance with SFAS No. 95. In determining Cash from Operations pursuant to the Statement of Cash Flows, the effects of changes primarily in accrued liabilities, receivables and other assets are taken into account, but other items such as principal amortization of loans are not included. Cash from operations pursuant to the Statement of Changes in Financial Position includes the effect of loan amortization, but excludes the effects of changes in accrued liabilities, receivables and other assets.

 (5) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (6) Represents gain on restructuring of debt on the property leased to Anthony's Manufacturing Company, Inc.

 (7) Result from the sale of two properties leased to Autozone, Inc.

                             FOOTNOTES TO CPA(R):7

 (1) Results from the sale of approximately 10 acres of land which was a portion of the property net leased to Emb-Tex Corporation.

 (2) Represents write-down of 10 properties formerly net leased to Yellow Front Stores, Inc.

 (3) Represents the gain on the sale of securities of Mid-Continent Bottlers, Inc. and income from equity investments.

 (4) Results of the sale of .22 acres of land formerly part of a property located in Scottsdale, Arizona. See Table V.

 (5) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (6) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (7) Includes $200,364 of distributions paid to the Corporate General Partner attributable to 1991.

 (8) Results from sale of properties located in Travelers Rest, South Carolina and Phoenix, Arizona.

 (9) Represents write-down of the Jupiter and Plant City, Florida properties.

(10) Results from sale of properties leased to Mid-Continent, Bottlers, Inc.

(11) Represents write-down of properties located in Fredricksburg, Virginia and Jefferson, Georgia.

(12) Represents an extraordinary gain upon extinguishment of the Yellow Front Stores, Inc. loan.

(13) Result of sale of the Jupiter, Florida Property.

(14) Represents writedown of Monte Vista, Colorado property.

(15) Represents earnings from discontinued operations and loss from equity investments.

(16) Represents cash distributed from equity investments.

(17) Result of sale of property in Denham Springs, Louisiana leased to AutoZone, Inc. and a property in Monte Vista, Colorado formerly leased to Yellow Front Stores, Inc.

(18) Represents writedown on properties net leased to Swiss M-Tex, L.P.

(19) Represents equity income for 1997.

                             FOOTNOTES TO CPA(R):8

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents acquisition of hotel operations for property formerly leased to Integra-A Hotel and Restaurant Company.

 (3) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (4) Includes of equity income for 1993, 1994, 1995 and 1996 income (loss) and hotel operating results for 1996.

 (5) Results from the exchange of a hotel property in Kennes, Louisiana for an investment in American General Hospitality Operating Partnership L.P.

 (6) Results from the sale of two properties leased to Furon Company.

 (7) Represents equity income for 1997.

                       FOOTNOTES TO CPA(R):9 & CPA(R):10

 (1) Results from the sale of a parcel of land which was a portion of the property net leased to Furon Company.

 (2) Represents loan prepayment charge resulting from refinancing of loan secured by property located in Denton, Texas leased to Kmart Corporation.

 (3) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (4) Results from the refinancing of property leased to Detroit Diesel Corporation.

 (5) Results from sale of properties leased to Data Documents Inc. and the Pace Membership Warehouse, Inc.

 (6) Represents write-off of investment in Limited Partnership and income from Equity investments.

 (7) Represents cash distributions from Equity investments in excess of income.

 (8) Represents write-down of the Stamford, Connecticut property.

 (9) Results of Equity investments for 1993 through 2001.

(10) Results of sale of Data Documents property.

(11) Results from the sale of two properties leased to Furon Company.

(12) Represents write-down of the Harvest Foods, Inc. properties.

(13) Results from the sale of properties leased to Safeway Stores Incorporated, Empire of America Realty Credit Corp. and Best Buy Co., Inc.

(14) Results from the sale of Enviro Works, Inc. securities, and the sale of properties formerly leased to Harvest Foods, Inc.

(15) Results from the transfer of CPA(R):10's general partnership interest in Hope Street Connecticut to CPA(R):9 and the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(16) Results include subordinated disposition fees.

(17) Results from the satisfaction of a subordinated mortgage note.

(18) Results from the sale of Titan Corporation securities and the sale of properties formerly leased to Harvest Foods, Inc.

(19) Represents writedown of a vacant property in Clarksdale, Mississippi.

(20) Results from the sale of a vacant property in Clarksdale, Mississippi.

(21) Represents a writedown of a vacant property in Texarkana, Arkansas.

(22) Results from the sale of properties leased to Wal-Mart Stores, Inc.

                   FOOTNOTES TO CIP(R), CPA(R):12 & CPA(R):14

 (1) To the extent "cash distribution to investors from operating cash flow" exceeds "cash generated from operations" in any given year, such excess represents the distribution of cash generated from partnership operations in prior years that has not previously been distributed.

 (2) Results from sale of property leased to Data Documents, Inc.

 (3) Result of refinancing mortgage loans on property leased to TBWA Chait/Day.

 (4) Results of Equity Investments for 1993, 1994, 1995 and 1996 income (loss) and cash distributed.

 (5) Results of Sale of Data Documents property.

 (6) Loss on sale of properties based to Safeway Stores, Incorporated.

 (7) Gain on sale of 22,500 Garden Ridge Corporation common stock warrants.

 (8) Results of sale of properties formerly leased to Harvest Foods, Inc.

 (9) Gain on the extinguishment of debt on a first priority mortgage loan on properties formerly leased to Harvest Foods, Inc.

(10) Results include subordinated disposition fees.

(11) Results of equity investments income (loss).

(12) Results from the satisfaction of a subordinated mortgage note.

(13) Results from the prepayment of mortgage debt on the Etec Systems, Inc. properties.

(14) Represents writedown of Lanxide Corporation property.

(15) Results from the sale of Garden Ridge Corporation securities and the redemption of warrants that had been granted by Q Clubs, Inc.

(16) Results from the sale of Etec Systems, Inc. stock, the redemption of warrants that had been granted by Q Clubs, Inc. and the sale of excess land at the Rheometric Scientific, Inc. property in Piscataway, New Jersey.

(17) Represents writedown of a vacant property in Clarksdale, Mississippi.

(18) Results from the sale of a vacant property in Clarksdale, Mississippi.

(19) Represents a writedown of a vacant property in Texarkana, Arkansas.

(20) Results from the sale of Texas Freezer Company Inc. securities and a sale of QMS, Inc. property.

(21) Results from the sale of excess land at two properties.

(22) Represents a writedown of Benjamin Ansehl Company property.

(23) Results from sale of six properties leased to Wal-Mart Stores, Inc.

(24) Unrealized gain on derivative instruments.

(25) Results from sale of BAE Systems, Inc. property.

(26) Results from writedown of Waban's Inc. and Nicholson Warehouse properties.

(27) Results from writedown of Burlington Motor Carriers, Inc. property.

(28) Results from sale of former Benjamin Ansehl Company property.

                                    TABLE IV
                         RESULTS OF COMPLETED PROGRAMS

     Table IV provides information on Prior Programs that have completed operations since January 1, 1993. THE INFORMATION PRESENTED IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE COMPANY.

                                   CPA(R):1      CPA(R):2      CPA(R):3      CPA(R):4      CPA(R):5      CPA(R):6      CPA(R):7
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Dollar Amount Raised............  $20,000,000   $27,500,000   $33,000,000   $42,784,000   $56,600,000   $47,930,000   $45,274,000
Number of Properties
  Purchased.....................           24            19            17            12            36            54            53
Date of Closing of Offering.....      9/30/79       9/23/80       5/13/82       6/16/83       3/31/84       2/13/85       9/17/87
Date of First Sale of
  Property......................       6/6/89       7/15/86      10/22/86      10/22/86      12/31/87       4/28/95       12/3/93
Date of Final Sale of
  Property(1)(2)................       1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98        1/1/98
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)......  $    547.51   $  1,044.25   $  1,844.85   $    678.36   $    300.55   $    649.69   $    629.58
      -- from operations........         0.00          0.00          0.00         (0.33)         0.00          0.00          0.00
    Capital Gain (loss).........  $     11.34   $    858.72   $    105.88   $    109.97   $    354.66   $      0.00   $    291.18
      -- Other..................  $      0.00   $      0.00   $      0.00   $      0.00   $     43.48   $      0.54   $     21.14
Cash Distributions to Investors
  Source (on Gaap basis)
    -- Investment Income........       765.68      2,069.50      2,115.01      1,405.10        928.11      1,017.83        636.60
    -- Return of Capital........     1,517.49      1,524.35      1,832.07      1,591.09      1,136.70      1,509.79      1,441.83
  Source (on Cash basis)
    -- Sales....................     1,051.80      1,818.20      1,677.00      1,358.60        734.80      1,380.60      1,107.80
    -- Refinancing..............         0.00          0.00          0.00          0.00          0.00          0.00         10.46
    -- Operations...............     1,231.37      1,775.65      1,935.48      1,542.63      1,330.01      1,147.02        941.13
    -- Other....................         0.00          0.00        100.00          0.00          0.00          0.00          0.00

                                   CPA(R):8      CPA(R):9      CPA(R):10
                                  -----------   -----------   -----------
Dollar Amount Raised............  $67,749,000   $59,990,000   $72,050,000
Number of Properties
  Purchased.....................           47            33            70
Date of Closing of Offering.....      6/30/89       4/30/91       6/17/91
Date of First Sale of
  Property......................      4/15/94        9/5/96      11/10/94
Date of Final Sale of
  Property(1)(2)................       1/1/98        1/1/98        5/1/02
Tax and Distribution Data per
  $1000 Investment Through
  Federal Income Tax Results:
    Ordinary income (loss)......  $    595.28   $    418.85   $    533.00
      -- from operations........         0.00          0.00             0
    Capital Gain (loss).........  $      0.00   $    (15.58)  $     47.00
      -- Other..................  $     (0.21)  $      0.03   $    277.00
Cash Distributions to Investors
  Source (on Gaap basis)
    -- Investment Income........       692.73        467.11        640.97
    -- Return of Capital........     1,480.42      1,281.36        287.91
  Source (on Cash basis)
    -- Sales....................     1,391.00      1,052.60          0.00
    -- Refinancing..............         0.00          0.00          0.00
    -- Operations...............       782.15        695.89        928.88
    -- Other....................         0.00          0.00          0.00

                                   FOOTNOTES

(1) Date of exchange of Partnership units for listed shares of Carey Diversified LLC.

(2) Date of merger of CPA(R):10 and CIP(R). Shares of CPA(R):10 were converted to shares of CIP(R)

                                    TABLE V
          SALES OR DISPOSITIONS OF PROPERTIES AS OF DECEMBER 31, 2001

     Table V provides information on the sales and dispositions of property held by Prior Programs since January 1, 1999. THE INFORMATION IN THIS TABLE SHOULD NOT BE CONSIDERED AS INDICATIVE OF THE POSSIBLE PERFORMANCE OF THE COMPANY. PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS WILL NOT HAVE ANY OWNERSHIP IN THE CPA(R) PARTNERSHIPS.

                                                         SELLING PRICE NET OF CLOSING COSTS AND GAAP ADJUSTMENTS
                                                       ------------------------------------------------------------
                                                                                 PURCHASE
                                                          CASH                    MONEY    ADJUSTMENTS
                                                        RECEIVED     MORTGAGE    MORTGAGE   RESULTING      TOTAL
                                                         NET OF       BALANCE     TAKEN       FROM       PROCEEDS
                                   DATE     DATE OF      CLOSING      AT TIME    BACK BY   APPLICATION   RECEIVED
           PROPERTY              ACQUIRED     SALE        COSTS       OF SALE    PROGRAM     OF GAAP     FROM SALE
           --------              --------  ----------  -----------  -----------  --------  -----------  -----------
Former Harvest Foods,
 Inc.(4).......................   2/21/92     7/29/99    2,280,455            0         0     None        2,280,455
                                            & 11/3/99
                                           & 12/30/99
Rheometric Scientific,
 Inc.(5).......................   2/23/96     7/14/99      248,626            0         0     None          248,626
Former Kobacker Stores,
 Inc.(6).......................   1/17/79     3/31/00    2,129,875            0         0     None        2,129,875
                                            & 7/26/00
Sund Defribrator(7)............   8/30/85      5/3/00      300,000            0         0     None          300,000
Autozone, Inc.(8)..............   8/28/87     8/30/00      228,693            0         0     None          228,693
Former Yellow Front Stores,
 Inc.(9).......................   1/29/88     5/28/00      373,169            0         0     None          373,169
Former Harvest Foods,
 Inc.(10)......................   2/21/92     3/16/00       50,000            0         0     None           50,000
QMS, Inc.(11)..................   2/19/97     6/13/00    9,417,077    5,061,923         0     None       14,479,000
Buffets, Inc.(12)..............   9/28/00     12/4/00    1,094,340            0         0     None        1,094,340
Builders' Supply and Lumber
 Co., Inc.(13).................   6/26/99    12/14/00       10,000            0         0     None           10,000
Formerly Kobacker Stores,
 Inc.(14)......................   1/17/79      1/1/01      318,340            0         0     None          318,340
                                            & 2/12/01
Formerly G.D. Serle &
 Co.(15).......................    9/2/80      3/2/01       91,992            0         0     None           91,992
High Voltage Engineering(16)...  11/10/88      3/5/01    5,739,576            0         0     None        5,739,576
Formerly G.D. Serle &
 Co.(17).......................    1/5/81     3/23/01      120,743            0         0     None          120,743
BAE Systems, Inc.(18)..........   9/29/97      5/1/01   30,497,865            0         0     None       30,497,865
Formerly Harvest Foods,
 Inc.(19)......................   2/21/92      6/5/01    1,218,322            0         0     None        1,218,322
Formerly Yale Industrial
 Products, Inc.(20)............  12/30/83     7/20/01    9,365,572            0         0     None        9,365,572
Benjamin Ansehl Company(21)....  11/24/98     8/15/01            0    2,903,486         0     None        2,903,486
Formerly Color Tile,
 Inc.(22)......................   10/1/80     9/25/01      985,286            0         0     None          985,286
Wal-Mart Stores, Inc.(23)......  12/19/91     9/29/01    2,922,102   11,969,762         0     None       14,891,864
Formerly Yellow Front Stores,
 Inc.(24)......................   1/29/88     1/18/01
                                              1/10/01
                                           & 11/21/01    2,800,150            0   700,000     None        3,500,150
                                                       -----------  -----------  --------               -----------
                                                       $70,192,183  $19,935,171  $700,000       --      $90,827,354
                                                       ===========  ===========  ========               ===========

                                       COST OF PROPERTIES INCLUDING
                                         CLOSING AND SOFT COSTS(1)
                                 -----------------------------------------        EXCESS
                                                                  TOTAL        (DEFICIENCY)
                                                               ACQUISITION     OF OPERATING
                                  ORIGINAL       ORIGINAL         COST,        RECEIPTS OVER
                                   EQUITY        MORTGAGE      CLOSING AND         CASH
           PROPERTY              INVESTMENT      FINANCING     SOFT COSTS     EXPENDITURES(2)
           --------              -----------    -----------    -----------    ---------------
Former Harvest Foods,
 Inc.(4).......................    1,640,126      2,546,347      4,186,473          495,686
Rheometric Scientific,
 Inc.(5).......................      211,880        233,069        444,949                0(3)
Former Kobacker Stores,
 Inc.(6).......................      971,275      1,327,055      2,298,330        1,305,828
Sund Defribrator(7)............      750,000        379,040      1,129,040        1,116,315
Autozone, Inc.(8)..............      207,903              0        207,903          283,593
Former Yellow Front Stores,
 Inc.(9).......................      217,731        301,500        519,231          265,278
Former Harvest Foods,
 Inc.(10)......................      336,515        522,449        858,964           83,261
QMS, Inc.(11)..................    6,674,000      7,200,000     13,874,000        2,658,362
Buffets, Inc.(12)..............    1,100,000              0      1,100,000                0(3)
Builders' Supply and Lumber
 Co., Inc.(13).................      275,109              0        275,109                0(3)
Formerly Kobacker Stores,
 Inc.(14)......................      163,010        222,721        385,731          190,854
Formerly G.D. Serle &
 Co.(15).......................      227,872              0        227,872          304,569
High Voltage Engineering(16)...    2,100,000      1,950,000      4,050,000        5,251,866
Formerly G.D. Serle &
 Co.(17).......................      204,168              0        204,168          509,474
BAE Systems, Inc.(18)..........   21,376,106              0     21,376,106        4,758,026
Formerly Harvest Foods,
 Inc.(19)......................      533,137        827,712      1,360,849          124,888
Formerly Yale Industrial
 Products, Inc.(20)............    2,500,000      3,000,000      5,500,000       10,985,738
Benjamin Ansehl Company(21)....    2,921,000      3,100,000      6,021,000          758,744
Formerly Color Tile,
 Inc.(22)......................      632,652              0        632,652          606,493
Wal-Mart Stores, Inc.(23)......      344,450     15,000,000     15,344,450        2,735,318
Formerly Yellow Front Stores,
 Inc.(24)......................
                                   1,449,917      1,999,279      3,449,196        2,721,050
                                 -----------    -----------    -----------      -----------
                                 $44,836,851    $38,609,172    $83,446,023      $35,155,343
                                 ===========    ===========    ===========      ===========

                                   FOOTNOTES

 (1) The term "soft costs" refers to miscellaneous closing costs such as accounting fees, legal fees, title insurance costs and survey costs.

 (2) Operating receipts include rental income from the properties as well as certain receipts from the settlement of bankruptcy claims, where applicable. The net excess (deficiency) presented is for the entire period the property was owned. No amounts are presented for partial land sales since such amounts are negligible.

 (3) The property sold represents only a portion of the property owned by the program and no receipts or expenses have been separately allocated.

 (4) During 1999, CPA(R):10 and CIP(R) sold three vacant properties formerly leased to Harvest Foods, Inc. and recognized losses of $909,260 and $862,593, respectively.

 (5) In February 1996, CPA(R):12 purchased land and building in Piscataway, New Jersey and net leased it to Rheometric Scientific, Inc. ("Rheometric"). On July 14, 1999, CPA(R):12 sold excess land which under the lease could be disposed of at Rheometric's option with the proceeds divided equally between CPA(R):12 and Rheometric. CPA(R):12 recognized a loss on sale of $196,323. CPA(R):12 is holding Rheometric's share of the sale proceeds, $256,315, in an interest bearing account and will release such proceeds upon Rheometric's satisfaction of certain financial covenants under the lease.

 (6) In January 1979, CPA(R):1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA(R):1 was consolidated with W. P. Carey & Co. LLC. In March 2000, and July 2000, ten of the former Kobacker stores were sold, for approximately $2,443,000 with the company realizing a loss on sale of approximately, $455,000.

 (7) In August 1985, CPA(R):5 purchased several properties formerly leased to Industrial General Corp. In January 1998, CPA(R):5 was consolidated with W.
     P. Carey & Co. LLC and in May 2000, the "Cathage, NY" Property was sold for $300,000 with the company realizing a loss on the sale of $72,583.

 (8) In August 1987, CPA(R):7 purchased seven properties net leased to Autozone, Inc. In January 1998, CPA(R):7 was consolidated with W. P. Carey & Co. LLC. On August 30, 2000, the Autozone property in Pensacola, Florida was sold for approximately $229,000 with the company realizing a loss on the sale of approximately, $304,000.

 (9) In January 1988, CPA(R):7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA(R):7 was consolidated with W. P. Carey & Co. LLC. In May 2000, the Silver City, New Mexico property, formerly net leased to Yellow Front, was sold for approximately $373,000 with the company recognizing a gain on sale of approximately $52,000.

(10) In February 1992, CPA(R):10 and CIP(R), as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In March 2000, the Clarksdale, Mississippi property was sold for approximately $50,000. The property had formerly been written down to its net realizable value, with CPA(R):10 and CIP(R) recognizing a gain on sale of approximately $24,250 and $24,269, respectively.

(11) In February 1997 CPA(R):12 purchased a property in Mobile, Alabama net leased to QMS, Inc. On June 13, 2000, the property was sold for approximately $14,479,000 and CPA(R):12 recognized a gain on sale of $1,212,886.

(12) In September 2000, CPA(R):14 purchased a property in Eagan, Minnesota. In December 2000, approximately 10 acres of excess land at that property were sold for $1,094,340 with CPA(R):14 realizing a loss on sale of $38,490.

(13) In June 1999, CPA(R):14 purchased a property in Harrisburg, North Carolina. In December 2000, approximately 9 acres of excess land at the property were sold for $10,000 with CPA(R):14 realizing a loss on sale of $265,409.

(14) In January 1979, CPA:1 purchased fifteen properties formerly leased to Kobacker Stores, Inc. In January 1998, CPA:1 was consolidated with W. P. Carey & Co. LLC. In January 2001 and

     February 2001, two of the former Kobacker stores were sold, for $370,500. The properties had formerly been written down to their respective sales price.

(15) In September 1980, CPA: 2 purchased a property formerly leased to G.D. Serle & Co. In January 1998, CPA:2 was consolidated with W. P. Carey & Co. LLC. On March 2, 2001, the G.D. Serle property in Greensboro, North Carolina was sold, for $100,000 with W. P. Carey & Co. LLC realizing a gain on sale of $1,010.

(16) In November 1988, CPA: 8 purchased a property in Sterling, Massachusetts and net leased it to High Voltage Engineering Corporation. In January 1998,
     CPA: 5 was consolidated with W. P. Carey & Co. LLC. On March 5, 2001, the High Voltage Engineering Corporation property was sold for approximately $5,731,000, with W. P. Carey & Co. LLC realizing a gain on sale of approximately $42,000.

(17) In January 1981, CPA: 2 purchased a property formerly leased to G.D. Serle & Co. In January 1998, CPA:2 was consolidated with W. P. Carey & Co. LLC. On March 23, 2001, the G.D. Serle property in New Orleans, Louisiana was sold, for $122,300 with W. P. Carey & Co. LLC realizing a gain on sale of $743.

(18) In September 1997, CPA:12 purchased a property in San Diego, California and assumed an existing net lease with BAE Systems, Inc., formerly GDE Systems, Inc. On May 1, 2001, the property was sold for $30,497,865, net of transaction costs, with CPA:12 realizing a gain on sale of $8,863,709. The funds were held by an intermediary in an escrow account for the purpose of entering into a Section 1031 noncash exchange, which under the Internal Revenue Code, allowed CPA:12 to acquire like-kind real properties within a stated period in order to defer a taxable gain of approximately $9,800,000. The noncash exchange was completed in 2001.

(19) In February 1992, CPA:10 and CIP, as tenants-in-common, each with 50% interests, purchased several properties formerly net leased under a master lease with Harvest Foods, Inc. In June 2001, the Texarkana, Arkansas property was sold for approximately $1,218,322. The property had formerly been written down to its net realizable value, with CPA:10 and CIP recognizing a loss on sale of $38,420 each.

(20) In December 1983, CPA: 5 purchased a property formerly leased to Yale Industrial Products, Inc. In January 1998, CPA: 5 was consolidated with W.
     P. Carey & Co. LLC. On July 20, 2001, the Yale Industrial Products, Inc. property in Forest City, Arkansas was sold for approximately $9,400,000 with W. P. Carey & Co. LLC realizing a gain on sale of approximately $304,000.

(21) In November 1998, CPA:14 purchased a property in St. Louis, Missouri and entered into a net lease with the Benjamin Ansehl Company. During 2000, Benjamin Ansehl filed a petition of bankruptcy, and subsequently vacated the property. Due to the expected termination of the lease, CPA:14 incurred an impairment loss of $2,462,400 in 2000. In August 2001, CPA:14 sold the property for $2,903,486 and recognized a loss on sale of $346,482.

(22) In October 1980, CPA: 2 purchased a property formerly leased to Color Tile, Inc. In January 1998, CPA:2 was consolidated with W. P. Carey & Co. LLC. On September 25, 2001, the Color Tile property in Canton, Ohio was sold, for $1,070,000 with W. P. Carey & Co. LLC realizing a gain on sale of $801,469.

(23) In December 1991, CPA:10 and CIP, as tenants-in-common, each with 50% interests, purchased six retail stores and entered into a net lease with Wal-Mart Stores, Inc. In September 2001, CPA:10 and CIP sold the six retail properties for $14,891,864 and realized a gain on sale of $1,086,755 each.

(24) In January 1988, CPA:7 purchased several properties formerly net leased under a master net lease to Yellow Front Stores, Inc. In January 1998, CPA:7 was consolidated with W. P. Carey & Co. LLC. In January 2001, and November 2001, three of the properties, formerly net leased to Yellow Front Stores, Inc. properties were sold for $3,500,000, with W. P. Carey & Co. LLC recognizing a gain on sale of $411,000.

[CPA LOGO]
                          INSTRUCTIONS FOR COMPLETION
                            OF CPA(R):15 ORDER FORM

        INSTRUCTIONS TO INVESTORS
---------
  ------------------------------------------------------------------------------

     YOU MUST COMPLETE ALL ITEMS AND SIGN THE ORDER FORM IN ITEM 7. INVESTORS ARE ENCOURAGED TO READ THE PROSPECTUS IN ITS ENTIRETY FOR A COMPLETE EXPLANATION OF AN INVESTMENT IN THE COMPANY.

     ITEM 1 Indicate the number of shares you are purchasing (250 Shares is the minimum for investors other than IRAs and KEOGHS; 200 Shares is the minimum for investors who are IRAs or KEOGHS or 250 shares if you are resident of Iowa) and the dollar amount of your investment. Check the appropriate box to indicate whether this is an initial or additional investment and whether the order is to be combined with that of another investor for the purpose of obtaining a volume discount available to "single purchasers."

     ITEM 2 If you will consider making an additional investment in this offering.

     ITEM 3 Check the appropriate box to indicate form of ownership. If the investor is a Custodian, Corporation, Partnership or Trust, please provide the additional requested information and/or documents.

     ITEM 4 Please print name(s) in which Shares are to be registered and provide address and telephone numbers. Check appropriate box if you are a non-resident alien, a U.S. citizen residing outside U.S. or subject to back up withholding (if the latter applies to you, cross out clause (ii) in the paragraph appearing immediately above Item 1). IRAs and KEOGHs should provide the taxpayer identification number of the account AND the social security number of the accountholder. Trusts should provide their taxpayer identification number. Custodians should provide the minor's social security number. All individual investors should provide their social security number. Other entities should provide their taxpayer identification number. If you have an account with the broker/dealer named on the reverse side of the form, provide your account number.

     ITEM 5 SHAREHOLDER REPORT ADDRESS: If you would like duplicate copies of shareholder reports sent to an address other than listed in Item 4, please complete this section.

     ITEM 6  Provide dividend payment preference.

     ITEM 7 You MUST sign the form in Item 7. Signature(s) must be witnessed and the date of signing must be inserted on the line provided.

     AFTER FOLLOWING THE ABOVE INSTRUCTIONS, DETACH THE ORDER FORM ALONG THE PERFORATION AND RETURN THE ORDER FORM TO THE BROKER WHO SOLICITED YOUR ORDER TOGETHER WITH A CHECK MADE PAYABLE TO "THE BANK OF NEW YORK AS ESCROW AGENT" (OR, INSTEAD OF A CHECK, A REQUEST TO THE BROKER IN THE AMOUNT OF YOUR ORDER). TRUSTS should furnish a copy of the title and signature pages of the trust instrument and all amendments thereto. CORPORATIONS should furnish an appropriate corporate resolution authorizing the purchase of the Shares. PARTNERSHIPS should furnish a copy of the partnership agreement.

        INSTRUCTIONS TO BROKERS
---------
--------------------------------------------------------------------------------

     Please be sure to verify all investor information on the Order Form. YOU MUST COMPLETE ITEM 8 AND SIGN THE ORDER FORM FOR THE ORDER TO BE ACCEPTED. Please verify that investors have signed Item 7.

     Please send check(s) payable to "The Bank of New York, as Escrow Agent" and completed Order Form(s) to The Bank of New York, Attn: Annette Kos, Insurance Trust and Escrow Department, 101 Barclay 8W Floor, New York, NY 10286.

     For wiring instructions, contact Annette Kos at The Bank of New York at 212-815-3214 prior to wiring funds.

[CPA LOGO]
                                                CORPORATE PROPERTY ASSOCIATES 15
                                                                      ORDER FORM
       The investor named below, under penalties of perjury, certifies that (i) the number shown under Item 4 on this Order Form is his correct Taxpayer Identification Number (or he is waiting for a number to be issued to him) and
   (ii) he is not subject to backup withholding either because he has not been notified by the Internal Revenue Service ("IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him that he is no longer subject to backup withholding [NOTE: CLAUSE (ii) IN THIS CERTIFICATION SHOULD BE CROSSED OUT IF THE APPROPRIATE BOX IN ITEM 4 BELOW HAS BEEN CHECKED].

1.        INVESTMENT
------
--------------------------------------------------------------------------------

     This is an (check one):  [ ] Initial Investment
                              [ ] Additional
                                  Investment in this
                                  offering
     MAKE INVESTMENT CHECK PAYABLE TO: THE BANK OF
     NEW YORK
                                          $
    --------------------         -------------------
    Number of Shares --           Dollar Amount of
        minimum 250 (or              Investment
       200 for an IRA or         ($10.00 per share)
            KEOGH)

                                                           [ ] Check this box if you have agreed with your broker-dealer or
                                                               Registered Investment Adviser to purchase shares net of
                                                               commission. Investors electing this option are required to pay $9.30 per share.

                                                                                                             $
                                                           ---------------------------          ----------------------------
                                                           Number of Shares -- minimum          Dollar Amount of Investment
                                                             250 (or 200 for an IRA or               ($9.30 per share)
                                                                      KEOGH)

2.        ADDITIONAL INVESTMENTS
------
--------------------------------------------------------------------------------

   Please check if you plan to make additional investments in the Company: [ ] [If additional investments are made please include social security number or other taxpayer identification number on your check. All additional investments must be made in increments of at least $20. By checking this box, I agree to notify the Company in writing if at any time I fail to meet the suitability standards or am unable to make the representations therein.]

3.        FORM OF OWNERSHIP -- Mark only one box
------         -----------------------------------------------------------------


    [ ] IRA                                                            [ ] INDIVIDUAL
    [ ] KEOGH                                                          [ ] HUSBAND AND WIFE AS COMMUNITY PROPERTY
    [ ] PENSION OR PROFIT SHARING PLAN                                  (In Item 7, both signatures must appear)
     [ ] TAXABLE  [ ] EXEMPT UNDER sec.501A                            [ ] JOINT TENANTS WITH RIGHT OF SURVIVORSHIP
    [ ] SIMPLIFIED EMPLOYEE PENSION / TRUST (S.E.P.)                    (In Item 7, both signatures must appear)
    [ ] TRUST  [ ] TAXABLE  [ ] GRANTOR A or B                         [ ] TENANTS IN COMMON
     (Signature and title pages of Trust Agreement must be             [ ] A MARRIED PERSON SEPARATE PROPERTY
    enclosed)                                                           (In Item 7, only one signature must appear)
                                                                       [ ] CUSTODIAN
     Trustee name(s)                                                    Custodian for
    ---------------------------------------------                       ------------------------------------------------
                                                                        Under the [ ] Uniform Gift to Minors Act of the State of
     For the Benefit of                                                ----
     --------------------------------------------                                 [ ] Uniform Transfers to Minors Act of the State
                                                                        of----
     Trust Date                                                        [ ] CORPORATION OR PARTNERSHIP
     ---------------------------------------------------                (Corporate Resolution or Partnership Agreement MUST be
    [ ] ESTATE                                                         enclosed)
    [ ] CHARITABLE REMAINDER TRUST
    [ ] NON-PROFIT ORGANIZATION
    [ ] TRANSFER ON DEATH (TOD)----------------------------
     (Please complete enclosed TOD Form to effect designation)

4.        INVESTOR INFORMATION
------
--------------------------------------------------------------------------------

   Name(s) and address will be recorded exactly as printed below. Please print name(s) in which shares are to be registered. Include trust name if applicable.

                                                                                      Investor Social
                                                                                      Security Number
    Name
                        ------------------------------------------------------------  --------------------
                                                                                      Joint Investor's
                                                                                      Social Security
    Name of                                                                           Number
    Joint Investor
                        ------------------------------------------------------------  --------------------
                                                                                      Taxpayer ID Number
    Address
                        ------------------------------------------------------------  --------------------
                                                                                      Zip
    City                                                                              Code --------------
                        ------------------------------ State --------------
    Investor e-mail
    address (optional)
                        ----------------------------------------------------------------------------------

    Investor's Account Number with Broker Dealer or Registered Investment Adviser (if any):
    ------------------------------------------------------------------------------------------------------

    [ ] Check this box if you are a U.S. person                        [ ] Check this box if you are a U.S. citizen residing
    [ ] Check this box if you are a non-resident alien                 outside the U.S.
                                                                       [ ] Check this box if you are subject to backup withholding

5.        SHAREHOLDER REPORT ADDRESS
------ -------------------------------------------------------------------------

   If you are investing through a Trust, IRA or KEOGH, please complete this section.

    Address
             --------------------------------------------------------------------------------------------------------
             --------------------------------------------------------------------------------------------------------
    City                           State                                       Zip Code
             --------------------                ---------------------------             ---------------------------

6.        DISTRIBUTION PAYMENT OPTIONS
------  ------------------------------------------------------------------------

   Complete this section only to enroll in Dividend Reinvestment or to direct dividend payments to a party other than indicated in Section 4. Choose Option a, b or c.

   6a. DIVIDEND REINVESTMENT Check the applicable box to participate in the Dividend Reinvestment Plan: 100% [ ] Other [ ] ----- %

   6b. ALTERNATE PAYEE(S) (Non-Qualified Investors Only) Please indicate the address(es) to which dividends should be mailed. Dividends may be split on a percentage basis, between a maximum of two (2) payees. * Percentage amount must equal 100%.

    Destination                                                      Destination
      1:                        %*                                   2:                          %*
                  ------------                                                     ------------
    Company                                                          Company
                  ------------------------------------------------                 ------------------------------------------------
    Address                                                          Address
                  ------------------------------------------------                 ------------------------------------------------
                  ------------------------------------------------                 ------------------------------------------------
    City                                                             City
                  ------------------------------------------------                 ------------------------------------------------
    State                       Zip Code                             State                       Zip Code
                  ------------            -------------------------                ------------            -------------------------
    Account number (if any)                                          Account number (if any)
                                -----------------------------------                              -----------------------------------
    Account name                                                     Account name
                  ------------------------------------------------                 ------------------------------------------------

   6c. AUTOMATIC DEPOSITS Please include a voided check or savings deposit slip. (Non-Qualified Investors Only)
   I authorize Comerica Bank to initiate variable entries to my checking or savings account. This authority will remain in effect until I notify the CPA(R):15 Investor Relations Department or Phoenix American, the transfer agent for CPA(R):15, in writing to cancel in such time as to afford a reasonable opportunity to act on the cancellation.

    Financial Institution Name and Address:
                                             -------------------------------------------------------------------------------------
                                             -------------------------------------------------------------------------------------
                                             -------------------------------------------------------------------------------------
    Account Type (check one):                [ ] Checking    [ ] Savings    [ ] Other



    Account Number ---------------------------------------- Bank ABA Routing Number ----------------------------------------

7.        SIGNATURE OF INVESTOR(S)
------
--------------------------------------------------------------------------------

   Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

    (a)  I have received the Prospectus                                ---  ---
                                                                       Initials Initials
    (b)  I have (i) a net worth (exclusive of home furnishings and automobiles) of $150,000 more, or; (ii) a net worth (as
         described above) of at least $45,000 and had during the last two years or estimate that I will have during the current
         tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state
         of primary residence as set forth in the prospectus under     ---  ---
         "Suitability Standards."                                      Initials Initials

    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE
    ------------------------  ------------------------  ------
    SIGNATURE OF WITNESS      SIGNATURE OF INVESTOR     DATE

8.        BROKER/DEALER INFORMATION
------
     ---------------------------------------------------------------------------

   The Financial Advisor or Registered Investment Adviser (RIA) must sign below to complete order. Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor's residence.

    Licensed Firm Name
                               ------------------------------------------------------------------------
    Advisor Name
                               ------------------------------------------------------------------------
    Advisor Mailing Address
                               ------------------------------------------------------------------------
    City                                          State                     Zip Code
                               -----------------         -----------------            -----------------
    Advisor Number                                       Telephone Number
                                                                            ---------------------------
                               ------------------------
    e-mail address (optional)
                               ------------------------------------------------------------------------

   [ ] REGISTERED INVESTMENT ADVISER (RIA) CHECK HERE. This investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or "wrap" fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

   The undersigned confirms by his signature that he (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor;
   (iii) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (iv) has delivered a current Prospectus and related supplements, if any, to such investor; and (v) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

    ------------------------------------------------------------  ---------------------------
    ADVISOR SIGNATURE                                             DATE

     ALL INVESTOR AND BROKER/DEALER INFORMATION MUST BE COMPLETED OR  (11/16/01)
                         REGISTRATION CANNOT BE PROCESSED.

------------------------------------------------------------
------------------------------------------------------------

                               TABLE OF CONTENTS


                                             PAGE
                                             ----
Suitability Standards......................    1
Prospectus Summary.........................    8
Risk Factors...............................   17
Estimated Use of Proceeds..................   24
Management Compensation....................   25
Conflicts of Interest......................   36
Prior Offerings by Affiliates..............   40
Management.................................   46
Investment Objectives, Procedures and
  Policies.................................   59
Holders of Shares of the Company...........   69
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...............................   72
Description of the Properties..............   76
United States Federal Income Tax
  Considerations...........................   96
ERISA Considerations.......................  108
Description of Shares......................  111
The Offering...............................  119
Reports to Shareholders....................  125
Legal Opinions.............................  125
Experts....................................  125
Sales Literature...........................  125
Further Information........................  126
Financial Statements.......................  F-1
Prior Performance Tables...................  A-1
Order Form.................................  B-1


------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------
------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS UNLESS PRECEDED OR ACCOMPANIED BY THIS PROSPECTUS NOR HAS ANY PERSON BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CPA(R):15 SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                                                               [W.P. CAREY LOGO]

[CPA LOGO]
CORPORATE PROPERTY
ASSOCIATES 15
Incorporated
A Maximum of 69,000,000 Shares of Common Stock

                                   PROSPECTUS
                          CAREY FINANCIAL CORPORATION
------------------------------------------------------------
------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC registration fee........................................  $    63,480
NASD filing fee.............................................       30,500
Legal fees and expense......................................      250,000
Printing and engraving......................................      250,000
Accounting fees and expenses................................      175,000
Blue sky expenses...........................................      150,500
Escrow and transfer agents' fees and expenses...............       40,000
Advertising and sales literature............................      375,000
Miscellaneous...............................................    9,311,550(1)
                                                              -----------
TOTAL.......................................................  $10,646,030
                                                              ===========

(1) Estimated. This amount includes wholesaling expense reimbursements and other expense reimbursements for sales seminars, bonus and sales incentives, due diligence and marketing support.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     In April 2001, Carey Asset Management Corp. purchased 20,000 shares of our common stock for $200,000 cash. Since August 1, 2002, Carey Asset Management received 31,749 shares of our common stock as payment of certain fees, pursuant to the terms of the Advisory Agreement. Since the transactions described above were not considered to have involved a "public offer" within the meaning of
Section 4(2) of the Securities Act of 1933, as amended, the shares issued were deemed to be exempt from registration. In acquiring our shares, W. P. Carey & Co., LLC represented that such interests were being acquired by it for the purposes of investment and not with a view to the distribution thereof.

ITEM 34.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     We maintain a directors and officers liability insurance policy. The organizational documents limit the personal liability of our directors and officers for monetary damages to the fullest extent permitted under current Maryland law and provide that a director or officer may be indemnified to the fullest extent required or permitted by Maryland law. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements, and expenses actually incurred in a proceeding unless the following can be established:

      -- the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

      -- the director or officer actually received an improper personal benefit in money, property or services; or

      -- with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

Any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from the shareholders. Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals.

     This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the shareholder's ability to obtain injunctive relief or other equitable remedies for a violation of a director's or an officer's duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

     Notwithstanding the foregoing, the directors (excluding independent directors), W. P. Carey & Co. and their affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

      -- the directors, W. P. Carey & Co. or their affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

      -- the directors, W. P. Carey & Co. or their affiliates were acting on our behalf or performing services for us;

      -- the liability or loss was not the result of negligence or misconduct by the directors, W. P. Carey & Co. or their affiliates; and

      -- the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our shareholders.

      -- the independent directors will be indemnified by us if the liability or loss was not the result of gross negligence or willful misconduct by the independent directors.

     In addition to any indemnification to which directors and officers shall be entitled pursuant to the General Corporation Law of Maryland, the organizational documents provide that we shall indemnify other employees and agents to the extent authorized by the directors, whether they are serving us or, at our request, any other entity. We have agreed to indemnify and hold harmless W. P. Carey & Co. and its affiliates performing services for us from specific claims and liabilities arising out of the performance of its/their obligations under the advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we and you would otherwise have if these indemnification rights were not included in the advisory agreement.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) 1.  FINANCIAL STATEMENTS OF CPA(R):15

          The following financial statements are filed as part of this Report:

        Pro Forma Financial Information (unaudited)

        Pro Forma Consolidated Balance Sheet as of September 30, 2002

        Pro Forma Consolidated Statement of Income for the nine months ended September 30, 2002 (unaudited)

        Pro Forma Consolidated Statement of Income for the period from inception (February 26, 2001) to December 31, 2001 (unaudited)

        Pro Forma Consolidated Statement of Taxable Income and After Tax Cash Flow for the twelve months ended September 30, 2002 (unaudited)

        Notes to Pro Forma Consolidated Financial Statements

        Financial Statements, September 30, 2002 (unaudited)

        Condensed Consolidated Balance Sheets December 31, 2001 and September 30, 2002

        Condensed Consolidated Statements of Income for the three and nine months ended September 30, 2002

        Condensed Consolidated Statement of Cash Flows for the nine months ended September 30, 2002

          Notes to Condensed Consolidated Financial Statements

          Schedule III -- Real Estate and Accumulated Depreciation (unaudited)

        Financial Statements, December 31, 2001

        Report of Independent Accountants.

        Balance Sheet as of December 31, 2001.

        Statement of Operations for the period from inception (February 26, 2001) to December 31, 2001

        Statement of Shareholder's Equity for the period from inception (February 26, 2001) to December 31, 2001

        Statement of Cash Flows for the period from inception (February 26, 2001) to December 31, 2001

        Notes to the Financial Statements.

     (b) Exhibits


EXHIBIT NO                              EXHIBIT
----------                              -------
    3.1       Articles of Incorporation of CPA(R):15.(1)
    3.2       Bylaws of CPA(R):15.(2)
    4.1       2001 Dividend Reinvestment and Stock Purchase Plan.(2)
    5.1       Form of Opinion of Reed Smith LLP as to legality of
              securities issued.(3)
    8.1       Form of Opinion of Reed Smith LLP as to certain tax
              matters.(3)
    8.2       Form of Opinion of Reed Smith LLP as to certain ERISA
              matters.(3)
   10.1       Form of Selected-Dealer Agreement.(3)
   10.2       Form of Escrow Agreement.(3)
   10.3       Form of Selected Investment Advisor Agreement.(3)
   10.4       Form of Sales Agency Agreement.(3)
   10.5       Form of Advisory Agreement.(3)
   10.6       Form of Wholesaling Agreement.(3)
   10.7       Amended and Restated Limited Partnership Agreement of
              Goldfish (DE) L.P.(3)
   10.8       Agreement of Delaware Limited Partnership of Labrador (AZ)
              L.P.(3)
   10.9       Agreement of Delaware Limited Partnership of BFS (DE)
              L.P.(3)
   10.10      Lease Agreement by and between GROCERY (OK) QRS 15-5, INC.
              and Fleming Companies, Inc. dated as of June 28, 2002.(3)
   10.11      Lease Agreement by and among MODULE (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.12      Lease Agreement by and among CHASSIS (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.13      Lease Agreement by and between ENERGY (NJ) QRS 15-10, INC.
              and Foster Wheeler Realty Services, Inc., dated as of August
              16, 2002.(3)
   10.14      Lease between Massachusetts Mutual Life Insurance Company
              and SFX Entertainment, Inc. dated as of March 13, 2000.(3)
   10.15      Leasehold Mortgage and Security Agreement between ENERGY
              (NJ) QRS 15-10, Inc., as mortgagor, and Morgan Stanley Dean
              Witter Mortgage Capital, Inc., as mortgagee, dated as of
              August 16, 2002, with respect to the property leased to
              Foster Wheeler Realty Services, Inc. in Clinton, New
              Jersey.(4)
   10.16      Mortgage and Security Agreement between CLEAR (NY) L.P., as mortgagor, and Lehman Brothers Bank, FSB, as mortgagee,
              dated as of December 12, 2002, with respect to the property leased to SFX Entertainment, Inc. in New York, New York.(4)
   10.17      Mortgage and Security Agreement between GROCERY (OK) QRS
              15-5, Inc., as mortgagor, and Morgan Stanley Dean Witter
              Mortgage Capital, Inc., as mortgagee, dated as of June 28,
              2002, with respect to the property leased to Fleming
              Companies, Inc. in Tulsa, Oklahoma.(4)

EXHIBIT NO                              EXHIBIT
----------                              -------
   10.18      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Fridley, Minnesota.(4)
   10.19      Deed of Trust and Security Agreement among LABRADOR (AZ) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Phoenix,
              Arizona.(4)
   10.20      Mortgage between GOLDFISH (DE) LP, as mortgagor and Morgan
              Stanley Bank, as mortgagee, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in
              Flint, Michigan.(4)
   10.21      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Tallahassee, Florida.(4)
   10.22      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Sawgrass, Florida.(4)
   10.23      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Lake Mary, Florida.(4)
   10.24      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Boca Raton, Florida.(4)
   10.25      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Evanston, Illinois.(4)
   10.26      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Braintree, Massachusetts.(4)
   10.27      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Oxon
              Hill, Maryland.(4)
   10.28      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Dallas,
              Texas.(4)
   10.29      Deed of Trust and Security Agreement among GOLDFISH (DE) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in
              Southlake, Texas.(4)
   10.30      Deed of Trust, Assignment of Leases and Rents, Security
              Agreement and Fixture Filing among GOLDFISH (DE) LP, as
              trustor, the trustee of such trust, and Morgan Stanley Bank, as beneficiary, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in Westlake
              Village, California.(4)
   10.31      Lease between BOLT (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.
   10.32      Lease between HAMMER (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.
   10.33      Lease between WRENCH (DE) LIMITED PARTNERSHIP and TruServ
              Corporation dated December 26, 2002.
   10.34      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).
   10.35      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).
   10.36      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).
   10.37      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).
   10.38      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).

EXHIBIT NO                              EXHIBIT
----------                              -------
   10.39      Summary of Lease Agreement dated December 27, 2002 between
              Societe Logidis and Societe SCI Carlog. (Original document is in French only).
   10.40      Summary of Lease Agreement dated December 27, 2002 between
              Societe CV logistique and Societe SCI Carlog. (Original
              document is in French only).
   10.41      Summary of Mortgage terms with respect to the financing of properties leased to Carrefour France SAS. (Original
              documents are in French only).
   21.1       Subsidiaries of the Registrant(4)
   23.1       Consent of PricewaterhouseCoopers LLP.(4)


---------------

(1) Filed with Form S-11 (Reg. No. 333-58854) filed April 13, 2001.
(2) Filed with Pre-effective Amendment No. 1 on Form S-11 (Reg. No. 333-58854) filed November 1, 2001.
(3) Filed with Form S-11 (Reg. No. 333-100525) filed October 11, 2002, as amended.
(4) Filed herewith.

                               TABLE VI (1 OF 8)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   FROM JANUARY 1, 1999 TO DECEMBER 31, 2001

                                                                   GROSS
                                                                  LEASABLE                 ORIGINAL      CASH DOWN
                                     TYPE OF                       SPACE      DATE OF      MORTGAGE      PAYMENT-
OCCUPANT/GUARANTOR                  PROPERTY        LOCATION      (SQ.FT.)    PURCHASE     FINANCING      EQUITY
------------------                -------------   -------------   --------   ----------   -----------   -----------
ACQUISITION OF PROPERTIES BY
 CIP(R)
Humco Holding Group............   Manufacturing/  Texarkana, TX   164,565        2/5/99     4,200,000     3,644,324
                                  Warehouse       and Orem,
                                  Facilities      Utah
PSC Scanning, Inc..............   Office/         Eugene,         110,665       5/12/99     5,500,000     3,240,414
                                  Warehouse       Oregon
                                  facility
Bolder Technologies
 Corporation...................   Industrial/     Golden,         149,762       4/16/99     3,500,000     3,335,878
                                  Manufacturing   Colorado
                                  Facility
Gloystarne & Co., Limited......   Distribution/   Rotherdam,      120,000       12/8/99     4,202,000     2,999,884
                                  Warehouse       South
                                  Facility        Yorkshire,
                                                  United
                                                  Kingdom
ISA International PLC..........   Office/         Bradford,        41,432        3/7/00     4,101,000     2,036,000
                                  Research        West
                                                  Yorkshire,
                                                  United
                                                  Kingdom
UTI Holdings, Inc..............   Technical       Glendale         38,143       9/29/00                   3,308,331
                                  Training        Heights, IL
                                  Institute
Investment in Delaware Comp
 LLC(4)
 Compucom Systems, Inc. .......   Office/Research Dallas, Texas   497,714       3/31/99    23,000,000    16,790,500
                                  facility
Investment in Holiday Inn
 Hotel in Toulouse, France(8)..   hotel           Toulouse,        42,000      10/21/00     5,889,641     1,912,911
                                                  France

                                    CONTRACT
                                 PURCHASE PRICE
                                      PLUS         OTHER CASH          OTHER
                                  ACQUISITION     EXPENDITURES      CAPITALIZED       TOTAL COST
OCCUPANT/GUARANTOR                  FEES(1)         EXPENSED      EXPENDITURES(2)     OF PROPERTY
------------------               --------------   ------------   ------------------   -----------
ACQUISITION OF PROPERTIES BY
 CIP(R)
Humco Holding Group............     7,844,324           0                     0         7,844,324
PSC Scanning, Inc..............     8,740,414           0                     0         8,740,414
Bolder Technologies
 Corporation...................     6,835,878           0                     0         6,835,878
Gloystarne & Co., Limited......     7,201,884           0                     0         7,201,884
ISA International PLC..........     6,137,000                                 0         6,137,000
UTI Holdings, Inc..............     3,308,331                            68,632         3,376,963
Investment in Delaware Comp
 LLC(4)
 Compucom Systems, Inc. .......    39,790,500           0                     0        39,790,500
Investment in Holiday Inn
 Hotel in Toulouse, France(8)..     7,802,552                           166,883         7,969,435

                               TABLE VI (3 OF 8)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   FROM JANUARY 1, 1999 TO DECEMBER 31, 2001

                                                                   GROSS
                                                                  LEASABLE                 ORIGINAL      CASH DOWN
                                     TYPE OF                       SPACE      DATE OF      MORTGAGE      PAYMENT-
OCCUPANT/GUARANTOR                  PROPERTY        LOCATION      (SQ.FT.)    PURCHASE     FINANCING      EQUITY
------------------                -------------   -------------   --------   ----------   -----------   -----------
ACQUISITION OF PROPERTIES BY
 CPA(R):12
Rave Reviews Cinemas, LLC......   Theater         Hickory          59,126       12/7/00             0     6,936,372
                                                  Creek, TX
Galyan's Trading Company.......   Retail/Service  Fairfax, VA;    197,245       6/29/00    16,588,659     7,673,003
                                                  Lombard, IL
Special Devices, Inc. (11).....   Industrial      Mesa, AZ and    249,275        6/5/01    21,950,000    15,916,154
                                  and             Moorpark, CA
                                  manufacturing
                                  facilities
Jen-Coat, Inc..................   Manufacturing   Westfield, MA   377,500       8/15/01     7,150,000     4,370,772
                                  and warehouse
                                  facility
Orbseal, LLC...................   Industrial      Richmond, MO    266,585       9/28/01     6,175,000     3,693,620
                                  and
                                  manufacturing
                                  facility
Investment in Gilbert Plastics
 LLC(3)
 Textron, Inc. ................   Manufacturing   Gilbert,        243,370        2/3/99    13,130,000    10,478,341
                                  facility        Arizona
-------------------------------------------------------------------------------------------------------------------
ACQUISITION OF PROPERTIES BY
 CPA(R):14
Production Resource Group
 L.L.C.........................   Manufacturing/  Las Vegas,      192,032     12/29/98,     5,475,000     6,648,455
                                  Distribution    Nevada;                       3/31/99
                                  facilities      Burbank and                       and
                                                  Los Angeles,                 10/15/99
                                                  California
Consolidated Theaters L.L.C....   Multiplex       Midlothian,      88,000       9/22/99     9,389,166     5,436,054
                                  Motion          Virginia
                                  Picture
                                  Theater......
Builders FirstSource,
 Inc.(13)......................   Office/         Harrisburg,     563,261       6/29/99             0    22,755,005
                                  Warehouse       NC;                               and
                                  facilities      Cincinnati,                12/20/2001
                                                  OH; Norcross,
                                                  GA; and
                                                  Elkwood, VA

                                    CONTRACT
                                 PURCHASE PRICE
                                      PLUS         OTHER CASH          OTHER
                                  ACQUISITION     EXPENDITURES      CAPITALIZED       TOTAL COST
OCCUPANT/GUARANTOR                  FEES(1)         EXPENSED      EXPENDITURES(2)     OF PROPERTY
------------------               --------------   ------------   ------------------   -----------
ACQUISITION OF PROPERTIES BY
 CPA(R):12
Rave Reviews Cinemas, LLC......     6,936,372                                 0         6,936,372
Galyan's Trading Company.......    24,261,662                                 0        24,261,662
Special Devices, Inc. (11).....    37,866,154                                 0        37,866,154
Jen-Coat, Inc..................    11,520,772                                 0        11,520,772
Orbseal, LLC...................     9,868,620                                 0         9,868,620
Investment in Gilbert Plastics
 LLC(3)
 Textron, Inc. ................    23,608,341           0                     0        23,608,341
-------------------------------------------------------------------------------------------------------------
ACQUISITION OF PROPERTIES BY
 CPA(R):14
Production Resource Group
 L.L.C.........................    12,123,455           0                     0        12,123,455
Consolidated Theaters L.L.C....    14,825,220           0               309,692        15,134,912
Builders FirstSource,
 Inc.(13)......................    22,755,005           0                23,797        22,778,802

                               TABLE VI (4 OF 8)
                          ACQUISITION OF PROPERTIES BY
    CIP(R), CPA(R):12 & CPA(R):14 FROM JANUARY 1, 1999 TO DECEMBER 31, 2001

                                                                         GROSS
                                                                        LEASABLE                ORIGINAL    CASH DOWN
                                     TYPE OF                             SPACE      DATE OF     MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                   PROPERTY          LOCATION         (SQ.FT.)    PURCHASE   FINANCING      EQUITY
------------------                --------------   -----------------   ----------   --------   ----------   ----------
Amerix Corporation.............   Office/ Re-      Columbia,              159,577    11/1/99   14,500,000   10,957,710
                                  search           Maryland
                                  facility
Atrium Companies, Inc..........   Industrial/      Dallas,              1,829,329   11/18/99   14,000,000   32,405,706
                                  Manufacturing    Greenville                            and
                                                   and Wylie,                        12/1/01
                                                   Texas;
                                                   Welcome, NC;
                                                   and Murryville,
                                                   PA
Scott Companies, Inc...........   Industrial/      Gardenia,               87,693    7/19/99    3,000,000   3,282,723
                                  Manufacturing    California
                                  Facility
Fitness Holdings, Inc..........   Health Clubs     Salt Lake City,         75,283   12/29/99    3,800,000   9,114,734
                                                   UT;                              12/28/00
                                                   St. Charles, MO
West Union Corporation.........   Office/ Re-      Tempe, AZ               16,922    1/12/00    3,300,000   2,209,880
                                  search
Barjan Products LLC............   Office/ Ware-    Rock Island, IL        241,950     2/3/00                11,779,545
                                  house
Stellex Technologies, Inc......   Industrial/      North Amity-           281,889    2/29/00                19,347,892
                                  Manufacturing    ville, NY;
                                                   Valencia, CA
Applied Power, Inc.............   Manufacturing/   Morton, In;            803,101    5/30/00   17,500,000   11,938,849
                                  Distribution     Champlin, MN;
                                                   Robinsville, NJ;
                                                   Radford, VA;
                                                   North Salt Lake
                                                   City, UT
Langeveld International, Inc...   Distribu-        Lakewood, NJ           220,520    6/29/00                8,277,942
                                  tion/Warehouse
Galyan's Trading Company.......   Retail/ Ser-     Kennesaw, GA;          401,252    6/29/00   19,698,161   13,892,279
                                  vices            Lenwood, KS;
                                                   Plainfield, IN
Celestica, Inc.................   Manufacturing/   Rochester, MN          200,000    8/14/00   12,500,000   8,456,910
                                  Distribution
PCS Health Systems, Inc........   Office/ Re-      Scottsdale, AZ         354,888    9/21/00   24,700,000   15,314,917
                                  search
Amtech Systems Corporation.....   Industrial/      Albuquerque, NM         74,747    9/25/00    3,500,000   2,632,829
                                  Manufacturing
Lennar Corporation.............   Office/ Re-      Houston, TX             52,144    9/26/00    5,000,000   2,329,843
                                  search
Buffets, Inc...................   Office/ Re-      Eagan, MN               99,342    9/28/00   11,785,000   7,959,901
                                  search

                                    CONTRACT
                                 PURCHASE PRICE
                                      PLUS         OTHER CASH          OTHER          TOTAL COST
                                  ACQUISITION     EXPENDITURES      CAPITALIZED           OF
OCCUPANT/GUARANTOR                  FEES(1)         EXPENSED      EXPENDITURES(2)      PROPERTY
------------------               --------------   ------------   ------------------   ----------
Amerix Corporation.............    25,457,710          0               129,047        25,586,757
Atrium Companies, Inc..........    46,405,706          0               303,465        46,709,171
Scott Companies, Inc...........     6,282,723          0                     0         6,282,723
Fitness Holdings, Inc..........    12,914,734         --               279,669        13,194,403
West Union Corporation.........     5,509,880                                0         5,509,880
Barjan Products LLC............    11,779,545                          552,506        12,332,051
Stellex Technologies, Inc......    19,347,892                                0        19,347,892
Applied Power, Inc.............    29,438,849                                0        29,438,849
Langeveld International, Inc...     8,277,942                          130,401         8,408,343
Galyan's Trading Company.......    33,590,440                          222,513        33,812,953
Celestica, Inc.................    20,956,910                          603,034        21,559,944
PCS Health Systems, Inc........    40,014,917                                0        40,014,917
Amtech Systems Corporation.....     6,132,829                                0         6,132,829
Lennar Corporation.............     7,329,843                                0         7,329,843
Buffets, Inc...................    19,744,901                                0        19,744,901

                               TABLE VI (5 OF 8)
                          ACQUISITION OF PROPERTIES BY
    CIP(R), CPA(R):12 & CPA(R):14 FROM JANUARY 1, 1999 TO DECEMBER 31, 2001

                                                                         GROSS
                                                                        LEASABLE                 ORIGINAL    CASH DOWN
                                           TYPE OF                       SPACE      DATE OF      MORTGAGE     PAYMENT-
OCCUPANT/GUARANTOR                        PROPERTY        LOCATION      (SQ.FT.)    PURCHASE    FINANCING      EQUITY
------------------                      -------------   -------------   --------   ----------   ----------   ----------
Earle M. Jorgensen Company...........   Distribution/   Kansas City,    120,845       9/29/00    3,800,000   2,679,009
                                        Warehouse       MO
Institutional Jobbers Company........   Distribution/   Johnson City,   411,417       10/6/00   13,416,187   4,394,889
                                        Warehouse       TN; Valdosta,
                                                        GA
Towne Air Freight, Inc...............   Distribution/   Elk Grove        48,672      10/30/00    4,800,000   3,473,621
                                        Warehouse       Village, IL
Meridian Automotive Systems, Inc.....   Industrial/     Salisbury, NC   333,830      11/16/00                9,860,483
                                        Manufacturing
Newpark Resources, Inc...............   Office          Lafayette, LA    34,893       12/1/00                3,664,921
Rave Reviews Cinemas, LLC............   Theater         Pensacola,      112,020       12/7/00                12,526,218
                                                        FL; Port St.
                                                        Lucie, FL
Bon-Ton Department Stores, Inc.......   Retail/Services York, PA        301,337      12/27/00    7,475,000   4,576,785
Metaldyne Company LLC................   Office/         Plymouth, MI;   534,500      12/27/00   16,700,000   11,269,916
                                        Research,       Rome, GA;                     6/22/01
                                        Industrial      Niles, IL;                        and
                                        and             Twinsburg and                 8/15/01
                                        manufacturing   Solon, OH
                                        facilities
BLP Group PLC........................   Manufacturing   Doncaster,      351,515        1/9/01    5,689,740   2,701,014
                                        and             South
                                        distribution    Yorkshire, UK
                                        facility

                                          CONTRACT
                                       PURCHASE PRICE
                                            PLUS         OTHER CASH         OTHER        TOTAL COST
                                        ACQUISITION     EXPENDITURES     CAPITALIZED         OF
OCCUPANT/GUARANTOR                        FEES(1)         EXPENSED     EXPENDITURES(2)    PROPERTY
------------------                     --------------   ------------   ---------------   ----------
Earle M. Jorgensen Company...........     6,479,009                               0       6,479,009
Institutional Jobbers Company........    17,811,076                               0      17,811,076
Towne Air Freight, Inc...............     8,273,621                               0       8,273,621
Meridian Automotive Systems, Inc.....     9,860,483                         474,555      10,335,038
Newpark Resources, Inc...............     3,664,921                               0       3,664,921
Rave Reviews Cinemas, LLC............    12,526,218                          46,700      12,572,918
Bon-Ton Department Stores, Inc.......    12,051,785                               0      12,051,785
Metaldyne Company LLC................    27,969,916                               0      27,969,916
BLP Group PLC........................     8,390,754                               0       8,390,754

                               TABLE VI (6 OF 8)
                          ACQUISITION OF PROPERTIES BY
                         CIP(R), CPA(R):12 & CPA(R):14
                   FROM JANUARY 1, 1999 TO DECEMBER 31, 2001

                                                                                                        GROSS
                                                                                                      LEASABLE
                                                                    TYPE OF                             SPACE     DATE OF
OCCUPANT/GUARANTOR                                                  PROPERTY           LOCATION       (SQ.FT.)    PURCHASE
------------------                                             ------------------   ---------------   ---------   --------
Gibson Guitar Corp. ........................................   Manufacturing        Nashville,          336,721    3/19/01
                                                               and                  TN; Elgin, IL
                                                               distribution         and Bozeman, MT
                                                               facilities
Nexpak Corporation..........................................   Distribution         Duluth, GA          221,374    3/28/01
                                                               and warehouse
                                                               facility
Waddington North America, Inc...............................   Industrial and       Florence, KY;       369,870    4/30/01
                                                               manufacturing        Chelmsford,
                                                               facilities           MA; Lancaster,
                                                                                    TX and City of
                                                                                    Industry, CA
Nexpak Corporation..........................................   Distribution         Helmond,            173,884    6/29/01
                                                               and warehouse        Netherlands
                                                               facility
Gerber Scientific, Inc......................................   Industrial and       South               347,500    7/30/01
                                                               manufacturing        Windsor, and
                                                               facilities           Manchester, CT
New Creative Enterprises, Inc...............................   Industrial and       Milford, OH         437,000     9/6/01
                                                               manufacturing
                                                               facility
Collins & Aikman Corporation................................   Industrial and       Albermarle,       1,924,174    9/28/01
                                                               manufacturing        Farmville and
                                                               facilities           Old Fort, NC;
                                                                                    Marshall, MI;
                                                                                    Holmesville and
                                                                                    Springfield, OH

                                                                                              CONTRACT
                                                               ORIGINAL      CASH DOWN     PURCHASE PRICE     OTHER CASH
                                                               MORTGAGE      PAYMENT-     PLUS ACQUISITION   EXPENDITURE
OCCUPANT/GUARANTOR                                             FINANCING      EQUITY          FEES(1)          EXPENSED
------------------                                            -----------   -----------   ----------------   ------------
Gibson Guitar Corp. ........................................   12,075,541     9,761,685      21,837,226
Nexpak Corporation..........................................    7,900,000     5,717,797      13,617,797
Waddington North America, Inc...............................   11,125,000     6,691,144      17,816,144
Nexpak Corporation..........................................    4,499,942       892,695       5,392,637
Gerber Scientific, Inc......................................   12,500,000     7,878,272      20,378,272
New Creative Enterprises, Inc...............................   10,000,000     4,869,110      14,869,110
Collins & Aikman Corporation................................   17,000,000    10,434,555      27,434,555


                                                                   OTHER
                                                                CAPITALIZED     TOTAL COST
OCCUPANT/GUARANTOR                                            EXPENDITURES(2)   OF PROPERTY
------------------                                            ---------------   -----------
Gibson Guitar Corp. ........................................         0          21,837,226
Nexpak Corporation..........................................         0          13,617,797
Waddington North America, Inc...............................         0          17,816,144
Nexpak Corporation..........................................         0           5,392,637
Gerber Scientific, Inc......................................         0          20,378,272
New Creative Enterprises, Inc...............................         0          14,869,110
Collins & Aikman Corporation................................         0          27,434,555

                               TABLE VI (7 OF 8)


                          ACQUISITION OF PROPERTIES BY


    CIP(R), CPA(R):12 & CPA(R):14 FROM JANUARY 1, 1999 TO DECEMBER 31, 2001



                                                                                              GROSS
                                                                                             LEASABLE                  ORIGINAL
                                                    TYPE OF                                   SPACE      DATE OF       MORTGAGE
OCCUPANT/GUARANTOR                                  PROPERTY                 LOCATION        (SQ.FT.)    PURCHASE     FINANCING
------------------                         --------------------------   ------------------   --------   ----------   ------------
Petsmart, Inc. (12).....................   Retail and service                                946,177      11/28/01     43,125,000
                                           facilities                   Phoenix, AZ;
                                                                        West Lake, CA;
                                                                        Boca Raton, Lake
                                                                        Mary, Sawgrass and
                                                                        Tallahassee, FL;
                                                                        Evanston, IL;
                                                                        Oxon Hill, MD;
                                                                        Braintree, MA;
                                                                        Flint, MI;
                                                                        Fridley, Dallas
                                                                        and Southlake, TX
Nortel Networks, Inc....................   Office and research                               282,000      12/19/01     30,000,000
                                           facility                     Richardson, TX
Lincoln Technical Institute, Inc. ......   Retail and service                                158,202      12/28/01      6,300,000
                                           facilities                   Union, NJ;
                                                                        Grand Prairie, TX;
                                                                        Allentown and
                                                                        Philadelphia, PA
PerkinElmer, Inc........................   Industrial and                                    282,600      12/28/01     18,148,873
                                           manufacturing facility       Turku, Finland
Investment in AFD (KV) LLC and AFD (MN)
 LLC(6) McLane Company, Inc and Fleming
 Companies, Inc ........................   Distribution/Warehouse                            706,369       8/18/99     32,000,000
                                           facilities                   Burlington, New
                                                                        Jersey; Shawnee,
                                                                        Kansas; Grand
                                                                        Rapids, Michigan;
                                                                        and Manassas,
                                                                        Virginia
Investment in Carey Norcross LLC(5)
 Checkfree Holdings Corporation.........   Office/Research facility     Norcross, Georgia    178,584        6/3/99     23,300,000
Investment in Rush IT LLC(9)............   office/research facility     Collenville, TN      390,380       12/8/00     27,000,000
Investment in BILL/MC 14 LP(7)..........   Distribution/Warehouse       Houston, TX          140,000      12/27/00      4,200,000
Investment in Network (UT) LLC(10)
 vacant property........................   office/research facility     Lindon, UT            88,221      12/27/00             --
                                                                                                                     ------------
                                                                                                                     $574,588,910
                                                                                                                     ============

                                                            CONTRACT
                                                         PURCHASE PRICE
                                           CASH DOWN          PLUS         OTHER CASH          OTHER
                                            PAYMENT-      ACQUISITION     EXPENDITURE       CAPITALIZED         TOTAL COST
OCCUPANT/GUARANTOR                           EQUITY         FEES(1)         EXPENSED      EXPENDITURES(2)      OF PROPERTY
------------------                        ------------   --------------   ------------   ------------------   --------------
Petsmart, Inc. (12).....................    28,748,567       71,873,567                                           71,873,567
Nortel Networks, Inc....................    18,453,608       48,453,608                                           48,453,608
Lincoln Technical Institute, Inc. ......     3,844,426       10,144,426                                           10,144,426
PerkinElmer, Inc........................     6,042,156       24,191,029                                           24,191,029
Investment in AFD (KV) LLC and AFD (MN)
 LLC(6) McLane Company, Inc and Fleming
 Companies, Inc ........................    14,422,482       46,422,482           0          (1,568,954)          44,853,528
Investment in Carey Norcross LLC(5)
 Checkfree Holdings Corporation.........    18,546,085       41,846,085           0                   0           41,846,085
Investment in Rush IT LLC(9)............    17,280,000       44,280,000                               0           44,280,000
Investment in BILL/MC 14 LP(7)..........     1,364,539        5,564,539                               0            5,564,539
Investment in Network (UT) LLC(10)
 vacant property........................     7,499,566        7,499,566         (  )            333,426            7,832,992
                                          ------------   --------------     -------          ----------       --------------
                                          $498,671,221   $1,073,260,131     $    --          $2,075,366       $1,075,335,497
                                          ============   ==============     =======          ==========       ==============

                               TABLE VI (8 OF 8)
                          ACQUISITION OF PROPERTIES BY
    CIP(R), CPA(R):12 & CPA(R):14 FROM JANUARY 1, 1999 TO DECEMBER 31, 2001

                                   FOOTNOTES

 (1) Consists of initial purchase price, for properties under construction this column consists of amounts funded to date. Column also includes cost of improvements subsequent to acquisitions and closing costs relating to the acquisition or properties such as the costs of appraisals and other closing costs such as attorneys' fees and accountants' fees and costs of title reports, transfer and recording taxes and title insurance.

 (2) Consists of capitalized interest, net of construction rents. For properties under construction, interest on mortgages is capitalized rather than expensed and rentals received are recorded as a reduction of the basis in the properties.

 (3) CPA(R):12 and CPA(R):14 each have 50% ownership interests in this property as tenants-in-common. All dollar figures shown at 100%.

 (4) CIP(R), CPA(R):12 and CPA(R):14 each have a 33 1/3% ownership interest in this property as tenants-in-common. All dollar figures shown at 100%.

 (5) CPA(R):14 has a 50% ownership interest in this property. The remaining 50% interest is owned by W.P. Carey & Co. LLC, an affiliate.

 (6) CPA(R):12 and CPA(R):14 own 40% and 60% ownership interests, respectively, in these properties as tenants-in-common. All dollar figures shown at 100%.

 (7) CPA(R):14 has a 90% ownership interest in this property. The remaining 10% is owned by a non-affiliate. All dollar figures shown at 100%.

 (8) CIP(R) has a 65% ownership interest in this property. The remaining 35% is owned by a non-affiliate. All dollar figures shown at 100%.

 (9) CPA(R):14 has a 60% ownership interest in this property. The remaining 40% is owned by WP Carey & Co. LLC, an affiliate. All dollar figures reflect CPA(R):14's interest in the property.

(10) CPA(R):14 has a 99.99% ownership interest in this property. The remaining .01% is owned by a non-affiliate. All dollar figures shown reflect CPA(R):14's interest in the property.

(11) CPA(R):12 and CPA(R):14 each hold 50% ownership interests as tenants-in-common subject to common control.

(12) CPA(R):14 and CPA(R):15 hold 99.999% and .001% interests, respectively, at December 31, 2001. In March 2002, CPA(R):15 exercised its option to increase its ownership interest to 30%.

(13) CPA(R):14 and CPA(R):15 hold 99% and 1% interests, respectively, at December 31, 2001, in the properties acquired in December 2001. In March 2002 CPA(R):15 exercised its option to increase its ownership interest to 40%.

ITEM 37.  UNDERTAKINGS.

     (a) Registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section (10)(a)(3) of the Securities Act; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at this time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of the securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (b) We undertake to file a sticker supplement pursuant to rule 424(c) under the Securities Act of 1933 during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement should disclose all compensation and fees received by W. P. Carey, LLC, and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 or Regulation S-X only for properties acquired during the distribution period.

     (c) The registrant undertakes that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (d) The registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (e) The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full year of operations of the registrant.

     (f) The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulations S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

     (g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused Pre-effective Amendment No. 3 to this registration statement No. 333-100525 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on January 14, 2003.


                                       CORPORATE PROPERTY ASSOCIATES 15
                                         INCORPORATED

                                       By: /s/ SUSAN C. HYDE
                                         ---------------------------------------
                                           Susan C. Hyde

                                           Executive Director and Secretary


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Susan C. Hyde and Gordon F. DuGan to be their true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities (unless revoked in writing), to sign this Registration Statement and any and all amendments thereto (including post-effective amendments and any registration statement pursuant to Rule 462(b)), and to file the same, with all exhibits therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.


Wm. Polk Carey       Chairman of the Board and                                  *
                     Director (Principal Executive     ---------------------------------------------------
                     Officer)                                             Wm. P. Carey
                                                                        January 14, 2003

Ralph F. Verni       Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                         Ralph F. Verni
                                                                        January 14, 2003

Warren G. Wintrub    Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                        Warren G. Wintrub
                                                                        January 14, 2003

Elizabeth P. Munson  Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                       Elizabeth P. Munson
                                                                        January 14, 2003

Francis X. Diebold   Independent Director of the                                *
                     Registrant                        ---------------------------------------------------
                                                                       Francis X. Diebold
                                                                        January 14, 2003

George E. Stoddard   Director                                                   *
                                                       ---------------------------------------------------
                                                                       George E. Stoddard
                                                                        January 14, 2003

John J. Park         Managing Director and Chief                                *
                     Financial Officer                 ---------------------------------------------------
                                                                          John J. Park
                                                                        January 14, 2003

Claude Fernandez     Managing Director and Chief                                *
                     Accounting Officer                ---------------------------------------------------
                                                                        Claude Fernandez
                                                                        January 14, 2003


* By her signature set forth below, the undersigned, pursuant to duly authorized powers of attorney filed with the Securities and Exchange Commission, has signed this registration statement on behalf of the persons indicated.


            /s/ SUSAN C. HYDE                                 Date: January 14, 2003
------------------------------------------
              Susan C. Hyde
             Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT NO                              EXHIBIT
----------                              -------
    3.1       Articles of Incorporation of CPA(R):15.(1)
    3.2       Bylaws of CPA(R):15.(2)
    4.1       2001 Dividend Reinvestment and Stock Purchase Plan.(2)
    5.1       Form of Opinion of Reed Smith LLP as to legality of
              securities issued.(3)
    8.1       Form of Opinion of Reed Smith LLP as to certain tax
              matters.(3)
    8.2       Form of Opinion of Reed Smith LLP as to certain ERISA
              matters.(3)
   10.1       Form of Selected-Dealer Agreement.(3)
   10.2       Form of Escrow Agreement.(3)
   10.3       Form of Selected Investment Advisor Agreement.(3)
   10.4       Form of Sales Agency Agreement.(3)
   10.5       Form of Advisory Agreement.(3)
   10.6       Form of Wholesaling Agreement.(3)
   10.7       Amended and Restated Limited Partnership Agreement of
              Goldfish (DE) L.P.(3)
   10.8       Agreement of Delaware Limited Partnership of Labrador (AZ)
              L.P.(3)
   10.9       Agreement of Delaware Limited Partnership of BFS (DE)
              L.P.(3)
   10.10      Lease Agreement by and between GROCERY (OK) QRS 15-5, INC.
              and Fleming Companies, Inc. dated as of June 28, 2002.(3)
   10.11      Lease Agreement by and among MODULE (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.12      Lease Agreement by and among CHASSIS (DE) LIMITED
              PARTNERSHIP, Tower Automotive Products Company, Inc. and
              Tower Automotive Tool LLC, dated as of April 10, 2002.(3)
   10.13      Lease Agreement by and between ENERGY (NJ) QRS 15-10, INC.
              and Foster Wheeler Realty Services, Inc., dated as of August
              16, 2002.(3)
   10.14      Lease between Massachusetts Mutual Life Insurance Company
              and SFX Entertainment, Inc. dated as of March 13, 2000.(3)
   10.15      Leasehold Mortgage and Security Agreement between ENERGY
              (NJ) QRS 15-10, Inc., as mortgagor, and Morgan Stanley Dean
              Witter Mortgage Capital, Inc., as mortgagee, dated as of
              August 16, 2002, with respect to the property leased to
              Foster Wheeler Realty Services, Inc. in Clinton, New
              Jersey.(4)
   10.16      Mortgage and Security Agreement between CLEAR (NY) L.P., as mortgagor, and Lehman Brothers Bank, FSB, as mortgagee,
              dated as of December 12, 2002, with respect to the property leased to SFX Entertainment, Inc. in New York, New York.(4)
   10.17      Mortgage and Security Agreement between GROCERY (OK) QRS
              15-5, Inc., as mortgagor, and Morgan Stanley Dean Witter
              Mortgage Capital, Inc., as mortgagee, dated as of June 28,
              2002, with respect to the property leased to Fleming
              Companies, Inc. in Tulsa, Oklahoma.(4)
   10.18      Mortgage and Security Agreement between GOLDFISH (DE) LP, as mortgagor and Morgan Stanley Bank, as mortgagee, dated as of
              November 28, 2002, with respect to the property leased to
              PETsMART, Inc. in Fridley, Minnesota.(4)
   10.19      Deed of Trust and Security Agreement among LABRADOR (AZ) LP, as grantor, the trustee of such trust, and Morgan Stanley
              Bank, as beneficiary, dated as of November 28, 2002, with
              respect to the property leased to PETsMART, Inc. in Phoenix,
              Arizona.(4)
   10.20      Mortgage between GOLDFISH (DE) LP, as mortgagor and Morgan
              Stanley Bank, as mortgagee, dated as of November 28, 2002, with respect to the property leased to PETsMART, Inc. in
              Flint, Michigan.(4)